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As filed with the Securities and Exchange Commission on April 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLAYTEX PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2676 (Primary Standard Industrial Classification Code Number)	51-0312772 (IRS Employer Identification No.)
300 Nyala Farms Road Westport, Connecticut 06880 (203) 341-4000 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Paul E. Yestrumskas, Esq.
Vice President, General Counsel and Secretary
Playtex Products, Inc.
300 Nyala Farms Road
Westport, Connecticut 06880
(203) 341-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John C. Kennedy, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison
1285 Avenue of the Americas
New York, New York 10019-6064
212-373-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

8% Senior Secured Notes Due 2011	$460,000,000	100%	$460,000,000	$58,282

Guarantees of 8% Senior Secured Notes	N/A	N/A	N/A	N/A(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act of 1933.
(2)
The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act of 1933.
(3)
No additional consideration is being received for the guarantees, and, therefore no additional fee is required.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Playtex Sales & Services, Inc.	Delaware	5199	51-0369908
Playtex Manufacturing, Inc.	Delaware	2676	51-0369884
Playtex Investment Corp.	Delaware	6719	51-0312688
Playtex International Corp.	Delaware	6719	51-0338126
TH Marketing Corp.	Delaware	6719	51-0316823
Smile-Tote, Inc.	California	3089	95-4048687
Sun Pharmaceuticals Corp.	Delaware	2844	04-3169080
Personal Care Group, Inc.	Delaware	2676	22-3428291
Personal Care Holdings, Inc.	Delaware	6719	51-0379213
Carewell Industries, Inc.	New York	3991	11-2967533

        The address of each of the additional registrants is 300 Nyala Farms Road, Westport, Connecticut 06880.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 30, 2004

PROSPECTUS

PLAYTEX PRODUCTS, INC.

Exchange Offer for $460,000,000 of its
8% Senior Secured Notes due 2011

Terms of the exchange offer

•
It will expire at 5:00 p.m., New York City time, on                        2004, unless we extend it.

•
If all the conditions to this exchange offer are satisfied, we will exchange all of our 8% Senior Secured Notes due 2011 issued on February 19, 2004, which we refer to as the initial notes, that are validly tendered and not withdrawn for new notes, which we refer to as the exchange notes.

•
You may withdraw your tender of initial notes at any time before the expiration of this exchange offer.

•
The exchange notes that we will issue you in exchange for your initial notes will be substantially identical to your initial notes except that, unlike your initial notes, the exchange notes will have no transfer restrictions or registration rights.

•
The exchange notes that we will issue you in exchange for your initial notes are new securities with no established market for trading.

        Before participating in this exchange offer, please refer to the section in this prospectus entitled "Risk Factors" commencing on page 17.

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is        , 2004.

i

FORWARD-LOOKING STATEMENTS

        This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

        We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

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  price and product changes;

  •
  product introductions and promotional activity by competitors;

  •
  the loss or bankruptcy of a significant customer;

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  capacity limitations;

  •
  the difficulties of integrating acquisitions;

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  raw material and manufacturing costs;

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  adverse publicity and product liability claims;

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  impact of weather conditions, especially on Sun Care product sales;

  •
  our level of debt and its restrictive covenants;

  •
  interest rate fluctuations;

  •
  future cash flows;

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  dependence on key employees; and

  •
  the highly competitive nature of consumer products business.

        You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

        In addition, the preparation of financial statements in accordance with generally accepted accounting principles in the United States ("GAAP") requires us to make estimates and assumptions. These estimates and assumptions affect:

  •
  the reported amounts and timing of revenue and expenses;

ii

  •
  the reported amounts and classification of assets and liabilities; and

  •
  the disclosure of contingent liabilities.

        Actual results may vary from our estimates and assumptions. These estimates and assumptions are based on historical results, assumptions that we make as well as assumptions by third parties. Please see "Management's Discussion and Analysis—Application of Critical Accounting Policies" for further information.

TRADEMARKS

        We own rights to a number of United States, Canadian and foreign trademarks that are important to our business, including, but not limited to: BABY MAGIC®, BANANA BOAT®, BEYOND™, BIG SIPSTER®, BINACA®, BINKY®, BLASTERS®, DENTAX®, DIAPER GENIE®, DRINKUP®, DROP-INS®, FAST BLAST®, FIRST SIPSTER®, GENTLE GLIDE®, GET ON THE BOAT®, GRIPSTER®, HANDSAVER®, HEAT THERAPY®, HEAVY TRAFFIC®, INSULATOR®, INSULATOR SPORT®, LIPPOPS®, MADE STRONG TO LAST LONG®, MAKES GETTING CLEAN ALMOST AS MUCH FUN AS GETTING DIRTY®, MOST LIKE MOTHER®, MR. BUBBLE®, NATURAL ACTION®, NATURALATCH™, NATURALSHAPE™, NOBODY BABIES YOUR BABY BETTER®, OGILVIE®, OXY DEEP®, PORTABLES®, POWER SHOT®, PRECISELY RIGHT®, QUICKSTRAW®, QUIK BLOK®, SAFE'N SURE®, SILK GLIDE®, SIPEASE®, SLIMFITS®, SO COMFORTABLE YOU CAN'T EVEN FEEL THEM®, SOFT COMFORT®, SOOTH-A-CAINE®, SPARKLIN' SIPSTER™, SUNTANICALS®, TEK®, TUSSY®, TWISTAWAY®, VENTAIRE®, VITASKIN®, WE GLOVE YOUR HANDS® and WET ONES®.

        In addition, we also own royalty-free licenses in perpetuity to the PLAYTEX® and LIVING™ trademarks in the United States, Canada and many foreign jurisdictions related to certain of our feminine hygiene, baby care and other products, but excluding certain apparel related products. We also have exclusive rights to the WOOLITE® trademark for rug and upholstery cleaning products in the United States and Canada pursuant to a royalty-free, perpetuity. Please see "Business—Trademarks and Patents" for more information regarding these licenses.

INDUSTRY DATA

        Unless otherwise indicated, the source of all market share data in this prospectus is ACNielsen Company, or ACNielsen, and these data include data reported by food stores, drug stores and mass merchandisers. Unless otherwise indicated, all references to market share and market share data are for comparable 52-week periods and represent our percentage of the total U.S. dollar volume of products purchased by consumers in the applicable category (dollar market share or retail consumption). This information is provided to us from ACNielsen (which excludes Wal-Mart Stores Inc., or Wal-Mart) and is subject to revisions.

iii

PROSPECTUS SUMMARY

        The following summary highlights basic information about Playtex and this exchange offer. It may not contain all of the information that is important to you. For a more comprehensive understanding of our company and the exchange offer, you should read this entire document, including "Risk Factors" and our consolidated financial statements (including the notes thereto included elsewhere in this prospectus) and the information incorporated by reference. The term "initial notes" refers to the 8% Senior Secured Notes due 2011 that were issued on February 19, 2004 in a private offering. The term "exchange notes" refers to the 8% Senior Secured Notes due 2011 offered with this prospectus. The term "notes" refers to the initial notes and the exchange notes, collectively. Unless the context indicates or otherwise requires, references in this prospectus to "Playtex," the "company," "we," "us" or "our" are to Playtex Products, Inc. and its consolidated subsidiaries. Certain statements in this "Prospectus Summary" are forward-looking statements. See "Forward-Looking Statements."

The Company

        We are a leading manufacturer and marketer of a diversified portfolio of well-recognized branded consumer and personal products. For the twelve months ended December 27, 2003, we generated approximately 97% of our net sales from products in which we held the number one or number two market share position in the U.S. Our brand name recognition, consumer-focused product innovation, acquisition strategy and well-established distribution channels have enabled us to maintain a leading market position in attractive product categories. For the twelve months ended December 27, 2003, we generated net sales of $657.7 million, net earnings of $18.2 million and EBITDA (as defined in "—Summary Historical Consolidated and Other Financial Data") of $98.9 million.

        The following table sets forth net sales and market share data for our principal product lines for the fiscal year 2003, for each of our divisions—Personal Products, Consumer Products and International/Corporate Sales (dollars in millions):

Divisions	Principal Brand Name	Market Position	FY 2003 Market Share	Net FY 2003 Sales	Percent of Net Sales
Personal Products Division:
Infant Care—Infant Feeding & Soothing	Playtex	1	34.2%	$98.9	15.0%
— Diaper Disposal System	Diaper Genie	1	92.7	40.3	6.1
— Hands and Face Towelettes	Wet Ones	1	68.1	37.0	5.6
— Bath Additives	Mr. Bubble	1	30.0	5.9	0.9
— Infant Toiletries	Baby Magic	2	8.0	29.4	4.5
— Other				2.0	0.4

Total Infant Care				213.5	32.5
Total Feminine Care	Playtex	2	26.6	164.8	25.0

Total Personal Products Division				378.3	57.5
Consumer Products Division:
Sun Care	Banana Boat	2	21.4	84.3	12.8
Household Products—Carpet Cleaning	Woolite	2	27.9	30.1	4.6
— Household Gloves	Playtex	1	27.9	16.2	2.5
Personal Grooming—At-Home Permanents	Ogilvie	1	74.7	12.9	2.0
— Breath Spray & Drops	Binaca	1	39.8	3.1	0.5
— Other				9.1	1.3

Total Household and Personal Grooming Products				71.4	10.9

Total Consumer Products Division				155.7	23.7

International/Corporate Sales Division				123.7	18.8

Total				$657.7	100.0%

Competitive Strengths

        We believe we are distinguished by the following competitive strengths:

  •
  Exceptional Consumer Franchises. Our principal brand names—Playtex, Diaper Genie, Baby Magic, Wet Ones, Mr. Bubble, Banana Boat, Woolite, Ogilvie and Binaca—are well-known and respected by both consumers and retailers as being high quality and innovative products. To further develop and maintain our significant brand equity and consumer loyalty, we invest in advertising and promotional support. In addition to amounts spent on trade support, we spent $85.3 million on consumer-related advertising and promotional support for the twelve months ended December 27, 2003. We believe that our exceptional consumer franchises provide us with increased leverage with retailers and greater product visibility with consumers.

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  Leading Market Positions in Attractive Categories. For the twelve months ended December 27, 2003, we generated approximately 97% of our net sales from categories in which we held the number one or number two market share position in the U.S. Furthermore, we believe that the core categories in which we compete, Infant Care, Feminine Care and Sun Care, exhibit attractive characteristics. Within Feminine Care, the tampon market is characterized by steady growth, a high degree of customer brand loyalty and a relatively low sensitivity to economic cycles. By comparison, the Infant Care and Sun Care markets have historically grown more rapidly. The growth in the Infant Care market is principally due to the receptiveness of consumers to new products, and the growth in the Sun Care market is principally due to increased consumer awareness of sun care issues coupled with more active lifestyles.

  •
  Consumer-Focused Product Innovation. We devote significant resources and attention to product innovation and consumer research to develop differentiated products with new and distinctive features which provide increased convenience and value to our consumers. Our innovative products launched recently include:

  •
  Beyond Tampons: This new flushable applicator tampon began shipping in January 2004. This tampon is targeted to women who want the convenience and flushability of a cardboard applicator tampon with the comfort of a plastic applicator tampon. The flushable applicator segment remains a significant portion of the tampon market with many women desiring a more comfortable flushable applicator tampon. We believe this new product provides us with an opportunity to capture a greater share of the flushable applicator market and help us regain lost share;

  •
  Cups: Historically, we have introduced new products to expand our offerings in the cups segment. The base spill-proof Sipster cup was redesigned with multiple colors with coordinated tops and animated characters to increase its appeal to young children and parents. The First Sipster and Sparklin' Sipster cups for infants were recently launched. Our infant feeding systems are geared to meet every stage of development from birth to age seven. These cups position us well for the transition from bottle feeding to using cups and help influence the next generation to become Playtex cup users. The Insulator and Insulator Sport products are an innovative extension to our base cup line. Our continuous innovation in the cup market has been key to maintaining our number one market position in the cups category;

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  NaturaLatch Nipple for our Disposables System and VentAire NaturalShape: This natural shape nipple is clinically proven to more closely resemble breast feeding. Playtex is positioning its infant feeding offerings as the best supplement to breast feeding given recent trends toward a preference for breast feeding. The new nipple will be sold with our Disposables System and our rapidly growing VentAire system with a wider bottle design to more closely mimic breast feeding. These are innovative entries in the disposable bottle and reusable hard bottle categories;

    •
    Sun Care: We continue to provide innovative ways to deliver sun protection. For the 2004 season, we are launching Surf, an eight hour waterproof instant protection brand. Last year we launched Baby Magic by Banana Boat, the mildest instant sun protection available targeting the baby sun care market. We are extending the successful Suntanicals line, which we introduced in 2003, by adding a higher sun protection factor ("SPF") and after-sun products to the line. Also for 2004, we have restaged and repackaged much of our line to improve the look and better communicate product benefits; and

    •
    Woolite Oxy Deep Carpet and Upholstery Cleaner: This product capitalizes on recent trends toward oxygen cleaning. Oxy Deep was the first pre-mixed spray oxygenated cleaner available in this category. The success of Oxy Deep enabled us to reach a market share of 27.9% for 2003, which is our all time high market share in this category.

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  Strong Cash Flows. Our strong consumer franchise and stable categories enable us to generate strong free cash flows (which we define as cash flows from operating activities less cash flows from investing activities). Historically, we have used our free cash flows to invest in our businesses, repay indebtedness and pursue selected acquisitions. During the fiscal year ended December 27, 2003, we utilized our free cash flow to repay $34.5 million of indebtedness. In addition, the outstanding balance on our Receivables Facility decreased by $18.0 million during this period.

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  Well-Established Distribution Channels. Our products are distributed in virtually every major food chain, drug chain, mass merchandiser and warehouse club in the United States. We believe that the depth and breadth of these distribution channels permit us to rapidly introduce new products. To further enhance our relationship with our retailers, we focus sales and marketing efforts on category management programs. In these programs, we work with retailers to increase category sales and profitability through detailed analysis of consumer buying habits and improved merchandising techniques. Coupled with the strength of our number one and number two market share positions, we believe that these programs strengthen our relationships with retailers and increase our sales.

Business Strategy

        The principal features of our growth strategy are outlined below:

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  Gain Market Share and Increase Sales. We have historically gained market share and increased sales in our key businesses due to consumer-focused product innovations, creative merchandising techniques, targeted consumer marketing programs and selected acquisitions. We use a number of techniques to grow our existing brands, including product innovation derived from extensive consumer research and product development skills, consumer-focused marketing programs to promote trial use and strengthen consumer loyalty, and innovative category management tools to strengthen our relationships with our retail partners and improve on-shelf presence.

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  Continue Operational Improvements. We continue to seek opportunities to reduce our cost structure and increase our productivity without sacrificing quality. We have a solid history of successful cost containment and efficient working capital management. In 2003, we engaged an outside operations consultant to perform a comprehensive review of our operations and internal functions. Based on that review and with the assistance of the consultant, we have launched a comprehensive program of operational improvements that we expect will result in increased effectiveness and profitability. We believe these improvements can be implemented without a significant increase in capital expenditures or loss of productivity. We believe these opportunities can result in annual savings between $12 and $14 million and can be fully realized by 2005.

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  Selectively Extend Brands into New Product Categories. We consider brand building to be one of our core competencies. We will look to extend our Playtex, Banana Boat and other brand names into new product categories to capitalize on our brand equity, our reputation for customer-focused product development and our well-established distribution network. Recent examples include co-branding the Playtexbrand name with the Baby Magic and Diaper Genie lines, and co-branding Baby Magic with Banana Boat.

  •
  Build Sales in Alternate Markets. Historically, less than 5% of our net sales have been generated outside of North America. This has allowed us to focus our efforts on expanding our business in the geographic area with which we are most familiar. While this has been beneficial, we continue to look to expand our sales outside of North America in a profitable manner by partnering with experienced distributors familiar with the countries in which they operate. In addition, we have a corporate sales team that focuses exclusively on expanding our presence in alternate distribution channels in the United States, including warehouse clubs, convenience stores, military establishments and telemarketing. Most recently, we assumed direct control of the Banana Boat business in Australia from an existing distributor and are having success at expanding that market.

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  Consider Selective Acquisitions. Since 1998, we have made several acquisitions which added a number of well-known brands, including Wet Ones, Diaper Genie, Baby Magic, Ogilvie, Binaca and Mr. Bubble. On an opportunistic basis, we will continue to consider acquisitions that are consistent with our strategic plans.

Recent Developments

        The Refinancing Transactions.    On February 19, 2004, we issued the initial notes, and we and the guarantors of the initial notes entered into a new credit facility, which we refer to as our new credit facility. We refer to the offering of the initial notes, the entering into the new credit facility and the application of the proceeds therefrom, collectively, as the "Refinancing Transactions." The new credit facility consists of a $142.5 million revolving credit facility (which includes a $15 million letter of credit sub-facility) and a $7.5 million term loan, for which General Electric Capital Corporation is acting as agent. The amount available under the revolving credit facility is subject to various borrowing base limitations. The new credit facility is secured by a first lien on substantially all of our and the guarantors' personal property and material owned real property, other than our and the guarantors' intellectual property, and by a second lien on our and the guarantors' intellectual property. See "Description of the Notes—Security."

        We used the proceeds from the initial offering and the borrowings under the new credit facility to repay and terminate commitments under our prior credit facility, to terminate our prior accounts receivables facility, which we sometimes refer to as the Receivables Facility, and to pay fees and expenses in connection with the Refinancing Transactions. We may use future borrowings under our new credit facility for working capital and general corporate purposes.

        Restructuring.    We continually focus on productivity and cost reduction initiatives to improve profitability. As part of this on-going process, we are planning several initiatives to reduce operating and selling, general and administrative expenses, improve effectiveness and reduce working capital requirements. In 2003, we engaged an outside operations consultant to perform a comprehensive review of our operations and internal functions. Based on that review and with the assistance of the consultant, we have launched a comprehensive program of operational improvements that we expect will result in increased effectiveness and profitability. We believe these improvements can be implemented without a significant increase in capital expenditures or loss of productivity. This process continues in 2004 and is expected to be fully implemented in 2005. The major components of the restructuring include: headcount reductions and more effective manufacturing facilities; improvements in our supply chain process; and significant inventory reduction.

        We estimate that the operational restructuring will result in annualized operating expense savings between $12 and $14 million by 2005. We recorded $3.9 million in restructuring costs and $0.7 million in other related costs to implement the operational restructuring in 2003 and expect to incur approximately $4 million of expenses in 2004. In 2004, the estimated partial year impact of the savings (prior to implementation costs) is approximately $6 to $7 million. In addition, we estimate that this restructuring will result in a decrease in working capital of approximately $9 million over two years as a result of improved supply chain efficiency.

        Strategic Alternatives Review.    In late 2002, we announced that we would explore strategic alternatives in order to enhance shareholder value, including a possible sale or merger of the entire company, a partial sale, a divestiture of assets and other potential transactions. After a thorough assessment of a number of options, it was concluded that, at this time, it is more beneficial to remain an independent, stand-alone company.

        We believe that, in the near term, the most effective way to enhance shareholder value will be to build on the operational momentum experienced in the first quarter of 2004, most notably in the Feminine Care and Infant Care sectors, concentrate on such measures as aggressive cost reductions that improve profitability, and reduce working capital requirements. Further, we recently completed the refinancing of our senior debt through the issuance of $460.0 million of the inital notes and our new $150.0 million credit facility, which provided us with considerably greater financial and operational flexibility to execute our on-going strategy. Going forward in the normal course of business, we will continue to consider any strategic opportunities that increase shareholder value.

Summary Of The Exchange Offer

        We are offering to exchange $460,000,000 aggregate principal amount of our exchange notes for a like aggregate principal amount of our initial notes. In order to exchange your initial notes, you must properly tender them and we must accept your tender. We will exchange all outstanding initial notes that are validly tendered and not validly withdrawn.

Exchange Offer	We will exchange our exchange notes for a like aggregate principal amount at maturity of our initial notes.
Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we decide to extend it.
Conditions to the Exchange Offer	We will complete this exchange offer only if:
	•	there is no change in the laws and regulations which would impair our ability to proceed with this exchange offer,
	•	there is no change in the current interpretation of the staff of the Commission which permits resales of the exchange notes,
	•	there is no stop order issued by the Commission which would suspend the effectiveness of the registration statement which includes this prospectus or the qualification of the exchange notes under the Trust Indenture Act of 1939,
	•	there is no litigation or threatened litigation which would impair our ability to proceed with this exchange offer, and
	•	we obtain all the governmental approvals we deem necessary to complete this exchange offer.
Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Initial Notes
To participate in this exchange offer, you must complete, sign and date the letter of transmittal or its facsimile and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to Wells Fargo Bank, N.A., as exchange agent, at its address indicated under "The Exchange Offer—Exchange Agent." In the alternative, you can tender your initial notes by book-entry delivery following the procedures described in this prospectus. If your initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact that person promptly to tender your initial notes in this exchange offer. For more information on tendering your notes, please refer to the section in this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes."

Special Procedures for Beneficial Owners
If you are a beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your initial notes in the exchange offer, you should contact the registered holder promptly and instruct that person to tender on your behalf.
Guaranteed Delivery Procedures	If you wish to tender your initial notes and you cannot get the required documents to the exchange agent on time, you may tender your notes by using the guaranteed delivery procedures described under the section of this prospectus entitled "The Exchange Offer—Procedures for Tendering Initial Notes—Guaranteed Delivery Procedure."
Withdrawal Rights	You may withdraw the tender of your initial notes at any time before 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated under "The Exchange Offer—Exchange Agent" before 5:00 p.m., New York City time, on the expiration date of the exchange offer.
Acceptance of Initial Notes and Delivery of Exchange Notes
If all the conditions to the completion of this exchange offer are satisfied, we will accept any and all initial notes that are properly tendered in this exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any initial note that we do not accept for exchange to you without expense as promptly as practicable after the expiration date. We will deliver the exchange notes to you as promptly as practicable after the expiration date and acceptance of your initial notes for exchange. Please refer to the section in this prospectus entitled "The Exchange Offer—Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes."
Federal Income Tax Considerations Relating to the Exchange Offer
Exchanging your initial notes for exchange notes will not be a taxable event to you for United States federal income tax purposes. Please refer to the section of this prospectus entitled "Certain United States Federal Income Tax Consequences."
Exchange Agent	Wells Fargo Bank, N.A. is serving as exchange agent in the exchange offer.
Fees and Expenses	We will pay all expenses related to this exchange offer. Please refer to the section of this prospectus entitled "The Exchange Offer—Fees and Expenses."
Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes. We are making this exchange offer solely to satisfy certain of our obligations under our registration rights agreement entered into in connection with the offering of the initial notes.

Consequences to Holders Who Do Not Participate in the Exchange Offer	If you do not participate in this exchange offer:
	•	except as set forth in the next paragraph, you will not necessarily be able to require us to register your initial notes under the Securities Act,
	•	you will not be able to resell, offer to resell or otherwise transfer your initial notes unless they are registered under the Securities Act or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act, and
	•	the trading market for your initial notes will become more limited to the extent other holders of initial notes participate in the exchange offer.
You will not be able to require us to register your initial notes under the Securities Act unless you notify us prior to the 20th day following consummation of the exchange offer that:
	•	you are prohibited by law or commission policy from participating in the exchange offer;
	•	that you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resale; or
	•	that you are a broker-dealer and own notes acquired directly from us or our affiliate.
In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this paragraph. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.
Please refer to the section of this prospectus entitled "Risk Factors—Your failure to participate in the exchange offer will have adverse consequences."
Resales	It may be possible for you to resell the notes issued in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to the conditions set forth in the following paragraph and, in the case of broker-dealers, the conditions described under "—Obligations of Broker-Dealers" below.

To tender your initial notes in this exchange offer and resell the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act, you must make the following representations:
	•	you are authorized to tender the initial notes and to acquire exchange notes, and that we will acquire good and unencumbered title thereto,
	•	the exchange notes acquired by you are being acquired in the ordinary course of business,
	•	you have no arrangement or understanding with any person to participate in a distribution of the exchange notes and are not participating in, and do not intend to participate in, the distribution of such exchange notes,
	•	you are not an "affiliate," as defined in Rule 405 under the Securities Act, of ours, or you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,
	•	if you are not a broker-dealer, you are not engaging in, and do not intend to engage in, a distribution of exchange notes, and
	•	if you are a broker-dealer, initial notes to be exchanged were acquired by you as a result of market-making or other trading activities and you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.
Please refer to the sections of this prospectus entitled "The Exchange Offer—Procedure for Tendering Initial Notes—Proper Execution and Delivery of Letters of Transmittal," "Risk Factors—Risks Relating to the Exchange Offer—Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes" and "Plan of Distribution."
Obligations of Broker-Dealers	If you are a broker-dealer (1) that receives exchange notes, you must acknowledge that you will deliver a prospectus in connection with any resales of the exchange notes, (2) who acquired the initial notes as a result of market making or other trading activities, you may use the exchange offer prospectus as supplemented or amended, in connection with resales of the exchange notes, or (3) who acquired the initial notes directly from the issuers in the initial offering and not as a result of market making and trading activities, you must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the exchange notes.

Summary Terms of the Exchange Notes

Issuer	Playtex Products, Inc.
Exchange Notes	$460.0 million in aggregate principal amount of 8% Senior Secured Notes Due 2011. The forms and terms of the exchange notes are the same as the forms and terms of the initial notes except that the issuance of the exchange notes is registered under the Securities Act, will not bear legends restricting their transfer and will not be entitled to registration rights under our registration rights agreement. The exchange notes will evidence the same debt as the initial notes, and both the initial notes and the exchange notes will be governed by the same indenture.
Maturity Date	March 1, 2011.
Interest	8% per annum, payable semiannually in arrears on March 1 and September 1, commencing September 1, 2004.
Guarantees	On the issue date, all of our existing domestic subsidiaries that guarantee our new credit facility will jointly, severally and unconditionally guarantee our obligations under the exchange notes on a senior secured basis. If we create or acquire a new domestic subsidiary that guarantees indebtedness under our new credit facility, or if one of our existing domestic subsidiaries becomes a guarantor of indebtedness under our new credit facility, then that subsidiary will guarantee the exchange notes, on a senior secured basis, unless we designate the subsidiary as an "unrestricted subsidiary" under the indenture governing the notes.
Ranking	The exchange notes and the subsidiary guarantees are senior secured obligations and will rank:
• pari passu in right of payment to our and the guarantors' existing and future senior indebtedness, including indebtedness under our new credit facility; and
• Senior in right of payment to our and the guarantors' existing and future subordinated indebtedness.
Security	The exchange notes and the guarantees will be secured by a first lien on all of our and the guarantors' intellectual property, which will include, among other things, our trademarks, copyrights, patents, domain names and all registrations of our applications for any of the foregoing to the extent thereof, and all to the extent permissible by law, and by a second lien on substantially all of our and the guarantors' personal property and material owned real property, other than our and the guarantors' intellectual property, that secure the obligations under our new credit facility. See "Description of the Notes—Security."

Our new credit facility is secured by a first lien on substantially all of our and the guarantors' personal property and material owned real property, other than intellectual property, and by a second lien on all of our and the guarantors' intellectual property. See "Description of Other Indebtedness—New Credit Facility." In the event the lenders under our new credit facility exercise their rights with respect to the collateral, other than our and the guarantors' intellectual property, the lenders will control the exercise of remedies against such collateral and will be entitled to be repaid in full from proceeds from the sale of those assets before those proceeds would be available for distribution to the holders of the exchange notes. Proceeds from the sale of our and the guarantors' intellectual property (but excluding certain inventory bearing intellectual property and license royalties) will be available for distribution to the holders of exchange notes, and the trustee under the indenture relating to the notes will control the exercise of remedies against such intellectual property. See "Description of the Notes—Security." At February 19, 2004, the aggregate amount of outstanding indebtedness of our company and the guarantors under our new credit facility was $49.5 million, and approximately $45.5 million was available for future borrowings under our new credit facility. We or any guarantor may incur additional first or second lien indebtedness subject to certain specified conditions. At December 27, 2003, on an as adjusted basis after giving effect to the Refinancing Transactions, we would have had approximately $828.0 million of indebtedness. See "Description of the Notes—Certain Covenants—Limitation on Indebtedness."
Optional Redemption	We may redeem some or all of the exchange notes at any time on or after March 1, 2008 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest to the date of redemption.
On or before March 1, 2007, we may redeem up to 35% of the aggregate principal amount of exchange notes issued with the net proceeds of certain equity offerings and certain asset sales. We may make that redemption only if, after the redemption, at least 65% of the aggregate principal amount of exchange notes issued under the indenture remains outstanding.
In addition, at any time prior to March 1, 2007, we may redeem some or all of the exchange notes upon the occurrence of a change of control at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, to the date of redemption.
See "Description of the Notes—Optional Redemption."
Mandatory Redemption	None.

Change of Control	Upon certain change of control events, we will be required to make an offer to repurchase all the exchange notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase. See "Description of the Notes—Repurchase at the Option of Holders—Change of Control."
Certain Covenants	The indenture contains covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	incur additional indebtedness;
	•	create liens;
	•	pay dividends or make other equity distributions;
	•	purchase or redeem capital stock;
	•	make investments;
	•	sell assets or consolidate or merge with or into other companies; and
	•	engage in transactions with affiliates.
These limitations are subject to a number of important qualifications and exceptions. See "Description of the Notes—Certain Covenants."
Absence of a Public Market for the Exchange Notes
The exchange notes are new securities with no established market for them. We cannot assure you that a market for these exchange notes will develop or that this market will be liquid. Please refer to the section of this prospectus entitled "Risk Factors—Risks Relating to the Exchange Offer—There may be no active or liquid market for the exchange notes."
Form of the Exchange Notes	The exchange notes will be represented by one or more permanent global securities in registered form deposited on behalf of The Depository Trust Company with Wells Fargo Bank, N.A., as custodian. You will not receive exchange notes in certificated form unless one of the events described in the section of this prospectus entitled "Description of Notes—Book Entry; Delivery and Form—Exchange of Book Entry Notes for Certificated Notes" occurs. Instead, beneficial interests in the exchange notes will be shown on, and transfers of these exchange notes will be effected only through, records maintained in book-entry form by The Depository Trust Company with respect to its participants.

Certain United States Federal Income Tax Considerations
We intend to treat the exchange notes as debt instruments subject to the United States federal income tax contingent payment debt regulations. Accordingly, each holder, regardless of its accounting method, will be required to accrue interest on a constant yield to maturity basis at a rate of 8% per year, which represents our determination of the yield on our comparable non-contingent, fixed-rate debt instrument with terms and conditions otherwise similar to the exchange note. Because we have determined that the comparable rate is the same as the stated interest rate on the exchange notes, we expect that the amount of a holder's interest income inclusions should not materially differ from the inclusions that would result if the notes were not subject to the contingent payment debt regulations, and we intend to take a position consistent with the foregoing for all relevant tax reporting purposes. However, the rules governing contingent payment debt instruments are complex and there can be no assurance that the Internal Revenue Service will agree with this result.
You will also recognize gain or loss on the sale, exchange or retirement of an exchange note in an amount equal to the difference between the amount realized and your adjusted tax basis in the exchange note. Any gain recognized by you on such sale, exchange or retirement generally will be treated as ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See "Certain United States Federal Income Tax Consequences." Holders are urged to consult their own tax advisors as to the U.S. federal, state and other tax consequences of acquiring, owning and disposing of the exchange notes.

Risk Factors

        See "Risk Factors" immediately following this summary for a discussion of certain risks you should consider before participating in the exchange offer.

Information About the Company

        Playtex is a Delaware corporation. Our principal executive office is located at 300 Nyala Farms Road, Westport, Connecticut 06880 and our telephone number is (203) 341-4000. Our common stock is listed on the New York Stock Exchange under the symbol "PYX."

SUMMARY HISTORICAL CONSOLIDATED AND OTHER FINANCIAL DATA

        Set forth in the following table are certain summary historical consolidated financial data of the company as of and for each of the twelve months ended December 27, 2003, December 28, 2002 and December 29, 2001 and as adjusted financial data as of December 27, 2003. The consolidated statements of earnings data for each of the twelve month periods ended December 27, 2003, December 28, 2002 and December 29, 2001 and has been derived from our consolidated financial statements, which have been audited by KPMG LLP, independent auditors. Our fiscal year end is on the last Saturday nearest to December 31 and, as a result, a fifty-third week is added every six or seven years, with the most recent 53-week period being fiscal year 2000. The following information should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements, including related notes thereto, appearing elsewhere in this prospectus.

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
	(dollars in thousands)
Consolidated Statements of Earnings Data:
Net sales	$657,721	$719,087	$723,518
Cost of sales	317,301	328,433	333,807

Gross profit	340,420	390,654	389,711
Selling, general and administrative(1)	249,810	240,620	233,660
Restructuring and asset impairment(1)(2)	3,873	7,599	—
Amortization of intangibles(3)	903	928	22,060

Operating earnings	$85,834	$141,507	$133,991
Other Consolidated Financial Data:
EBITDA(4)(5)	$98,864	$135,488	$134,923
Depreciation	14,102	14,011	13,140
Capital expenditures	18,564	16,445	19,950
Gross margin	51.8%	54.3%	53.9%
	December 27, 2003
	Actual	As Adjusted
Consolidated Balance Sheet Data:
Cash and cash equivalents	$27,453	$27,453
Working capital(6)	113,950	143,515
Total assets(6)	993,298	1,019,764
Total debt	793,250	828,053
Total stockholders' equity	27,788	23,546

(1)
Includes a restructuring charge of $3.9 million and other related expenses of $0.7 million, included in selling, general and admistrative in 2003, as a result of our comprehensive program of operational improvements (see Note 3 to our consolidated financial statements).

(2)
Consists of a restructuring and asset impairment charge of $7.6 million in 2002 as a result of the closing of our Watervliet, New York plastic molding facility (see Note 3 to our consolidated financial statements).

(3)
Amortization of intangible assets with indefinite lives was discontinued as a result of our implementation of SFAS No. 142 "Goodwill and Other Intangible Assets" (see Note 2 to our consolidated financial statements).

(4)
EBITDA represents net earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. We also use EBITDA for planning purposes, including the preparation of annual operating budgets, to determine levels of operating and capital investments and for compensation purposes, including bonuses for certain employees.

We believe issuers of "high yield" securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•
EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•
EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•
EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•
EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

•
Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. See the statements of cash flows included in our consolidated financial statements included elsewhere in this prospectus.

        The table below reconciles EBITDA to net earnings, the most directly comparable GAAP measure (dollars in thousands).

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Net earnings	$18,232	$48,904	$11,545
Income tax expense	10,589	12,102	12,317
Interest expense, net	55,038	59,543	75,861
Amortization of intangibles	903	928	22,060
Depreciation	14,102	14,011	13,140

EBITDA	$98,864	$135,488	$134,923

(5)
EBITDA is a measure of our performance that is not required by, or presented in accordance with GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net earnings, operating earnings or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

(6)
The increased level of working capital and total assets for the "As Adjusted" totals was due primarily to the elimination of the off-balance sheet Receivables Facility and the capitalization of fees and expenses associated with the Refinancing Transactions, net of write-off of deferred financing fees due to the Refinancing Transactions.

RISK FACTORS

        An investment in the exchange notes involves a significant degree of risk. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your investment.

Risks Relating to our Business

We face significant competition from other consumer products companies many of which have significantly greater financial resources.

        The markets for our products are highly competitive and are characterized by the frequent introduction of new products, often accompanied by major advertising and promotional programs. We believe that the market for consumer packaged goods will continue to be highly competitive and that the level of competition may intensify in the future. Our competitors consist of a large number of domestic and foreign companies, a number of which have significantly greater financial resources than we do and are not as highly leveraged as we are. If we are unable to continue to introduce new and innovative products that are attractive to consumers, or are unable to allocate sufficient resources to effectively market and advertise our products so that they achieve widespread market acceptance, we may not be able to compete effectively and our operating results and financial condition will be adversely affected.

        Our infant care and feminine care businesses are particularly competitive. We have faced heavy competition as new competitors have entered the market, including our disposable feeding liners, cups, baby toiletries, pre-moistened towelettes and diaper disposal categories. In 2002, the market share leader in the tampon category introduced a new plastic applicator tampon product supported with extensive advertising and promotion. The competitive spending in the tampon category behind the launch of this product throughout 2003 has led to a decline in our net sales and market share in tampons. Although we believe that we have stabilized our existing market share in the tampon category, there can be no assurance that our market share will not deteriorate in the future.

Sales of some of our products may suffer because of unfavorable weather conditions.

        Our businesses, especially Sun Care, may be negatively impacted by unfavorable weather conditions. In accordance with industry practice, we allow customers to return unsold Sun Care products at the end of the season and these product returns are usually higher in years when the weather is unseasonably cool or wet. This could adversely affect our business and operating results. In 2003, the Sun Care category declined 5.3% as a result of bad weather. We believe this impacted our ability to increase net sales in our Sun Care business in 2003. In addition, consumption of our Feminine Care and Wet Ones products may be affected by unfavorable weather, although to a lesser extent than the Sun Care business, due primarily to reduced levels of outdoor activities.

We may be adversely affected by the trend toward retail trade consolidation.

        With the growing trend toward retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength is growing. We may be negatively affected by changes in the policies of our retail trade customers, such as inventory destocking, limitations on access to shelf space and other conditions.

We rely on a few large customers for a significant portion of our sales.

        A few of our customers are material to our business and operations. In fiscal 2003, Wal-Mart, our largest customer, and Target, our second largest customer, represented approximately 27% and 11%, respectively, of our consolidated net sales. Aggregate consolidated net sales to our next three largest customers represented approximately 12% of our total consolidated net sales in fiscal 2003. The loss of sales to a large customer could materially and adversely affect us, our operating results, our financial condition and our projections and beliefs as to our future performance.

Our earnings are impacted by our level of fixed operating costs.

        Our cost structure contains a certain level of fixed operating costs. Since all of our costs are not variable in nature, the volume of product manufactured impacts our overall cost per unit of product. Since our revenue is derived solely from the sale of products to our customers, a decrease in product sales, and the related reduction in units produced, may result in a higher cost per unit and a lower gross profit margin due to the impact of these fixed operating expenses.

We may incur goodwill and other intangible asset impairment charges.

        Acquisitions recorded as purchases for accounting purposes have resulted, and in the future may result, in the recognition of significant amounts of goodwill and other intangible assets. At December 27, 2003, we had $494.3 million of goodwill and $138.3 million of other intangible assets consisting primarily of trademarks, patents and other intellectual property. We review these intangible assets for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Changes in the fair value of our businesses caused by various factors, some of which may be out of our control, may cause us to record impairment charges in the future.

Our initiatives to reduce costs may not materialize.

        We have recently begun an operational restructuring to make operational improvements to increase effectiveness and profitability. There is no assurance that we will achieve the expected results.

Our acquisition strategy is subject to risks and may not be successful.

        We consider the acquisition of other companies engaged in the manufacture and sale of consumer products. At any given time, we may be in various stages of looking at these opportunities. Acquisitions are subject to the negotiation of definitive agreements and to other matters typical in acquisition transactions. There can be no assurance that we will be able to identify desirable acquisition candidates or will be successful in entering into definitive agreements relating to them. Even if definitive agreements are entered into, we cannot assure you that any future acquisition will be completed or that anticipated benefits of the acquisition will be realized. The process of integrating acquired operations into our operations may result in unforeseen operating difficulties, may absorb significant management attention and may require significant financial resources that would otherwise be available for the ongoing development or expansion of our existing operations. Future acquisitions by us could result in the incurrence of additional debt and contingent liabilities, which may have a negative effect on our operating results.

Haas Wheat controls a majority of our Board of Directors and its interests, as equity holders, may conflict with yours, as debt holders.

        Haas Wheat & Partners, L.P. and its affiliates ("Haas Wheat") together hold approximately 33% of the outstanding shares of our common stock and will likely continue to exercise control over our business by virtue of their voting power with respect to the election of directors. Circumstances may occur in which the interests of Haas Wheat could be in conflict with the interests of the holders of the exchange notes. In addition, these equity holders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to holders of the exchange notes. See "Management," "Principal Security Ownership and Certain Beneficial Owners" and "Certain Relationships and Related Party Transactions."

We may face liability associated with the use of products for which patent ownership or other intellectual property rights are claimed.

        We may be subject to claims or inquiries regarding alleged unauthorized use of a third party's intellectual property. An adverse outcome in any intellectual property litigation could subject us to significant liabilities to third parties, require us to license technology or other intellectual property rights from others, require us to comply with injunctions to cease marketing or using certain products or brands, or require us to redesign, reengineer or rebrand certain products or packaging, any of which could affect our business, financial condition and results of operations. If we are required to seek licenses under patents, trademarks or other intellectual property rights of others, we may not be able to acquire these licenses on acceptable terms, if at all. In addition, the cost of responding to an intellectual property infringement claim, in terms of legal fees and expenses and the diversion of management resources, whether or not the claim is valid, could have a material adverse effect on our business, financial condition and results of operations.

We may be unable to adequately protect our intellectual property.

        While we believe that our patents, trademarks and other intellectual property have significant value, it is uncertain that this intellectual property, or any intellectual property acquired or developed by us in the future, will provide meaningful competitive advantages. There can be no assurance that our patents or pending applications will not be challenged, invalidated or circumvented by competitors or that rights granted thereunder will provide meaningful proprietary protection. Moreover, competitors may infringe our patents or successfully avoid them through design innovation. To combat infringement or unauthorized use, we may need to commence litigation, which can be expensive and time-consuming. In addition, in an infringement proceeding a court may decide that a patent, trademark or other intellectual property right of ours is not valid or is unenforceable, or may refuse to stop the other party from using the technology or other intellectual property right at issue on the ground that it is non-infringing. Policing unauthorized use of our intellectual property is difficult and expensive, and we cannot assure you that we will be able to, or have the resources to, prevent misappropriation of our proprietary rights, particularly in countries where the laws may not protect such rights as fully as do the laws of the United States.

Risks Relating to Our Indebtedness

We have substantial debt, which could impair our financial condition.

        We are highly leveraged and have substantial debt service obligations. As of December 27, 2003, our long-term debt would have been $828.0 million and our stockholders' equity would have been $23.5 million, as adjusted to give effect to the Refinancing Transactions. In addition, on February 19, 2004, the date of the closing of the Refinancing Transactions, we had approximately $45.5 million of available borrowings under the borrowing base formula under our new credit facility, including outstanding letters of credit. Also, we may incur additional debt in the future, subject to certain limitations contained in our debt instruments.

        The degree to which we are leveraged could have important consequences to us, including:

  •
  our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired;

  •
  a significant portion of our cash flow from operations must be dedicated to the payment of principal and interest on our debt, which reduces the funds available to us for our operations;

  •
  some of our debt is and will continue to be at variable rates of interest, which may result in higher interest expense in the event of increases in interest rates; and

  •
  our debt contains, and any refinancing of our debt likely will contain, restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on us.

We may not be able to generate sufficient cash flow to meet our debt service obligations, including payments on the exchange notes.

        Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, or at all, would have an adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations on the exchange notes.

The terms of our new credit facility and our indentures may restrict our current and future operations, particularly our ability to respond to changes or to take some actions.

        Our new credit facility and our indentures contain, and any future refinancing of our new credit facility and the notes will likely contain, a number of restrictions and limitations that impose significant operating and financial restrictions on us. Our new credit facility and our indentures include limitations restricting, among other things, our ability to:

  •
  incur additional debt and contingent obligations,

  •
  pay dividends and make restricted payments,

  •
  make investments, loans and acquisitions,

  •
  create liens,

  •
  make payments on subordinated debt and modifications to subordinated debt,

  •
  sell assets and subsidiary stock,

  •
  enter into transactions with affiliates, and

  •
  enter into certain mergers, consolidations and transfers of all or substantially all of our assets.

The restrictions and limitations in the new credit facility generally are more restrictive than those in our indentures.

        A failure by us to comply with the covenants contained in our new credit facility or our indentures could result in an event of default which could materially and adversely affect our operating results and our financial condition. A failure to comply with the restrictions contained in our new credit facility could lead to an event of default, which could result in an acceleration of the indebtedness under our new credit facility and could cause a cross-default of other indebtedness. A failure to comply with the restrictions in our indentures could result in an event of default under our indentures and could cause a cross-default of other indebtedness. We cannot assure you that our future operating results will be sufficient to enable compliance with the covenants in our new credit facility, our indentures or other indebtedness or to remedy any such default. In addition, in the event of an acceleration, we may not have or be able to obtain sufficient funds to make any accelerated payments, including those under the exchange notes. See "Description of Other Indebtedness—New Credit Facility" and "Description of the Notes."

Risks Relating to the Exchange Notes

The collateral securing the exchange notes and the guarantees, other than our and the guarantors' intellectual property, is subject to control by creditors with first liens. If there is a default, the value of the collateral may not be sufficient to repay both the first lien creditors and the holders of the exchange notes.

        The rights of the holders of the exchange notes with respect to the collateral securing the exchange notes will be limited pursuant to the terms of the security documents relating to the exchange notes and the intercreditor provisions in the indenture governing the exchange notes. Under the terms of those agreements and the intercreditor provisions in the indenture, the holders of the exchange notes will have a second lien on substantially all of the collateral, other than our and the guarantors' intellectual property, that secure obligations under our new credit facility. Accordingly, any proceeds received upon a realization of the collateral, other than our and the guarantors' intellectual property (but excluding certain inventory bearing intellectual property and license royalties), securing the exchange notes and our new credit facility will be applied first to amounts due under our new credit facility, amounts due to certain other creditors that have the benefit of the first liens and certain administrative expenses before any amounts will be available to pay the holders of exchange notes. Under the terms of the indenture governing the exchange notes, we will also be permitted in the future to incur additional indebtedness which can be secured by the collateral, other than our and the guarantors' intellectual property, on a first lien basis and which will be entitled to payment out of the proceeds of any sale of such collateral before the holders of exchange notes are entitled to any recovery from such collateral.

        The holders of the first liens control substantially all matters related to the collateral, other than our and the guarantors' intellectual property (but excluding certain inventory bearing intellectual property and license royalties). The holders of the first liens may dispose of, release or foreclose on, or take other actions with respect to the shared collateral with which holders of the exchange notes may disagree or that may be contrary to the interests of holders of the exchange notes. To the extent shared collateral is released from the first liens, the second liens securing the exchange notes and the guarantees will also automatically be released. In addition, the security documents will generally provide that, so long as the first liens are in effect, the holders of the first liens may change, waive, modify or vary the security documents (including by way of a waiver of past defaults under the security documents) without the consent of the holders of the exchange notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the exchange notes and not the other secured creditors in a like or similar manner. The holders of the first lien can also automatically release the second lien on such collateral securing the exchange notes and the guarantees in certain circumstances where the sale of assets is permitted by the indenture governing the exchange notes. Except under limited circumstances, if at any time the first liens cease to be in effect, the second liens securing the exchange notes and the guarantees will also be released and the exchange notes and guarantees will become unsecured senior obligations. See "Description of the Notes—Security."

The right of the collateral agent to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if a bankruptcy proceeding were commenced against us or any of our subsidiaries. Additionally, there may not be sufficient collateral to pay all or any of the exchange notes, especially if we incur additional senior secured indebtedness under our new credit facility and these exchange notes, which will dilute the value of the collateral securing the exchange notes.

        The collateral securing the exchange notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the lenders under our new credit facility and other creditors that have the benefit of first liens on the collateral from time to time, whether on or after the date the exchange notes are issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the exchange notes as well as the ability of the collateral agent to realize or foreclose on such collateral. The initial purchasers of the initial notes neither analyzed the effect of, nor participated in any negotiations relating to such exceptions, defects, encumbrances, liens and imperfections and the existence thereof could adversely affect the value of the collateral securing the exchange notes as well as the ability of the collateral agent to realize or foreclose on such collateral.

        No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By their nature some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends.

        The proceeds from the sale or sales of the collateral securing the exchange notes may not be sufficient to satisfy the amounts outstanding under the notes and other obligations secured by the second liens after payment in full of all obligations secured by the first liens on such collateral. If such proceeds were not sufficient to repay amounts outstanding under the exchange notes, then holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets. At February 19, 2004, the aggregate amount of outstanding indebtedness of our company and the guarantors under our new credit facility was $49.5 million and approximately $45.5 million was available for future borrowings under our new credit facility. We or any guarantor may incur additional first or second lien indebtedness under the indenture governing the notes subject to certain specified conditions. Please see "Description of the Notes—Certain Covenants—Limitation on Indebtedness" for further information.

We will in most cases have control over the collateral, and the sale of particular assets by us or the guarantors could reduce the pool of assets securing the exchange notes and the guarantees.

        The security documents allow us and the guarantors to remain in possession of, retain exclusive control over, to freely operate and to collect, invest and dispose of any income from, the collateral securing the exchange notes. To the extent we sell any assets that constitute such collateral, the proceeds from such sale will be subject to the liens securing the exchange notes only to the extent such proceeds would otherwise constitute "collateral" securing the exchange notes and the guarantees under the security documents. To the extent the proceeds from any such sale of collateral do not constitute "collateral" under the security documents, the pool of assets securing the exchange notes and the guarantees would be reduced and the exchange notes and the guarantees would not be secured by such proceeds. To the extent the proceeds from any such sale of collateral do not constitute "collateral" for which the exchange notes have a first lien under the security documents, the exchange notes may only be secured by a second lien on such collateral.

With respect to assets securing the exchange notes, the release of the guarantees of the exchange notes or additional guarantees may be controlled under some circumstances by the lenders under our new credit facility.

        The exchange notes will be fully and unconditionally guaranteed on a senior secured basis by each of our future and existing domestic subsidiaries that guarantee our new credit facility. Releases of the guarantees of the exchange notes are permitted under some circumstances. See "Description of the Notes—Subsidiary Guarantees." If a guarantee is released, you will not have a claim against that guarantor and will only be a creditor of our company or any guarantor whose obligation was not released.

It may be difficult to realize the value of the collateral pledged to secure the exchange notes.

        The security interest of the trustee may be subject to practical problems generally associated with the realization of security interests in the collateral. For example, the trustee may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the trustee will be able to obtain any such consent. If the trustee exercises its rights to foreclose on certain assets, transferring required government approvals to, or obtaining new approvals by, a purchaser of assets may require governmental proceedings with consequent delays.

Bankruptcy may limit the collateral agent's ability to foreclose on the collateral securing the exchange notes, and this may cause such collateral to be an insufficient source from which to pay amounts due on the exchange notes.

        The right of the collateral agent to repossess and dispose of, or otherwise exercise remedies in respect of, the collateral securing the exchange notes upon the occurrence of an event of default may be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or a guarantor prior to the collateral agent having repossessed and disposed of, or otherwise exercised remedies in respect of, the collateral. Under applicable federal bankruptcy laws, a secured creditor such as the collateral agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments if the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments with respect to the exchange notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent could repossess or dispose of the collateral or whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection." Furthermore, in the event the bankruptcy court determines the value of the collateral is not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes would hold "undersecured claims." Applicable federal bankruptcy laws do not permit the payment and/or accrual of interest, costs and attorney's fees for "undersecured claims" during the debtor's bankruptcy case.

Any future pledge of collateral might be avoidable by a trustee in bankruptcy.

        Any future pledge of collateral in favor of the trustee might be avoidable by the pledgor (as debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the notes to receive a greater recovery than if the pledge had not been given and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances a longer period.

Your right to receive payments on the exchange notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

        Although all of our domestic subsidiaries on the issue date will guarantee the exchange notes, our existing and future foreign subsidiaries will not be required to guarantee the exchange notes. In the event that any of our non-guarantor subsidiaries becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of their indebtedness and their trade creditors will generally be entitled to payment on their claims from the assets of those subsidiaries before any of those assets are made available to us. Consequently, your claims in respect of the exchange notes will be structurally subordinated to all of the liabilities of our non-guarantor subsidiaries. As of December 27, 2003, our non-guarantor subsidiaries had approximately $8.6 million of liabilities (including trade payables). The non-guarantor subsidiaries generated $48.1 million of our net revenue in the fiscal year ended December 27, 2003, and held $30.4 million of our assets as of December 27, 2003.

Rights of holders of exchange notes in the collateral may be adversely affected by the failure to perfect security interests in certain collateral.

        The security interests in the collateral securing the exchange notes include domestic assets, both tangible and intangible, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. There can be no assurance that the trustee will monitor, or that we will inform the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after acquired collateral. The trustee does not have any duty to monitor the acquisition of additional property or rights that constitute collateral or perfection of the security interests therein. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the holders of exchange notes against third parties.

The guarantees and the liens securing the guarantees may not be enforceable because of fraudulent conveyance laws.

        The incurrence of the guarantees and the grant of liens by the guarantors (including any future guarantees and future liens) may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is commenced by or on behalf of the guarantors' unpaid creditors. Under these laws, if in such a case or lawsuit a court were to find that, at the time such guarantor incurred a guarantee of the notes or granted the lien, such guarantor:

  •
  incurred the guarantee of the exchange notes or granted the lien with the intent of hindering, delaying or defrauding current or future creditors;

  •
  received less than reasonably equivalent value or fair consideration for incurring the guarantee of the exchange notes or granting the lien and such guarantor;

  •
  was insolvent or was rendered insolvent;

    •
    was engaged, or about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

    •
    intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the relevant fraudulent transfer or conveyance statutes);

then such court could avoid the guarantee or lien of such guarantor or subordinate the amounts owing under such guarantee or such lien to such guarantor's presently existing or future debt or take other actions detrimental to you.

        It may be asserted that the guarantors incurred their guarantees for our benefit and they incurred the obligations under the guarantees or granted the liens for less than reasonably equivalent value or fair consideration.

        The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, a company would be considered insolvent if, at the time it incurred the debt or issued the guarantee, either:

  •
  the sum of its debts (including contingent liabilities) is greater than its assets, at fair valuation;

  •
  the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities including contingent liabilities) as they become absolute and matured; or

  •
  it could not pay its debts as they became due.

        If a guarantee or a lien is avoided as a fraudulent conveyance or found to be unenforceable for any reason, you will not have a claim against that obligor and will only be a creditor of our company or any guarantor whose obligation was not set aside or found to be unenforceable.

        We believe that each guarantor will receive, directly and indirectly, reasonably equivalent value for the incurrence of its respective guarantee and granting its respective lien. In addition, on the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its respective guarantee and respective lien, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

The capital stock securing the exchange notes will automatically be released from the second lien and no longer be deemed to be collateral to the extent the pledge of the capital stock would require the filing of separate financial statements for any of our subsidiaries with the SEC.

        The indenture governing the notes and the security documents will provide that, to the extent that any rule is adopted, amended or interpreted that would require the filing with the SEC (or any other governmental agency) of separate financial statements of any of our subsidiaries due to the fact that the subsidiary's capital stock or other securities secure the notes, then such capital stock or other securities will automatically be deemed not to be part of the collateral securing the notes to the extent necessary to not be subject to such requirement. As a result, holders of the exchange notes could lose all or a portion of their security interest in the capital stock or other securities if any such rule comes in effect.

We may be unable to purchase your exchange notes upon a change of control.

        Upon the occurrence of specified "change of control" events, we will be required to offer to purchase each holder's exchange notes at a price of 101% of their principal amount plus accrued and unpaid interest, unless all exchange notes have been previously called for redemption. The holders of our initial notes and 9 3/8% Senior Subordinated Notes also have this right. We may not have sufficient financial resources to purchase all of the exchange notes, our initial notes and our 9 3/8% Senior Subordinated Notes that holders tender to us upon a change of control offer. The occurrence of a change of control also could constitute an event of default under our new credit facility and/or any of our future credit agreements, in which case our lenders may terminate their commitments under our credit agreements and accelerate all amounts outstanding under the credit agreements. Our bank lenders may also have the right to prohibit any such purchase or redemption, in which event we would be in default on the exchange notes. See "Description of the Notes—Events of Defaults and Remedies."

An active trading market may not develop for the exchange notes.

        Before the offering of the exchange notes, there has been no established trading market for the exchange notes. We do not intend to list the exchange notes on any national securities exchange or to seek the admission of the exchange notes for quotation through the National Association of Securities Dealers Automated Quotation System. Although the initial purchasers of the initial notes have advised us that they currently intend to make a market in the exchange notes, they are not obligated to do so and may discontinue such market making activity at any time without notice. In addition, market making activity will be subject to the limits imposed by the Securities Act and Exchange Act, and may be limited during the pendency of any self registration statement. There can be no assurance as to the development or liquidity of any market for the exchange notes, the ability of the holders of the exchange notes to sell their exchange notes or the price at which the holders would be able to sell their exchange notes. Any exchange notes traded after they are initially issued may trade at a discount from their price at the time of the exchange offer. The trading price of the exchange notes depends on prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial fluctuations in the prices of the securities.

        The liquidity of, and trading market for the exchange notes, may also be adversely affected by, among other things:

  •
  changes in the overall market for high yield securities;

  •
  changes in our financial performance or prospects;

  •
  the prospects for companies in our industry generally;

  •
  the number of holders of the exchange notes;

  •
  the interest of securities dealers in making a market for the initial notes; and

  •
  prevailing interest rates.

You should consider the United States federal income tax consequences of owning the exchange notes.

        We intend to treat the exchange notes as contingent payment debt instruments for United States federal income tax purposes. Under these regulations, a holder, regardless of its accounting method, will be required to include amounts in income, as original issue discount, on a constant yield to maturity basis at a rate comparable to the rate on our non-contingent, fixed-rate debt instrument with terms and conditions otherwise similar to the exchange note. Because we have determined that the comparable rate is the same as the stated interest rate on the exchange notes, we expect that the amount of a holder's interest income inclusions should not materially differ from the inclusions that would result if the exchange notes were not subject to the contingent payment debt regulations, and we intend to take a position consistent with the foregoing for all relevant tax reporting purposes. However, the rules governing contingent payment debt instruments are complex and there can be no assurance that the Internal Revenue Service will agree with this result. In addition, any gain recognized by you on a sale, exchange or retirement of an exchange note generally will be treated as ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. For more information, see "Certain United States Federal Income Tax Consequences." Holders are urged to consult their own tax advisors as to the U.S. federal, state and other tax consequences of acquiring, owning and disposing of the exchange notes.

Risks Related to the Exchange Offer

The issuance of the exchange notes may adversely affect the market for the initial notes.

        To the extent the initial notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted initial notes could be adversely affected. Because we anticipate that most holders of the initial notes will elect to exchange their initial notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any initial notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled "The Exchange Offer—Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences."

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

        Based on interpretations of the staff of the Commission contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your exchange notes. In these cases, if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes under the Securities Act, you may incur liability under this act. We do not and will not assume, or indemnify you against, this liability.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the exchange notes in exchange for the outstanding initial notes. We are making this exchange solely to satisfy our obligations under the registration rights agreements entered into in connection with the offering of the initial notes. In consideration for issuing the exchange notes, we will receive initial notes in like aggregate principal amount.

        On February 19, 2004, we issued and sold the initial notes in a private placement and made borrowings under our new credit facility. We used the net proceeds received from that offering and the borrowings to repay $467.5 million of borrowings and accrued interest under our previous credit facility, repay $30.1 million outstanding under our Receivables Facility and pay $12.2 million of fees and expenses associated with the offering and the borrowings. As of December 27, 2003, the interest rate on our previous credit facility was 4.73%, the cost of our previous Receivables Facility was 5.5%, the maturity of our previous credit facility was May 2007 and the maturity of our Receivables Facility was January 2004.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 27, 2003, on an actual and as adjusted basis to give effect to the Refinancing Transactions. This table should be read in conjunction with "Prospectus Summary—The Refinancing Transactions," "Use of Proceeds," "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. The consolidated financial data at December 27, 2003 under the heading "Actual" in the following table are derived from our consolidated balance sheet as of December 27, 2003 included elsewhere in this prospectus.

	December 27, 2003
	Actual	As Adjusted(1)
	(dollars in thousands)
Cash and Cash Equivalents	$27,453	$27,453

Long-term Debt:
Prior Credit Facility(2)	$443,250	$—
New Credit Facility:
Revolving Credit Facility(3)	—	10,523
Term Loan(3)	—	7,500
8% Senior Secured Notes due 2011	—	460,000
9 3/8% Senior Subordinated Notes due 2011	350,000	350,000

Total Long-Term Debt	793,250	828,053
Total Stockholders' Equity	27,788	23,546

Total Capitalization	$821,038	$851,569

(1)
The As Adjusted amounts represent our consolidated capitalization at December 27, 2003, as adjusted to give effect to the following:

•
issuance of the initial notes;

•
receipt of initial borrowings of $18.0 million under the new credit facility;

•
repayment of the existing credit facility of $443.3 million, plus related accrued interest of $1.6 million;

•
repayment of outstanding amounts under our Receivables Facility of $21.0 million; and

•
payment of transaction fees and expenses.

(2)
Our prior credit facility at December 27, 2003 was comprised entirely of our Term C loan. The rates of interest we paid under the Term C loan and the existing revolving credit facility vary over time depending on short term interest rates. At December 27, 2003, our variable interest rate was 4.73% and for the three months ended December 27, 2003, our weighted average variable interest rate was 4.25%. Our borrowings under our prior credit facility fluctuated based primarily on our seasonal working capital needs.

(3)
The initial borrowing on February 19, 2004 under the term loan of our new credit facility was $7.5 million, and the initial borrowing on February 19, 2004 under our new revolving credit facility was $42.0 million. Cash at closing was approximately $30.0 million. The level of revolving credit borrowing at the closing of the Refinancing Transactions on February 19, 2004 was higher than the as adjusted total on December 27, 2003 due to the seasonal nature of our working capital.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        Set forth in the following table are selected historical consolidated financial data of the company as of and for each of the periods specified. The consolidated balance sheet and statements of earnings data as of and for each of the twelve month periods ended December 27, 2003, December 28, 2002, December 29, 2001, December 30, 2000 and December 25, 1999 and have been derived from our consolidated financial statements, which have been audited by KPMG LLP, independent auditors. Our fiscal year end is on the last Saturday nearest to December 31 and, as a result, a fifty-third week is added every six or seven years, with the most recent 53-week period being fiscal year 2000. The following table should be read in conjunction with "Use of Proceeds," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes thereto, appearing elsewhere in this prospectus.

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001	December 30, 2000	December 25, 1999
	(dollars in thousands)
Consolidated Statements of Earnings Data:
Net sales	$657,721	$719,087	$723,518	$733,363	$695,536
Gross profit	340,420	390,654	389,711	398,380	385,615
Selling, general and administrative(1)	249,810	240,620	233,660	228,093	209,322
Restructuring and asset impairment(1)(2)	3,873	7,599	—	—	—
Amortization of intangibles(3)	903	928	22,060	22,350	21,064
Operating earnings	85,834	141,507	133,991	147,937	155,229
Interest expense, net	55,038	59,543	75,861	84,884	78,961
Expenses related to retirement of debt(4)	—	5,882	32,165	—	—
Other expenses	1,975	2,653	2,103	—	—
Cumulative effect of change in accounting principle, net of tax benefit(5)	—	12,423	—	—	—
Net earnings	$18,232	$48,904	$11,545	$35,544	$44,071
Other Financial Data:
EBITDA(6)(7)	$98,864	$135,488	$134,923	$181,834	$186,140
Depreciation	14,102	14,011	13,140	11,547	9,847
Capital expenditures	18,564	16,445	19,950	22,724	20,802
Gross margin	51.8%	54.3%	53.9%	54.3%	55.4%
Ratio of earnings to fixed charges(8)	1.48x	2.15x	1.30x	1.71x	1.93x
Consolidated Balance Sheet Data:
Working capital	$113,950	$114,926	$107,780	$74,233	$92,006
Total assets	993,298	1,078,187	1,105,172	1,139,384	1,148,652
Total long-term debt(9)	793,250	827,750	888,800	931,563	987,876
Stockholders' equity (deficit)	$27,788	$5,533	$(44,570)	$(56,063)	$(94,868)

(1)
Includes a restructuring charge of $3.9 million and $0.7 million of other related expenses included in selling, general and administrative in 2003, as a result of our comprehensive program of operational improvements (see Note 3 to our consolidated financial statements).

(2)
Consists of a restructuring and asset impairment charge of $7.6 million in 2002 as a result of the closing of our Watervliet, New York plastic molding facility (see Note 3 to our consolidated financial statements).

(3)
Amortization of intangible assets with indefinite lives was discontinued as a result of our implementation of SFAS No. 142 "Goodwill and Other Intangible Assets" (see Note 2 to our consolidated financial statements).

(4)
We recorded an extraordinary loss in 2002 of $3.7 million, net of income tax benefit of $2.2 million, and we recorded an extraordinary loss in 2001 of $19.3 million, net of income tax benefit of $12.8 million, associated with the write-off of unamortized deferred financing costs relating to our debt retirement. In accordance with SFAS No. 145, we have reclassified this $5.9 million pretax loss for 2002 and this $32.2 million pretax loss for 2001 from an extraordinary loss to earnings from continuing operations (see Notes 2 and 10 to our consolidated financial statements). In addition, we reduced income tax expense in 2002 and 2001 by $2.2 million and $12.8 million, respectively, to reclassify the tax benefits of these transactions in accordance with the new accounting standard.

(5)
The cumulative effect of change in accounting principle of $12.4 million, net of income tax benefit of $7.1 million, occurred as a result of our implementation of SFAS No. 142 (see Note 2 to our consolidated financial statements).

(6)
EBITDA represents net earnings before interest, income taxes, depreciation and amortization. We believe that EBITDA is a performance measure that provides securities analysts, investors and other interested parties with a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in our industry. We also use EBITDA for planning purposes, including the preparation of annual operating budgets, to determine levels of operating and capital investments and for compensation purposes, including bonuses for certain employees.

  We believe issuers of "high yield" securities also present EBITDA because investors, analysts and rating agencies consider it useful in measuring the ability of those issuers to meet debt service obligations. We believe EBITDA is an appropriate supplemental measure of debt service capacity because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges.

  EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

    •
    EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

    •
    EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

    •
    EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

    •
    Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

    •
    EBITDA does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and

    •
    Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

  Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA only supplementally. See the statements of cash flows included in our consolidated financial statements included elsewhere in this prospectus.

          The table below reconciles EBITDA to net earnings, the most directly comparable GAAP measure.

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001	December 30, 2000	December 25, 1999
	(dollars in thousands)
Net earnings	$18,232	$48,904	$11,545	$35,544	$44,071
Income tax expense	10,589	12,102	12,317	27,509	32,197
Interest expense, net	55,038	59,543	75,861	84,884	78,961
Amortization of intangibles	903	928	22,060	22,350	21,064
Depreciation	14,102	14,011	13,140	11,547	9,847

EBITDA	$98,864	$135,488	$134,923	$181,834	$186,140

(7)
EBITDA is a measure of our performance that is not required by, or presented in accordance with GAAP. EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net earnings, operating earnings or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

(8)
For purposes of determining the ratio of earnings to fixed charges, "earnings" is the amount resulting from (i) adding the following items: (a) pretax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges and (ii) subtracting the following items: (a) interest capitalized, (b) preference security dividend requirements of consolidated subsidiaries and (c) the minority interest in pretax income of subsidiaries that have not incurred fixed charges. "Fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense, and (d) preference security dividend requirements of consolidated subsidiaries.

(9)
Includes current portion of long-term debt, but excludes obligations that were due to related party. Obligations due to related party consisted of our 15 1/2% Junior Subordinated Notes due 2003, which were held by the Apparel Partnership. In connection with our 1988 sale of Playtex Apparel, Inc. to the Apparel Partnership, we received 15% debentures due 2003 that were issued by the Apparel Partnership. The terms of the 15% debentures were substantially similar to those of the 15 1/2% Junior Subordinated Notes issued by us. We received interest income in cash on the 15% debentures and consequently interest expense on the 15 1/2% Junior Subordinated Notes is shown net of cash interest income from the 15% debentures in our consolidated financial statements. Our 15 1/2% Junior Subordinated Notes do not appear as long-term debt in our financial statements. Each of our 15 1/2% Junior Subordinated Notes and the Apparel Partnership's 15% debentures were repaid on December 15, 2003.

PLAYTEX PRODUCTS, INC.
PART I—FINANCIAL INFORMATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion regarding our financial condition and results of operations for the twelve months ended December 27, 2003, December 28, 2002 and December 29, 2001 should be read in conjunction with the more detailed information contained in our consolidated financial statements and the notes to the financial statements. See "Forward-Looking Statements."

Overview

        We are a leading manufacturer and marketer of a diversified portfolio of well-recognized branded consumer and personal products. For the twelve months ended December 27, 2003, we generated approximately 97% of our sales from products in the number one or number two market share position in the United States. Our lines of business include Infant Care, Feminine Care, Sun Care and Household and Personal Grooming products.

        Worldwide brand net sales for fiscal 2003, 2002 and 2001 were as follows (in thousands):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Infant Care	$259,880	$272,139	$274,232
Feminine Care	217,824	256,231	250,476
Sun Care	100,756	103,126	107,089
Household Products and Personal Grooming	79,261	87,591	91,721

Total	$657,721	$719,087	$723,518

        Our Infant Care and Feminine Care businesses are particularly competitive. We have faced heavy competition as new competitors have entered the market, including our disposable feeding liners, cups, baby toiletries, pre-moistened towelettes and diaper disposal categories. In late 2002, the market share leader in the tampon category introduced a new plastic applicator tampon product supported with extensive advertising and promotion. The competitive spending in the tampon category behind the launch of this product throughout 2003 has led to a decline in our net sales and market share in tampons. In addition, promotional activities in 2002 led to a build up of inventories of our product at retailers that negatively impacted our shipments in 2003 when the product was sold through to our consumers. Our shipment patterns for the second half of 2003 were more closely aligned with consumer purchases from the retailer for this period.

        The decline in Feminine Care net sales was driven by the impact of the competitive tampon launch and its impact on retailer inventories noted above. In Infant Care, the decline in net sales was the result of continued competitive pressures, most notably in Baby Toiletries, and a further decline in our non-core baby wipes business, as the declining trend in retail distribution continued. While our market shares continue to improve in the majority of our Household Products and Personal Grooming businesses, the categories in which we compete continue to show declining trends. This is particularly evident in the at-home permanent and breath spray categories. Net sales for Sun Care were negatively impacted by an unfavorable weather pattern throughout the summer months.

        The decline in net sales was the primary driver in the reduced level of operating earnings for fiscal 2003. However, other factors contributed to this decline. We remain committed to defending our market share positions in this competitive environment by investing significant dollars in the areas of advertising, consumer promotions and trade support. Overall spending in these areas increased in fiscal

2003, and as a percentage of total revenue, this increase was measurably greater. This reflects our commitment to do what we believe is best for the long-term health of our franchise even though it may mean lower short-term profitability. Also contributing to the decline in operating earnings was the negative impact of lower production volumes resulting in higher per unit fixed production costs.

        Our business strategy remains focused on increasing sales and gaining market share through consumer-focused product innovations, creative merchandising techniques, targeted consumer marketing programs and innovative category management tools to strengthen our relationship with our customer. We have remained committed to this strategy, and in the past, have shown an ability to grow sales and market share in our key categories. More recently, we have encountered a significant amount of competitive pressure, in particular in Feminine Care and Infant Care. The markets for our products are highly competitive and we expect this to continue in the future. Since we are a highly leveraged company, many of our competitors have greater financial resources than we do. To improve our ability to achieve our long-term business objectives, we refinanced our senior indebtedness in February 2004. The new financing provides improved liquidity and flexibility as well as eliminates maintenance covenants and near term principal amortization that were a part of our prior credit facility.

        In addition, we continue to seek opportunities to reduce our cost structure. We continually focus on productivity and cost reduction initiatives to improve profitability. As part of this ongoing process, we are planning several initiatives to reduce operating and selling, general and administrative expenses, improve effectiveness and reduce working capital requirements. In 2003, we engaged an outside operations consultant to perform a comprehensive review of our operations and internal functions. Based on that review and with the assistance of the consultant, we have launched a comprehensive program of operational improvements that we expect will result in increased effectiveness and profitability. We believe these improvements can be implemented without a significant increase in capital expenditures or loss of productivity. This process continues in 2004 and is expected to be fully implemented in 2005. The major components of the restructuring include:

  •
  headcount reductions and more effective manufacturing facilities;
  •
  improvements in our supply chain process; and
  •
  significant inventory reduction.

        We estimate that the operational restructuring will result in annualized operating expense savings between $12 and $14 million by 2005. We recorded $3.9 million in restructuring costs and $0.7 million in other related costs included in SG&A to implement the operational restructuring in 2003 and expect to incur approximately $4 million of expenses in 2004. In 2004, the estimated partial year impact of the savings (prior to implementation costs) is approximately $6 to $7 million. In addition, we estimate that this restructuring will result in a decrease in working capital of approximately $9 million over two years as a result of improved supply chain efficiency.

        In late 2002, we announced that we would explore strategic alternatives in order to enhance shareholder value, including a possible sale or merger of the entire company, a partial sale, a divestiture of assets and other potential transactions. After a thorough assessment of a number of options, it was concluded that, at this time, it is more beneficial to remain an independent, stand-alone company.

        We believe that, in the near term, the most effective way to enhance shareholder value will be to build on the operational momentum experienced in the first quarter of 2004, most notably in the Feminine Care and Infant Care sectors, concentrate on such measures as aggressive cost reductions that improve profitability, and reduce working capital requirements. Further, we recently completed the refinancing of our senior debt through the issuance of $460.0 million of the initial notes and our new $150.0 million credit facility, which provided us with considerably greater financial and operational flexibility to execute our on-going strategy. Going forward in the normal course of business, we will continue to consider any strategic opportunities that increase shareholder value.

General

  Basis of Management's Discussion and Analysis

        We are organized in three divisions, which are categorized as business segments in accordance with accounting principles generally accepted in the United States ("GAAP"). Our three divisions are:

  •
  Personal Products Division;
  •
  Consumer Products Division; and
  •
  International/Corporate Sales Division.

        Our Personal Products Division accounted for 58% of our 2003 consolidated net sales. Our Personal Products Division includes Infant Care and Feminine Care products sold in the United States primarily to mass merchandisers, supermarkets and drug classes of trade. The Infant Care product category includes the following brands:

Infant Feeding Products		Other Infant Care Products
•	Playtex disposable nurser system,	•	Diaper Genie diaper disposal system,
•	Playtex cups and mealtime products,	•	Wet Ones towelettes,
•	Playtex reusable hard bottles, and	•	Baby Magic infant toiletries,
•	Playtex pacifiers.	•	Baby Magic baby wipes, and
		•	Mr. Bubble children's bubble bath.

The Feminine Care product category includes a wide range of plastic and flushable applicator tampons, as well as complementary products, marketed under such brand names as:

Tampons		Complementary Products
•	Playtex Gentle Glide,	•	Playtex Personal Cleansing Cloths
•	Playtex Portables,		for use in feminine hygiene, and
•	Playtex Slimfits,	•	Playtex Heat Therapy patch to
•	Playtex Silk Glide, and		alleviate discomfort associated
•	Playtex Beyond.		with menstrual pain.

        Our Consumer Products Division accounted for 23% of our 2003 consolidated net sales. Our Consumer Products Division includes a number of leading and well-recognized brands in niche categories sold in the United States primarily to mass merchandisers, supermarkets and drug classes of trade. The Consumer Products Division includes the following brands:

•	Banana Boat Sun Care products,	•	Binaca breath spray and drops,
•	Woolite rug and upholstery cleaning products,	• •	Tussy deodorant, Dentax oral care products, and
•	Playtex gloves,	•	Tek toothbrushes.
•	Ogilvie at-home permanents,

        Our International/Corporate Sales Division accounted for 19% of our 2003 consolidated net sales and includes:

•	Sales to specialty classes of trade in the United States including: warehouse clubs, military, convenience stores, specialty stores, and telemarketing,	• results from our Canadian and Australian subsidiaries, • sales in Puerto Rico, • export sales, and • sales of private label tampons.

The International/Corporate Sales Division sells the same products as are available to our U.S. customers. Sales to the specialty classes of trade in the United States represented 43% of the division's consolidated net sales in fiscal 2003, down from 54% in fiscal 2002 and 52% in fiscal 2001.

Results of Operations

        Our net sales for each of the past three fiscal years 2003, 2002, and 2001 are provided based on our divisional structure (in thousands):

		Twelve Months Ended
Product Line	2003 Principal Brand Names	December 27, 2003	December 28, 2002	December 29, 2001
Personal Products Division:
Infant Care	Playtex, Wet Ones, Mr. Bubble, Diaper Genie, and Baby Magic	$213,548	$226,086	$231,194
Feminine Care	Playtex	164,785	196,098	190,637

Total Personal Products Division		378,333	422,184	421,831
Consumer Products Division:
Sun Care	Banana Boat	84,279	83,257	93,007
Household Products/Personal Grooming	Playtex, Woolite, Ogilvie, Binaca Tussy, Tek, and Dentax	71,398	76,563	78,910

Total Consumer Products Division		155,677	159,820	171,917
International/Corporate Sales Division		123,711	137,083	129,770

Total		$657,721	$719,087	$723,518

        We evaluate division performance based on their product contribution excluding general corporate allocations. Product contribution is defined as gross profit less advertising and sales promotion expenses. All other operating expenses are managed at a corporate level and are not used by us to evaluate division results. We do not segregate assets, amortization, capital expenditures, certain corporate and administrative costs, and interest income and interest expense when evaluating division performance.

        The following discussion presents a consolidated view of our results and, where appropriate, also provides insight to key indicators of division performance. Our results for the fiscal years ended December 27, 2003, December 28, 2002 and December 29, 2001 are for fifty-two week periods. Our fiscal year end is on the last Saturday in December nearest to December 31.

        All references to market share and market share data are for comparable 52-week periods and represent our percentage of the total U.S. dollar volume of products purchased by consumers in the applicable category (dollar market share or retail consumption). This information is provided to us from the ACNielsen Company and is subject to revisions. This market share data does not include scanner/consumption data from certain retailers, including Wal-Mart Stores, Inc., as they do not provide this information to third parties.

Twelve Months Ended December 27, 2003 Compared To
Twelve Months Ended December 28, 2002

Consolidated Net Sales—Our consolidated net sales decreased $61.4 million, to $657.7 million in 2003. Worldwide Feminine Care net sales decreased $38.4 million due to a lower market share in tampons as a result of the competitive launch of a new plastic applicator tampon product and the negative impact on 2003 shipments resulting from the build up in retailer inventory due to our promotional activity in late 2002. In Infant Care, worldwide net sales declined $12.3 million due to competitive activity, most notably in Baby Toiletries and a continued reduction in our non-core baby wipes business, as the declining trend in retail distribution continued. Worldwide Household Products and Personal Grooming net sales declined $8.3 million due to a continuation of the declining category trend in at-home permanents and breath sprays. Finally, worldwide Sun Care net sales declined $2.4 million, as North American sales were lower in fiscal 2003 due to unfavorable weather conditions. The decline in domestic Sun Care shipments due to unfavorable weather was partially offset by a shift in the timing of sales from the fourth quarter of 2002 into the first quarter of 2003 and higher net sales in Australia.

        The following table and analysis compares the fiscal 2003 and 2002 annual net sales for our divisions, which are categorized as business segments in accordance with GAAP (see Note 5 to our consolidated financial statements) (in thousands):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	Change
Personal Products Division:
Infant Care	$213,548	$226,086	$(12,538)
Feminine Care	164,785	196,098	(31,313)

Total Personal Products Division	378,333	422,184	(43,851)
Consumer Products Division:
Sun Care	84,279	83,257	1,022
Household Products/Personal Grooming	71,398	76,563	(5,165)

Total Consumer Products Division	155,677	159,820	(4,143)
International/Corporate Sales Division	123,711	137,083	(13,372)

Total	$657,721	$719,087	$(61,366)

  Personal Products Division—Net sales decreased $43.9 million, or 10%, to $378.3 million in 2003 primarily driven by lower unit volume.

            Net sales of Infant Care products decreased $12.6 million, or 6%, to $213.5 million in 2003. This decrease was driven by: lower net sales in our non-core baby wipes business as the declining trend in retail distribution continued; slower than expected category growth due, we believe, to economic conditions; and continued competitive activities most notably in Baby Toiletries. Our dollar market share across our core Infant Care categories has been relatively stable to increasing, except in Baby Toiletries. Our dollar market share in Infant Feeding was 34% for 2003, essentially flat with 2002. In Wet Ones, our dollar market share increased 5 percentage points to 68% in 2003 while our Diaper Genie brand remained the market leader with a 93% market share. Baby Magic Toiletries continues to be impacted by competitive activity resulting in a further market share decline in 2003. We believe our core Infant Care categories are highly competitive and we will continue to defend our market share positions. We continue to focus on the introduction of new products to drive category growth and meet consumer needs. In 2004, we have a number of new products being introduced, including NaturaLatch nipple and VentAire NaturalShape nipple, and a One Step Breast Milk Storage Kit using our Drop-In sac technology, to position our offerings as the best supplement to breast- feeding. Other new products include the Sparklin' Sipster spill-proof cup, a clear cup with a distinctive "sparkling" look, as well as the addition of a Baby Magic Calming Milk shampoo to our baby toiletries line. We believe product innovation and modernization is a key driver of long-term success and we are committed, as a leader in the Infant Care segment, to bring better value to consumers.

            Net sales of Feminine Care products decreased $31.3 million, or 16%, to $164.8 million in 2003. This decrease is primarily related to lower shipment volume. Our dollar market share in tampons decreased 3.0 percentage points to 26.6% compared to 29.6% in the comparable period of 2002. This decline in our net sales and our dollar market share reflects the impact of extensive competitive spending in the tampon category behind the launch of a new competitive entry in the plastic applicator segment. This product launch was aimed directly at our plastic applicator tampon product and negatively impacted our shipments and market share in 2003. In addition, our promotional activities in 2002 led to a build up of inventories of our product at retailers that negatively impacted our shipments in 2003 when the product was sold through to our consumers. Our shipment patterns for the second half of 2003 were more closely aligned with consumer purchases from the retailer for this period. We introduced improved products, which reached retail shelves in the second quarter of 2003. We defended our business aggressively with advertising and promotional spending as well as product enhancements and new product offerings. The improvements to our tampon products included: a new deodorant fragrance and an improved soft pearlized plastic applicator. In January 2004, we began shipping Playtex Beyond, a new flushable applicator tampon. This tampon will be marketed toward women who want the convenience and flushability of a cardboard product with the comfort of a plastic applicator. The flushable applicator segment remains a significant portion of the tampon category (37%). We believe Beyond will provide us with an opportunity to capture a greater share of the flushable applicator market and help us regain tampon market share. Our tampon market share has stabilized over the second half of 2003, which is evidenced by the fact that our market share for the month of December 2003 was essentially equal to the market share achieved in December 2002. We will continue to focus on our core growth strategy—converting pad users to tampons and targeting young teens as they enter the feminine care market.

  Consumer Products Division—Net sales decreased $4.1 million, or 3%, to $155.7 million in 2003. The majority of the decrease was driven by lower unit volume.

            Net sales of Sun Care products increased $1.0 million, or 1%, to $84.3 million in 2003. Net sales were favorably impacted by a shift in shipments from the fourth quarter of 2002 to the first quarter of 2003. This was substantially offset by lower shipments caused by unfavorable weather patterns. The shift of early season orders out of the fourth quarter and into the first quarter of the subsequent year is a trend we encountered over the last couple of years as retail inventory build moves closer to the consumption season. The sun care category was negatively impacted by unfavorable weather patterns early in the 2003 sun care season with the category off by 5% versus the prior year, the first category decline since our acquisition of Banana Boat. As part of our initiative to reduce the impact of seasonal returns, which are typically higher in years when the weather is unfavorable, we more closely monitored customer shipments throughout the season by reviewing their inventory levels and consumption trends. This proactive process resulted in a reduced level of product returns despite the unfavorable weather impact on consumption.

            Net sales of Household Products/Personal Grooming declined $5.1 million, or 7%, to $71.4 million in 2003. This decrease is the result of lower unit shipments in Ogilvie and Binaca, despite market share gains in each product, as the at-home permanent and breath freshener categories continue to decline. Net sales for our Woolite rug and upholstery products increased over the comparable prior year due to the success of our Woolite Oxy Deep product, which was launched in 2002. Our dollar market share for Woolite increased by 3.6 percentage points in 2003 to 27.9% compared to 24.3% in 2002. In Gloves, our dollar market share decreased to 27.9% in 2003 versus 29.5% for the comparable period in 2002. This decline was due to a continuation of competitive activities and higher growth in the disposable glove segment of the category. While we offer a disposable glove product, we have a greater market share of the reusable glove segment.

  International/Corporate Sales Division—Net sales decreased $13.4 million, or 10%, to $123.7 million in 2003. A significant portion of this decrease was due to lower unit tampon sales as a result of the competitive launch noted previously and lower Sun Care net sales to the specialty classes of trade due to unfavorable weather including a reduced level of pallet sales in wholesale clubs. The decreases noted above were partially offset by the impact of favorable foreign exchange rates in Canada.

Consolidated Gross Profit—Our consolidated gross profit decreased $50.2 million, or 13%, to $340.4 million in 2003. As a percent of net sales, gross profit decreased 2.6 percentage points, to 51.7% in 2003. The decrease in gross profit and gross profit as a percent of net sales was due to the decrease in net sales, the mix of products sold and the impact of fixed manufacturing costs on lower production volumes.

Consolidated Product Contribution—Our consolidated product contribution decreased $52.2 million, or 17%, to $255.1 million in 2003. As a percent of net sales, product contribution decreased 3.9 percentage points to 38.8% in 2003. The decrease in product contribution and product contribution as a percent of net sales was due primarily to lower gross profit. Increased advertising and sales promotion expenses, particularly as a percentage of net sales, also contributed to this decline.

        The following table and analysis compares the fiscal 2003 and 2002 annual product contribution for our divisions/segments (also see Note 5 to our consolidated financial statements) (in thousands):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	Change
Personal Products Division	$154,335	$196,850	$(42,515)
Consumer Products Division	46,463	49,152	(2,689)
International/Corporate Sales Division	54,754	61,974	(7,220)
Corporate	(458)	(642)	184

Total	$255,094	$307,334	$(52,240)

  Personal Products Division—Product contribution decreased $42.5 million, or 22%, to $154.3 million in 2003. As a percent of net sales, product contribution decreased 5.8 percentage points to 40.8% in 2003. The decrease in product contribution and product contribution as a percent of net sales was due to lower net sales, the mix of products sold, the impact of fixed manufacturing costs on lower production volumes and higher advertising and sales promotion expenses, primarily to defend our tampon franchise.

  Consumer Products Division—Product contribution decreased $2.7 million, or 5%, to $46.5 million in 2003. As a percent of net sales, product contribution decreased 1.0 percentage point, to 29.8% in 2003. The decrease in product contribution and product contribution as a percent of net sales was due primarily to lower net sales and the mix of products sold, which contributed to lower gross profit, partially offset by lower advertising and sales promotion expenses.

  International/Corporate Sales Division—Product contribution decreased $7.2 million, or 12%, to $54.8 million in 2003. As a percent of net sales, product contribution decreased 0.9 percentage points to 44.3% in 2003. The decrease in product contribution and product contribution as a percent of net sales was due primarily to lower net sales and the mix of products sold, which resulted in lower gross profit, and increased promotional expenses.

Restructuring and Asset Impairment—Fiscal 2003 includes $3.9 million in restructuring costs, primarily for severance costs for employee terminations and costs associated with a voluntary early retirement program, related to our comprehensive program of operational improvements. This is compared with the prior year restructuring and asset impairment charge of $7.6 million related to the closure of our Watervliet, New York plastic molding facility (see Note 3 to our consolidated financial statements).

Consolidated Operating Earnings—Our consolidated operating earnings decreased $55.7 million, or 39%, to $85.8 million in 2003. The decrease in operating earnings was the result of our lower gross profit and lower product contribution. Also as discussed above, fiscal 2003 includes $3.9 million in restructuring costs and $0.7 million in other related costs included in SG&A to implement the operational restructuring in 2003. It also includes $2.3 million of third-party expenses related to the evaluation of strategic alternatives for maximizing shareholder value and includes $3.8 million of litigation costs associated with the defense of our tampon business. These costs are included in SG&A. Additionally, we incurred higher pension and postretirement expenses in 2003 of $2.8 million, net of a $0.4 million curtailment gain, due to a lower discount rate assumption and lower expected returns on pension plan assets. Finally, $1.7 million of out-of-period adjustments positively impacted operating earnings in 2003. This is compared with the prior year period operating earnings which included a restructuring and asset impairment charge of $7.6 million related to the closure of our Watervliet, New York plastic molding facility (see Note 3 to our consolidated financial statements).

Consolidated Interest Expense—Our consolidated interest expense decreased $4.5 million, or 8%, to $55.0 million in 2003. The decrease in interest expense was due to the combined impact of:

  •
  Lower average debt balances. Our average debt decreased $44.8 million in 2003, or 5%, as a result of the continued strategy to reduce our outstanding indebtedness. Our debt reduction since the beginning of fiscal 2002 is as follows:

  •
  we redeemed $20.0 million principal amount of 6% Convertible Notes on November 6, 2002, an additional $20.0 million of principal on April 24, 2003, and the remaining $10.0 million of principal on September 19, 2003;

  •
  we paid down $21.8 million of our variable rate indebtedness as part of the May 29, 2002 amendment to our then existing credit facility;

  •
  we made three scheduled $2.25 million payments on our Term C Loan; one in September of 2002, another in May 2003 and another in August 2003;

  •
  we used our revolver to meet borrowing needs primarily associated with peaks in working capital requirements throughout this period.

  •
  Lower interest rates when compared to the prior year. Our weighted average variable interest rate in 2003 was 4.25% compared to 4.50% in 2002.

Expenses Related to Retirement of Debt—On May 29, 2002, we amended our then outstanding Credit Facility and issued a $450.0 million Term C Loan and, together with $21.8 million of cash, we repaid in full our then outstanding obligations under our then outstanding Term A Loan and Term B Loan, which collectively totaled $471.8 million (see Note 8 to our consolidated financial statements). We recorded a pretax extraordinary loss during the second quarter ended June 29, 2002 of $5.9 million associated with the write-off of unamortized deferred financing costs relating to our Term A Loan and Term B Loan. In accordance with SFAS No. 145, we have reclassified the $5.9 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $2.2 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

Consolidated Other Expenses—Our consolidated other expenses decreased $0.7 million, or 26%, to $2.0 million in 2003. The amount charged to other expenses primarily represents the fees to the third party on the sale of receivables and the amortization of deferred financing costs associated with the formation of the receivables facility (see Note 9 to our consolidated financial statements). Since this cost is based, in part, on short-term interest rates, it has declined in comparison to 2002 as interest rates have declined.

Consolidated Income Taxes—Our consolidated income taxes decreased $1.5 million, or 13%, to $10.6 million in 2003. As a percent of pretax earnings, our effective tax rate increased 20.2 percentage points to 36.7% of earnings before income taxes and cumulative effect of change in accounting principle. Included in the 2003 effective tax rate is a benefit of approximately $0.5 million related to the reversal of tax reserves associated with tax years where the statute of limitations for assessment has expired. Absent this benefit, the 2003 effective tax rate would have been approximately 38.2%. This is compared to 2002, during which we recorded a tax benefit of $14.3 million due to new regulations issued by the U.S. Treasury on March 7, 2002 (see Note 12 to our consolidated financial statements). The new regulations permitted us to partially utilize a previously disallowed capital loss on the sale of Playtex Beauty Care, Inc., which we sold during fiscal 1999. The remaining tax benefit associated with the sale of Playtex Beauty Care, Inc. of $34.8 million has been fully reserved by a valuation allowance, as we do not currently expect to realize it. As noted previously, we are reviewing various strategic alternatives, some of which may provide an opportunity to utilize a portion or all of the capital loss carryforward prior to its expiration. Another benefit, recognized in 2002, was the reversal of tax reserves associated with the favorable settlement of a foreign tax audit in Canada. Excluding the benefit of the previously disallowed capital loss and the benefit related to the foreign tax audit settlement, our effective tax rate in 2002 would have been approximately 39.1%.

Twelve Months Ended December 28, 2002 Compared To
Twelve Months Ended December 29, 2001

Consolidated Net Sales—Our consolidated net sales decreased $4.4 million, to $719.1 million in 2002 as a result of lower Sun Care, Infant Care, and Personal Grooming net sales offset, in part, by gains in Feminine Care and Household Products. Our results benefited from a number of new products including Playtex Heat Therapy and Personal Cleansing Cloths, the Insulator cup, Baby Magic Calming Milk, and Woolite Oxy Deep.

        The following table and analysis compares the fiscal 2002 and 2001 annual net sales for our divisions, which are categorized as business segments in accordance with GAAP (also see Note 5 to our consolidated financial statements) (in thousands):

	Twelve Months Ended
	December 28, 2002	December 29, 2001	Change
Personal Products Division:
Infant Care	$226,086	$231,194	$(5,108)
Feminine Care	196,098	190,637	5,461

Total Personal Products Division	422,184	421,831	353
Consumer Products Division:
Sun Care	83,257	93,007	(9,750)
Household Products/Personal Grooming	76,563	78,910	(2,347)

Total Consumer Products Division	159,820	171,917	(12,097)
International/Corporate Sales Division	137,083	129,770	7,313

Total	$719,087	$723,518	$(4,431)

        Personal Products Division—Net sales increased $0.4 million, to $422.2 million in 2002.

            Net sales of Infant Care products decreased $5.1 million, or 2%, to $226.1 million in 2002. Excluding the results of our non-core Baby Wipes business, our net sales were essentially flat in 2002 versus 2001. The Infant Care category was extremely competitive, especially in our Infant Feeding and Baby Toiletries businesses. During 2002, a number of new products were introduced in these categories such as our Insulator Spill-Proof Cup and Baby Magic Calming Milk products. Our dollar market share in Infant Feeding decreased 2.1 percentage points in 2002 and our Baby Toiletries dollar market share decreased 0.3 percentage points compared to 2001. While our market share in these categories declined overall in 2002, market share in Infant Feeding stabilized in 2003.

            Net sales of Feminine Care products increased $5.5 million, or 3%, to $196.1 million in 2002. Our dollar market share in tampons decreased 0.3 percentage points in 2002, to 29.6%, from 29.9% in 2001. We gained market share in tampons for the first nine months of 2002. In the third quarter of 2002, a major competitor launched a new product in the plastic applicator segment of the tampon market, where we currently hold a market share leading position. Significant levels of advertising and promotional spending supported their new product launch. We defended our tampon brand by aggressively promoting our products in the fourth quarter of 2002 to ensure our consumers had pantry inventory during the launch of the competitive product. As a result of the competitive launch and the related promotions, our dollar market share in tampons declined from 30.3% for the four-week period ended September 28, 2002, to 26.6% for the four-week period ended December 28, 2002. Our comparable net sales results benefited from Playtex Heat Therapy, a new product that we introduced late in the second quarter of 2002, and Playtex Personal Cleansing Cloths, which were introduced in the first quarter of 2001. Playtex Heat Therapy is merchandised as a complementary product in the feminine care aisle. Playtex Personal Cleansing Cloths, pre-moistened towelettes for feminine hygiene, continue to grow as the number one brand in a small but growing complementary segment for our Feminine Care line.

        Consumer Products Division—Net sales decreased $12.1 million, or 7%, to $159.8 million in 2002.

            Net sales of Sun Care products decreased $9.7 million, or 10%, to $83.3 million in 2002. Our results, at retail, benefited from two new products for the 2002 sun care season: VitaSkin and Indoor Tanning. Our net sales decline was primarily due to a reduction in shipments in the third quarter of 2002 and a shifting of shipments from the fourth quarter of 2002 into the first quarter of 2003. Each of these efforts were a part of our overall strategy to reduce the impact of Sun Care product returns. In addition, we reduced net sales by $3.3 million in the second quarter of 2002 as a result of higher than anticipated 2001 Sun Care season returns. Our dollar market share of the sun care category was 21.7% in 2002. For the 2003 sun care season, we introduced two new Banana Boat lines, Suntanicals and Baby Magic by Banana Boat in addition to new VitaSkin and Indoor Tanning products.

            Net sales of Household Products/Personal Grooming decreased $2.4 million, or 3%, to $76.5 million in 2002. The net sales decline was due to category weakness in each of the core categories in which we compete. Retail consumption of the rug and upholstery cleaning category decreased 3.8%, household gloves decreased 4.2%, the at-home permanents/straighteners category decreased 14.7% and the breath freshener (spray and drops) category decreased 22.5% compared to 2001. All of our core products, except Gloves, exceeded category performance and increased their respective annual dollar market shares compared to 2001. Our Woolite results benefited from two new products: Woolite Power Shot and Woolite Oxy Deep, introduced in the third quarter of 2002. Ogilvie increased its dollar market share 1.2 percentage points in 2002, to 72.1%, of the at-home permanents/straighteners category while Binaca increased its dollar market share 2.8 percentage points, to 38.5%, of the breath freshener (spray and drops) category. In Gloves, our dollar market share decreased

    2.1 percentage points in 2002, to 29.5% of the household gloves category as a result of competitive activities including increased private label activity.

  International/Corporate Sales Division—Net sales increased $7.3 million, or 6%, to $137.1 million in 2002. A significant portion of this increase was due to higher Sun Care net sales to the specialty classes of trade, primarily wholesale club stores. Net sales in the U.S. specialty classes of trade increased 10% in 2002 and our international net sales were essentially flat compared to 2001.

Consolidated Gross Profit—Our consolidated gross profit increased $0.9 million to $390.7 million in 2002. As a percent of net sales, gross profit increased 0.4 percentage points, to 54.3% in 2002. The increase in gross profit and gross profit as a percent of net sales was due primarily to the mix of products sold and favorable product cost.

Consolidated Product Contribution—Our consolidated product contribution increased $0.5 million to $307.3 million in 2002. As a percent of net sales, product contribution increased 0.3 percentage points to 42.7% in 2002. The increase in product contribution and product contribution as a percent of net sales was due to higher gross profit offset, in part, by higher advertising and sales promotion expenses.

        The following table and analysis compares the fiscal 2002 and 2001 annual product contribution for our divisions/segments (also see Note 5 to our consolidated financial statements) (in thousands):

	Twelve Months Ended
	December 28, 2002	December 29, 2001	Change
Personal Products Division	$196,850	$192,301	$4,549
Consumer Products Division	49,152	57,047	(7,895)
International/Corporate Sales Division	61,974	58,457	3,517
Corporate	(642)	(926)	284

Total	$307,334	$306,879	$455

  Personal Products Division—Product contribution increased $4.5 million, or 2%, to $196.9 million in 2002. As a percent of net sales, product contribution increased 1.0 percentage point to 46.6% in 2002. The increase in product contribution and product contribution as a percent of net sales was due to higher net sales, favorable product cost and lower advertising and sales promotion expenses. Also, we reduced our reserves for certain advertising and sales promotional programs conducted prior to 2002 by $1.7 million based on the actual costs of these programs versus our original estimates.

  Consumer Products Division—Product contribution decreased $7.9 million, or 14%, to $49.2 million in 2002. As a percent of net sales, product contribution decreased 2.4 percentage points to 30.8% in 2002. The decrease in product contribution and product contribution as a percent of net sales was due primarily to lower net sales, lower gross profit and higher advertising and sales promotion expenses. Contributing to the decrease were higher than expected returns from the 2001 sun care season, which negatively impacted our reported product contribution by $2.0 million.

  International/Corporate Sales Division—Product contribution increased $3.5 million, or 6%, to $62.0 million in 2002. As a percent of net sales, product contribution increased 0.2 percentage points to 45.2% in 2002. The increase in product contribution and product contribution as a percent of net sales was due to higher net sales and higher gross profit, partially offset by higher advertising and sales promotion expenses.

Restructuring and Asset Impairment—Fiscal 2002 included a restructuring and asset impairment charge of $7.6 million related to the closure of our Watervliet, New York plastic molding facility. The write-off of assets associated with the closure of the facility was $4.2 million and severance and other exit costs related to the termination of employees were estimated at $3.4 million. (see Note 3 to our consolidated financial statements).

Consolidated Operating Earnings—Our consolidated operating earnings increased $7.5 million, or 6%, to $141.5 million in 2002. The increase in operating earnings was a result of a reduction of $21.1 million of amortization expense, in 2002, associated with our implementation of SFAS No. 142. In accordance with SFAS No. 142, we stopped the amortization of goodwill and other intangible assets with indefinite lives on December 29, 2001, the beginning of our 2002 fiscal year (see Note 2 to our consolidated financial statements). Assuming SFAS No. 142 was implemented on December 31, 2000, the start of our fiscal year 2001, our operating earnings would have decreased $13.6 million, or 10.2% compared to 2001. This decrease was the result of a restructuring and asset impairment charge of $7.6 million related to the closing of our Watervliet, New York plastic molding facility (see Note 3 to our consolidated financial statements) and a 3% increase in our selling, general and administrative expenses.

Consolidated Interest Expense, Net—Our consolidated interest expense decreased $16.3 million, or 22%, to $59.5 million in 2002. The decrease in interest expense was due to the combined impact of:

  •
  Lower average debt balances. Our average debt decreased $55.2 million in 2002, or 6% as a result of:

  •
  the utilization of the Receivables Facility established in May 2001 (see Note 9 to our consolidated financial statements),

  •
  our repayment of the $471.8 million outstanding on the Term A and Term B Loans, on May 29, 2002, with the issuance of a new $450.0 million Term C Loan and $21.8 million of cash (see Note 8 to our consolidated financial statements),

  •
  our redemption of $20.0 million principal amount of Convertible Notes on November 6, 2002 (see Note 8 to our consolidated financial statements), and

  •
  lower average borrowings on the Revolving Credit Facility.

  •
  Lower interest rates when compared to the prior year. Our weighted average variable interest rate in 2002 was 4.50% compared to 6.85% in 2001. The lower rates were due to a favorable interest rate environment as well as favorable pricing on our Term C Loan.

Expenses Related to Retirement of Debt—On May 29, 2002, we amended our Credit Facility and issued a new $450.0 million Term C Loan and, together with $21.8 million of cash, we repaid in full our outstanding obligations under our Term A Loan and Term B Loan, which collectively totaled $471.8 million (see Note 8 to our consolidated financial statements). We recorded a pretax extraordinary loss during the second quarter ended June 29, 2002 of $5.9 million associated with the write-off of unamortized deferred financing costs relating to our Term A Loan and Term B Loan. In accordance with SFAS No. 145, we have reclassified the $5.9 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $2.2 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

        In the second quarter of 2001, we recorded an extraordinary loss of $19.3 million, net of income tax benefits of $12.8 million as a result of the refinancing of our senior indebtedness (see Note 8 to our consolidated financial statements). Also, in accordance with SFAS No. 145, we have reclassified the $32.2 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $12.8 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

Consolidated Other Expenses—Our consolidated other expenses increased $0.6 million, or 26%, to $2.7 million in 2002. In late May 2001, we entered into a receivables purchase agreement with a third party as part of the 2001 refinancing transaction (see Notes 8 and 9 to our consolidated financial statements). The amount charged to other expenses represents the fees to the third party on the sale of receivables and the amortization of deferred financing costs associated with the formation of the Receivables Facility. The increase in 2002 was due to having the receivables facility available to us for the full fiscal year.

Consolidated Income Taxes—Our consolidated income taxes decreased $0.2 million, or 2%, to $12.1 million in 2002. As a percent of pretax earnings, our effective tax rate decreased 35.1 percentage points to 17.0% of earnings before income taxes and cumulative effect of change in accounting principle. In the first quarter of 2002, we recorded a tax benefit of $14.3 million due to new regulations issued by the U.S. Treasury on March 7, 2002 (see Note 12 to our consolidated financial statements). The new regulations permitted us to partially utilize a previously disallowed capital loss on the sale of Playtex Beauty Care, Inc. which we sold during fiscal 1999. Another benefit, recognized in 2002, was the reversal of tax reserves associated with the favorable settlement of a foreign tax audit in Canada. Excluding the benefit of the previously disallowed capital loss and the benefit related to the foreign tax audit settlement, our effective tax rate in 2002 would have been approximately 39.1%. Our effective tax rate is below our historical average tax rate, because we ceased the amortization of goodwill and intangible assets with indefinite lives as a result of our adoption of SFAS No. 142 in 2002 (see Note 2 to our consolidated financial statements). A large portion of the goodwill amortization we recorded in previous periods was non-deductible for tax purposes, which resulted in a higher effective tax rate.

Cumulative Effect of Change in Accounting Principle—In connection with the adoption of SFAS No. 142 (see Note 2 to our consolidated financial statements), we performed impairment tests on our indefinite-lived intangible assets based on a fair value concept as prescribed by SFAS No. 142. We recorded an after-tax impairment charge of $12.4 million, net of income tax benefits of $7.1 million, as a cumulative effect of change in accounting principle as a result of the adoption of SFAS No. 142. The impairment related to certain trademarks of Personal Care Holdings, Inc., which we acquired on January 28, 1998. We determined the fair values of all of our trademarks at December 29, 2001 and compared them with their carrying values. The trademarks impacted by this write-off included our non-core brands of: Chubs, Diaparene, Tussy, Dorothy Gray, and Better Off.

Liquidity and Capital Resources

2004 Refinancing

        As fully described in Notes 8, 9 and 22 of our consolidated financial statements, on February 19, 2004, we refinanced our indebtedness under our existing Credit Facility (the "2004 Refinancing Transaction"). This refinancing provides greater flexibility and liquidity to pursue our stated strategy. Additionally, it eliminates the maintenance covenants and near term principal amortization requirements that were part of our prior credit facility (see Note 22 to our consolidated financial statements for discussion of restrictions and limitations on our new indebtedness). Proceeds from this refinancing transaction were used to pay-off our outstanding indebtedness under our existing credit agreement (see Note 8 to our consolidated financial statements) and to terminate the receivables facility (see Note 9 to our consolidated financial statements). The 2004 Refinancing Transaction consisted of:

  •
  $460.0 million principal amount of 8% Notes, and

  •
  a five-year $150.0 million variable rate credit facility (the "New Credit Facility"), comprised of:

  •
  a $7.5 million term loan (the "New Term Loan"), and

  •
  a $142.5 million revolving credit facility (the "New Revolver").

        The availability under the New Revolver is subject to a borrowing base calculation, which is dependent upon the level of certain assets including eligible receivables, eligible inventory and eligible equipment, as defined in the New Credit Facility. As of the closing date of the New Credit Facility, February 19, 2004, our availability under the New Revolver, based on our borrowing base calculation, was $92.1 million.

        Pricing for the New Credit Facility is the London Inter-Bank Offer Rate ("LIBOR") plus 400 basis points for the new term loan and LIBOR plus 250 basis points for the new revolver. As a result of the 2004 Refinancing Transaction, we paid $12.2 million in fees and expenses, which have been deferred and are being amortized over the respective terms of the 8% Notes and the New Credit Facility. Additionally, on February 19, 2004, we repurchased on the open market $10.0 million principal of our 9 3/8% Senior Subordinated Notes due June 1, 2011 (the "9 3/8% Notes"), at a discount, which resulted in a net gain, including a $0.2 million write-off unamortized deferred financing fees associated with the repurchased notes, of $0.3 million. Additionally, $6.7 million in unamortized deferred financing fees associated with our Senior Debt were written off in February 2004.

        As a result of the 2004 Refinancing Transaction, our debt portfolio and interest rate profile has changed substantially. Our indebtedness at December 27, 2003 was comprised of $350.0 million of 9 3/8% Notes and $443.3 million of variable rate indebtedness at a weighted average interest rate of 4.73%. Had the 2004 Refinancing Transaction occurred at December 27, 2003, we estimate our debt would have consisted of $460.0 million of 8% Notes, $350.0 million of 9 3/8% Notes and approximately $18.0 million of variable rate indebtedness under the New Credit Facility. As such, under our new borrowing structure, we estimate that our total weighted average interest rate at December 27, 2003 would have increased by approximately 1.7 percentage points. It should be noted that the 2004 Refinancing Transaction substantially reduced our variable rate indebtedness. As a result, our exposure to changing interest rates is dramatically reduced. A one percentage point change in our variable interest rate would not have a material impact on our consolidated interest expense due to the reduction of our variable rate indebtedness.

2003 Year-End Debt Structure

        At December 27, 2003, long-term debt (including current portion but excluding obligations due to related party) was $793.3 million compared to $827.8 million at December 28, 2002. We redeemed $20.0 million of the 6% Convertible Notes on April 24, 2003 and the remaining $10.0 million was redeemed on September 19, 2003. We made a scheduled principal payment of $2.25 million on our then outstanding Term C Loan in May of 2003 and another payment of $2.25 million in August of 2003.

        At December 27, 2003, the undivided fractional interest sold by Playtex A/R LLC to a third party commercial paper conduit under our then outstanding Receivables Facility was $21.0 million, down $18.0 million from $39.0 million at December 28, 2002. As noted previously, the then outstanding receivables facility was terminated on February 19, 2004 as a result of the 2004 Refinancing Transaction.

        At December 27, 2003, we were in breach of one of our financial covenant ratios under the then existing Credit Facility. In conjunction with the 2004 Refinancing Transaction, which closed on February 19, 2004, we completed a refinancing of the outstanding borrowings under our then existing Credit Facility of $443.3 million and, therefore, have presented this debt amount, exclusive of the current portion, as long-term in the accompanying consolidated balance sheet at December 27, 2003.

        Our then outstanding Credit Facility also included limitations and restrictions on our:

• indebtedness and liens, • major acquisitions or mergers, • capital expenditures and asset sales,	• certain dividends and other distributions, • prepayment and modification of all indebtedness or equity capitalization, and • the application of excess cash flow.

Contractual Obligations

        The following table summarizes our contractual obligations at December 27, 2003, after giving effect to the 2004 Refinancing Transaction, and the effect such obligations are expected to have on our liquidity and cash flows in future periods (in thousands):

		Payments Due by Period
	Total	Less than 1 Year	1-3 Years	3-5 Years	More than 5 Years
Long-term debt, including current portion	$793,250	$—	$—	$—	$793,250
Operating lease obligations	26,888	10,452	10,092	2,405	3,939
Purchase obligations	8,929	3,839	2,739	820	1,531

Total	$829,067	$14,291	$12,831	$3,225	$798,720

Cash Flows Analysis

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
(In thousands)
Net cash flows from operations	$47,159	$77,797	$127,394
Net cash flows used for investing activities	(18,564)	(17,420)	(20,450)
Net cash flows used for financing activities	(34,493)	(62,880)	(82,761)
Effect of exchange rate changes on cash	1,746	102	(459)

2003 Cash Flows Analysis

Cash Flows from Operations—Our net cash flows from operations decreased $30.6 million, to $47.2 million in fiscal 2003. The decrease in net cash flows from operations was primarily due to lower net earnings, after adjusting for non-cash items, offset in part by lower working capital requirements.

        At December 27, 2003, our working capital (current assets net of current liabilities) decreased $0.9 million to $114.0 million compared to $114.9 million at December 28, 2002.

  •
  Total current assets decreased $85.0 million at December 27, 2003 compared to December 28, 2002. The decrease was primarily the result of the $80.0 million related party note that came due and was settled in December 2003. All other current assets decreased $5.0 million compared to 2002. Inventories decreased $6.7 million, to $78.4 million, at December 27, 2003. The decline in inventories was due primarily to the timing of inventory build for certain seasonal businesses and operational efforts to reduce inventory levels. Cash balances decreased $4.2 million, to $27.5 million, at December 27, 2003. Our retained interest in receivables increased $4.9 million, to $64.6 million at December 27, 2003, as overall receivables declined due to lower net sales but this was more than offset by the impact of the decrease in receivables sold to the third party conduit. All other current assets increased by $1.0 million at December 27, 2003 compared to December 28, 2002.

  •
  Total current liabilities decreased $84.1 million at December 27, 2003 compared to December 28, 2002. The decrease was primarily the result of the $78.4 million related party note that came due and was settled in December 2003. Accounts payable declined $7.8 million due, in part, to lower inventories. Our accounts payable levels tend to be higher at the end of the fourth quarter due to expanded production for the sun care season. Accrued expenses decreased $1.0 million at December 27, 2003 compared to December 28, 2002. Income taxes payable increased $3.1 million at December 27, 2003 compared to December 28, 2002.

Cash Flows Used for Investing Activities—Our cash flows used for investing activities represented capital expenditures for equipment and facility improvements of $18.6 million in 2003. These expenditures were used primarily to support new products, upgrade production equipment, invest in new technologies, and improve our facilities. Capital expenditures for 2004 are expected to be in the $17.0 million to $18.0 million range.

Cash Flows Used for Financing Activities—Our cash flows used for financing activities of $34.5 million in 2003 represented long-term debt repayments on the 6% Convertible Notes and our Term C Loan, as well as the impact of the net settlement of notes due from/to a related party.

        We intend to fund our operating cash, capital expenditures and debt service requirements through cash flows generated from operations and borrowings under the New Revolver through fiscal 2009. However, we do not expect to generate sufficient cash flows from operations to make the $460.0 million scheduled principal payment on the 8% Notes nor the $350.0 million 9 3/8% Notes both due in fiscal 2011. Accordingly, we will have to refinance our obligations, sell assets or raise equity capital to repay the principal amounts of these obligations. Historically, our cash flows from operations and refinancing activities have enabled us to meet all of our obligations. However, we cannot guarantee that our operating results will continue to be sufficient or that future borrowing facilities will be available for the payment or refinancing of our debt on economically attractive terms.

2002 Cash Flows Analysis

Cash Flows from Operations—Our net cash flows from operations decreased $49.6 million, to $77.8 million in fiscal 2002. The decrease in net cash flows from operations was primarily the result of the establishment of the receivable facility in 2001, where we sold an undivided fractional share of all eligible accounts receivable.

Cash Flows Used for Investing Activities—Our cash flows used for investing activities represented capital expenditures for equipment and facility improvements of $17.4 million in 2002 compared to $20.5 million in 2001. In both periods, these expenditures were used primarily to support new products, upgrade production equipment, invest in new technologies, and improve our facilities.

Cash Flows Used for Financing Activities—Our cash flows used for financing activities of $62.9 million in 2002 was primarily the result of long-term debt repayments that consisted of: $20 million on the 6% Convertible Notes, $17.0 million under our then existing Credit Facility, and $474.1 on the Term Loans offset, in part, by the issuance of the $450.0 million Term C Loan.

Operational Reorganization

        We continually focus on productivity and cost reduction initiatives to improve profitability. As part of this ongoing process, we are planning several initiatives to reduce operating and SG&A expenses, improve effectiveness and reduce working capital requirements. In 2003, we engaged an outside operations consultant to perform a comprehensive review of our operations and internal functions. Based on that review and with the assistance of the consultant, we have launched a comprehensive program of operational improvements that we expect will result in increased effectiveness and profitability. We believe these improvements can be implemented without a significant increase in capital expenditures or loss of productivity. This process continues in 2004 and is expected to be fully implemented in 2005. The major components of the restructuring include:

  •
  headcount reductions and more effective manufacturing facilities;

  •
  improvements in our supply chain process; and
  •
  significant inventory reduction.

        We estimate that the operational restructuring will result in annualized operating expense savings between $12 and $14 million by 2005. We recorded $3.9 million in restructuring costs and $0.7 million in other related costs included in SG&A to implement the operational restructuring in 2003 and expect to incur approximately $4 million of expenses in 2004. In 2004, the estimated partial year impact of the savings (prior to implementation costs) is approximately $6 to $7 million. In addition, we estimate that this restructuring will result in a decrease in working capital of approximately $9 million over two years as a result of improved supply chain efficiency.

Strategic Alternatives

        In late 2002, we announced that we would explore strategic alternatives in order to enhance shareholder value, including a possible sale or merger of the entire company, a partial sale, a divestiture of assets and other potential transactions. After a thorough assessment of a number of options, it was concluded that, at this time, it is more beneficial to remain an independent, stand-alone company.

        We believe that, in the near term, the most effective way to enhance shareholder value will be to build on the operational momentum experienced in the first quarter of 2004, most notably in the Feminine Care and Infant Care sectors, concentrate on such measures as aggressive cost reductions that improve profitability, and reduce working capital requirements. Further, we recently completed the refinancing of our senior debt through the issuance of $460.0 million of the initial notes and our new $150.0 million credit facility, which provided us with considerably greater financial and operational flexibility to execute our on-going strategy. Going forward in the normal course of business, we will continue to consider any strategic opportunities that increase shareholder value.

Off Balance Sheet Arrangements

        On occasion we enter into certain off-balance sheet arrangements and other commitments with unaffiliated third parties. At December 27, 2003, we had two-off balance sheet arrangements.

        On May 22, 2001, we entered into the Receivables Facility through a wholly-owned, special purpose bankruptcy remote subsidiary of ours, Playtex A/R LLC (see Note 9 to our consolidated financial statements). Through the Receivables Facility, we sold, on a continuous basis to Playtex A/R LLC, substantially all of our domestic customers' trade invoices that we generated. Playtex A/R LLC sold to a third-party commercial paper conduit (the "Conduit") an undivided fractional ownership interest in those trade accounts receivable. We believe the Receivables Facility was beneficial to us as: (1) we converted trade receivables to cash faster, and (2) although we sold our invoices to Playtex A/R LLC at a discount and paid fees to the Conduit, those expenses were lower than our borrowing costs under the Credit Facility. We sold $21.0 million of undivided fractional interest in our receivables at December 27, 2003 and $39.0 million of undivided fractional interest in our receivables at December 28, 2002, through the receivables facility. Subsequent to December 27, 2003, the receivables facility was terminated in conjunction with the 2004 Refinancing Transaction, as previously discussed.

        We also enter into operating leases with unaffiliated third parties. These leases are primarily for buildings, manufacturing equipment, automobiles and information technology equipment. At December 27, 2003 we had, in aggregate, approximately $26.9 million of committed expenses associated with operating leases that are not reflected on our consolidated balance sheet as a liability, in accordance with GAAP. We believe operating leases are beneficial to us by allowing us to match the cost of the asset with the benefits derived from it. Operating leases also provide us with greater flexibility in regards to technological change, minimizing the risk of our productive assets becoming obsolete.

Application of Critical Accounting Policies

        The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions. These estimates and assumptions affect:

  •
  the reported amounts and timing of revenue and expenses,
  •
  the reported amounts and classification of assets and liabilities, and
  •
  the disclosure of contingent assets and liabilities.

        Actual results could vary from our estimates and assumptions. These estimates and assumptions are based on historical results, assumptions that we make, as well as assumptions by third parties.

        Key areas where assumptions and estimates are used include:

        Sun Care Returns—Our practice is not to accept returned goods unless authorized by management of the sales organization. Returns result primarily from damage and shipping discrepancies. Exceptions to this policy include our Sun Care seasonal returns. We allow customers to return Sun Care products that have not been sold by the end of the sun care season, which is normal practice in the sun care industry. We record sales at the time the products are shipped and title transfers. The terms of these sales vary but, in all instances, the following conditions are met: the sales arrangement is evidenced by purchase orders submitted by customers; the selling price is fixed or determinable; product has been shipped and title transferred; there is an obligation to pay at a specified date or dates without any additional conditions or actions required by us; and collectibility is reasonably assured. Simultaneously with the time of the shipment, we reduce sales and cost of sales, and reserve amounts on our consolidated balance sheet for anticipated returns based upon an estimated return level, in accordance with GAAP. Customers are required to pay for the Sun Care product purchased during the season under the required terms. We offer a variety of extended terms options, due to the seasonal nature of sun care, for qualified customers. In all cases, these extended terms require substantial cash payments prior to or during the summer sun care season. We generally receive returns of our Sun Care products from September through March following the summer sun care season. We estimate the level of sun care returns using a variety of inputs including historical experience, consumption trends during the sun care season and inventory positions at key retailers as we move through the sun care season. We monitor shipment activity and inventory levels at key retailers during the season in an effort to gauge potential returns issues. This allows us to manage shipment activity to our customers, especially in the latter stages of the sun care season, to reduce the potential for returned product. The level of returns may fluctuate from our estimates due to several factors including weather conditions, customer inventory levels, and competitive conditions. Based on our 2003 Sun Care results, each percentage point change in our returns rate would have impacted our reported net sales by $1.3 million and our reported operating earnings by $1.1 million.

        Bad Debt Reserves—The extension of trade credit carries with it the chance that the customer may not pay for the goods when payment is due. We review our receivables portfolio and provide reserves for potential bad debts including those we know about and those that have not been identified but may exist due to the risk associated with the granting of credit. The estimated reserves required to cover potential losses are developed using historical experience, analysis of our accounts receivable aging and the overall credit worthiness of our portfolio of customers. Reserve balances are based on the best information available to us and are re-evaluated and adjusted as additional information is received. The adequacy of the estimated reserve may be impacted by the deterioration of a large customer and/or significant weakness in the economic environment resulting in a higher level of customer bankruptcy filings.

        Promotion Accruals—We offer a variety of sales incentive programs to customers and consumers, such as cooperative advertising programs, feature price discounts, in store display incentives and consumer coupons. The recognition of the costs for these programs, which are classified as a reduction of revenue, involves the use of judgment related to performance and redemption estimates. Accruals for trade promotions are recorded primarily at the time of sale of product to the customer based on expected levels of performance. Settlement of these liabilities typically occurs in subsequent periods primarily through an authorized process for deductions taken by a customer from amounts otherwise due to us. As a result, the ultimate cost of a trade promotion program is dependent on the relative success of the events. Accruals for consumer coupons are made at the time the coupon is distributed. These estimates are made utilizing the value of the coupon and the expected redemption rates. Expected redemption rates are determined using historical redemption experience for similar programs. We monitor monthly redemption activity with the assistance of a third party, which tracks actual redemptions and provides updated estimates for future redemptions of the coupons. Actual expenses may differ if the level of redemption rates and performance vary from estimates.

        Pension and Postretirement Benefits—Included in our results of operations are pension and postretirement costs and credits, which are measured using actuarial valuations. Inherent in these valuations are key assumptions including assumptions about discount rates, expected return on plan assets, annualized increases in salaries and wages, the future number of participants and the future cost of health care. These assumptions are updated on an annual basis. We are required to consider market conditions, including changes in interest rates, in making these assumptions.

        Long-Lived Assets—Long-lived assets, including fixed assets and intangible assets with finite useful lives, are evaluated periodically for impairment whenever events or changes in circumstances indicate that the carrying amount of any such asset may not be recoverable. If the sum of the undiscounted cash flows is less than the carrying value, we recognize an impairment loss, measured as the amount by which the carrying value exceeds the fair value of the asset. The estimate of cash flow requires significant management judgment and requires, among other things, certain assumptions about future volume, revenue and expense growth rates, and as such, may differ from actual cash flows.

        Goodwill and Indefinite-Lived Intangible Assets—Carrying values of goodwill and intangible assets with indefinite lives are reviewed periodically for possible impairment in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets." Our impairment review is based on a discounted cash flow approach that requires significant management judgments, similar to those noted above for long-lived assets, and for the selection of an appropriate discount rate. An impairment charge is recorded for the difference between the carrying value and the net present value of estimated future cash flows, which represents the estimated fair value of the asset. We use our judgment in assessing whether assets may have become impaired between annual valuations. Indicators such as unexpected adverse economic factors, unanticipated technological change or competitive activities may signal that an asset has become impaired.

Recently Issued Accounting Standards

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement updates, clarifies and simplifies existing accounting pronouncements and became effective for us starting in fiscal 2003. In most instances, SFAS No. 145 will require gains and losses on extinguishments of debt to be classified as income or loss from continuing operations rather than as extraordinary items as previously required under the old accounting rules. Starting in 2003, any gain or loss on extinguishment of debt, previously classified as an extraordinary item in prior periods presented, that does not meet the criteria of APB No. 30 for such classification, will be reclassified to conform to the provisions of SFAS No. 145. In accordance with SFAS No. 145, we have reclassified the 2002 $5.9 million pretax extraordinary loss and the 2001 $32.2 million pretax extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $2.2 million and $12.8 million, respectively, to reclassify the tax benefits of these transactions in accordance with the new accounting standard.

        In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and nullified EITF Issue No. 94-3. SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred, whereas EITF No. 94-3 had recognized the liability at the commitment date to an exit plan. We are required to apply the provisions of SFAS No. 146 effective for exit or disposal activities initiated after December 28, 2002.

        In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation as originally provided by SFAS No. 123. Additionally, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both the annual and interim financial statements about the method of accounting for stock-based compensation and the effect of the method used on reported results (see Note 2 in our unaudited consolidated financial statements). The transitional requirements of SFAS No. 148 are effective for all financial statements for fiscal years ending after December 15, 2002. We adopted the disclosure portion of this statement beginning in the first quarter 2003. The application of the disclosure portion of this standard will have no impact on our consolidated financial position or results of operations. The FASB recently indicated that they will likely require stock-based employee compensation to be recorded as a charge to earnings pursuant to a standard they are currently deliberating, which they believe will become effective on January 1, 2004. We will continue to monitor their progress on the issuance of this standard and the impact it may have on our consolidated financial statements.

        Effective June 29, 2003, we adopted SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivatives and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard has no impact on our consolidated financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This standard requires that certain financial instruments embodying an obligation to transfer assets or issue equity securities be classified as liabilities. It is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective July 1, 2003. This standard has no impact on our consolidated financial statements.

        In January 2003, the FASB issued Interpretation No. 46, ("FIN 46") "Consolidation of Variable Interest Entities." FIN 46 requires a company to consolidate a variable interest entity (VIE), as defined, when the company will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. FIN 46 also requires consolidation of existing, non-controlled affiliates if the VIE is unable to finance its operations without investor support, or where the other investors do not have exposure to the significant risks and rewards of ownership. FIN 46 applies immediately to a VIE created or acquired after January 31, 2003. For a VIE created before February 1, 2003, FIN 46 applies in the first fiscal year or interim period beginning after December 15, 2003. In December 2003, the FASB issued FIN 46 (Revised December 2003), which superseded FIN 46 and FASB Staff Position ("FSP") No. 46-6. This interpretation delays the effective date for VIEs created prior to February 1, 2003 and is effective for public companies for periods ending after March 15, 2004. This interpretation had no impact on our consolidated financial statements.

        In December 2003, the FASB issued SFAS No. 132 R, "Employer's Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 R requires new annual disclosures about the types of plan assets, investment strategy, measurement date, plan obligations, and cash flows as well as the components of the net periodic benefit cost recognized in interim periods. The new annual disclosure requirements apply to fiscal years ending after December 15, 2003, except for the disclosure of expected future benefit payments, which must be disclosed for fiscal years ending after June 15, 2004. Interim period disclosures are generally effective for interim periods beginning after December 15,

2003. The Company has included the disclosures required by SFAS No. 132 R in its consolidated financial statements for the year ended December 27, 2003.

        In January 2004, the FASB issued an FSP on SFAS No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("the Act")." The Act was signed into law on December 8, 2003 and expanded Medicare to include prescription drugs. We sponsor retiree medical programs and we expect that this legislation will eventually reduce our costs for some of these programs. We await further guidance from various governmental and regulatory agencies concerning the requirements that must be met to obtain these cost reductions. Based on the uncertainties related to the appropriate accounting methodology for this event, we have elected to defer financial recognition of this legislation until the FASB issues final guidance. This FSP permits a sponsor of a postretirement health care plan that provides a prescription drug benefit to make a one-time election to defer accounting for the effects of the Act.

BUSINESS

        We are a leading manufacturer and marketer of a diversified portfolio of well-recognized branded consumer and personal products, including:

• Playtex Infant Care products,	• Banana Boat Sun Care products,
• Playtex Diaper Genie,	• Woolite rug and upholstery cleaning products,
• Wet Ones pre-moistened towelettes,	• Playtex gloves,
• Baby Magic baby toiletries,	• Ogilvie home permanent products, and
• Playtex Feminine Care products,	• Binaca breath freshener products.

        In fiscal 2003, approximately 97% of our net sales came from products in which we held the number one or two market share position in the United States. Products in which we held the number one U.S. market share position for fiscal 2003 and their market share in their respective categories were:

• Diaper Genie diaper pails (93%),	• Playtex cups and mealtime products (45%),
• Playtex disposable liners (83%),	• Binaca liquid breath freshener products (40%),
• Ogilvie home permanent products (75%),	• Mr. Bubble children's bubble bath (30%), and
• Wet Ones pre-moistened towelettes (68%),	• Playtex gloves (28%).

        Products in which we held the number two U.S. market share position for fiscal 2003 and their market share in their respective categories were:

• Woolite rug and upholstery cleaning	• Banana Boat Sun Care products (21%), and
products (28%),	• Playtex reusable bottles (21%), and
• Playtex tampons (27%),	• Baby Magic baby toiletries (8%).

History

        Our company was founded in 1932 as The International Latex Company (later International Playtex) as a manufacturer using latex based technology. We introduced our first latex gloves in 1954 and acquired a tampon manufacturer in the mid-1960's, in addition to introducing our first disposable baby bottles and nipples. As such, we were an early manufacturer and marketer of infant feeding products, tampon and latex glove products and we developed strong leadership positions in each category. In 1988, our women's apparel operations were spun off and are currently owned by Sara Lee Corporation. During the mid/late 1990's, we made a series of strategic acquisitions, which have diversified and strengthened our product portfolio, including Banana Boat and Woolite in 1995; Wet Ones, Ogilvie, Binaca, Mr. Bubble and others in 1998; as well as Diaper Genie and Baby Magic in 1999. Throughout our history, Playtex has grown through industry leading product innovation and portfolio enhancing acquisitions of leading North American brands.

The Company

        We are a leading manufacturer and marketer of a diversified portfolio of well-recognized branded consumer and personal products. For the twelve months ended December 27, 2003, we generated approximately 97% of our sales from products in which we held the number one or number two market share position in the U.S. Our brand name recognition, consumer-focused product innovation, acquisition strategy and well-established distribution channels have enabled us to maintain a leading market position in attractive product categories. For the twelve months ended December 27, 2003, we generated net sales of $657.7 million, net earnings of $18.2 million and EBITDA of $98.9 million.

        The following table sets forth net sales and market share data for our principal product lines for the fiscal year 2003, for each of our divisions—Personal Products, Consumer Products and International/Corporate Sales (dollars in millions):

Divisions	Principal Brand Name	Market Position	FY 2003 Market Share	FY 2003 Net Sales	Percent of Net Sales
Personal Products Division:
Infant Care—Infant Feeding & Soothing	Playtex	1	34.2%	$98.9	15.0%
—Diaper Disposal System	Diaper Genie	1	92.7	40.3	6.1
—Hands and Face Towelettes	Wet Ones	1	68.1	37.0	5.6
—Bath Additives	Mr. Bubble	1	30.0	5.9	0.9
—Infant Toiletries	Baby Magic	2	8.0	29.4	4.5
—Other				2.0	0.4

Total Infant Care				213.5	32.5
Total Feminine Care	Playtex	2	26.6	164.8	25.0

Total Personal Products Division				378.3	57.5
Consumer Products Division:
Sun Care	Banana Boat	2	21.4	84.3	12.8
Household Products—Carpet Cleaning	Woolite	2	27.9	30.1	4.6
—Household Gloves	Playtex	1	27.9	16.2	2.5
Personal Grooming—At-Home Permanents	Ogilvie	1	74.7	12.9	2.0
—Breath Spray & Drops	Binaca	1	39.8	3.1	0.5
—Other				9.1	1.3

Total Household and Personal Grooming Products				71.4	10.9

Total Consumer Products Division				155.7	23.7

International/Corporate Sales Division:				123.7	18.8

Total				$657.7	100.0%

Competitive Strengths

        We believe we are distinguished by the following competitive strengths:

    •
    Exceptional Consumer Franchises.    Our principal brand names—Playtex, Diaper Genie, Baby Magic, Wet Ones, Mr. Bubble, Banana Boat, Woolite, Ogilvie and Binaca—are well-known and respected by both consumers and retailers as being high quality and innovative products. To further develop and maintain our significant brand equity and consumer loyalty, we invest in advertising and promotional support. In addition to amounts spent on trade support, we spent $85.3 million on consumer-related advertising and promotional support for the twelve months ended December 27, 2003. We believe that our exceptional consumer franchises provide us with increased leverage with retailers and greater product visibility with consumers.

    •
    Leading Market Positions in Attractive Categories.    For the twelve months ended December 27, 2003, we generated approximately 97% of our net sales from categories in which we held the number one or number two market share position in the U.S. Furthermore, we believe that the core categories in which we compete, Infant Care, Feminine Care and Sun Care, exhibit attractive characteristics. Within Feminine Care, the tampon market is characterized by steady growth, a high degree of customer brand loyalty and a relatively low sensitivity to economic cycles. By comparison, the Infant Care and Sun Care markets have historically grown more rapidly. The growth in the Infant Care market is principally due to the receptiveness of consumers to new products, and the growth in the Sun Care market is principally due to increased consumer awareness of sun care issues coupled with more active lifestyles.

    •
    Consumer-Focused Product Innovation.    We devote significant resources and attention to product innovation and consumer research to develop differentiated products with new and distinctive features which provide increased convenience and value to our consumers. Our innovative products launched recently include:

    •
    Beyond Tampons: This new flushable applicator tampon began shipping in January 2004. This tampon is targeted to women who want the convenience and flushability of a cardboard applicator tampon with the comfort of a plastic applicator tampon. The flushable applicator segment remains a significant portion of the tampon market with many women desiring a more comfortable flushable applicator tampon. We believe this new product provides us with an opportunity to capture a greater share of the flushable applicator market and help us regain lost share;

    •
    Restage of Base Spill-Proof Sipster Cups: The base spill-proof Sipster cup has been modernized to increase its appeal to young children and parents. The redesigned cup features multiple colors with coordinated tops and animated character art. We believe this should help generate additional interest in our base cups business;

    •
    The First Sipster and Sparklin' Sipster Cups for Infants: The First Sipster was launched in 2003 and Sparklin' Sipster was launched in 2004. Our infant feeding systems are geared to meet every stage of development from birth to age seven. These cups position us well for the transition from bottle feeding to cups and help influence the next generation to become Playtex cup users;

    •
    The Insulator and Insulator Sport: These products are an innovative extension to our base cup line. They are especially popular in summertime when parents want to maintain cold liquid. Additionally, they are "sweat proof" and leave no condensation. Our continuous innovation in the cup market has been key to maintaining our number one market position in the cups category;

    •
    NaturaLatch Nipple for our Disposables System and VentAire NaturalShape: This natural shape nipple is clinically proven to more closely resemble breast feeding. Playtex is positioning its infant feeding offerings as the best supplement to breast feeding given recent trends toward a preference for breast feeding. The new nipple will be sold with our Disposables System and our rapidly growing VentAire system with a wider bottle design to more closely mimic breast feeding. These are innovative entries in the disposable bottle and reusable hard bottle categories;

    •
    Playtex One Step Breast Milk Storage Kit: This kit allows a mother to use any breast milk pump to express milk directly into one of our bottles (disposable or reusable). Marketed with our disposables line, this is another key item which positions us well with breast feeding mothers, resulting in increased dependence on our disposable feeding products. It is called One Step because it uses our Drop-In storage technology to allow a mother to express milk into our liner and feed her child directly from the disposable liner without the need to transfer milk. This item has just begun shipping;

    •
    Baby Magic Calming Milk Toiletries: These products are aimed at the premium end of the baby toiletries segment and follow with the more spa like trends of the category.

        The chamomile and lavender scents calm and soothe and have helped reinvigorate this line;

      •
      Sun Care: We continue to provide innovative ways to deliver sun protection. For the 2004 season, we are launching Surf, an eight hour waterproof instant protection brand. Last year we launched Baby Magic by Banana Boat, the mildest instant sun protection available targeting the baby sun care market. We are extending the successful Suntanicals line, which we introduced in 2003, by adding a higher SPF and after-sun products to the line. Also for 2004, we have restaged and repackaged much of our line to improve the look and better communicate product benefits; and

      •
      Woolite Oxy Deep Carpet and Upholstery Cleaner: This product capitalizes on recent trends toward oxygen cleaning. Oxy Deep was the first pre-mixed spray oxygenated cleaner available in this category. The success of Oxy Deep enabled us to reach a market share of 27.9% for 2003, which is our all time high market share in this category.

    •
    Strong Cash Flows.    Our strong consumer franchise and stable categories enable us to generate strong free cash flows (which we define as cash flows from operating activities less cash flows from investing activities). Historically, we have used our free cash flows to invest in our businesses, repay indebtedness and pursue selected acquisitions. During the fiscal year ended December 27, 2003, we utilized our free cash flow to repay $34.5 million of indebtedness. In addition, the outstanding balance on our Receivables Facility decreased by $18.0 million during this period.

    •
    Well-Established Distribution Channels.    Our products are distributed in virtually every major food chain, drug chain, mass merchandiser and warehouse club in the United States. We believe that the depth and breadth of these distribution channels permit us to rapidly introduce new products. To further enhance our relationship with our retailers, we focus sales and marketing efforts on category management programs. In these programs, we work with retailers to increase category sales and profitability through detailed analysis of consumer buying habits and improved merchandising techniques. Coupled with the strength of our number one and number two market share positions, we believe that these programs strengthen our relationships with retailers and increase our sales.

Business Strategy

        The principal features of our growth strategy are outlined below:

    •
    Gain Market Share and Increase Sales.    We have historically gained market share and increased sales in our key businesses due to consumer-focused product innovations, creative merchandising techniques, targeted consumer marketing programs and selected acquisitions. We use a number of techniques to grow our existing brands, including product innovation derived from extensive consumer research and product development skills, consumer-focused marketing programs to promote trial use and strengthen consumer loyalty, and innovative category management tools to strengthen our relationships with our retail partners and improve on-shelf presence.

    •
    Continue Operational Improvements.    We continue to seek opportunities to reduce our cost structure and increase our productivity without sacrificing quality. We have a solid history of successful cost containment and efficient working capital management. In 2003, we engaged an outside operations consultant to perform a comprehensive review of our operations and internal functions. Based on that review and with the assistance of the consultant, we have launched a comprehensive program of operational improvements that we expect will result in increased effectiveness and profitability. We believe these improvements can be implemented without a significant increase in capital expenditures or loss of productivity. We believe these opportunities can result in annual savings between $12 and $14 million and can be fully realized by 2005.

    •
    Selectively Extend Brands into New Product Categories.    We consider brand building to be one of our core competencies. We will look to extend our Playtex, Banana Boat and other brand names into new product categories to capitalize on our brand equity, our reputation for customer-focused product development and our well-established distribution network. Recent examples include co-branding the Playtex brand name with the Baby Magic and Diaper Genie lines, and co-branding Baby Magic with Banana Boat.

    •
    Build Sales in Alternate Markets.    Historically, less than 5% of our net sales have been generated outside of North America. This has allowed us to focus our efforts on expanding our business in the geographic area with which we are most familiar. While this has been beneficial, we continue to look to expand our sales outside of North America in a profitable manner by partnering with experienced distributors familiar with the countries in which they operate. In addition, we have a corporate sales team that focuses exclusively on expanding our presence in alternate distribution channels in the United States, including warehouse clubs, convenience stores, military establishments and telemarketing. Most recently, we assumed direct control of the Banana Boat business in Australia from an existing distributor and are having success at expanding that market.

    •
    Consider Selective Acquisitions.    Since 1998, we have made several acquisitions which added a number of well-known brands, including Wet Ones, Diaper Genie, Baby Magic, Ogilvie, Binaca and Mr. Bubble. On an opportunistic basis, we will continue to consider acquisitions that are consistent with our strategic plans.

Products

        We are organized in three divisions, which allows us to focus more effectively on individual product lines, category management initiatives and certain specialty classes of trade. Our two largest divisions, the Personal Products Division and the Consumer Products Division, constituted approximately 81% of our consolidated net sales in fiscal 2003 and fiscal 2002 and 82% in fiscal 2001.

        Personal Products Division—The Personal Products Division accounted for approximately 58% of our consolidated net sales in fiscal 2003 compared to 59% in fiscal 2002 and 58% in fiscal 2001. This Division includes Infant Care and Feminine Care products sold in the United States primarily to mass merchandisers, grocery and drug classes of trade. The Infant Care product category includes:

Infant Feeding Products	Other Infant Care Products
• Playtex disposable Nurser System,	• Diaper Genie diaper disposal system,
• Playtex cups and mealtime products,	• Wet Ones towelettes,
• Playtex reusable hard bottles, and	• Baby Magic infant toiletries,
• Playtex pacifiers.	• Baby Magic baby wipes, and
• Mr. Bubble children's bubble bath.

        The Feminine Care product category includes a wide range of plastic and cardboard applicator tampons, as well as complementary products, marketed under such brand names as:

Tampons	Complementary Products
• Playtex Gentle Glide,	• Playtex Personal Cleansing Cloths for use in
• Playtex Portables,	feminine hygiene, and
• Playtex Slimfits,	• Playtex Heat Therapy patch to alleviate
• Playtex Silk Glide; and	discomfort associated with menstrual pain.
• Playtex Beyond.

        Infant Care—Infant Care accounted for approximately 56% of Personal Products net sales in fiscal 2003 compared to 54% in fiscal 2002 and 55% in fiscal 2001.

        Our largest Infant Care business is infant feeding products, in which we held a market leading 34% market share in 2003. We are particularly strong in both the disposable feeding and the infant cup categories with 2003 market shares of 83% and 45%, respectively. We are also strong in the diaper pail category with our 93% market share leading Diaper Genie brand. In pre-moistened towelettes, our Wet Ones brand held a 68% market share of the hand and face segment. Our Mr. Bubble brand held a 30% market share of the bath additives category and became the market share leader in this category during fiscal 2002. Baby Magic held an 8% market share of the infant toiletries category and is strong in the lotions and bath segments with 15% market shares of each of those segments.

        Our strategy for maintaining market leadership positions is centered on:

  •
  Continually offering new infant care solutions as well as improving existing products and expanding the size of the category,

  •
  Marketing directly to expectant mothers through specialized channels such as industry publications and pediatricians, and

  •
  Cross-selling opportunities across all product lines.

        Disposable Feeding & Reusable Bottles—We offer both disposable feeding systems and reusable bottles in addition to nipples and other complementary products marketed under the Playtex brand. Historically, we have focused on the disposable segment, as we believe that disposable bottle liners are healthier and more convenient than traditional reusable bottles. The disposable collapsible liner placed inside the holder limits the amount of air in-take by the baby and reduces painful spit-ups and burping.

        Our Drop-Ins, patented, ready-formed disposable liners, made disposable liners much easier for parents to use and since its introduction have driven improved market share. Our disposable feeding systems currently account for 83% of the disposable feeding category.

        In an effort to broaden our product offerings in the reusable bottle segment, we developed VentAire in 1998. The VentAire bottle, has a patented air venting system that allows air to escape as the baby sucks on the nipple, much like the benefits of a disposable bottle. In 2004, we will introduce several new products that better align us with the needs of breast feeding mothers. These new products will help augment beast feeding, such as the VentAire NaturalShape nipple, a NaturaLatch nipple and the One Step Breast Milk Storage Kit, which allows the consumer to go from breast pump to storage to feeding using our Drop-Ins disposable liner technology.

        Cups—In 1994, we introduced the spill-proof cup, an innovation that changed the infant cup category. Prior to this introduction, there was no distinct market segment for children's cups. With the launch of the spill-proof line, the category has expanded from $34 million of retail sales to more than $140 million in 2003. We held a market leading 45% dollar market share in 2003. Over the past few years, we have introduced new products to expand our offerings in the cups segment, including the QuickStraw cup, the Big Sipster, a cup targeted at older children, and the Gripster, made to fit small hands. In 2002, we introduced the Insulator cup line, representing the next generation in cup technology. The Insulator cup is designed to maintain the temperature and freshness of liquids for a longer period of time. In 2003, we introduced the Insulator Sport, a new insulated leak-proof cup with a flip top straw lid for growing kids and a new trainer cup for toddlers, The First Sipster. In 2004, we added to our cup offerings with the introduction of the Sparklin' Sipster, a clear cup with a distinctive "sparkling" look.

        Diaper Disposal Systems—Diaper Genie, which we acquired in 1999, leads the diaper disposal market with a 93% market share in 2003. The Diaper Genie business is comprised of two segments:

  •
  Diaper Genie diaper pail unit, and

  •
  Diaper Genie liner refills, the largest component of the business.

        The diaper pail unit individually seals diapers in an odor-proof, germ-proof chain. The unit uses our proprietary refill liners, which typically lasts approximately one month. In 2001, we improved the diaper pail unit and introduced a new liner. We improved the cutter cap system, which makes the unit easier to use and we introduced a toddler film refill to the market for older age children, targeted to extend the usage period. A large percentage of the diaper pail units are given to expectant mothers as gifts. This provides a unique opportunity to begin cross-marketing our entire line of Infant Care products before the baby arrives.

        Baby Toiletries—Baby Magic, which we acquired in 1999, occupies the number two position among the branded products in the U.S. baby toiletries category (defined as lotions, shampoos, powders, bath products, oils and gift packs), with an 8% dollar market share in 2003. Baby Magic is strongest in the lotions and bath segments with 15% dollar market share of each of those segments. The U.S. baby toiletries category has been extremely competitive since our acquisition of the Baby Magic brand in 1999. In the second quarter of 2002, we introduced a new line of Baby Magic Calming Milk products including a foaming bath, bath lotion and massage lotion. We added a shampoo to the Calming Milk line in the fourth quarter of 2003. Our full year 2003 market share is down slightly compared to 2002 and 2001 due to the continued competitive environment.

        Pre-moistened towelettes—Early in 1998 we acquired Wet Ones, the market share leader in the hands and face segment of the market with a 68% dollar market share in 2003. Wet Ones are used by parents and others in applications other than diaper changing, such as cleaning up after meals or traveling away from home. The pre-moistened towelette category experienced rapid growth over the last few years as competitors entered the category and invested heavily in advertising and promotion to generate trial of their product. Our retail consumption increased 7.3% and our dollar market share increased 5.0 percentage points in 2003 compared to 2002.

        Other Infant Care Brands—Our Mr. Bubble children's bubble bath brand is a widely recognized brand name among consumers and became the market share leader in the bath additives category in 2002. Mr. Bubble had a 30% dollar market share in 2003. In fiscal 2000, we decided to market our domestic baby wipes under the Baby Magic name and we continue to market Chubs internationally.

        Our Infant Care marketing is focused on a specific group of people: new and expectant mothers. These consumers undertake an immense amount of research and education, both before the child is born and after, to enhance their ability to make informed decisions concerning the health and welfare of their new infants. As such, we utilize various techniques to communicate with parents in addition to traditional media advertising. Programs directed at new mothers include the distribution of millions of samples and coupons prenatally via childbirth instructors and postnatally in hospitals. We also provide educational materials to pediatricians, lactation consultants and hospitals such that new parents receive professional recommendations to use our Infant Care products. In addition, we have developed the website www.playtexbaby.com to provide information to new and expectant mothers as well as to introduce and market our entire line of Infant Care products. Across our entire line of Infant Care products, we communicate an image of quality, health, innovation and convenience to attract and retain users.

        Feminine Care—Playtex Feminine Care accounted for approximately 44% of Personal Products net sales in fiscal 2003 compared to 46% in fiscal 2002 and 45% in fiscal 2001. In the tampon category, consumer purchases are driven primarily by comfort, quality, protection and value, leading to intensely strong brand loyalties. For over 20 years, Playtex has been the second largest selling tampon brand overall in the U.S. and currently holds the largest position in the higher growth plastic applicator and deodorant segments. We have been able to grow our share of the tampon category since 1996 through a strategy of:

  •
  Offering a diversified product line providing choice for consumers,

  •
  Continuing new product development and product improvements,

  •
  Leveraging the Playtex brand,

  •
  Strategically targeting new users:

  •
  Young, first-time feminine product users

  •
  Conversion of pad users to tampons, and

  •
  Category expansion through introducing complementary products.

        For fiscal 2003, we had a 27% dollar market share of the tampon category. Our overall share of the tampon category grew by 4.0 percentage points from 1996 through 2002 and the share differential between Playtex and the category share leader has narrowed from approximately 23 percentage points in 1996 to approximately 18 percentage points in 2003.

        Late in the third quarter of 2002, the market share leader in the tampon category introduced a new plastic applicator tampon product supported with extensive advertising and promotional spending. While our dollar market share in the tampon category decreased three share points in 2003 due, in part, to the heavily promoted new competitive product our dollar market share for the month of December 2003 was essentially flat versus the same month in 2002. We have aggressively defended our market share in the tampon category with advertising support and the introduction of two product improvements including an improved soft pearlized plastic applicator and an improved deodorant fragrance, each of which enhances consumer benefits. The improved product was introduced in the first quarter of 2003 and reached retail shelves in the second quarter.

        Plastic applicator tampons—Historically, our core strength has resided in plastic applicator tampons where Playtex is the clear leader with a 47% 2003 dollar market share and 59% 2002 market share of the plastic applicator segment. Though dollar market share declined in 2003 given the entry of a competitive plastic product, Gentle Glide remains the number one plastic brand in the market.

        Gentle Glide is our most significant plastic applicator tampon. These soft plastic applicator tampons were designed with a smooth rounded tip and a unique double-layer construction, allowing for ease of insertion and comfortable fit as well as reliable leakage protection. Our Gentle Glide line has provided a platform to launch new product enhancements. In 2003, we launched an improved, softer pearlescent applicator and improved deodorant fragrance.

        Portables were developed to provide maximum convenience and portability. To meet consumer demand for smaller products, Portables have a compact construction with a two-piece applicator that allows the user to discreetly transport and easily assemble the product to a full-sized applicator. Additionally, Portables are associated with the same level of quality and protection as Gentle Glide products.

        Slimfits are designed to appeal to a key niche segment of the tampon category: young teenagers. The introduction of Slimfitswas a direct result of our strategy to focus on first-time, feminine care product users. To promote Slimfits, we utilized focused teen awareness campaigns and targeted product sampling. Slimfits have a narrower applicator and pledget providing for greater comfort and ease of insertion. We believe Slimfits will continue to build our business over the long-term by encouraging young women to use tampons rather than pads at an earlier age and by developing brand loyalty for our tampons at a time when lifelong preferences are forming. We believe these teenagers will develop a loyalty to the Playtex brand and they will naturally transition to the Gentle Glide line.

        Flushable applicator tampons—Flushable applicator tampons represented approximately 5% of Feminine Care net sales for the Personal Products Division in fiscal 2003. We have a full line of flushable applicator tampons to provide a complete portfolio of product offerings to consumers and to best match a broader array of consumer preferences. Users tend to be loyal to one form of applicator over another; thus, the introduction of a flushable applicator to the tampon product portfolio has allowed us to leverage the Playtex brand name to capture a share of the flushable applicator segment.

        Beyond tampons are an innovative new flushable applicator tampon, which began shipping in January 2004. This tampon is targeted to women who want the convenience and flushability of a cardboard applicator tampon with the comfort of a plastic applicator tampon. The flushable applicator segment remains a significant portion (37%) of the tampon market with many women desiring a more comfortable flushable applicator tampon. We believe this new product provides us with an opportunity to capture a greater share of the flushable applicator market and help us regain lost market in the overall tampon category.

        Silk Glide is our original line of flushable applicator tampons. With the introduction of Beyond in the flushable segment, the distribution of Silk Glide will be limited to the value segment of the marketplace, primarily in dollar store retailers.

        Complementary feminine care products—We introduced two new complementary feminine care products leveraging the consumer trust and strong brand awareness of our tampon franchise. We have been successful in working with retailers to merchandise these products in the feminine care aisle alongside our tampons to best leverage the Playtex brand name. These products demonstrate our ability to expand the category beyond tampons.

        In 2001, we introduced Personal Cleansing Cloths, pre-moistened towelettes for feminine hygiene. It has become the number one brand in this small niche category. Our Personal Cleansing Cloths are formulated with vitamin E and aloe and offer antibacterial efficacy.

        We introduced the Playtex Heat Therapy patch in July 2002. Designed to be discrete and alleviate the discomfort associated with menstrual cramps for up to 12 hours, the Playtex patch is differentiated from other heat patches marketed to alleviate other types of discomfort.

        Consistent with our overall marketing strategy, our marketing efforts in Feminine Care have leveraged the strength of the Playtex brand that caters to the active, young female. Employing a "pull" strategy, we focus on advertising and selective consumer promotional activity to build our brand equity. Our Feminine Care marketing strategy centers on attracting first-time users and converting feminine protection pad users to tampon users by communicating the advantages of tampon usage. To that end, several recent advertising campaigns have highlighted the "diaper-like", "bulky" nature of the feminine protection pad while promoting the comfort and convenience of tampons. Given our singular focus on tampons, we believe that we are well positioned among our competitors to endorse tampons over pads and we hope to capture a disproportionately high number of new users.

        Consumer Products Division—The Consumer Products Division accounted for approximately 23% of our consolidated net sales in fiscal 2003 compared to 22% in fiscal 2002 and 24% in fiscal 2001. This division includes Sun Care, Household Products and Personal Grooming products sold in the United States, primarily to mass merchandisers, grocery and drug classes of trade.

        Sun Care—We continue to provide innovative ways to deliver sun protection. For the 2004 season, we are launching Surf, an eight hour waterproof instant protection brand. In 2003, we launched Baby Magic by Banana Boat, the mildest instant sun protection available targeting the baby sun care market. We are extending the successful Suntanicals line, which we introduced in 2003, by adding a higher sun protection factor ("SPF") and aftersun products to the line. Also for 2004, we have restaged and repackaged much of our line to improve the look and better communicate product benefits. Our Sun Care products are a strong number two in the U.S. sun care category with a 21% dollar market share in 2003.

        Since 1995, Banana Boat has been able to consistently grow its share of the sun care category through a strategy of:

  •
  Providing new and differentiated products,

  •
  Communicating Banana Boat's family-oriented image, thus targeting the most attractive user groups, and

  •
  Working with our customers to best maximize sales and profitability through active category management.

        Our Sun Care marketing strategies are directed at the family demographic, where Banana Boat communicates a "fun-in-the-sun for the active wholesome family" image. In addition, the marketing and sales plan for Banana Boat utilizes a variety of specialized programs such as: sweepstakes, sampling at outdoor events, radio tie-ins and promotions at new store openings to provide additional visibility for the brand. Our interactive website, www.bananaboat.com, conveys educational information in a fun, casual manner.

        To supplement our distribution network, we have a direct store delivery ("DSD") distribution team focused in high consumption areas of the U.S. (east and gulf coasts). With a fleet of more than thirty vans and operators with an in-depth knowledge of our sun care products, the DSD network allows us to build strong retailer relationships, gather marketing intelligence and ensure that our products are properly stocked on retailer shelves.

        Industry convention and the seasonal nature of the sun care business require that manufacturers of sun care products provide retailers with the opportunity to return unsold products at the end of the sun care season. To reflect the impact of potential returns, we provide for estimated returns in our reported operating results as sales are made throughout the year. The level of returns may fluctuate from our estimates due to several factors including weather conditions, customer inventory levels, and competitive conditions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies."

        In 2002, we initiated a more proactive approach to managing late season shipments to retailers. The initiative is to better align our shipment patterns to retail consumption patterns during the Sun Care season. We have continued this proactive process in 2003 with the objective of reducing costs associated with returns. After our first full season of managing shipments and monitoring returns, we see reductions in the amount of returns and their associated handling costs.

        Household Products/Personal Grooming—Our Household Products/Personal Grooming business consists of a number of leading and well-recognized brands including our: Woolite rug and upholstery cleaning products, Playtex household gloves, Ogilvieat-home permanents and Binaca breath spray and drops. We also compete in the value-priced end of the toothbrush business with our Tekand Dentax brands of toothbrushes, and in deodorants with our Tussy brand.

        Woolite holds the second branded position in the U.S. rug and upholstery cleaning products category with a 28% market share in 2003. Driving net sales and market share growth in 2002 and 2003 were two new products: Woolite Instant Power Shot (non-foaming aerosol cleaner designed for quick removal of stains), introduced late in 2001 and Woolite Oxy Deep (a spray oxygen based carpet cleaner designed to remove tough set-in stains) introduced in the third quarter of 2002.

        With a long-standing reputation for superior quality, durability and value, Playtex gloves have enjoyed market share leadership since we introduced reusable household latex gloves in the U.S. in 1954. The Playtex brand name is virtually the only well known name in the segment and our Living and Handsaver brands are recognized as the highest quality reusable household gloves in the industry. As demand for disposable household gloves grew, we introduced a line of disposable gloves to leverage the Playtex brand in this category. In 2002, we lost dollar two market share points, and in 2003, we lost an additional two market share points due to competitive activities and an increase in private label distribution.

        Our Ogilvie brand is the market leader of the at-home permanents and straighteners category, with a 75% dollar market share in 2003. Retail consumption of at-home permanent products has been declining due to the tendency of consumers to get their hair permed in professional beauty salons. Our strategy is to grow our market leadership position by repositioning the brand to younger consumers and, as category leader, to positively impact the growth of the category as a whole. Since our acquisition of the Ogilvie brand we have successfully launched Ogilvie Straightener, which removes the curl from permed hair, controls the curl from naturally curly hair, and delivers smooth texture to hair. This product is targeted to younger consumers.

        International/Corporate Sales Division—The International/Corporate Sales Division constituted approximately 19% of our consolidated net sales in fiscal 2003 and fiscal 2002 and 18% in fiscal 2001. The International/Corporate Sales Division includes:

• sales to specialty classes of trade in the United States including wholesale clubs, military, convenience stores, specialty stores, and telemarketing,
• export sales,
• sales in Puerto Rico,
• results from our Canadian and Australian subsidiaries, and
• sales of private label tampons.

        The International/Corporate Sales Division sells the same products as are available to our U.S. customers. Sales to specialty classes of trade represented 43% of the total division's net sales in fiscal 2003 compared to 54% in fiscal 2002, and 52% in fiscal 2001. The decrease in sales in the specialty class of trade in 2003 was due to the competitive environment in tampons and lower Sun Care net sales due to unfavorable weather and lower pallet deals to warehouse clubs.

Marketing

        Our advertising and promotion expenditures for the past three years were (in thousands):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Total advertising and promotion	$85,326	$83,322	$82,832
As a percentage of net sales	13.0%	11.6%	11.4%

        These expenditures are primarily for television, radio and print advertising and production as well as consumer promotions and market research. We believe these expenditures support our brand-building activities and are an investment in the long-term longevity of our brands. The increase in advertising and promotion as a percentage of net sales was due to our continued defense of our tampon franchise.

        In addition to the advertising, consumer promotions and market research costs noted above, we routinely enter into other marketing efforts such as customer trade promotions and consumer coupons. Customer trade promotions include introductory marketing funds (slotting fees), cooperative marketing programs, shelf price reductions on our products, advantageous end of aisle or in-store displays, graphics and other trade promotion activities conducted by the customer. Costs for these trade promotions and consumer coupons are recorded as a reduction of sales and are not included as a component of advertising and promotion.

Competition

        The markets for our products are highly competitive and they are characterized by the frequent introduction of new products, often accompanied by major advertising and promotional programs. We compete primarily on the basis of product quality, product differentiation and brand name recognition supported by advertising and promotional programs.

        Our competitors consist of a large number of domestic and foreign companies, many of which have significantly greater financial resources and less debt than we do. We believe that the market for consumer-packaged goods is very competitive and may intensify further in the future. Competitive pressures on our products may result from:

• new competitors,
• new product initiatives by competitors,
• higher spending for advertising and promotion, and
• continued activity in the private label sector.

        Our Infant Care and Feminine Care businesses are particularly competitive. We have faced heavy competition as new entrants have entered the market, including our cups, baby toiletries, pre-moistened towelettes and diaper disposal categories. In 2002, the market share leader in the tampon category introduced a new plastic applicator tampon product supported with extensive advertising and promotion. The competitive spending in the tampon category behind the launch of this new product throughout 2003 has led to a decline in our net sales and market share in tampons. In each case, we are aggressively defending our market share positions through marketing programs and introducing innovative new products. We feel we have stabilized our existing market shares given recent market share trends for Playtex and our competitors.

Regulation

        Government regulation has not materially restricted or impeded our operations. Certain of our products are subject to regulation under the Federal Food, Drug and Cosmetic Act and the Fair Packaging and Labeling Act. We are also subject to regulation by the Federal Trade Commission with respect to the content of our advertising, our trade practices and other matters. We are subject to regulation by the United States Food and Drug Administration in connection with our manufacture and sale of tampons.

Distribution

        We sell our products using approximately 175 direct sales personnel, independent food brokers and exclusive distributors. Independent brokers supplement the direct sales force in the food class of trade, by providing more effective coverage at the store level. Our invoiced sales in the U.S. during the past three years were distributed to the following classes of trade:

	Twelve Months Ended
Class of Trade	December 27, 2003	December 28, 2002	December 29, 2001
Mass merchandisers	49%	46%	44%
Supermarkets	28%	30%	31%
Drug stores	14%	16%	17%
Specialty	9%	8%	8%

Total	100%	100%	100%

        Our field sales force makes sales presentations at the headquarters or home offices of our customers, where applicable, as well as to individual retail outlets. The sales representatives focus their efforts on selling our products, providing services to our customers and executing programs to ensure sales to the ultimate consumer. Consumer-directed programs include arranging for on-shelf and separate displays and coordinating cooperative advertising participation.

        We use three third-party distribution centers to ship the majority of our products to customers. These distribution centers are geographically located to maximize our ability to service our customers.

Research and Development

        Our research and development group operates out of a state-of-the-art technical center in Allendale, New Jersey and manufacturing facilities in Dover, Delaware. The Allendale facility was built for us under a 15-year lease, which commenced in 1999, with two five-year renewal options. Approximately 80 employees are engaged in our research and development programs, for which expenditures were $16.3 million in fiscal 2003, $15.2 million in fiscal 2002 and $13.9 million in fiscal 2001.

        The primary focus of our research and development group is to design and develop new and improved products that address our customers' wants and needs. In addition, our research and development group provides technology support to both in-house and contract manufacturing and safety and regulatory support to all of our businesses.

Trademarks and Patents

        We own rights to a number of United States, Canadian and foreign trademarks that are important to our business, including, but not limited to: BABY MAGIC®, BANANA BOAT®, BEYOND™, BIG SIPSTER®, BINACA®, BINKY®, BLASTERS®, DENTAX®, DIAPER GENIE®, DRINKUP®, DROP-INS®, FAST BLAST®, FIRST SIPSTER®, GENTLE GLIDE®, GET ON THE BOAT®, GRIPSTER®, HANDSAVER®, HEAT THERAPY®, HEAVY TRAFFIC®, INSULATOR®, INSULATOR SPORT®, LIPPOPS®, MADE STRONG TO LAST LONG®, MAKES GETTING CLEAN ALMOST AS MUCH FUN AS GETTING DIRTY®, MOST LIKE MOTHER®, MR. BUBBLE®, NATURAL ACTION™, NATURALATCH™, NATURALSHAPE®, NOBODY BABIES YOUR BABY BETTER®, OGILVIE®, OXY DEEP®, PORTABLES®, POWER SHOT®, PRECISELY RIGHT®, QUICKSTRAW®, QUIK BLOK®, SAFE'N SURE®, SILK GLIDE®, SIPEASE®, SLIMFITS®, SO COMFORTABLE YOU CAN'T EVEN FEEL THEM®, SOFT COMFORT™, SOOTH-A-CAINE®, SPARKLIN' SIPSTER™, SUNTANICALS®, TEK®, TUSSY®, TWISTAWAY®, VENTAIRE®, VITASKIN®, WE GLOVE YOUR HANDS® AND WET ONES®.

        In addition, we also own royalty-free licenses in perpetuity to the PLAYTEX® and LIVING™ trademarks in the United States, Canada and many foreign jurisdictions related to certain of our feminine hygiene, baby care and other products, but excluding certain apparel related products. We license these trademarks in all countries other than the United States and Canada pursuant to a royalty free, perpetual license agreement with Playtex Apparel, Inc., a wholly owned subsidiary of the Sara Lee Corporation. We license these trademarks in the United States and Canada pursuant to a royalty free, perpetual license agreement with Playtex Marketing Corporation, a corporation jointly owned by Playtex Apparel, Inc. and us. We also have exclusive rights to the WOOLITE trademark for rug and upholstery cleaning products in the United States and Canada pursuant to a royalty free, perpetual license agreement with Reckitt & Colman Inc.

        We also own and license various United States, Canadian and foreign patents, and have filed numerous patent applications in these jurisdictions, related to certain of our products and their method of manufacture. Our patent rights expire at varying times, ranging from 2004 to 2022 and include, but are not limited to: cardboard and plastic applicators for tampons, special over-wrap for tampons, baby bottles and nipples, disposable liners and plastic holders for the nurser systems, children's drinking cups, pacifiers, sunscreen formulation, carpet cleaning compositions, various containers for liquid and moist wipes products, including special containers for children's bubble bath.

        While we consider our patents to be important to our business, we believe that the success of our products is more dependent upon the quality of these products and the effectiveness of our marketing programs.

Raw Materials and Suppliers

        The principal raw materials used in the manufacture of our products are synthetic fibers, resin-based plastics and other chemicals and certain natural materials, all of which are normally readily available. While all raw materials are purchased from outside sources, we are not dependent upon a single supplier in any of our operations for any material essential to our business or not otherwise commercially available to us. We have been able to obtain an adequate supply of raw materials, and no shortage of any materials is currently anticipated.

Customers and Backlog

        No single customer or affiliated group of customers, except Wal-Mart and Target Corporation ("Target"), accounted for over 10% of our consolidated net sales in fiscal 2003. Wal-Mart, our largest customer, and Target, our second largest customer, represented approximately 27% and 11%, respectively, of our consolidated net sales in fiscal 2003. Our next three largest customers represented in total approximately 12% of our total consolidated net sales in fiscal 2003. In fiscal 2002, Wal-Mart represented approximately 25% of consolidated net sales and our next four largest customers represented, in total, approximately 21% of consolidated net sales.

        In accordance with industry practice, we grant credit to our customers at the time of purchase. In addition, we may grant extended payment terms to new customers and for the initial sale of introductory products and product line extensions. We also may grant extended terms on our Sun Care products due to industry convention and the seasonal nature of this business although payment on the specified due dates are not excused for any reason.

        Our practice is not to accept returned goods unless authorized by management of the sales organization. Returns result primarily from damage and shipping discrepancies. Exceptions to this policy include our Sun Care seasonal returns. We allow customers to return Sun Care products that have not been sold by the end of the sun care season, which is normal practice in the sun care industry. We record sales at the time the products are shipped and title transfers. The terms of these sales vary but, in all instances, the following conditions are met: the sales arrangement is evidenced by purchase orders submitted by customers; the selling price is fixed or determinable; product has shipped and title transferred; there is an obligation to pay at a specified date or dates without any additional conditions or actions required by us; and collectibility is reasonably assured. Simultaneously with the time of the shipment, we reduce sales and cost of sales, and reserve amounts on our consolidated balance sheet for anticipated returns based upon an estimated return level, in accordance with GAAP. Customers are required to pay for the Sun Care product purchased during the season under the required terms. We offer a variety of extended terms options, due to the seasonal nature of sun care, for qualified customers. In all cases, these extended terms require substantial cash payments prior to or during the summer sun care season. We generally receive returns of our Sun Care products from September through March following the summer sun care season.

        In 2002, we initiated a more proactive approach to managing late season shipments to retailers. The initiative is to better align our shipment patterns to retail consumption patterns during the Sun Care season. We have continued this proactive process in 2003 with the objective of reducing costs associated with returns. After our first full season of managing shipments and monitoring returns, we see reductions in the amount of returns and their associated handling costs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Application of Critical Accounting Policies" for a more complete discussion on our policies regarding Sun Care revenue recognition.

        Because of the short period between order and shipment dates (generally less than one month) for most of our orders, the dollar amount of current backlog is not considered to be a reliable indication of future sales volume.

Employees and Labor Relations

        Our worldwide workforce consisted of approximately 1,765 employees as of December 27, 2003, of whom approximately 180 were located outside the United States, primarily in Canada. We believe that our labor relations are satisfactory and no material labor cost increases are anticipated in the near future. None of our United States facilities had union representation at December 27, 2003. During 2003, we completed the process of closing our Watervliet, New York facility, which prior to its closing was our only unionized facility. Please see Note 3 of Notes to Consolidated Financial Statements included elsewhere in this prospectus for further information.

Environmental

        We believe that we are in substantial compliance with federal, state and local provisions enacted or adopted regulating the discharge of materials hazardous to the environment. There are no significant environmental expenditures anticipated for fiscal 2004.

Properties

        Our principal executive office is located at 300 Nyala Farms Road, Westport, Connecticut 06880 and is occupied pursuant to a lease, which expires in 2005 with two five-year options to renew. Our principal manufacturing and distribution facilities are located in Dover, Delaware, Sidney and Streetsboro, Ohio, and Arnprior and Malton, Canada. In late 2002, we closed our plastic molding facility in Watervliet, New York. We demolished the building in 2003. Please see the footnote to the table set forth in "Properties" for further information. We maintain a research and development facility in Allendale, New Jersey. This facility is leased for a term of 15 years, expiring in 2013. We operate two facilities in Canada. We own the Arnprior facility, which is primarily a warehouse and assembly operation, and we lease the Malton facility, which is a warehouse and office site. This lease expires in 2005. In fiscal 2003, our average utilization rate of manufacturing capacity was an estimated 60%.

        The following table lists our principal properties as of December 27, 2003, which are located in six states, Puerto Rico and Canada. The facilities in Arnprior and Malton, Canada and Guaynabo, Puerto Rico are used specifically by the International/Corporate Sales Division. All of the other facilities are shared among our three segments.

	Number of Facilities	Estimated Square Footage
Facilities Owned
Manufacturing/Office/Distribution/Warehouse
Dover, DE	3	710,000
Streetsboro, OH	1	189,700
Arnprior, Canada	1	91,800
Sidney, OH	1	54,400
Facilities Leased
Office/Distribution/Warehouse
Dover, DE	3	268,900
Sidney, OH	2	216,800
Malton, Canada	1	72,800
Westport, CT	1	72,600
Allendale, NJ	1	43,500
Guaynabo, PR	1	15,700
Orlando, FL	1	10,400
Spokane, WA	1	8,400

Legal Proceedings

  Toxic Shock Syndrome

        Beginning in 1980, published studies reported a statistical association between tampon use and Toxic Shock Syndrome ("TSS"), a rare, but potentially serious illness. Since these studies, numerous claims have been filed against all tampon manufacturers, a small percentage of which have been litigated to conclusion. The number of TSS claims relating to our tampons has declined substantially over the years. During the mid-1980s, there were approximately 200 pending claims at any one time relating to our tampons. As of the end of February 2004, there were approximately seven pending claims. Additional claims, however, may be asserted in the future. For TSS claims filed from October 1, 1985 until November 30, 1995, we are self-insured and bear the costs of defending those claims, including settlements and trials. Effective December 1, 1995, we obtained insurance coverage with certain limits in excess of the self-insured retention of $1.0 million per occurrence/$4.0 million in total, for claims occurring on or after December 1, 1995. Effective December 1, 2003, we obtained insurance coverage with certain limits in excess of the self-insured retention of $1.0 million per claimant, for claims on or after December 1, 2003.

        The incidence rate of menstrually associated TSS has declined significantly over the years. The number of confirmed menstrually-related TSS cases peaked in 1980 at 814, with 38 deaths. At that time, the United States Center for Disease Control found that 71% of women who developed the condition had been using a new brand of tampons. That brand of product was removed from the market and The Food and Drug Administration proposed regulations, which required all tampon manufacturers to provide TSS warnings on their labeling. In 1981, the incidence of menstrually-related TSS was reported to be 470, with 13 deaths. It has continued to fall since then. Compared with the 814 menstrual TSS cases in 1980, there were only three confirmed cases in 1998 and six in 1997.

        We believe that there are no claims or litigation pending against us, including the TSS cases, which, individually or in the aggregate, would have a material effect on us. This assessment is based on:

• our experience with TSS cases,
• our evaluation of the seven pending claims,
• the reported decline in the incidence menstrually associated TSS,
• the federally mandated warnings about TSS on and in our tampon packages, and
• development of case law upholding the adequacy of tampon warnings that comply with federally mandated TSS warnings.

  Tampax Pearl

        In May 2003, we received a favorable ruling in our false advertising lawsuit against Procter & Gamble. We had challenged the superiority advertising claims Procter & Gamble utilized in support of the launch of its Tampax Pearl tampons. In awarding us $2.96 million in damages, payment of which has not been made by Procter & Gamble pending its appeal, the jury found Procter & Gamble's superiority claims for comfort, absorbency and protection to be false and misleading. Our company was granted a permanent injunction against Procter & Gamble. The order bars Procter & Gamble from communicating that its Tampax Pearl tampons are superior in any way to those of Playtex products. The order requires Procter & Gamble to immediately recall from retailers and distributors, all offending promotional products, displays, as well as an immediate halt to all television and print advertising, packaging, direct mail, sales presentations and coupons making the claims. Procter & Gamble has appealed both decisions. In a counterclaim, Procter & Gamble had argued that we were falsely advertising that some of our tampons were "so comfortable that you can't even feel them." The jury rejected that claim.

  Superfund

        We have joined a group of potentially responsible parties with respect to the Kent County Landfill Site in Houston, Delaware, which has been designated a "Superfund" site by the State of Delaware. Based on the information currently available to us, the nature and quantity of material deposited by us and the number of other entities in the group, which are expected to share in the costs and expenses, we do not believe that our costs will be material. We will share equally with The Sara Lee Corporation all expenses and costs associated with our involvement with this site.

  General

        We are a defendant in various other legal proceedings, claims and investigations that arise in the normal course of business. In our opinion, the ultimate disposition of these matters, including those described above, will not have a material adverse effect on our consolidated financial position, results of operations or cash flows.

MANAGEMENT

Directors

        Listed below are our directors and a short description of their prior work experiences. There are no family relationships or arrangements between any of them pursuant to which they were hired or promoted by the company. Ages and positions are shown as of March 26, 2004.

Name	Age	Position
Douglas D. Wheat	53	Chairman and Director
Michael R. Gallagher	58	Chief Executive Officer and Director
Glenn A. Forbes	53	Executive Vice President, Chief Financial Officer and Director
Richard C. Blum	68	Director
Michael R. Eisenson	48	Director
Robert B. Haas	56	Director
R. Jeffrey Harris	49	Director
C. Ann Merrifield	52	Director
Susan R. Nowakowski	39	Director
Todd D. Robichaux	39	Director
John C. Walker	42	Director

        Douglas D. Wheat has been our Chairman since January 2004 and a director of our company since June 1995. Mr. Wheat has been President of Haas Wheat & Partners, L.P. and its predecessor ("Haas Wheat") since 1992. (Haas Wheat is a private investment firm specializing in leveraged acquisitions). He was Co-Chairman of Grauer & Wheat, Inc. (a private investment firm) from 1989 to 1992 and Senior Vice President of Donaldson, Lufkin & Jenrette Securities Corporation from 1985 to 1989. Mr. Wheat serves as a director of AMN Healthcare Services, Inc.

        Michael R. Gallagher has been our Chief Executive Officer and a director since 1995. Prior to joining our company, Mr. Gallagher was Chief Executive Officer of North America for Reckitt & Colman PLC ("R&C"), a consumer products company, from 1994 to 1995. Mr. Gallagher was President and Chief Executive Officer of Eastman Kodak's L&F Products subsidiary from 1988 until the subsidiary was sold to R&C in 1994. From 1984 to 1988, Mr. Gallagher held various executive positions with the Lehn and Fink Group of Sterling Drug. From 1982 to 1984, he was Corporate Vice President and General Manager of the Household Products Division of The Clorox Company ("Clorox"). Prior to that, Mr. Gallagher had various marketing and general management assignments with Clorox and with The Procter & Gamble Company. Presently he serves as a director of Allergan, Inc., AMN Healthcare Services, Inc., the Association of Sales and Marketing Companies, the Grocery Manufacturers Association and the Haas School of Business-UC Berkeley.

        Glenn A. Forbes has been our Executive Vice President and Chief Financial Officer and a director since March 2000. He has served us for the past 32 years in various finance and accounting positions, including Vice President, Finance from 1988 to 2000.

        Richard C. Blum has been a director of our company since 1998. Since 1975, Mr. Blum has been Chairman and President of Richard C. Blum & Associates, Inc., the General Partner of Blum Capital Partners, L.P., an investment firm that specializes in private equity and strategic public investments.

Mr. Blum also serves as a director of Northwest Airlines Corporation, URS Corporation, and Glenborough Realty Trust, Inc. and is also a director of several private companies.

        Michael R. Eisenson has been a director of our company since 1997. Mr. Eisenson is Managing Director and the Chief Executive Officer of Charlesbank Capital Partners, LLC ("Charlesbank"), an investment firm which is the successor to Harvard Private Capital Group, Inc. He was the Managing Director of Harvard Private Capital Group from 1986 to 1998, and a Manager with the Boston Consulting Group from 1981 to 1985. He serves on the Board of Directors of CCC Information Services Group, Inc., United Auto Group, Inc., and Universal Technical Institute, Inc., as well as those of several private companies.

        Robert B. Haas has been a director of our company since 1995. He previously served as Chairman of our company from 1995 until January 2004. Mr. Haas has been actively involved in private business investments since 1978, specializing in leveraged acquisitions. He has served as Chairman of the Board and Chief Executive Officer of Haas Wheat since 1992. (Haas Wheat is a private investment firm specializing in leveraged acquisitions). Mr. Haas also serves as Chairman and a director of AMN Healthcare Services, Inc.

        R. Jeffrey Harris has been a director of our company since 2001. Mr. Harris served as Of Counsel to Apogent Technologies, Inc. ("Apogent"), a diversified manufacturer of value added laboratory and life science products for worldwide clinical, research and industrial markets from December 2000 through 2003. Prior to becoming Of Counsel, Mr. Harris served as Vice President, General Counsel and Secretary of Apogent (formerly known as Sybron International Corporation), since 1988. Mr. Harris also serves as a director of Apogent.

        C. Ann Merrifield has been a director of our company since 1997. Ms. Merrifield currently serves as President, Genzyme Biosurgery (a division of Genzyme Corporation). Previously, she was employed by Genzyme Genetics (a unit of Genzyme Corporation), serving as President from 1996 to 2001 and by Bain & Company (a consulting firm) where she was a Partner from 1987 to 1992.

        Susan R. Nowakowski has been a director of our company since 2001. Ms. Nowakowski currently serves as President and Chief Operating Officer for AMN Healthcare Services, Inc. ("AMN"), a leading publicly traded healthcare staffing company. Ms. Nowakowski serves on the Board of Directors of AMN. Ms. Nowakowski has been with AMN since 1990 and previously served as its Senior Vice President of Business Development, and prior to that as its Chief Financial Officer. Prior to joining AMN, Ms. Nowakowski worked as a financial analyst at a subsidiary of Eli Lilly & Co. and as the Finance Manager of BioVest Partners, a venture capital firm.

        Todd D. Robichaux has been a director of our company since January 2004. Mr. Robichaux is a Managing Director of Haas Wheat since January 1, 2004. (Haas Wheat is a private investment firm specializing in leveraged acquisitions). Previously, Mr. Robichaux joined Haas Wheat as a Senior Vice President in 1998; and was with Wells Fargo Bank from 1988 to 1998 where he most recently served as a vice president of structured finance.

        John C. Walker has been a director of our company since 2001. Mr. Walker has been a Partner of Blum Capital Partners, L.P. since 1997, an investment firm that specializes in private equity and strategic public investments. From 1992 to 1997, Mr. Walker was a Vice President of Pexco Holdings, Inc., a private investment holding company. From 1986 to 1992, Mr. Walker served in various managerial and technical positions in the energy industry. Mr. Walker serves as a director of Suntron Corporation and Smarte Carte, Inc.

Executive Officers

        Listed below are our executive officers, who are not directors, and a short description of their prior work experiences. There are no family relationships or arrangements between any of them pursuant to which they were hired or promoted by the company. Ages and positions are shown as of March 26, 2004.

Name	Age	Position
Kevin M. Dunn	51	President, Consumer Products Division
John D. Leahy	50	President, International/Corporate Sales Division
Richard G. Powers	58	President, Personal Products Division
James S. Cook	52	Senior Vice President, Operations
Paul A. Siracusa, Ph.D.	47	Senior Vice President, Research and Development
Frank M. Sanchez	53	Vice President, Human Resources
Vincent S. Viviani	51	Vice President, Quality Systems
Paul E. Yestrumskas	52	Vice President, General Counsel and Secretary

        Kevin M. Dunn has been President, Consumer Products Division since 2000. Prior to joining us, Mr. Dunn was President of R&C's North American Household Products Division from 1998 to 2000 and President, Food Products Division—North America from 1994 to 1997. He also held various executive positions with Eastman Kodak's L&F Products subsidiary from 1988 until the subsidiary was sold to R&C in 1994.

        John D. Leahy has been President of the International/Corporate Sales Division since 2000 and Senior Vice President, International/Corporate Sales from 1998 to 2000. He was Vice President of International/Corporate Sales from 1996 to 1998 and our Vice President of Sales from 1993 to 1996. From 1982 to 1993, Mr. Leahy held various sales positions with us.

        Richard G. Powers has been President, Personal Products Division since 1996. Prior to joining us, Mr. Powers was President of R&C's North American Personal Products Division. From 1992 to 1995, he was Vice President of Sales for R&C, and from 1990 to 1992 he was Vice President of Marketing for R&C's Durkee—French Foods Division. From 1973 to 1990, Mr. Powers held various positions in marketing and general management at General Foods Corp.

        James S. Cook has been Senior Vice President, Operations since 1991. From 1990 to 1991, he was our Vice President of Dover Operations. From 1988 to 1990, he was our Vice President of Distribution, Logistics & Management Information Systems. From 1982 to 1988, Mr. Cook held various senior level positions in manufacturing and distribution with us. From 1974 to 1982, he held various manufacturing and engineering positions at P&G.

        Paul A. Siracusa, Ph.D. has been Senior Vice President, Research and Development since 2000. From 1997 to 2000, he was Senior Vice President Research and Development for R&C. From 1995 to 1997, he was Divisional Vice President of Research & Development, North America for R&C. From 1992 to 1995, he was Director of Technology for the Lehn & Fink Group of Sterling Drug. Prior to that, he held various Research and Development positions with Henkel Corporation, International Flavors and Fragrances, and Union Carbide Corporation.

        Frank M. Sanchez has been Vice President of Human Resources since 1990. From 1987 to 1990, Mr. Sanchez was Vice President of Human Resources for Signal Apparel. Prior to that, he held various positions with Owens-Illinois and the American Can Company.

        Vincent S. Viviani has been Vice President of Quality Systems since 1998. Mr. Viviani was Director of Canadian & External Manufacturing for Reckitt & Colman from 1994 to 1998 and held the same position for Eastman Kodak's L&F Products subsidiary from 1988 to 1994. Prior to that, he held various manufacturing and distribution positions at Revlon.

        Paul E. Yestrumskas has been Vice President, General Counsel and Secretary since 1995. Prior to joining us, Mr. Yestrumskas was Senior Counsel of Rhone—Poulenc, Inc. from 1991 to 1995. Prior to 1991, Mr. Yestrumskas held various positions in legal and government relations at Timex, Hubbell, Inc. and General Motors.

Summary Compensation Table

        The following table details the total compensation paid to our Chief Executive Officer and each of our four most highly compensated executive officers in fiscal 2003 who served the Company on December 27, 2003 (collectively, "Named Executive Officers") for services rendered to the Company for each of the last three fiscal years.

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation ($)	Securities Underlying Options/SARs(2) (#)	All Other Compensation(3) ($)
Michael R. Gallagher Chief Executive Officer and Director	2003 2002 2001	1,300,000 1,300,000 1,215,385	— 1,230,000 825,000	— — —	— — 400,000	260,432 220,556 218,530
Glenn A. Forbes Executive Vice President, Chief Financial Officer and Director	2003 2002 2001	326,769 313,154 293,269	90,000 180,000 155,000	— — —	25,000 25,000 140,000	55,973 52,799 48,709
Richard G. Powers President, Personal Products Division	2003 2002 2001	307,769 300,154 289,077	50,000 130,000 120,000	— — —	15,000 15,000 20,000	48,381 46,954 42,687
John D. Leahy President, International/Corporate Sales Division	2003 2002 2001	306,115 295,154 282,500	45,000 135,000 120,000	— — —	15,000 15,000 20,000	49,624 47,406 44,793
James S. Cook Senior Vice President, Operations	2003 2002 2001	287,385 278,616 261,154	70,000 135,000 125,000	— — —	15,000 15,000 15,000	47,555 45,609 39,061

(1)
Represents the amount earned in the fiscal year presented.

(2)
Options are exercisable starting 12 months after the grant date, with one-third of the shares becoming exercisable at that time and an additional one-third of the options becoming exercisable on each successive anniversary date, with full vesting occurring on the third anniversary date.

(3)
Represents employer contribution to the Playtex Products Profit-Sharing Retirement Plan (the "Retirement Plan") and Deferred Benefit Equalization Plan (the "Deferred Plan") and premiums paid for term life insurance.

Severance Agreements

        Each of our Named Executive Officers has an agreement with respect to termination of employment. In the event Mr. Gallagher or Mr. Forbes is terminated without cause (as defined in such agreement) prior to a change of control (as defined in such agreement), each respectively is entitled to receive two years' salary and bonus. In the event the other Named Executive Officers are terminated without cause prior to a change of control, they are entitled to receive one year's salary and bonus. Additionally, in the event of termination of employment prior to a change of control due to death or disability (as defined in our Long Term Disability Policy), Mr. Gallagher or his estate is entitled to receive two years' salary and bonus. In the event employment is terminated within three years following a change of control, each Named Executive Officer except Mr. Gallagher and Mr. Forbes would receive one year's salary, bonus and fringe benefits. Mr. Gallagher would be subject to a five-year non-compete agreement following termination arising from a change of control for total payment equal to three years' salary, bonus and fringe benefits. Following termination arising from a change of control, Mr. Forbes would receive one year's salary, bonus and fringe benefits, and would be subject to a two-year non-compete agreement for additional payment equal to one years' salary, bonus and fringe benefits. In the event of a change of control, each Named Executive is entitled to receive a one-time payment equal to the highest annual bonus received in the last three fiscal years, whether or not employment is terminated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock as of March 26, 2004 by (i) each director, (ii) each of our Named Executive Officers, (iii) each person we believe to own beneficially more than five percent of our outstanding common stock and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned And Nature of Beneficial Ownership(1)		Percent
Robert B. Haas	20,000,000	(2)	32.7%
Richard C. Blum	4,471,436	(3)	7.3%
Michael R. Eisenson	2,915,963	(4)	4.8%
Michael R. Gallagher	2,056,000	(5)	3.3%
Glenn A. Forbes	414,821		*
James S. Cook	330,000		*
John D. Leahy	239,478		*
Richard G. Powers	243,334		*
R. Jeffrey Harris	7,100		*
C. Ann Merrifield	35,000		*
Susan R. Nowakowski	5,600		*
Todd D. Robichaux	—		—
John C. Walker	—		—
Douglas D. Wheat	—		—
Partnerships managed by Haas Wheat & Partners, L.P.	20,000,000	(2)	32.7%
Blum Capital Partners, L.P.	4,471,436	(3)	7.3%
Southwest Carpenters Pension Trust	4,379,300	(6)	7.2%
All current directors, director nominees and executive officers as a group (14 persons)	27,802,769		43.2%

*
Indicates less than one percent.

(1)
Based on filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as otherwise indicated, we believe that each person listed has sole voting and dispositive power over all shares of Common Stock listed in the table. Includes shares that may be acquired upon the exercise of stock options granted by us that are exercisable within 60 days of March 26, 2004. The shares beneficially owned include 2,000,000; 345,668; 240,000; 239,478; 243,334; 5,600; 25,000 and 5,600 shares subject to currently exercisable options granted to Messrs. Gallagher, Forbes, Cook, Leahy, Powers, Harris, Ms. Merrifield and Ms. Nowakowski, respectively, and 3,104,680 shares subject to currently exercisable options granted to all current directors and Named Executive Officers as a group.

(2)
Includes 8,055,555 shares (approximately 13.2% of the outstanding shares) owned by HWH Capital Partners, L.P., 9,028,482 shares (approximately 14.7% of the outstanding shares) owned by HWH Valentine Partners, L.P. and 2,915,963 shares (approximately 4.8% of the outstanding shares) owned by HWH Surplus Valentine Partners, L.P. The address of each of the foregoing partnerships is c/o Haas Wheat & Partners, L.P., 300 Crescent Court, Suite 1700, Dallas, Texas 75201. The sole general partner of each of such partnerships is a limited partnership, and the sole general partner of each of such limited partnerships is a corporation controlled by Mr. Haas. By virtue of his control of such corporations, Mr. Haas has sole voting and dispositive power over 17,084,037 shares and shared voting and dispositive power over 2,915,963 shares.

(3)
Blum Capital Partners, L.P. reports ownership of an aggregate of 4,471,436 shares (approximately 7.3% of the outstanding shares). These shares may be deemed to be owned indirectly by the following parties: (i) Blum Capital Partners, L.P. ("Blum LP"); (ii) Richard C. Blum & Associates, Inc. ("RCBA Inc."), the general partner of Blum LP; (iii) Blum Strategic GP, LLC ("Blum GP"); and (iv) Richard C. Blum, a significant stockholder and chairman of RCBA Inc. and a general partner of Blum LP. These shares are owned directly as follows: (i) five limited partnerships for which Blum LP serves as the general partner, Stinson Capital Partners, L.P. (641,155 shares—1.05% of the outstanding shares), Stinson Capital Partners (QP), L.P. (667,845 shares—1.09% of the outstanding shares), Stinson Capital Partners II, L.P. (750,900 shares—1.23% of the outstanding shares), BK Capital Partners IV, L.P. (291,300 shares—0.48% of the outstanding shares), and RCBA-Playtex, L.P. (96,775 shares—0.16% of the outstanding shares); (ii) one investment advisory client for which Blum LP serves as investment manager with voting and investment discretion, Stinson Capital Fund (Cayman), Ltd. (126,600 shares—0.21% of the outstanding shares); (iii) one limited partnership for which Blum GP serves as the general partner, Blum Strategic Partners, L.P. (1,778,000 shares—2.90% of the outstanding shares); and (iv) Blum LP (118,861 shares—0.19% of the outstanding shares). As the sole general partner of Blum LP, RCBA Inc. might be deemed the beneficial owner of the securities over which Blum LP has voting and investment power. As Chairman and a substantial shareholder of RCBA Inc., and a Managing Member of Blum GP, Richard C. Blum might be deemed to be the beneficial owner of the securities beneficially owned by RCBA Inc., Blum LP and Blum GP. Blum LP, RCBA Inc., Blum GP and Mr. Blum disclaim beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The address of Blum LP is 909 Montgomery Street, Suite 400, San Francisco, California 94133.

(4)
Represents shares owned by HWH Surplus Valentine Partners, L.P., of which Charlesbank Equity Fund II, L.P. is the sole Limited Partner. Mr. Eisenson is the Managing Director and Chief Executive Officer of Charlesbank Capital Partners, LLC, which is the successor to Harvard Private Capital Group, the investment advisor for Charlesbank Equity Fund II, L.P. While Mr. Eisenson has shared voting and dispositive power over the shares, he disclaims beneficial ownership of such shares. The address of Charlesbank Equity Fund II, L.P. and Mr. Eisenson is c/o Charlesbank Capital Partners, LLC, 600 Atlantic Avenue, 26th Floor, Boston, Massachusetts 02210.

(5)
Includes 21,000 shares held by Mr. Gallagher's children. Mr. Gallagher disclaims beneficial ownership of these shares.

(6)
Southwest Carpenters Pension Trust, formerly The Carpenters Pension Trust for Southern California ("Carpenters"). Carpenters disclaims membership in a group with any of the Reporting Persons, as defined by section 16(a) of the Exchange Act. We have been able to verify this information independently. The address of the Carpenters is c/o Southwest Carpenters Pension Trust, 533 S. Fremont Avenue, 7th Floor, Los Angeles, California 90071.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        On June 6, 1995, following the receipt of stockholder approval at our 1995 Annual Meeting of Stockholders (the "1995 Annual Meeting"), we completed the sale of 20 million shares of our Common Stock at a price of $9.00 per share to partnerships managed by Haas Wheat & Partners, L.P. pursuant to a Stock Purchase Agreement, dated as of March 17, 1995 (the "Stock Purchase Agreement"), between the Company and the Haas Wheat Partnerships (the "Haas Wheat Transaction"). The Haas Wheat Partnerships' shares constitute approximately 32.7% of our outstanding Common Stock as of March 26, 2004. At the 1995 Annual Meeting, designees of the Haas Wheat Partnerships were elected by our stockholders as a majority of our Board of Directors. Pursuant to the Stock Purchase Agreement, the Haas Wheat Partnerships have agreed that, for up to ten years from June 1995, so long as they own at least 25% of our outstanding voting securities, unless any of certain events have occurred (including in the event that nominees of the Purchaser Nominating Committee of our Board of Directors were to cease to constitute a majority of our Board of Directors), they will vote all of their voting securities of the Company for a Board of Directors that will consist at all times of a simple majority of nominees selected by the Purchaser Nominating Committee and the remainder of nominees selected by the Non-Purchaser Nominating Committee of our Board of Directors.

        In connection with the Haas Wheat Transaction described in the preceding paragraph, we granted to the Haas Wheat Partnerships and certain of their affiliates certain demand and piggyback registration rights.

        On January 28, 1998, in connection with our acquisition (the "PCH Acquisition") of Personal Care Holdings, Inc. ("PCH"), we issued to J.W. Childs Equity Partners, L.P. (the "Principal PCH Shareholder") and other holders of the capital stock of PCH (collectively, the "PCH Holders") an aggregate of 9,257,345 shares of our Common Stock (of which 7,855,764 shares were issued to the Principal PCH Shareholder) and cash in an aggregate amount of approximately $91.0 million. We also entered into a Stockholders Agreement with the Principal PCH Shareholder and the other PCH Holders, dated as of January 28, 1998 (the "PCH Stockholders Agreement"). In satisfaction of an obligation under the PCH Stockholders Agreement, our Board of Directors, effective January 28, 1998, increased the size of our Board and filled the vacancies thus created by electing John W. Childs and Wyche H. Walton as directors and approved an amendment to our By-Laws to provide that until the earlier of (i) January 28, 2008 and (ii) the date on which the Principal PCH Shareholder holds fewer than 4,628,688 shares of our Common Stock, one of the nominees selected by the Non-Purchaser Nominating Committee shall be designated by the Principal PCH Shareholder. The amendment to our By-Laws was approved by our stockholders at the 1998 Annual Meeting of Stockholders.

        In connection with the PCH Acquisition, we granted to the PCH Holders certain demand and piggyback registration rights.

        On June 1, 1998, the Principal PCH Shareholder sold 6,000,000 shares of our Common Stock at a price of $13.25 per share to RCBA (the "Blum & Associates Sale"), pursuant to a Stock Purchase Agreement, dated as of June 1, 1998, between the Principal PCH Shareholder, RCBA and Richard C. Blum & Associates, Inc. As a result of the Blum & Associates Sale, the Principal PCH Shareholder ceased to have the right to designate one of the nominees for election as a director to be selected by the Non-Purchaser Nominating Committee.

        In connection with the Blum & Associates Sale, we granted to RCBA certain demand and piggyback registration rights, and we amended the Haas Wheat and PCH registration rights agreements to establish the relative priorities of such holders in respect of public offerings of our Common Stock. The PCH registration rights agreement was also amended to eliminate the demand registration rights of the PCH Holders and the Principal PCH Shareholder. The By-Laws were also amended to provide that Blum Capital Partners and its affiliates collectively have the right to designate two nominees for election as directors, so long as they own at least 11% of our outstanding voting securities. In February 2004, Blum Capital's beneficial ownership of our voting securities decreased below 11%.

        In connection with the granting of certain registration rights to a third party in January 1999, we entered into a further amendment of the HWH and RCBA registration rights agreements, in each case to establish the relative priorities of such holders in respect of public offerings of our Common Stock.

        We believe that the terms of all the arrangements with the Haas Wheat Partnerships, the Principal PCH Shareholder, Blum Capital Partners and RCBA were and are fair to the Company.

DESCRIPTION OF OTHER INDEBTEDNESS

New Credit Facility

  General

        On February 19, 2004, we entered into our new credit facility with a syndicate of banks, as lenders, and General Electric Capital Corporation, as agent. Our new credit facility provides for (1) a $7.5 million term loan and (2) a $142.5 million revolving credit facility (which includes a $15 million letter of credit sub-facility). Availability under the revolving credit facility is subject to the satisfaction of a borrowing base test. Proceeds of our new credit facility may be used to fund our working capital and general corporate needs. The revolving credit facility and the term loan each have a term of five years. Interest will be payable on the outstanding principal balance of all loans at a floating rate per annum, at our option, equal to either (a) the LIBOR Rate plus an applicable margin or (b) the Index Rate plus an applicable margin. Our new credit facility provides for payment by us of customary fees and expenses to the agent and the lenders and for customary indemnification provisions.

        The obligations under our new credit facility are guaranteed by all of our existing and future domestic subsidiaries. The obligations under our new credit facility are secured by a first lien on substantially all of our and the guarantors' personal property and material owned real property, other than our and the guarantors' intellectual property, and a second lien on our and the guarantors' intellectual property. Notwithstanding the foregoing, the lenders under the credit facility have been granted a limited license or sublicense to sell inventory bearing certain of our and the guarantors' intellectual property in connection with any sale of inventory during the occurrence and continuation of an event of default under our new credit facility, and the proceeds of certain license royalties (such as if we grant a license to a third-party) can be applied to the amounts outstanding under our new credit facility prior to acceleration of the notes.

  Covenants

        Our new credit facility contains various covenants that restrict us from taking certain actions and requires us to take certain actions and contains certain financial covenants. Our new credit facility includes covenants relating to limitations on indebtedness, contingent obligations, liens, capital expenditures, mergers and acquisitions, asset sales, dividends and distributions, redemption or repurchase of equity interests, subordinated debt payments and modifications, loans and investments, transactions with affiliates, changes of control, payment of consulting and management fees and compliance with laws and regulations. Our new credit facility also grants the lenders and the agent rights of inspection and access to management and provides for certain financial reporting requirements and requires us to make pre-payments with the proceeds generated by us or the guarantors resulting from the disposition of assets, the receipt of condemnation settlements and insurance settlements from casualty losses and from the sale of equity securities. Any such prepayments will be applied to the term loan. These covenants and requirements are subject to various exceptions and baskets.

  Events of Default

        Our new credit facility contains events of default that are customary for financings of this type. These events of default are include, without limitation, nonpayment of principal, interest or fees, violations of covenants, inaccuracy or representations or warranties in any material respect, cross default and cross acceleration to certain other indebtedness, bankruptcy, ERISA, environmental matters, material judgments and material liabilities and change of control. These events of default will be subject to customary grace periods.

9 3/8% Senior Subordinated Notes

  General

        In May 2001, we issued $350 million principal amount of 9 3/8% Senior Subordinated Notes due 2011. Our 9 3/8% Senior Subordinated Notes have a maturity of June 1, 2011. Interest is payable in cash semi-annually on June 1 and December 1 of each year.

  Ranking

        The 9 3/8% Senior Subordinated Notes rank junior to all of our and the guarantors' of the notes senior indebtedness, including the notes offered hereby and the borrowings under the new credit facility.

  Guarantees

        Our 9 3/8% Senior Subordinated Notes are jointly and severally guaranteed on an unsecured senior subordinated basis by certain of our existing and future domestic subsidiaries.

  Redemption

        Our 9 3/8% Senior Subordinated Notes are redeemable at our option at any time on or after June 1, 2006, in whole or in part, in cash at a redemption price with accrued and unpaid interest to the redemption date. In addition, on or before June 1, 2004, we may redeem up to 35% of the aggregate principal amount of notes originally issued at up to 35% of the aggregate principal amount of notes originally issued at a redemption price of 109.375%, plus accrued and unpaid interest to the date of redemption with the proceeds of certain equity offerings within 90 days of the closing of those equity offerings. We may make that redemption only if, after that redemption, at least 65% of the aggregate principal amount of notes originally issued remain outstanding.

  Change of Control

        Upon occurrence of specified change of control events, we are required to make an offer to repurchase all of our 9 3/8% Senior Subordinated Notes. The purchase price will be 101% of the outstanding principal amount of the notes plus any accrued and unpaid interest to the date of repurchase on them.

  Asset Sales

        We are not, and certain of our subsidiaries are not permitted, to directly or indirectly, consummate an asset sale unless (a) at least 75% of the proceeds are received in cash and (b) we, or certain of our subsidiaries, receive consideration at the time of such asset sale at least equal to the fair market value of the shares or assets sold.

  Covenants

        The indenture governing our 9 3/8% Senior Subordinated Notes contains covenants that, among other things, limited our (and certain of our subsidiaries') ability to:

    •
    incur additional debt;

    •
    make restricted payments (including paying dividends on, redeeming or repurchasing our or our subsidiaries' capital stock);

    •
    make certain investments;

    •
    create certain liens on our assets;

    •
    engage in certain transactions with affiliates;

    •
    merge, consolidate or transfer substantially all of our assets and the assets of our subsidiaries;

    •
    sell assets; and

    •
    guarantee indebtedness.

        These covenants are subject to a number of important limitations and exceptions.

THE EXCHANGE OFFER

Terms of the Exchange Offer

        We are offering to exchange our exchange notes for a like aggregate principal amount of our initial notes.

        The exchange notes that we propose to issue in this exchange offer will be substantially identical to our initial notes except that, unlike our initial notes, the exchange notes will have no transfer restrictions or registration rights. You should read the description of the exchange notes in the section in this prospectus entitled "Description of the Notes."

        We reserve the right in our sole discretion to purchase or make offers for any initial notes that remain outstanding following the expiration or termination of this exchange offer and, to the extent permitted by applicable law, to purchase initial notes in the open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise. The terms and prices of these purchases or offers could differ significantly from the terms of this exchange offer.

Expiration Date; Extensions; Amendments; Termination

        This exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004, unless we extend it in our reasonable discretion. The expiration date of this exchange offer will be at least 20 business days after the commencement of the exchange offer in accordance with Rule 14e-1(a) under the Securities Exchange Act of 1934.

        We expressly reserve the right to delay acceptance of any initial notes, extend or terminate this exchange offer and not accept any initial notes that we have not previously accepted if any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied or waived by us. We will notify the exchange agent of any extension by oral notice promptly confirmed in writing or by written notice. We will also notify the holders of the initial notes by a press release or other public announcement communicated before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless applicable laws require us to do otherwise.

        We also expressly reserve the right to amend the terms of this exchange offer in any manner. If we make any material change, we will promptly disclose this change in a manner reasonably calculated to inform the holders of our initial notes of the change including providing public announcement or giving oral or written notice to these holders. A material change in the terms of this exchange offer could include a change in the timing of the exchange offer, a change in the exchange agent and other similar changes in the terms of this exchange offer. If we make any material change to this exchange offer, we will disclose this change by means of a post-effective amendment to the registration statement which includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of initial notes. In addition, we will extend this exchange offer for an additional five to ten business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. We will promptly notify the exchange agent by oral notice, promptly confirmed in writing, or written notice of any delay in acceptance, extension, termination or amendment of this exchange offer.

Procedures for Tendering Initial Notes

Proper Execution and Delivery of Letters of Transmittal

        To tender your initial notes in this exchange offer, you must use one of the three alternative procedures described below:

  (1)
  Regular delivery procedure: Complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal. Have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal. Mail or otherwise deliver the letter of transmittal or the facsimile together with the certificates representing the initial notes being tendered and any other required documents to the exchange agent on or before 5:00 p.m., New York City time, on the expiration date.

  (2)
  Book-entry delivery procedure: Send a timely confirmation of a book-entry transfer of your initial notes, if this procedure is available, into the exchange agent's account at The Depository Trust Company in accordance with the procedures for book-entry transfer described under "—Book-Entry Delivery Procedure" below, on or before 5:00 p.m., New York City time, on the expiration date.

  (3)
  Guaranteed delivery procedure: If time will not permit you to complete your tender by using the procedures described in (1) or (2) above before the expiration date and this procedure is available, comply with the guaranteed delivery procedures described under "—Guaranteed Delivery Procedure" below.

        The method of delivery of the initial notes, the letter of transmittal and all other required documents is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand-delivery service. If you choose the mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send any letters of transmittal or initial notes to us. You must deliver all documents to the exchange agent at its address provided below. You may also request your broker, dealer, commercial bank, trust company or nominee to tender your initial notes on your behalf.

        Only a holder of initial notes may tender initial notes in this exchange offer. A holder is any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        If you are the beneficial owner of initial notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your notes, you must contact that registered holder promptly and instruct that registered holder to tender your notes on your behalf. If you wish to tender your initial notes on your own behalf, you must, before completing and executing the letter of transmittal and delivering your initial notes, either make appropriate arrangements to register the ownership of these notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

        You must have any signatures on a letter of transmittal or a notice of withdrawal guaranteed by:

  (1)
  a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.,

  (2)
  a commercial bank or trust company having an office or correspondent in the United States, or

  (3)
  an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act, unless the initial notes are tendered:

  (4)
  by a registered holder or by a participant in The Depository Trust Company whose name appears on a security position listing as the owner, who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and only if the exchange notes are being issued directly to this registered holder or deposited into this participant's account at The Depository Trust Company, or

  (5)
  for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934.

If the letter of transmittal or any bond powers are signed by:

  (1)
  the recordholder(s) of the initial notes tendered: the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever.

  (2)
  a participant in The Depository Trust Company: the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

  (3)
  a person other than the registered holder of any initial notes: these initial notes must be endorsed or accompanied by bond powers and a proxy that authorize this person to tender the initial notes on behalf of the registered holder, in satisfactory form to us as determined in our sole discretion, in each case, as the name of the registered holder or holders appears on the initial notes.

  (4)
  trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity: these persons should so indicate when signing. Unless waived by us, evidence satisfactory to us of their authority to so act must also be submitted with the letter of transmittal.

To tender your initial notes in this exchange offer, you must make the following representations:

  (1)
  you are authorized to tender, sell, assign and transfer the initial notes tendered and to acquire exchange notes issuable upon the exchange of such tendered initial notes, and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us,

  (2)
  any exchange notes acquired by you pursuant to the exchange offer are being acquired in the ordinary course of business, whether or not you are the holder,

  (3)
  you or any other person who receives exchange notes, whether or not such person is the holder of the exchange notes, has an arrangement or understanding with any person to participate in a distribution of such exchange notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such exchange notes within the meaning of the Securities Act,

  (4)
  you or such other person who receives exchange notes, whether or not such person is the holder of the exchange notes, is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours,

  (5)
  if you are not a broker-dealer, you represent that you are not engaging in, and do not intend to engage in, a distribution of exchange notes, and

  (6)
  if you are a broker-dealer that will receive exchange notes for your own account in exchange for initial notes, you represent that the initial notes to be exchanged for the exchange notes were acquired by you as a result of market-making or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale, offer to resell or other transfer of such exchange notes.

        You must also warrant that the acceptance of any tendered initial notes by the issuers and the issuance of exchange notes in exchange therefor shall constitute performance in full by the issuers of its obligations under the registration rights agreement relating to the initial notes.

        To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the

Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant.

Book-Entry Delivery Procedure

        Any financial institution that is a participant in The Depository Trust Company's systems may make book-entry deliveries of initial notes by causing The Depository Trust Company to transfer these initial notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfer. To effectively tender notes through The Depository Trust Company, the financial institution that is a participant in The Depository Trust Company will electronically transmit its acceptance through the Automatic Tender Offer Program. The Depository Trust Company will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by The Depository Trust Company to the exchange agent stating that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the notes that this participation has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against this participant. The exchange agent will make a request to establish an account for the initial notes at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus.

        A delivery of initial notes through a book-entry transfer into the exchange agent's account at The Depository Trust Company will only be effective if an agent's message or the letter of transmittal or a facsimile of the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at the address indicated below under "—Exchange Agent" on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedure

        If you are a registered holder of initial notes and desire to tender your notes, and (1) these notes are not immediately available, (2) time will not permit your notes or other required documents to reach the exchange agent before the expiration date or (3) the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, you may still tender in this exchange offer if:

  (1)
  you tender through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act,

  (2)
  on or before the expiration date, the exchange agent receives a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal, and a notice of guaranteed delivery, substantially in the form provided by us, with your name and address as holder of the initial notes and the amount of notes tendered, stating that the tender is being made by that letter and notice and guaranteeing that within three New York Stock Exchange trading days after the expiration date the certificates for all the initial notes tendered, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

  (3)
  the certificates for all your tendered initial notes in proper form for transfer or a book-entry confirmation as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Acceptance of Initial Notes for Exchange; Delivery of Exchange Notes

        Your tender of initial notes will constitute an agreement between you and us governed by the terms and conditions provided in this prospectus and in the related letter of transmittal.

        We will be deemed to have received your tender as of the date when your duly signed letter of transmittal accompanied by your initial notes tendered, or a timely confirmation of a book-entry transfer of these notes into the exchange agent's account at The Depository Trust Company with an agent's message, or a notice of guaranteed delivery from an eligible institution is received by the exchange agent.

        All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tenders will be determined by us in our sole discretion. Our determination will be final and binding.

        We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or our counsel's opinion, be unlawful. We also reserve the absolute right to waive any conditions of this exchange offer or irregularities or defects in tender as to particular notes. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we shall determine. We, the exchange agent or any other person will be under no duty to give notification of defects or irregularities with respect to tenders of initial notes. We and the exchange agent or any other person will incur no liability for any failure to give notification of these defects or irregularities. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. The exchange agent will return without cost to their holders any initial notes that are not properly tendered and as to which the defects or irregularities have not been cured or waived promptly following the expiration date.

        If all the conditions to the exchange offer are satisfied or waived on the expiration date, we will accept all initial notes properly tendered and will issue the exchange notes promptly thereafter. Please refer to the section of this prospectus entitled "—Conditions to the Exchange Offer" below. For purposes of this exchange offer, initial notes will be deemed to have been accepted as validly tendered for exchange when, as and if we give oral or written notice of acceptance to the exchange agent.

        We will issue the exchange notes in exchange for the initial notes tendered pursuant to a notice of guaranteed delivery by an eligible institution only against delivery to the exchange agent of the letter of transmittal, the tendered initial notes and any other required documents, or the receipt by the exchange agent of a timely confirmation of a book-entry transfer of initial notes into the exchange agent's account at The Depository Trust Company with an agent's message, in each case, in form satisfactory to us and the exchange agent.

        If any tendered initial notes are not accepted for any reason provided by the terms and conditions of this exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder, or, in the case of initial notes tendered by book-entry transfer procedures described above, will be credited to an account maintained with the book-entry transfer facility, promptly after withdrawal, rejection of tender or the expiration or termination of the exchange offer.

        By tendering into this exchange offer, you will irrevocably appoint our designees as your attorney-in-fact and proxy with full power of substitution and resubstitution to the full extent of your rights on the notes tendered. This proxy will be considered coupled with an interest in the tendered notes. This appointment will be effective only when, and to the extent that we accept your notes in this exchange offer. All prior proxies on these notes will then be revoked and you will not be entitled to give any subsequent proxy. Any proxy that you may give subsequently will not be deemed effective. Our designees will be empowered to exercise all voting and other rights of the holders as they may deem proper at any meeting of note holders or otherwise. The initial notes will be validly tendered only if we are able to exercise full voting rights on the notes, including voting at any meeting of the note holders, and full rights to consent to any action taken by the note holders.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw tenders of initial notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you must send a written or facsimile transmission notice of withdrawal to the exchange agent before 5:00 p.m., New York City time, on the expiration date at the address provided below under "—Exchange Agent" and before acceptance of your tendered notes for exchange by us.

        Any notice of withdrawal must:

  (1)
  specify the name of the person having tendered the initial notes to be withdrawn,

  (2)
  identify the notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of these notes,

  (3)
  be signed by the person having tendered the initial notes to be withdrawn in the same manner as the original signature on the letter of transmittal by which these notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to permit the trustee for the initial notes to register the transfer of these notes into the name of the person having made the original tender and withdrawing the tender,

  (4)
  specify the name in which any of these initial notes are to be registered, if this name is different from that of the person having tendered the initial notes to be withdrawn, and

  (5)
  if applicable because the initial notes have been tendered through the book-entry procedure, specify the name and number of the participant's account at The Depository Trust Company to be credited, if different than that of the person having tendered the initial notes to be withdrawn.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of all notices of withdrawal and our determination will be final and binding on all parties. Initial notes that are withdrawn will be deemed not to have been validly tendered for exchange in this exchange offer.

        The exchange agent will return without cost to their holders all initial notes that have been tendered for exchange and are not exchanged for any reason, promptly after withdrawal, rejection of tender or expiration or termination of this exchange offer.

        You may retender properly withdrawn initial notes in this exchange offer by following one of the procedures described under "—Procedures for Tendering Initial Notes" above at any time on or before the expiration date.

Conditions to the Exchange Offer

        We will complete this exchange offer only if:

  (1)
  there is no change in the laws and regulations which would reasonably be expected to impair our ability to proceed with this exchange offer,

  (2)
  there is no change in the current interpretation of the staff of the Commission which permits resales of the exchange notes,

  (3)
  there is no stop order issued by the Commission or any state securities authority suspending the effectiveness of the registration statement which includes this prospectus or the qualification of the indenture for our exchange notes under the Trust Indenture Act of 1939 and there are no proceedings initiated or, to our knowledge, threatened for that purpose,

  (4)
  there is no action or proceeding instituted or threatened in any court or before any governmental agency or body that would reasonably be expected to prohibit, prevent or otherwise impair our ability to proceed with this exchange offer, and

  (5)
  we obtain all governmental approvals that we deem in our sole discretion necessary to complete this exchange offer.

        These conditions are for our sole benefit. We may assert any one of these conditions regardless of the circumstances giving rise to it and may also waive any one of them, in whole or in part, at any time and from time to time, if we determine in our reasonable discretion that it has not been satisfied, subject to applicable law. Notwithstanding the foregoing, all conditions to the exchange offer must be satisfied or waived before the expiration of this exchange offer. If we waive a condition to this exchange offer, the waiver will be applied equally to all note holders. We will not be deemed to have waived our rights to assert or waive these conditions if we fail at any time to exercise any of them. Each of these rights will be deemed an ongoing right which we may assert at any time and from time to time.

        If we determine that we may terminate this exchange offer because any of these conditions is not satisfied, we may:

  (1)
  refuse to accept and return to their holders any initial notes that have been tendered,

  (2)
  extend the exchange offer and retain all notes tendered before the expiration date, subject to the rights of the holders of these notes to withdraw their tenders, or

  (3)
  waive any condition that has not been satisfied and accept all properly tendered notes that have not been withdrawn or otherwise amend the terms of this exchange offer in any respect as provided under the section in this prospectus entitled "—Expiration Date; Extensions; Amendments; Termination."

Accounting Treatment

        We will record the exchange notes at the same carrying value as the initial notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. We will amortize the costs of the exchange offer and the unamortized expenses related to the issuance of the exchange notes over the term of the exchange notes.

Exchange Agent

        We have appointed Wells Fargo Bank, N.A. as exchange agent for this exchange offer. You should direct all questions and requests for assistance on the procedures for tendering and all requests for additional copies of this prospectus or the letter of transmittal to the exchange agent as follows:

By Registered and Certified Mail	By Overnight Courier or Regular Mail:	By Hand Delivery
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
Corporate Trust Operations	Corporate Trust Operations	Corporate Trust Services
MAC N9303-121	MAC N9303-121	608 2nd Avenue South
P.O. Box 1517	6th & Marquette Avenue	Northstar East Building — 12th Floor
Minneapolis, MN 55480	Minneapolis, MN 55479	Minneapolis, MN 55402
Attention: Reorg.	Attention: Reorg	Attention: Reorg
Or By Facsimile Transmission: (612) 667-4927
Confirm by Telephone: (612) 667-9764

Fees and Expenses

        We will bear the expenses of soliciting tenders in this exchange offer, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

        We will not make any payments to brokers, dealers or other persons soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries their reasonable out-of-pocket expenses for forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes and for handling or forwarding tenders for exchange to their customers.

        We will pay all transfer taxes, if any, applicable to the exchange of initial notes in accordance with this exchange offer. However, tendering holders will pay the amount of any transfer taxes, whether imposed on the registered holder or any other persons, if:

  (1)
  certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the notes tendered,

  (2)
  tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal, or

  (3)
  a transfer tax is payable for any reason other than the exchange of the initial notes in this exchange offer.

        If you do not submit satisfactory evidence of the payment of any of these taxes or of any exemption from this payment with the letter of transmittal, we will bill you directly the amount of these transfer taxes.

Your Failure to Participate in the Exchange Offer Will Have Adverse Consequences

        The initial notes were not registered under the Securities Act or under the securities laws of any state and you may not resell them, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your initial notes for exchange notes in accordance with this exchange offer, or if you do not properly tender your initial notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer the initial notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

        In addition, except as set forth in this paragraph, you will not be able to obligate us to register the initial notes under the Securities Act. You will not be able to require us to register your initial notes under the Securities Act unless you notify us prior to the 20th day following consummation of the exchange offer that:

  (1)
  you are prohibited by law or Commission policy from participating in the exchange offer;

  (2)
  that you may not resell the exchange notes you acquire in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resale; or

  (3)
  that you are a broker-dealer and own notes acquired directly from us or our affiliate,

in which case the registration rights agreement requires us to file a registration statement for a continuous offer in accordance with Rule 415 under the Securities Act for the benefit of the holders of the initial notes described in this sentence. We do not currently anticipate that we will register under the Securities Act any notes that remain outstanding after completion of the exchange offer.

Delivery of Prospectus

        Each broker-dealer that receives exchange notes for its own account in exchange for initial notes, where such initial notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

DESCRIPTION OF THE NOTES

        The initial notes were issued and the exchange notes will be issued under the indenture, dated February 19, 2004, among us, the Guarantors and Wells Fargo Bank, N.A., as trustee. The terms of the notes included those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The security documents referred to below under the caption "—Security" define the terms of the security interests that secured the notes. You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the word "Playtex" refers only to Playtex Products, Inc. and not to any of its subsidiaries.

        The following description is a summary of the material provisions of the indenture and the security documents. It does not restate those agreements in their entirety. We urge you to read the indenture and the security documents because they, and not this description, define your rights as Holders of the exchange notes. Copies of the indenture and the security documents are available as set forth below under the caption "—Additional Information." Certain defined terms used in this description but not defined below under the caption "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered Holder of an exchange note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the indenture.

Brief Description of the Notes and the Guarantees

  The Exchange Notes:

    •
    will be general obligations of Playtex;

    •
    will be secured by a first lien on the Note First Lien Collateral and by a second lien on the Credit Agreement First Lien Collateral, in each case, subject to Permitted Prior Liens and Excluded Note Assets;

    •
    will be pari passu in right of payment with all existing and future senior Indebtedness of Playtex, including Indebtedness outstanding under the Credit Agreement;

    •
    will be senior in right of payment to all existing and future Subordinated Indebtedness of Playtex; and

    •
    will be unconditionally guaranteed by the Guarantors.

        As of the date of the indenture, all of our subsidiaries were "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate one or more of our subsidiaries to be "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries and Foreign Subsidiaries will not guarantee the exchange notes.

  The Guarantees

        The exchange notes will be guaranteed by all of Playtex's current and future Domestic Subsidiaries.

        Each guarantee of the exchange notes:

    •
    will be general obligations of each Guarantor;

    •
    will be secured by a first lien on the Note First Lien Collateral and by a second lien on the Credit Agreement First Lien Collateral, in each case, subject to Permitted Prior Liens and Excluded Note Assets;

    •
    will be pari passu in right of payment with all existing and future senior Indebtedness of each Guarantor, including Indebtedness outstanding under the Credit Agreement; and

    •
    will be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor.

        Pursuant to the indenture, Playtex is permitted to designate additional Indebtedness as Additional First Lien Debt, subject to the Additional First Lien Cap and the covenant described below under the caption "—Certain Covenants—Limitations on Liens," which is secured by a Lien on the Credit Agreement First Lien Collateral which is prior to the Lien thereon securing the Note Obligations and by a Lien on the Note First Lien Collateral which is junior to the Lien thereon securing the Note Obligations. Playtex also is permitted to designate additional Indebtedness as Additional Second Lien Debt, which is secured by a first lien on the Note First Lien Collateral and by a second lien on the Credit Agreement First Lien Collateral, subject to the covenants described below under the captions "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitations on Liens." At February 19, 2004, Playtex and the Guarantors had $49.5 million of Indebtedness outstanding under the Credit Agreement and had approximately $45.5 million available for borrowings under the Credit Agreement. See "Description of Other Indebtedness—New Credit Facility," "—Certain Covenants—Limitation on Indebtedness" and "—Certain Covenants—Limitations on Liens."

        Playtex's ability to make interest and principal payments under its indebtedness will depend on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. Although Playtex's cash flow from operations have been sufficient to meet its historical debt obligations, there can be no assurance that Playtex's operating results will continue to be sufficient or that future borrowing facilities will be available for the payment or refinancing of Playtex's indebtedness. See "Risk Factors."

Principal, Maturity and Interest

        The exchange notes will be exchanged for the initial notes of which $460,000,000 in aggregate principal amount were issued on February 19, 2004. Playtex may issue additional notes under the indenture from time to time. Any issuance of additional notes is subject to all of the covenants in the indenture, including the covenant described below under the caption "—Certain Covenants—Limitation on Indebtedness." The initial notes, the exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Playtex will issue notes in denominations of $1,000 and integral multiples of $1,000. The notes mature on March 1, 2011.

        Interest on the notes accrues at the rate of 8% per annum and will be payable semi-annually in arrears on March 1 and September 1, commencing on September 1, 2004. Interest on overdue principal and interest accrues at a rate that is 1% higher than the then applicable interest rate on the notes. Playtex will make each interest payment to the Holders of record on the immediately preceding February 15 and August 15.

        Interest on the notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to Playtex, Playtex will pay all principal, interest, premium, if any, on that Holder's notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Playtex elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee will initially act as paying agent and registrar. Playtex may change the paying agent or registrar without prior notice to the Holders of the notes, and Playtex or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. Playtex is not required to transfer or exchange any note selected for redemption. Also, Playtex is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Security

  Security Documents

        The payment of the principal of and interest and premium on the notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by Playtex pursuant to the notes or by any Guarantor pursuant to the Guarantees, the payment of all other Note Obligations and the performance of all other Obligations of Playtex and its Subsidiaries under the Note Documents is secured by the Collateral pursuant to the Note Security Documents delivered as required or permitted by the indenture.

        Playtex, the Guarantors and the trustee entered into Note Security Documents creating and establishing the terms of the security interests that secure the notes and the Guarantees. The trustee holds (directly or through co-trustees, agents or sub-agents) all Liens on the Collateral securing Note Obligations. The trustee is entitled to enforce all Liens on the Note First Lien Collateral securing Note Obligations subject to the intercreditor provisions of the indenture.

        Playtex, the Guarantors and the Credit Agreement Agent entered into Credit Agreement Security Documents creating and establishing the terms of the security interests that secure Credit Agreement Obligations. The Credit Agreement Agent holds (directly or through agents or sub-agents) all Liens on the Collateral securing Credit Agreement Obligations. The Credit Agreement Agent is entitled to enforce all Liens on the Credit Agreement First Lien Collateral securing the Credit Agreement Obligations subject to the intercreditor provisions of the indenture.

  Note Collateral and Credit Agreement Collateral; First Liens and Second Liens

        The notes, the Guarantees and the other Note Obligations are secured by:

  (1)
  first-priority security interests in the Note First Lien Collateral, which consist of registered and unregistered U.S. and foreign patents, trademarks, copyrights, applications therefor and licenses with respect thereto and trade names, trade secrets, service marks and know-how, manufacturing processes and formulas, wherever located, now owned or at any time hereafter acquired by Playtex or any of the Guarantors, the Asset Sales Proceeds Account and proceeds and products from any of the foregoing, other than Credit Agreement First Lien Collateral and Excluded Note Assets and subject to Permitted Prior Liens, and

  (2)
  second-priority security interests in the Credit Agreement First Lien Collateral (other than Excluded Note Assets) which consist of:

  (a)
  substantially all of Playtex's and each Guarantor's property and assets, other than Note First Lien Collateral, including, without limitation: inventory, accounts, equipment (excluding motor vehicles), fixtures, chattel paper, contract rights (other than contract rights constituting Note First Lien Collateral), documents, instruments, deposit accounts, cash and cash equivalents, investment property, general intangibles (excluding Note First Lien Collateral), supporting obligations, letter of credit rights, commercial tort claims and all other personal property and owned real property and all substitutions, accessions, products and proceeds from any or all of the foregoing at any time owned or acquired by Playtex or any other Guarantor,

    (b)
    all of the capital stock or other securities of Domestic Subsidiaries owned directly by Playtex or a Guarantor, and

    (c)
    65% of the voting and 100% of the non-voting stock of Foreign Subsidiaries owned directly by Playtex or a Domestic Subsidiary,

    in each case, subject to Permitted Prior Liens.

        The obligations of Playtex with respect to the notes and the obligations of the Guarantors under the guarantees are secured by second-priority security interests in the Credit Agreement First Lien Collateral granted to the trustee for the benefit of the Holders of the notes equally and ratably with Liens securing Additional Second Lien Obligations. These Liens are second in priority to the Liens securing Credit Agreement Obligations, Additional First Lien Obligations up to the Additional First Lien Cap and other Permitted Prior Liens.

        The Collateral securing Note Obligations does not and will not include (i) any property or assets owned by any Foreign Subsidiary, (ii) any voting Capital Stock in excess of 65% of the total outstanding voting Capital Stock in any Excluded Foreign Subsidiary, (iii) any capital stock and other securities of Subsidiaries referred to in clause (2) above only to the extent the Applicable Value (defined as the aggregate principal amount, par value or book value as carried by Playtex or the market value, whichever is the greatest of such capital stock and other securities) (on a Subsidiary-by-Subsidiary basis) is equal to or greater than 20% of the aggregate principal amount of notes then outstanding, (iv) any lease, license, contract, property right or agreement to which Playtex or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest under the security documents shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement shall be an Excluded Note Asset only to the extent and for so long as the consequences specified above shall result and shall cease to be an Excluded Note Asset and shall become subject to the security interest granted under the security documents, immediately and automatically, at such time as such consequences shall no longer result; (v) any interests in real property owned or leased by Playtex or any Guarantor only for so long as such interest represents an Excluded Perfection Asset; and (vi) proceeds and products from any and all of the foregoing excluded collateral described in clauses (i) through (v), unless such proceeds or products would otherwise constitute Collateral securing Note Obligations within the definition above (collectively, the "Excluded Note Assets").

        In addition, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Restricted Subsidiary of Playtex due to the fact that such Restricted Subsidiary's Capital Stock or other securities secure the notes, then the Capital Stock or other securities of such Restricted Subsidiary shall automatically be deemed to not be part of the Collateral securing the Note Obligations, but only to the extent necessary to not be subject to such requirement. In such event, the Note Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the Liens securing the Note Obligations on the shares of Capital Stock or other securities that are so deemed to no longer constitute part of the Collateral securing the Note Obligations. In the event that Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or are replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Restricted Subsidiary's Capital Stock and other securities to secure the notes in excess of the amount or value then pledged without the filing with the SEC of separate financial statements of such Restricted Subsidiary, then the Capital Stock and other securities of such Restricted Subsidiary shall automatically be deemed to be a part of the Collateral securing the Note Obligations (and the Note Security Documents will be amended to so reflect such inclusion in the Collateral securing the Note Obligations), but only to the greatest extent which would not cause the financial statements of such Restricted Subsidiary to be subject to any such financial statement requirement.

        Notwithstanding the foregoing provisions, if granting or perfecting any first or second lien in any Collateral to secure the Note Obligations consisting of rights that are licensed or leased from a third-party requires the consent of such third party pursuant to the terms of an applicable license or lease agreement, and such terms are enforceable under applicable law, Playtex or the Guarantors, as the case may be, will use all commercially reasonable efforts to obtain such consent with respect to the granting or perfecting of such first or second lien, but if the third-party does not consent to the granting or perfecting of such first or second lien after the use of commercially reasonable efforts, none of Playtex or the Guarantors will be required to do so. Also, if a first or second lien in the assets or property to be subject to such first or second lien cannot be granted or perfected under applicable law, neither Playtex nor the Guarantors will be required to grant or perfect, as applicable, such first or second lien.

        Although the Excluded Perfection Assets are included in the Collateral securing the Note Obligations, Playtex and the Guarantors are required to perfect the second-priority security interests in such assets to secure the Note Obligations and, as a result, the security interest granted to the trustee in those assets may not have priority with respect to a competing security interest in those assets in favor of another secured creditor.

        The second-priority security interests in the Credit Agreement First Lien Collateral securing the Note Obligations are second in priority to Liens on the Credit Agreement First Lien Collateral securing Credit Agreement Obligations, Additional First Lien Debt and Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Note Security Documents.

        The Credit Agreement Obligations and any Additional First Lien Debt are secured by first-priority security interests in the Credit Agreement First Lien Collateral and second-priority security interests in the Note First Lien Collateral. The second-priority security interests in the Note First Lien Collateral securing the Credit Agreement Obligations and any Additional First Lien Debt are second in priority to Liens on the Note First Lien Collateral.

        Under the indenture, Playtex agreed that if Playtex or any of the Guarantors at any time owns or acquires any property, other than Excluded Note Assets, that is not subject to a valid, enforceable perfected Lien in favor of the trustee (or its co-trustee, agent or sub-agent) as security for the Note Obligations, then Playtex will, or will cause such Guarantor to, execute and deliver to the trustee a Note Security Document upon substantially the same terms as the Note Security Documents delivered in connection with the issuance of the notes, granting a Lien upon such property in favor of the trustee as security for the Note Obligations, cause such Lien to be duly perfected in any manner permitted by law and cause each other Lien upon such property to be released, unless it is a Permitted Lien, or junior in priority to the Liens securing Note Obligations if it is a Permitted Lien but not a Permitted Prior Lien. However, the Note Obligations are secured by a Lien that is second in priority to all Liens securing Credit Agreement Obligations and any Additional First Lien Debt, if such property is Credit Agreement First Lien Collateral.

        The notes and other Note Obligations have the benefit of the first-priority security interests in the Note First Lien Collateral and second-priority security interests in the Credit Agreement First Lien Collateral. The indenture permits other Additional Second Lien Debt to be secured equally and ratably with the notes and other Note Obligations. The indenture permits Liens on the Collateral securing Credit Agreement Obligations so long as (except as otherwise provided herein as to Proceeds and payments under "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents—Payments from Proceeds of Collateral") such Liens are second in priority insofar as they attach to property constituting Note First Lien Collateral. The security interests securing the notes and other Note Obligations are subject to existing Liens, purchase money security interests and other Liens entitled to priority by law and are second in priority only insofar as they attach to (a) property constituting Credit Agreement First Lien Collateral, and as to such property will rank junior only to security interests in such property held by the Credit Agreement Agent securing the principal amount of Indebtedness up to the Maximum Credit Agreement Indebtedness Amount outstanding under the Credit Agreement and other Obligations outstanding under the Credit Agreement, including interest and fees and (b) property constituting Credit Agreement First Lien Collateral securing Additional First Lien Debt.

        In the event that Playtex or any other Obligor sells any assets that constitute Collateral, in whole or in part, the indenture requires it to apply the Net Cash Proceeds of such sale as provided under the covenant described below under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Authorization of Actions to Be Taken

        Each Holder of notes, by its acceptance of a note, consents and agrees to the terms of each Note Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the indenture, authorizes and directs the trustee to enter into the Note Security Documents, and authorizes and empowers the trustee to bind the Holders of notes and other holders of Note Obligations as set forth in the Note Security Documents and to perform its obligations and exercise its rights and powers thereunder.

        The trustee is authorized and empowered to receive for the benefit of the Holders of notes any funds collected or distributed under the Note Security Documents and to make further distributions of such funds to the Holders of notes according to the provisions of the indenture.

        Subject to the provisions of the indenture entitled "Duties of Trustee" and "Rights of Trustee" and subject to the provisions of the indenture described below in "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents—Ranking of Liens," the trustee may, in its sole discretion and without the consent of the Holders of notes, take all actions it deems necessary or appropriate in order to:

  (1)
  foreclose upon or otherwise enforce any or all of the Liens securing Note Obligations;

  (2)
  enforce any of the terms of the Note Security Documents; or

  (3)
  collect and receive payment of any and all Note Obligations.

        The trustee is authorized and empowered to institute and maintain such suits and proceedings as it may deem expedient to protect or enforce the Liens securing Note Obligations or the Note Security Documents or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Note Security Documents or the indenture, and such suits and proceedings as the trustee may deem expedient to preserve or protect its interests and the interests of the Holders of notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders of notes or the trustee.

  Release of Liens Securing Note Obligations

        The indenture provides that the Liens securing Note Obligations will automatically and without the need for any further action by any Person be released:

  (1)
  in whole, as to all property subject to such Liens, upon payment in full of the principal of, accrued and unpaid interest and premium, on the notes and payment in full of all other Note Obligations that are due and payable at or prior to the time such principal, accrued and unpaid interest and premium are paid;

  (2)
  in whole, as to all property subject to such Liens, upon satisfaction and discharge of the indenture;

  (3)
  in whole, as to all property subject to such Liens, upon a legal defeasance or covenant defeasance as set forth under the caption "—Defeasance and Covenant Defeasance;"

  (4)
  in part, as to any property that (a) is sold or otherwise disposed of by Playtex or one of its Subsidiaries in a transaction not prohibited by the indenture, at the time of such sale or disposition, to the extent of the interest sold or disposed of, (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee, concurrently with the release of such Guarantee or (c) constitutes Excess Proceeds from the Sale of Note First Lien Collateral (except to the extent required to be deposited in the Asset Sales Proceeds Account);

  (5)
  as to property that constitutes all or substantially all of the Collateral, with the consent of at least 66 2/3% in principal amount of the then outstanding notes as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes);

  (6)
  as to property that constitutes less than all or substantially all of the Collateral, with the consent of at least a majority in principal amount of the notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, purchase of, the notes); or

  (7)
  on any or all of the Credit Agreement First Lien Collateral, upon any release thereof by the Credit Agreement Agent or as otherwise authorized or directed by the Credit Agreement Agent; provided, however, that if there is reinstated a Lien securing Credit Agreement Obligations on any or all of the Credit Agreement First Lien Collateral upon which the Lien securing Note Obligations has been released pursuant to this clause (7) then the Lien securing the Note Obligations on such Credit Agreement First Lien Collateral will also be deemed reinstated on a second priority basis.

  Further Assurances; Inspection; Expense Reimbursement; Indemnity

        Playtex will, and will cause each of its Subsidiaries to, do or cause to be done all acts and things which may be required, or which the trustee from time to time may reasonably request, to assure and confirm that the trustee holds, for the benefit of the Holders of Note Obligations, duly created and enforceable and, except in the case of any Excluded Perfection Assets, perfected Liens upon the Collateral as contemplated by the indenture and the Note Security Documents, so as to render the same available for the security and benefit of the indenture and of the notes, Guarantees and all other Note Obligations, according to the intent and purposes herein expressed.

        Upon request of the trustee at any time and from time to time, Playtex will, and will cause each of its Subsidiaries to, promptly execute, acknowledge and deliver such Note Security Documents, instruments, certificates, notices and other documents and take such other actions as the trustee may reasonably request to create, perfect (except in the case of any Excluded Perfection Assets), protect, assure or enforce the Liens securing Note Obligations and benefits intended to be conferred as contemplated by the indenture for the benefit of the holders of Note Obligations. If Playtex or such

Subsidiary fails to do so, the trustee is hereby irrevocably authorized and empowered, with full power of substitution, to execute, acknowledge and deliver such Note Security Documents, instruments, certificates, notices and other documents and, subject to the indenture, take such other actions in the name, place and stead of Playtex or such Subsidiary, but the trustee will have no obligation to do so and no liability for any action taken or omitted by it in good faith in connection therewith.

        Playtex will bear and pay all legal expenses, collateral audit and valuation costs, filing fees, insurance premiums and other costs associated with the performance of the obligations of Playtex and its Subsidiaries set forth in this section.

        Playtex will pay, reimburse the trustee and the Holders of notes for, and, to the fullest extent lawful, defend and indemnify each of them against, all claims, liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors and consultants acting for any of them) incurred by any of them as a result of or in connection with the creation, perfection (except in the case of Excluded Perfection Assets), protection or enforcement of the Liens securing Note Obligations or the exercise or enforcement of any right or remedy under the Note Security Documents or to prove, preserve, protect or enforce any Lien securing Note Obligations or any claim based upon any Lien securing Note Obligations in any legal proceeding, including any Insolvency or Liquidation Proceeding, except that the trustee or a Holder of notes will not be entitled to indemnity in respect of any claim, liability or loss that resulted directly and primarily from its own gross negligence or willful misconduct.

        Playtex will pay, reimburse the trustee and the Holders of notes for, and, to the fullest extent lawful, defend and indemnify each of them against, all claims, liabilities, taxes, costs and expenses of every type and nature (including, without limitation, the reasonable fees and charges of attorneys, advisors, auditors and consultants acting for any of them) incurred by any of them as a result of or in connection with: (A) the presence, release, or threatened release of or exposure to any hazardous material at, from, in, to, on, or under any property currently or formerly owned, leased or otherwise used or occupied by Playtex or any of its Subsidiaries; (B) the transportation, treatment, storage, handling, recycling or disposal or arrangement for transportation, treatment, storage, handling, recycling or disposal of any hazardous material at or to any location by or on behalf of Playtex or any of its Subsidiaries; or (C) any violation of environmental law by Playtex or any of its Subsidiaries, except that the trustee or Holder of notes will not be entitled to indemnity in respect of any claim, liability or loss that resulted directly and primarily from its own gross negligence or willful misconduct.

        Playtex will comply with the applicable provisions of TIA §314(b).

        To the extent applicable, Playtex will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Lien of the Note Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of Playtex except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the trustee or as otherwise permitted under TIA §314(d).

        To the extent applicable, Playtex will furnish to the trustee, prior to each proposed release of Collateral securing the Note Obligations pursuant to the Note Security Documents:

  (1)
  all documents required by TIA §314(d); and

  (2)
  an opinion of counsel to the effect that such accompanying documents constitute all documents required by TIA §314(d).

  Amendment of Note Security Documents

        No amendment or supplement to the provisions of the Note Security Documents will be effective without the consent of at least a majority in aggregate principal amount of the notes outstanding, except that:

  (1)
  no amendment or supplement to the provisions of the Note Security Documents that adversely affects the right of any Holder of notes to share equally and ratably with the holders of other notes in the benefits of any Lien securing Note Obligations will be effective without the consent of such Holder;

  (2)
  any amendment or supplement to the provisions of the Note Security Documents that releases any of the Collateral will be permitted if permitted by the provisions described under "—Security—Release of Liens Securing Note Obligations";

  (3)
  any amendment or supplement to the corresponding provisions of the Credit Agreement Security Documents shall automatically apply to the Note Security Documents unless it has the effect of releasing any Lien securing the Note Obligations which is not permitted under "—Security—Release of Liens Securing Note Obligations."

Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents

  Intercreditor Provisions

        The indenture includes the provisions described below, which are intended for the benefit of, and will be enforceable as a third-party beneficiary by, (i) the Credit Agreement Agent as holder of Liens securing Credit Agreement Obligations for the benefit of each present and future holder of Credit Agreement Obligations, (ii) any First Lien Debt Representative as holder of the Liens securing Additional First Lien Obligations for the benefit of each present and future holder of Additional First Lien Obligations and (iii) any Second Lien Debt Representative as holder of the Liens securing Additional Second Lien Obligations for the benefit of each present and future holder of Additional Second Lien Obligations but only if (a) the Credit Agreement Agent, any First Lien Debt Representative or any Second Lien Debt Representative, as the case may be, provides, in an undertaking intended for the benefit of, and enforceable as a third-party beneficiary by, the trustee as holder of Liens securing Note Obligations for the benefit of each present and future holder of Note Obligations, that the holders of Credit Agreement Obligations and Credit Agreement Agent, any holders of First Lien Obligations and First Lien Debt Representatives, and any holders of Second Lien Obligations and Second Lien Debt Representatives are bound by such provisions and (b) each of the Credit Agreement Agent, First Lien Debt Representative or Second Lien Debt Representative, as applicable, delivers to the trustee its written confirmation thereof and its written agreement to observe and perform each and all of the obligations of the Credit Agreement Agent, First Lien Debt Representative or Second Lien Debt Representative, as applicable, under these provisions. No other person is entitled to rely on, have the benefit of or enforce these provisions.

  Ranking of Liens

        Notwithstanding anything to the contrary contained in the Security Documents or any Additional Lien Documents, the time of incurrence of any Secured Obligation, the order or method of attachment or perfection of any Lien securing any Secured Obligation, the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien securing any Secured Obligations, the time of taking possession or control over any Collateral or the rules for determining priority under any law governing relative priorities of Liens:

  (1)
  all Liens at any time granted as security for any First Lien Obligations attaching to any property constituting Note First Lien Collateral are in all respects subject and second in priority to all Liens at any time granted attaching to such property as security for Note Obligations and/or Additional Second Lien Obligations, and

  (2)
  all Liens at any time granted as security for any Second Lien Obligations attaching to any property constituting Credit Agreement First Lien Collateral are in all respects subject and second in priority to all Liens at any time granted attaching to such property as security for any Credit Agreement Obligations and/or Additional First Lien Obligations.

        If any cash or Cash Equivalents constituting Credit Agreement First Lien Collateral are converted into, or invested in, property constituting Note First Lien Collateral at any time when the trustee and any Second Lien Debt Representative have not received written notice from the Credit Agreement Agent, any holder of Credit Agreement Obligations, any holder of Additional First Lien Debt or any First Lien Debt Representative, as applicable, stating that the Indebtedness outstanding under the Credit Agreement or any Additional First Lien Documents have become due and payable in full (whether at maturity, upon acceleration or otherwise) or that such conversion or investment violates the provisions of the Credit Agreement or any Additional First Lien Documents, then concurrently with such conversion or investment, all Liens upon such cash or Cash Equivalents or such property securing Credit Agreement Obligations or Additional First Lien Obligations shall lose their priority over, and shall become subject and second in priority to, all Liens securing Note Obligations or Additional Second Lien Obligations. If any cash or Cash Equivalents constituting Credit Agreement First Lien Collateral are converted into, or invested in, property constituting Note First Lien Collateral at any time when the trustee and any Second Lien Debt Representatives have received the written notice set forth above, then all Liens upon such cash or Cash Equivalents or such property securing Second Lien Obligations shall remain subject and second in priority to all Liens thereon securing First Lien Obligations.

        If any cash or Cash Equivalents constituting Note First Lien Collateral are converted into, or invested in, property constituting Credit Agreement First Lien Collateral at any time when the Credit Agreement Agent and any First Lien Debt Representative have not received written notice from the trustee or any Holder of notes or any Second Lien Debt Representative, as applicable, stating that the notes have become due and payable in full (whether at maturity, upon acceleration or otherwise) and any outstanding Additional Second Lien Debt has become due and payable in full (whether at maturity, upon acceleration or otherwise), or that such cash or Cash Equivalents are required by the indenture to be deposited in an Asset Sale Proceeds Account or that such conversion or investment violates the provisions of the indenture or any Additional Second Lien Documents, then concurrently with such conversion or investment all Liens upon such cash or Cash Equivalents or such property securing Note Obligations and Additional Second Lien Obligations shall lose their priority over, and shall become subject and second in priority to, all Liens securing Credit Agreement Obligations and Additional First Lien Obligations. If any cash or Cash Equivalents constituting Note First Lien Collateral are converted into, or invested in, property constituting Credit Agreement First Lien Collateral at any time when the Credit Agreement Agent and any First Lien Debt Representative have received the written notice set forth above, then all Liens upon such cash or Cash Equivalents or such property securing First Lien Obligations shall remain subject and second in priority to all Liens thereon securing Second Lien Obligations.

  Payments from Proceeds of Collateral

        The holders of Second Lien Obligations shall be entitled to receive and retain, free from all Liens thereon securing First Lien Obligations, all payments made in cash by Playtex or any other Obligor and all amounts received with respect to Second Lien Obligations through the exercise of a set-off or other similar right, even if such cash constitutes property or proceeds of property subject to a Lien securing First Lien Obligations, if such payment is made at any time when the trustee or any Second Lien Debt Representative have not received written notice from the Credit Agreement Agent or any holder of First Lien Obligations or any First Lien Debt Representative, as applicable, stating that the Indebtedness outstanding under the Credit Agreement or any Additional First Lien Documents have become due and payable in full (whether at maturity, upon acceleration or otherwise) or that such payment or the application of such amount violates or would violate the provisions of the Credit Agreement.

        The holders of First Lien Obligations shall be entitled to receive and retain, free from all Liens thereon securing Second Lien Obligations, all payments made in cash by Playtex or any other Obligor and all amounts received with respect to First Lien Obligations through the exercise of a set-off or other similar right, even if such cash constitutes property or proceeds of property subject to a Lien securing Second Lien Obligations, if such payment is made at any time when the Credit Agreement Agent and any First Lien Debt Representative have not received written notice from the trustee, any holder of Second Lien Obligations or any Second Lien Debt Representative stating that the notes or all outstanding Additional Second Lien Debt have become due and payable in full (whether at maturity, upon acceleration or otherwise) or that such payment is from the proceeds of the sale of Note First Lien Collateral.

  Consent to License to Use Intellectual Property; Access to Information

        The indenture provides that the trustee and each Second Lien Debt Representative consent (without making any representation or warranty or undertaking any obligation whatsoever) to any grant by any Obligor to the Credit Agreement Agent and any First Lien Debt Representative of a non-exclusive royalty-free license to use any Note First Lien Collateral of such Obligor, solely in connection with the enforcement of any Lien held by the Credit Agreement Agent or First Lien Debt Representative, as applicable, or in connection with the sale or liquidation of any or all of the Credit Agreement First Lien Collateral, in each case, in order to manufacture, produce, complete, remove or sell any such Inventory in any lawful manner. The consent shall be binding on the successors and assigns of the trustee and each Second Lien Debt Representative, including a purchaser of any or all of the Note First Lien Collateral subject to such license at a foreclosure sale conducted in foreclosure of any Lien thereon securing Second Lien Obligations. The indenture also provides that the Liens securing the Second Lien Obligations are second in priority to any such license.

        If the trustee, any Second Lien Debt Representative or a purchaser at a foreclosure sale conducted in foreclosure of any Lien securing Second Lien Obligations takes actual possession of any documentation of Playtex or an Obligor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the trustee or the foreclosure purchaser), then upon request of the Credit Agreement Agent or any First Lien Debt Representative and reasonable advance notice, the trustee, each Second Lien Debt Representative or such foreclosure purchaser will permit the Credit Agreement Agent, any First Lien Debt Representative or their respective representative to inspect and copy such documentation.

  Restriction on Enforcement of Collective Second Liens

        Subject to the provisions described below under the caption "—Relative Rights" and subject to clauses (a) through (e) below, neither trustee nor any Second Lien Debt Representative are to and are not authorized to direct any Person acting for it or any holder of Second Lien Obligations to) take any action to enforce, collect or realize upon any Collective Second Lien attached to any property constituting Credit Agreement First Lien Collateral as security for any Second Lien Obligations, and the Credit Agreement Agent and any First Lien Debt Representative will not (and will not authorize or direct any Person acting for it or any holder of First Lien Obligations to) take any action to enforce, collect or realize upon any Collective Second Lien attached to any property constituting Note First Lien Collateral as security for any First Lien Obligations, in each case including, without limitation, any right, remedy or action to:

  (1)
  take possession of or control over such property;

  (2)
  exercise any collection rights in respect of such property or retain any proceeds of Accounts and other obligations receivable paid to it directly by any account debtor;

  (3)
  exercise any right of set-off against such property;

  (4)
  foreclose upon such property or take or accept any transfer of title to such property in lieu of foreclosure;

  (5)
  enforce any claim to the proceeds of insurance upon such property;

  (6)
  deliver any notice, claim or demand relating to such property to any Person (including any securities intermediary, depositary bank or landlord) in the possession or control of such property or acting as bailee, custodian or agent for any holder of Liens in respect of such property;

  (7)
  otherwise enforce any remedy available upon default for the enforcement of any Lien upon such property;

  (8)
  deliver any notice or commence any proceeding for any of the foregoing purposes; or

  (9)
  seek relief in any Insolvency or Liquidation Proceeding permitting it to do any of the foregoing,

except that, in any event, any and all such actions may be taken, authorized or instructed and all rights and remedies for the enforcement, collection, foreclosure or realization of a Collective Second Lien may be exercised and enforced, in each case without any limitation or restriction whatsoever:

    (a)
    by the trustee or any Second Lien Debt Representative with respect to the Credit Agreement First Lien Collateral, at any time after the Discharge of Credit Agreement Indebtedness and all Liens securing Additional First Lien Obligations are released in whole as to all property of Playtex and the other Obligors;

    (b)
    by the Credit Agreement Agent or any First Lien Debt Representative with respect to the Note First Lien Collateral, at any time after all Liens securing Second Lien Obligations are released in whole as to all property of Playtex and the other Obligors;

    (c)
    as necessary to redeem any property in a creditor's redemption permitted by law or to deliver any notice or demand necessary to enforce any right to claim, take or receive proceeds of such property remaining after payment in full of all Obligations secured by Collective First Liens attached to such property, in the event of foreclosure or other enforcement of any prior Lien (including Collective First Liens), so long as the enforcement of any Collective First Lien is not materially affected or delayed;

    (d)
    as necessary to perfect a Lien upon any Collateral by any method of perfection except through possession or control; or

    (e)
    as necessary to prove (but not enforce) any Collective Second Lien or any Obligation secured thereby or as necessary to preserve or protect (but not enforce) any Collective Second Lien in any manner that is not materially adverse to the grant, perfection, priority or enforcement of Collective First Liens and does not materially affect or delay or affect any exercise or enforcement of the rights and remedies of holders of Collective First Liens.

        The restriction set forth in the preceding paragraph applies only to Collective Second Liens and does not apply to any Collective First Liens. The trustee and any Second Lien Debt Representative, as the case may be, may freely take (and authorize or direct any other Person to take) any action to enforce, collect or realize upon any Lien securing Second Lien Obligations attached to any property constituting Note First Lien Collateral, and the Credit Agreement Agent and any First Lien Debt Representative, as the case may be, may freely take (and authorize or direct any other Person to take) any action to enforce, collect or realize upon any Lien securing First Lien Obligations attached to any property constituting Credit Agreement First Lien Collateral.

        Until the Discharge of Credit Agreement Indebtedness and release, in whole, of all Liens securing Additional First Lien Obligations, the Credit Agreement Agent and any First Lien Debt Representative as the holders of all Liens securing Collective First Liens on the Credit Agreement First Lien Collateral will have the exclusive right to manage, perform and enforce the terms of the Credit Agreement Security Documents and Additional First Lien Documents with respect to all Credit Agreement First Lien Collateral and to exercise and enforce all rights and remedies thereunder according to its discretion and exercise of its business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (1) through (9) of the first paragraph of this section, but only as to the Credit Agreement First Lien Collateral. Until the release, in whole, of all Liens securing Note Obligations and Additional Second Lien Obligations, the trustee and any Second Lien Debt Representative as holders of Collective First Liens on the Note First Lien Collateral will have the exclusive right to manage, perform and enforce the terms of the Note Security Documents and Additional Second Lien Documents with respect to all Note First Lien Collateral and to exercise and enforce all rights and remedies thereunder according to its discretion and exercise of its business judgment, including, without limitation, the exclusive right to take the actions enumerated in clauses (1) through (9) of the first paragraph of this section, but only as to the Note First Lien Collateral. In connection with the exercise or enforcement of any such right, each holder of any Collective Second Lien waives any and all rights to affect the method or challenge the appropriateness of any action by any holder of any Collective First Lien and hereby consents to each holder of any Collective First Lien exercising or not exercising such rights and remedies as if no Collective Second Lien existed, except only that the holders of Collective Second Liens reserve all rights granted by law:

  (1)
  to request or receive notice of any sale of Collateral in foreclosure of any Collective First Lien; or

  (2)
  to redeem any Collateral or enforce any right to claim, take or receive proceeds of Collateral remaining after the release, in whole, of all Liens securing First Lien Obligations or Second Lien Obligations, as the case may, be as provided in the first paragraph of this section.

        Until (A) the release, in whole, of all Liens securing Second Lien Obligations, in the case of Collective Second Liens upon Note First Lien Collateral, or (B) the Discharge of Credit Agreement Indebtedness and release, in whole, of all Liens securing Additional First Lien Obligations, in the case of Collective Second Liens upon Credit Agreement First Lien Collateral, the holders of Collective Second Liens will not:

  (1)
  request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the exercise or enforcement of any right or remedy otherwise available to the holder of any Collective First Liens on such Collateral or that would limit, invalidate, avoid or set aside any Collective First Lien, Security Document or Additional Lien Documents governing any Collective First Lien on such Collateral or make the Collective First Liens on such Collateral second in priority to the Collective Second Liens or grant the Collective First Liens on such Collateral equal ranking to the Collective Second Liens;

  (2)
  oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Collective First Liens on such Collateral made by the holder of Collective First Liens thereon in any Insolvency or Liquidation Proceeding;

  (3)
  oppose or otherwise contest any exercise by the holder of Collective First Liens on such Collateral of the Credit Bid Rights with respect of Indebtedness secured by any Collective First Lien on such Collateral at any sale of such Collateral in foreclosure of the Collective First Lien thereon;

  (4)
  oppose or otherwise contest any foreclosure of any Collective First Lien on such Collateral; or

  (5)
  seek judicial relief from a stay in an Insolvency or Liquidation Proceeding or in any other court to enforce any Collective Second Lien.

  Proceeds of Insurance

        For as long as the Liens upon Note First Lien Collateral securing First Lien Obligations are Collective Second Liens to the extent permitted by the indenture, the Note Security Documents or Additional Second Lien Documents:

  (1)
  the trustee and any Second Lien Debt Representative will have, subject to the provisions of the Note Security Documents and any Additional Second Lien Documents, the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft or destruction or condemnation of any Note First Lien Collateral and all claims under insurance constituting Note First Lien Collateral;

  (2)
  all proceeds of insurance on or constituting Note First Lien Collateral and all condemnation awards resulting from a taking of any Note First Lien Collateral will inure to the benefit of, and to the extent required by the Note Security Documents, the Additional Second Lien Documents and the indenture will be paid to, the trustee for account of the Holders of notes and any Second Lien Debt Representative for the account of the holders of Additional Second Lien Debt; and

  (3)
  the Credit Agreement Agent and any First Lien Debt Representative will co-operate, if necessary and as reasonably requested by the trustee or Second Lien Debt Representative, in effecting the payment of insurance proceeds of Note First Lien Collateral to the trustee or any Second Lien Debt Representative;

and for as long as the Liens upon Credit Agreement First Lien Collateral securing Second Lien Obligations are Collective Second Liens to the extent permitted by the Credit Agreement or any Credit Agreement Security Document or Additional First Lien Documents:

  (1)
  the Credit Agreement Agent and any First Lien Debt Representative will have, subject to the provisions of the Credit Agreement Security Documents and any Additional First Lien Documents, the sole right to adjust settlement of all insurance claims and condemnation awards in the event of any covered loss, theft or destruction or condemnation of any Credit Agreement First Lien Collateral and all claims under insurance constituting Credit Agreement First Lien Collateral;

  (2)
  all proceeds of insurance on or constituting Credit Agreement First Lien Collateral and all condemnation awards resulting from a taking of any Credit Agreement First Lien Collateral and all proceeds of any business interruption insurance will inure to the benefit of, and to the extent required by the Credit Agreement and any Additional First Lien Documents will be paid to, the holders of Credit Agreement Obligations and any holders of Additional First Lien Debt; and

  (3)
  the trustee and any Second Lien Debt Representative will co-operate, if necessary and as reasonably requested by the Credit Agreement Agent, in effecting the payment of insurance proceeds of Credit Agreement First Lien Collateral to the Credit Agreement Agent and any First Lien Debt Representative.

        In the event of any covered loss, theft or destruction or condemnation of both Note First Lien Collateral and Credit Agreement First Lien Collateral for which an insurer of Playtex or any Obligor will only settle one claim or award, the trustee, the Credit Agreement Agent, any Second Lien Debt Representative and any First Lien Debt Representative will co-operate to adjust settlement of the insurance claims in respect of the Note First Lien Collateral and Credit Agreement First Lien Collateral.

  Insolvency or Liquidation Proceedings

        If, in any Insolvency or Liquidation Proceeding and prior to the Discharge of Credit Agreement Indebtedness and release of any Liens securing Additional First Lien Obligations, the holders of all Indebtedness outstanding under the Credit Agreement or any Additional First Lien Documents (or such holders as may have the power to bind all of them):

  (1)
  consent to any order for use of any cash collateral, except cash collateral consisting of Note First Lien Collateral, which provides that the holders of First Lien Obligations are granted a replacement Lien (a) upon the Credit Agreement First Lien Collateral that is senior to or at parity with all Liens upon the Credit Agreement First Lien Collateral securing First Lien Obligations and/or (b) upon some or all of the Note First Lien Collateral that is, by the express provisions of such order, in all respects subject and junior in priority to all Liens securing Second Lien Obligations (including all replacement Liens or adequate protection Liens at any time granted in such Insolvency or Liquidation Proceeding to secure Second Lien Obligations); or

  (2)
  consent to any order approving a debtor-in-possession financing which provides:

  (a)
  that the aggregate principal amount of Indebtedness at any one time permitted to be incurred under such debtor-in-possession financing, when added to the aggregate principal amount of Indebtedness then outstanding under the Credit Agreement and any Additional First Lien Documents and outstanding under such debtor-in-possession financing, shall not exceed the Maximum Credit Agreement Indebtedness Amount (on a pro forma basis after giving effect to any substantially contemporaneous application of the proceeds of such incurrence), and

  (b)
  that Obligations in respect of such debtor-in-possession financing will be secured by a Lien (i) upon the Credit Agreement First Lien Collateral that is senior to or at parity with all Liens upon the Credit Agreement First Lien Collateral securing First Lien Obligations and/or (ii) upon some or all of the Note First Lien Collateral that is, by the express provisions of such order, in all respects subject and junior in priority to all Liens securing Second Lien Obligations (including all replacement Liens or adequate protection Liens at any time granted in such Insolvency or Liquidation Proceeding to secure Second Lien Obligations), then the holders of Second Lien Obligations, the trustee and each Second Lien Debt Representative will not oppose or otherwise contest the entry of such order, but only in respect of the provisions described in this paragraph.

        If, in an Insolvency or Liquidation Proceeding and prior to the release, in whole, of all Liens securing Second Lien Obligations, the trustee and any Second Lien Debt Representative:

  (1)
  consents to any order relating to any sale of Note First Lien Collateral and providing, to the extent the sale is to be free and clear of Liens, that all such Liens shall attach to the proceeds of the sale, and

  (2)
  in connection therewith, consents to and supports before the court any request for Credit Bid Rights made by the Credit Agreement Agent, any First Lien Debt Representative or holders of First Lien Obligations (except that such holders need not admit, consent to or support any valuation of the Note First Lien Collateral alleged in support of the allowance of any secured claim based upon the Liens securing First Lien Obligations), then, so long as the trustee and any Second Lien Debt Representative does not oppose or otherwise contest any request made by the holders of First Lien Obligations (which may be made only if, pursuant to any such order, the holders of Second Lien Obligations are, or are to be, granted a Lien upon any property) for the grant to the Credit Agreement Agent and any First Lien Debt Representative, for the benefit of the holders of Credit Agreement Obligations or Additional First Lien Obligations, as applicable, and as adequate protection (or its equivalent) for the Credit Agreement Agent or any First Lien Debt Representative's interest in the Note First Lien Collateral under the Liens securing the Credit Agreement Obligations or Additional First Lien Obligations, as applicable, of a junior lien upon such property that is co-extensive in all respects with, but junior in priority (as set forth in "—Ranking of Liens") in all respects to, all Liens securing Second Lien Obligations upon such property pursuant to such order, any holders of First Lien Obligations, the Credit Agreement Agent and any First Lien Debt Representative will not oppose or otherwise contest the entry of such order solely in their capacity as a secured creditor based solely on any ground that may be asserted only by a secured creditor arising from or relating to any Lien securing First Lien Obligations.

        If, in an Insolvency or Liquidation Proceeding and prior to the Discharge of Credit Agreement Indebtedness or release, in whole, of all Liens securing Additional First Lien Obligations, the holders of all Indebtedness outstanding under the Credit Agreement or Additional First Lien Documents (or such holders as may have the power to bind all of them):

  (1)
  consent to any order relating to any sale of Credit Agreement First Lien Collateral and providing, to the extent the sale is to be free and clear of Liens, that all such Liens shall attach to the proceeds of the sale, and

  (2)
  in connection therewith, consent to and support before the court any request for Credit Bid Rights made by the trustee, any Second Lien Debt Representative or any holder of Second Lien Obligations (except that such holders need not admit, consent to or support any valuation of the Credit Agreement First Lien Collateral alleged in support of the allowance of any secured claim based upon the Liens securing the Second Lien Obligations), then, so long as the holders of First Lien Obligations do not oppose or otherwise contest any request made by the holders of Second Lien Obligations (which may be made only if, pursuant to any such order, the holders of First Lien Obligations are, or are to be, granted a Lien upon any property) for the grant to the trustee or any Second Lien Debt Representative, for the benefit of the holders of Note Obligations or Additional Second Lien Obligations, as applicable, and as adequate protection (or its equivalent) for the trustee or Second Lien Debt Representative's interest in the Credit Agreement First Lien Collateral under the Liens securing Note Obligations or Additional Second Lien Obligations, as applicable, of a junior lien upon such property that is co-extensive in all respects with, but subordinated (as set forth in "—Ranking of Liens") in all respects to, all Liens securing First Lien Obligations upon such property pursuant to such order, any holders of Second Lien Obligations, the trustee and each Second Lien Debt Representative will not oppose or otherwise contest the entry of such order solely in their capacity as a secured creditor based solely on any ground that may be asserted only by a secured creditor arising from or relating to any Lien securing Second Lien Obligations.

        The holders of Second Lien Obligations, the trustee and any Second Lien Debt Representative will not, at any time prior to the Discharge of Credit Agreement Indebtedness or release, in whole, of all Liens securing Additional First Lien Obligations, file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their Collective Second Liens in the Credit Agreement First Lien Collateral. The holders of First Lien Obligations, the Credit Agreement Agent and any First Lien Debt Representative will not, at any time prior to the release, in whole, of all Liens securing Second Lien Obligations, file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their Collective Second Liens in the Note First Lien Collateral. No right of any holder of Second Lien Obligations or Liens securing Second Lien Obligations to demand, seek and obtain adequate protection (or any comparable relief) for any Collective First Lien upon any Note First Lien Collateral, and no right of any holder of First Lien Obligations or Liens securing First Lien Obligations to demand, seek and obtain adequate protection (or any comparable relief) for any Collective First Lien upon any Credit Agreement First Lien Collateral, will be in any respect reduced, limited or affected hereby.

        The holders of Second Lien Obligations, the trustee and any Second Lien Debt Representative will not assert or enforce, at any time prior to the Discharge of Credit Agreement Indebtedness or release, in whole, of all Liens securing Additional First Lien Obligations, any claim under §506(c) of the United States Bankruptcy Code senior to or on a parity with any Collective First Lien upon Credit Agreement First Lien Collateral for costs or expenses of preserving or disposing of any Credit Agreement First Lien Collateral. The holders of First Lien Obligations, the Credit Agreement Agent and any First Lien Debt Representative will not assert or enforce, at any time prior to the release in whole of all Liens securing Second Lien Obligations, any claim under §506(c) of the United States Bankruptcy Code senior to or on a parity with any Collective First Lien upon Note First Lien Collateral for costs or expenses of preserving or disposing of any Note First Lien Collateral.

  Amendment of Intercreditor Provisions

        The indenture provides that no amendment or supplement to the provisions set forth above under the caption "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents" will:

  (1)
  be effective unless set forth in a writing signed by the trustee with the consent of the Holders of at least a majority in principal amount of the notes then outstanding voting as a single class, except that any such amendment which releases all or substantially all of the Collateral or contractually subordinates the Liens on the Note First Lien Collateral securing the Note Obligations will be effective only with the consent of the Holders of at least 66 2/3% in principal amount of the notes then outstanding, voting as a single class; or

  (2)
  become effective at any time when any Credit Agreement Obligations are outstanding or committed under the Credit Agreement unless such amendment or supplement is consented to in a writing signed by the Credit Agreement Agent acting upon the direction or with the consent of the Required Lenders.

Any such amendment or supplement that:

  (1)
  imposes any additional obligation upon Playtex or any of its Subsidiaries or adversely affects the rights of Playtex or any of its Subsidiaries will become effective only with the consent of Playtex or such Subsidiary;

  (2)
  imposes any obligation upon the trustee or adversely affects the rights of the trustee in its individual capacity will be effective only with the consent of the trustee;

  (3)
  imposes any obligation upon the Credit Agreement Agent or adversely affects the rights of the Credit Agreement Agent in its individual capacity will be effective only with the consent of the Credit Agreement Agent;

  (4)
  imposes any obligation upon any First Lien Debt Representative or Second Lien Debt Representative or adversely affects the rights of any First Lien Debt Representative or Second Lien Debt Representative in its individual capacity will be effective only with the consent of such First Lien Debt Representative or Second Lien Debt Representative.

        Notwithstanding anything to the contrary in this section, no consent of any holder of Second Lien Obligations shall be required to change, waive, modify or vary the provisions set forth under

"—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents" as agreed to by the holders of First Lien Obligations, unless such change, waiver or modification materially adversely affects the rights of holders of the Second Lien Obligations as such and not the other secured creditors in a like manner.

  Waiver of Certain Subrogation, Marshalling, Appraisal and Valuation Rights

        To the fullest extent permitted by law, the holders of Second Lien Obligations, the trustee and any Second Lien Debt Representative agree not to assert or enforce at any time prior to the Discharge of Credit Agreement Indebtedness and release, in whole, of Liens securing Additional First Lien Obligations:

  (1)
  any right of subrogation to the rights or interests of holders of Collective First Liens in respect of any Credit Agreement First Lien Collateral or any claim or defense based upon impairment of any such right of subrogation;

  (2)
  any right of marshalling accorded to a junior lienholder, as against a priority lienholder, under equitable principles in respect of any Credit Agreement First Lien Collateral; or

  (3)
  any statutory right of appraisal or valuation accorded to a junior lienholder in respect of any Credit Agreement First Lien Collateral in a proceeding to foreclose a senior Lien thereon,

that otherwise may be enforceable in respect of any Lien securing Note Obligations as against any holder of Collective First Liens upon any Credit Agreement First Lien Collateral.

        To the fullest extent permitted by law, the holders of First Lien Obligations, the Credit Agreement Agent and any First Lien Debt Representative agree not to assert or enforce at any time prior to the release, in whole, of all Liens securing Second Lien Obligations:

  (1)
  any right of subrogation to the rights or interests of holders of Collective First Liens in respect of any Note First Lien Collateral or any claim or defense based upon impairment of any such right of subrogation;

  (2)
  any right of marshalling accorded to a junior lienholder, as against a priority lienholder, under equitable principles in respect of any Note First Lien Collateral; or

  (3)
  any statutory right of appraisal or valuation accorded to a junior lienholder in respect of any Note First Lien Collateral in a proceeding to foreclose a senior Lien thereon,

that otherwise may be enforceable in respect of any Lien securing First Obligations as against any holder of Collective First Liens upon any Note First Lien Collateral.

        Without in any way limiting the generality of the foregoing, each holder of Collective First Liens or Obligations secured by Collective First Liens may at any time and from time to time, without the consent of or notice to any holder of Collective Second Liens or Obligations secured thereby, without incurring any responsibility or liability to any holder of Collective Second Liens or Obligations secured thereby and without in any manner prejudicing, affecting or impairing the agreements and other obligations set forth in "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents":

  (1)
  make loans and advances to Playtex or any of its Subsidiaries or issue, guaranty or obtain letters of credit for account of Playtex or any of its Subsidiaries or otherwise extend credit to Playtex or any of its Subsidiaries, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

  (2)
  change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Obligation secured by a Collective First Lien or any agreement, guaranty, Lien or obligation of Playtex or any of its Subsidiaries or any other person or entity in any manner related thereto, or otherwise amend, supplement or change in any manner any Collective First Lien or Obligation secured thereby or any such agreement, guaranty, Lien or obligation;

  (3)
  increase or reduce the amount of any Obligation secured by a Collective First Lien (up to the Maximum Credit Agreement Indebtedness Amount) or the interest, premium, fees or other amounts payable in respect thereof;

  (4)
  release or discharge any Obligation secured by a Collective First Lien or any guaranty thereof or any agreement or obligation of Playtex or any of its Subsidiaries or any other person or entity with respect thereto;

  (5)
  take or fail to take any Collective First Lien or any other collateral security for any Obligation or take or fail to take any action which may be necessary or appropriate to ensure that any Collective First Lien or any other Lien upon any property is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any obligation secured thereby;

  (6)
  release, discharge or permit the lapse of any or all Collective First Liens;

  (7)
  exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against Playtex or any other Obligor or any collateral security or any other person, entity or property in respect of any Collective First Lien or any right or power under "—Ranking of Liens," and apply any payment or proceeds of collateral in any order of application; or

  (8)
  sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Collective First Lien.

        No exercise, delay in exercising or failure to exercise any right set forth in or arising under the provisions described in "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents," no act or omission of any holder of Collective First Liens or Obligations secured thereby in respect of Playtex or any of its Restricted Subsidiaries or any other person or entity or any collateral security for any Obligation or any right arising under such provisions, no change, impairment, or suspension of any right or remedy of any holder of any Collective First Lien or Obligations secured thereby, and no other act, failure to act, circumstance, occurrence or event which, but for this sentence, would or could act as a release or exoneration of any obligation set forth in or arising under such provisions will in any way affect, decrease, diminish or impair any of the ranking agreements or any of the other rights and obligations of the holders of Secured Obligations, the trustee, the Credit Agreement Agent and any Second Lien Debt Representative or First Lien Debt Representative set forth in or arising under such provisions.

        Except for the contractual obligations set forth in or arising under the provisions described in "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents," the Credit Agreement Agent, any First Lien Debt Representative and holders of First Lien Obligations will not have any duty, express or implied, fiduciary or otherwise, to any holder of Second Lien Obligations, the trustee or any Second Lien Debt Representative, and any holder of Second Lien Obligations, the trustee or any Second Lien Debt Representative will not have any duty, express or implied, fiduciary or otherwise, to any holder of Credit Agreement Obligations, the Credit Agreement Agent or First Lien Debt Representative.

        The holders of First Lien Obligations, on the one hand, and the holders of Second Lien Obligations, on the other hand, shall each be responsible for keeping themselves informed of the financial condition of Playtex and its Subsidiaries and all other circumstances bearing upon the risk of nonpayment of their outstanding Obligations. The Credit Agreement Agent, any First Lien Debt Representative and holders of First Lien Obligations will have no duty to advise the trustee, any Second Lien Debt Representative or any holder of Second Lien Obligations, and the trustee, any Second Lien Debt Representative and holders of Second Lien Obligations will have no duty to advise the Credit Agreement Agent, any First Lien Debt Representative or any holder of First Lien Obligations, of information regarding such condition or circumstances or as to any other matter. If any of them undertakes at any time or from time to time to provide any such information, it shall be under no obligation to provide any similar information on any subsequent occasion, to provide any additional information, to undertake any investigation, or to disclose any information which, pursuant to accepted or reasonable commercial finance practice, it wishes to maintain confidential.

  Obligations Not Subordinated

        The provisions of "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents" are intended solely to set forth the relative ranking of the Collective First Liens and Collective Second Liens and the other rights and obligations described therein. The Note Obligations, Credit Agreement Obligations, Additional First Lien Obligations and Additional Second Lien Obligations are senior non-subordinated obligations of Playtex and Guarantors. Neither the Note Obligations, the Credit Agreement Obligations, the Additional First Lien Obligations the Additional Second Lien Obligations nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the provisions of "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents" in any respect subordinated, deferred, postponed, restricted or prejudiced.

  Enforcement

        The rights and obligations set forth in or arising under the caption "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents" are enforceable only by the trustee, any Second Lien Debt Representatives, the Credit Agreement Agent and any First Lien Debt Representatives against each other (and their respective successors, including, but only to the extent expressly provided herein, a purchaser at a foreclosure sale conducted in foreclosure of the trustee or Second Lien Debt Representative's Liens), against the holders of Secured Obligations, and against the Obligors. No other Person (including holders of Secured Obligations) shall be entitled to enforce any such right or obligation.

  Relative Rights

        The provisions described above under the caption "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents" sets forth certain relative rights, as lienholders, of the trustee and any Second Lien Debt Representative and the Credit Agreement Agent and any First Lien Debt Representative. Nothing in the indenture or any comparable provision of the Credit Agreement or Additional Lien Documents will:

  (1)
  impair, as between Playtex, any other Obligor and Holders of notes, the obligation of Playtex, which is absolute and unconditional, to pay principal of, premium and interest on the notes in accordance with their terms or to perform any other obligation of Playtex or any other Obligor under the Note Documents;

  (2)
  impair, as between Playtex, any other Obligor and holders of Indebtedness outstanding under the Credit Agreement or any Additional Lien Documents, the obligation of the Obligors which are borrowers under or guarantors of the Credit Agreement or any Additional Lien Documents, as applicable, which is absolute and unconditional, to pay principal of, premium and interest, on such Indebtedness in accordance with the terms of the Credit Agreement or any Additional Lien Documents, as applicable, or to perform any other obligation of Playtex or any other Obligor under the Credit Agreement or any Additional Lien Document, as applicable;

  (3)
  affect the relative rights of holders of Secured Obligations and other creditors of Playtex or any of its Subsidiaries;

  (4)
  restrict the right of any holder of Secured Obligations to sue for payments that are then due and owing;

  (5)
  prevent the trustee, the Credit Agreement Agent, any First Lien Debt Representative, any Second Lien Debt Representative or any holder of Secured Obligations from exercising against Playtex or any other Obligor any of its available remedies upon a Default or Event of Default, except to the extent otherwise expressly set forth in the case of enforcement of Collective Second Liens under the caption "—Restriction on Enforcement of Collective Second Liens"; or

  (6)
  restrict the right of the trustee, the Credit Agreement Agent, any First Lien Debt Representative, any Second Lien Debt Representative or any holder of Secured Obligations to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any Obligor or otherwise to commence, or seek relief commencing, any Insolvency or Liquidation Proceeding in respect of any Collateral as to which it has a First Lien involuntarily against any Obligor or to assert or enforce any claim, Lien, right or remedy in any voluntary or involuntary bankruptcy case or Insolvency or Liquidation Proceeding in compliance with the applicable provisions of the indenture or the Credit Agreement or Additional Lien Documents, as the case may be.

Optional Redemption

        At any time prior to March 1, 2007, Playtex may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 100.000% of the principal amount of notes redeemed plus the Applicable Premium, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of one or more Equity Offerings ("Equity Offering Redemption") or Restructuring Sales ("Restructuring Sale Redemption"); provided that:

  (1)
  at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Playtex and its Subsidiaries); and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering or Restructuring Sale.

        In addition, at any time prior to March 1, 2007, Playtex may also redeem the notes, in whole but not in part, upon the occurrence of a Change of Control ("Change of Control Redemption"), upon not less than 30 nor more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each holder's registered address, at the redemption price of 100.000% of the principal amount of notes redeemed plus the Applicable Premium, plus accrued and unpaid interest to the redemption date, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

        "Applicable Premium" means (i) with respect to an Equity Offering Redemption, 8% of the principal amount of the notes redeemed and (ii) with respect to a Restructuring Sale Redemption or a Change of Control Redemption, the percentage (expressed as percentages of principal amount of notes redeemed) set forth below if redeemed during the twelve-month period prior to March 1 of the years indicated below:

Year	Percentage
2005	12.000%
2006	10.000%
2007	8.000%

        Except pursuant to the preceding paragraphs, the notes will not be redeemable at Playtex's option prior to March 1, 2008.

        On or after March 1, 2008, Playtex may redeem all or a part of the notes upon not less than 30 nor more than 90 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year	Percentage
2008	104.000%
2009	102.000%
2010 and thereafter	100.000%

Sinking Fund

        The notes will not be entitled to the benefit of any sinking fund.

Subsidiary Guarantees

        The notes will be guaranteed on a senior basis by each of Playtex's current and future Domestic Subsidiaries. These Guarantees will be joint and several obligations of the Guarantors. Each Guarantor's Guarantee will be secured on either a first or second lien basis, as the case may be, by the portion (if any) of the Collateral owned by such Guarantor. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—The guarantees and the liens securing the guarantees may not be enforceable because of fraudulent conveyance laws."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Playtex or another Guarantor, unless:

  (1)
  (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the indenture, its Guarantee and the registration rights agreement pursuant to a supplemental indenture and appropriate security documents reasonably satisfactory to the trustee; or

  (b)
  such sale, disposition, merger or consolidation is permitted by the terms of the indenture and, to the extent required, the Net Cash Proceeds are applied in accordance with the applicable provisions of the indenture.

        The Guarantee of a Guarantor will be released:

  (1)
  in connection with any consolidation or merger if the Guarantor or surviving Person shall cease to be a Subsidiary of Playtex, if the consolidation or merger complies with the provisions of the indenture;

  (2)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Playtex, if the sale or other disposition complies with the "Asset Sale" provisions of the indenture;

  (3)
  if the Guarantor is declared to be an Unrestricted Subsidiary in accordance with the provisions of the indenture; or

  (4)
  in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of Playtex or any sale of Capital Stock or other disposition or transaction in which a Guarantor ceases to be a Restricted Subsidiary, in both cases, if such sale or disposition or transaction is permitted by the indenture.

See "—Repurchase at the Option of Holders—Asset Sales."

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, each Holder of notes will have the right to require Playtex to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, Playtex will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest on the notes repurchased, to the date of purchase. Within 15 days following any Change of Control, Playtex will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. Playtex will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, Playtex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date, Playtex will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by Playtex.

        Playtex will not be required to make a Change of Control Offer upon a Change of Control (i) if Playtex has obtained a Rating Agency Confirmation prior to such Change of Control or (ii) if a third-

party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Playtex and purchases all notes properly tendered and not withdrawn under the Change of Control Offer. The provisions under the indenture relative to Playtex's obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes then outstanding.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        If a Change of Control Offer is made, there can be no assurance that Playtex will have available funds sufficient to make the Change of Control Payment for any or all of the notes that might be delivered by Holders of the notes seeking to accept the Change of Control Offer and, accordingly, none of the Holders of the notes may receive the Change of Control Payment for their notes in the event of a Change of Control. The failure of Playtex to make or consummate the Change of Control Offer or pay the Change of Control Payment when due will give the trustee and the Holders of the notes the rights described under "—Events of Default and Remedies."

        The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. There can be no assurance as to how a court interpreting New York law would interpret the phrase if a dispute were to arise whether a specific event was a Change of Control.

        The existence of a Holder's right to require Playtex to repurchase such Holder's notes upon a Change of Control may deter a third-party from acquiring Playtex in a transaction which constitutes a Change of Control.

        In addition to the obligations of Playtex under the indenture with respect to the notes in the event of a "Change of Control," the Credit Agreement requires Playtex to repay all amounts outstanding under the Credit Agreement and terminate the commitments thereunder on the date which is the earlier of (1) 30 days after the date of a Change of Control and (2) the date on which Playtex shall have made a Change of Control Offer. In addition, a "change of control" as defined in the Credit Agreement is an event of default thereunder and upon such event, the lenders under the Credit Agreement may terminate their commitments and accelerate all amounts outstanding under the Credit Agreement. Accordingly, Playtex would be required to obtain the consent of the lenders under the Credit Agreement prior to the repayment of the notes upon a Change of Control. See "Description of Other Indebtedness—New Credit Facility—Events of Default."

Asset Sales

        Playtex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

  (1)
  at least 75% of the proceeds from such Asset Sale are received in cash; provided, however, that the amount of (a) any Indebtedness (other than Subordinated Indebtedness) of Playtex or any Guarantor (or any Indebtedness of a Restricted Subsidiary that is not a Guarantor) that is assumed by the transferee of any asset in connection with any Asset Sale and (b) any securities, notes or other obligations received by Playtex or any such Restricted Subsidiary from such transferee or purchaser that are converted by Playtex or such Restricted Subsidiary into cash or Cash Equivalents within 60 days after receipt (to the extent of any cash or Cash

    Equivalents received in that conversion), shall be deemed to be cash for purposes of this provision; and

  (2)
  Playtex or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the shares or assets sold (as determined by the Board of Directors of Playtex and evidenced by a board resolution for Asset Sales in excess of $15.0 million).

        Notwithstanding the foregoing, clause (1) of the preceding paragraph shall not apply to the making of any Permitted Investment pursuant to the definition of "Permitted Investment" or any Restricted Payment permitted pursuant to the covenant entitled "—Certain Covenants—Limitation on Restricted Payments."

        If the Net Cash Proceeds from an Asset Sale are equal to or exceed $100.0 million, Playtex (or the Restricted Subsidiary that owned those assets, as the case may be) will be required to deliver, concurrently with the closing of such Asset Sale, a report to the trustee from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of transactions, certifying the fair market value of the Note First Lien Collateral and/or other property and assets sold in such Asset Sale. After the receipt of any Net Cash Proceeds from an Asset Sale:

  (1)
  with respect to the Net Cash Proceeds derived from Note First Lien Collateral in the Asset Sale that do not exceed $100.0 million and the Net Cash Proceeds that are not derived from Note First Lien Collateral in the Asset Sale, Playtex (or the Restricted Subsidiary that owned those assets, as the case may be) will be required to apply such Net Cash Proceeds within 12 months after the receipt of any such Net Cash Proceeds to:

  (a)
  repay, redeem, repurchase or otherwise retire Indebtedness (or permanently reduce commitments, as the case may be) outstanding under the Credit Agreement Obligations, the Additional First Lien Obligations, the Additional Second Lien Obligations or the Note Obligations, or

  (b)
  purchase additional properties or assets that will be used in the businesses of Playtex or its Restricted Subsidiaries or in businesses reasonably related thereto which for purposes of the indenture shall include any consumer products business; and

  (2)
  with respect to the Net Cash Proceeds derived from Note First Lien Collateral in the Asset Sale that are equal to or exceed $100.0 million:

  (a)
  Playtex (or the Restricted Subsidiary that owned those assets, as the case may be) will be required to upon receipt of such Net Cash Proceeds, deposit such Net Cash Proceeds as cash collateral in an Asset Sales Proceeds Account, and

  (b)
  such Net Cash Proceeds will immediately constitute Excess Proceeds (to the extent that we have not exercised our optional redemption rights to use such Net Cash Proceeds to redeem notes).

        The amount of such Net Cash Proceeds not applied as described in clause (1) of the preceding sentence and the amount of Net Cash Proceeds deposited into the Asset Sales Proceeds Account shall constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds equals $25.0 million or more, Playtex shall apply the Excess Proceeds to the repayment of the notes and any other Additional Second Lien Debt required to be repurchased under the instrument governing such Additional Second Lien Debt as follows:

  (1)
  Playtex shall make an offer to purchase (an "Offer") from all Holders of the notes in accordance with the procedures set forth in the indenture in the maximum principal amount (expressed as a multiple of $1,000) of notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes, and the denominator of which is the sum of the outstanding principal amount of the notes and such Additional Second Lien Debt (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all notes tendered); and

  (2)
  to the extent required by such Additional Second Lien Debt to permanently reduce the principal amount of such Additional Second Lien Debt, Playtex shall make an offer to purchase or otherwise repay or repurchase or redeem Additional Second Lien Debt (a "Additional Second Lien Debt Offer") in an amount (the "Additional Second Lien Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event shall the Additional Second Lien Debt Amount exceed the principal amount of such Additional Second Lien Debt plus the amount of any premium required to be paid to repurchase such Additional Second Lien Debt.

        The offer price shall be payable in cash in an amount equal to 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date (the "Purchase Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the indenture.

        To the extent that the aggregate Offered Price of the notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Additional Second Lien Debt that is purchased is less than the Additional Second Lien Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), Playtex shall use such Deficiency in the business of Playtex and its Restricted Subsidiaries or for any other purpose permitted under the terms of the indenture. Upon completion of the purchase of all the notes tendered pursuant to an Offer and repurchase of the Additional Second Lien Debt pursuant to a Additional Second Lien Debt Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

        Except any Excess Proceeds deposited in an Asset Sales Proceeds Account, Excess Proceeds may be invested in Temporary Cash Investments or used to temporarily repay amounts outstanding under a revolving credit facility until they are applied as provided above. Playtex shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments.

        If Playtex becomes obligated to make an Offer pursuant to this covenant, the notes shall be purchased by Playtex, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to Holders, or such later date as may be necessary for Playtex to comply with the requirements under the Exchange Act, subject to proration in the event the Note Amount is less than the aggregate Offered Price of all notes tendered.

        Playtex will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, Playtex will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis unless otherwise required by law or applicable stock exchange requirements.

        No notes of $1,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Certain Covenants

        The indenture contains, among others, the following covenants:

  Limitation on Indebtedness

        Playtex will not, and will not permit any of its Restricted Subsidiaries to, create, issue, assume, guarantee, or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise incur (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness) except for:

  (1)
  Indebtedness of Playtex or any Guarantor; or

  (2)
  Indebtedness of any other Restricted Subsidiary constituting Acquired Indebtedness;

provided that, in each case, the Consolidated Fixed Charge Coverage Ratio for Playtex for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period would have been at least 2.0 to 1.0 (calculated after giving pro forma effect to:

  (1)
  the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period;

  (2)
  the incurrence, repayment or retirement of any other Indebtedness by Playtex and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);

  (3)
  in the case of Acquired Indebtedness, the related acquisition (as if such acquisition had been consummated on the first day of such four-quarter period); and

  (4)
  any acquisition or disposition by Playtex and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale, or asset purchase or sale and any related repayment of Indebtedness, in each case since the first day of such four-quarter period, as if such acquisition or disposition had been consummated on the first day of such four-quarter period and giving effect only to those acquisition-related cost savings that have been realized or that Playtex's chief financial officer reasonably believes will be realized).

The accrual or accretion of interest or dividends and the payment of interest or dividends in kind shall not be deemed to be an incurrence of Indebtedness.

  Limitation on Restricted Payments

        Playtex will not and will not permit any Restricted Subsidiary to, directly or indirectly:

  (1)
  declare or pay any dividend on, or make any distribution in respect of, Playtex's Capital Stock (other than dividends or distributions payable in shares of Playtex's Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

  (2)
  purchase, redeem or otherwise acquire or retire for value, directly or indirectly:

  (a)
  any Capital Stock of Playtex; or

  (b)
  any Capital Stock of any Restricted Subsidiary of Playtex held by any Affiliate of Playtex (other than any Permitted Investments); or

  (c)
  options, warrants or other rights to acquire any such Capital Stock;

  (3)
  make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value any Subordinated Indebtedness prior to any scheduled principal payment, any sinking fund payment, or any payment at final maturity;

  (4)
  declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than with respect to any Capital Stock held by Playtex or any of its Restricted Subsidiaries or with respect to Capital Stock held by any other Person made on a pro rata basis consistent with the ownership interests in such Capital Stock to the owners of such Capital Stock); or

  (5)
  make any Investment in any Person (other than any Permitted Investments),

(any of the payments described in clauses (1) through (5) above, other than any such action that is a Permitted Payment, being referred to, collectively, herein as "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution):

  (1)
  no Default or Event of Default shall have occurred and be continuing;

  (2)
  immediately before and immediately after giving effect to such transaction on a pro forma basis, Playtex could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the first paragraph of the covenant described above under the caption "—Limitation on Indebtedness;" and

  (3)
  the aggregate amount of all such Restricted Payments declared or made after the date of the indenture does not exceed the sum, without duplication, of:

  (a)
  $10.0 million;

  (b)
  50% of the aggregate cumulative Consolidated Net Income of Playtex accrued on a cumulative basis during the period beginning on the first day of Playtex's fiscal quarter commencing after the date of the indenture and ending on the last day of Playtex's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

    (c)
    the aggregate Net Cash Proceeds and 100% of the fair market value of property other than cash to the extent that such property is converted into cash by Playtex within 180 days of receipt thereof, subject to ordinary settlement periods, received after the date of the indenture by Playtex from the issuance or sale (other than to any of its Subsidiaries) of its Qualified Capital Stock or any option, warrants or rights to purchase such Qualified Capital Stock of Playtex (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below);

    (d)
    the aggregate Net Cash Proceeds received after the date of the indenture by Playtex (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase Qualified Capital Stock of Playtex;

    (e)
    the aggregate Net Cash Proceeds received before or after the date of the indenture by Playtex from the sale of debt securities or Redeemable Capital Stock that has been converted after the date of the indenture into or exchanged for Qualified Capital Stock of Playtex to the extent such debt securities or Redeemable Capital Stock were originally sold for cash plus the aggregate Net Cash Proceeds received by Playtex at the time of such conversion or exchange;

    (f)
    if any Unrestricted Subsidiary (A) is redesignated as a Restricted Subsidiary, the fair market value of such redesignated Subsidiary (as determined in good faith by the Board of Directors) as of the date of its redesignation or (B) pays any cash dividends or cash distributions to Playtex or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the date of the indenture; and

    (g)
    the aggregate amount returned to the extent that any Restricted Investment is sold for cash or otherwise liquidated or repaid for cash (less the cost of disposition, if any).

        Notwithstanding the foregoing, and in the case of clauses (2), (3) and (4) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (which are, collectively, referred to as "Permitted Payments"):

  (1)
  the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of the first paragraph of this covenant and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the first paragraph of this covenant;

  (2)
  the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of Playtex in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege where in connection therewith cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other Qualified Capital Stock of Playtex; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(c) of the first paragraph of this covenant;

  (3)
  any repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a substantially concurrent issuance and sale for cash (other than to any Subsidiary of Playtex) of, any Qualified Capital Stock of Playtex; provided that the Net Cash Proceeds from the issuance of such Qualified Capital Stock are excluded from clause (3)(c) of the first paragraph of this covenant; and

  (4)
  the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of Playtex; provided that any such new Subordinated Indebtedness:

  (a)
  shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such old Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness refinanced or the amount of any premium reasonably determined by Playtex as necessary to accomplish such refinancing, plus, in either case, the amount of expenses of Playtex incurred in connection with such refinancing;

  (b)
  has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced;

  (c)
  has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Indebtedness being refinanced; and

  (d)
  is expressly subordinated in right of payment to the notes at least to the same extent as the Indebtedness to be refinanced;

  (5)
  the repurchase of shares of, or options to purchase shares of, common stock of Playtex from employees, former employees, directors or former directors of Playtex or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Playtex under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such Restricted Payments shall not exceed $1.5 million in any calendar year (and, to the extent that $1.5 million exceeds the amount of such Restricted Payments made in any calendar year, such excess from such calendar year may be carried forward to the next calendar year, but not to exceed $2.5 million in any calendar year);

  (6)
  repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options;

  (7)
  payments of dividends on Redeemable Capital Stock issued pursuant to the covenant "—Limitation on Indebtedness;" and

  (8)
  the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of 9 3/8% Senior Subordinated Notes due 2011 in an aggregate principal amount not to exceed $10.0 million plus 25% of Playtex's Consolidated Cash Flow from the date of the indenture; provided that (i) such repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal does not exceed $10.0 million in any calendar year and (ii) immediately after giving effect to such transaction on a pro forma basis, Playtex could incur $1.00 of additional Indebtedness under the provisions of the covenant described above under the caption "—Limitations on Indebtedness" (other than Permitted Indebtedness).

        In determining whether any payment is permitted by the foregoing covenant, Playtex may allocate or reallocate, among clauses (1)-(8) of the preceding paragraph or among such clauses and the first paragraph of this covenant all or any portion of such payment and all or any portion of any payment previously allocated; provided that, after giving effect to such allocation or reallocation, all such payments (or allocated portions of such payments) would be permitted under the various provisions of this covenant.

        If Playtex makes a Restricted Payment or Permitted Investment that, at the time of the making of such Restricted Payment or Permitted Investment, would in the good faith determination of Playtex be permitted under the requirements of this covenant, such Restricted Payment or Permitted Investment will be deemed to have been made in compliance with this covenant notwithstanding any subsequent adjustments or restatements made in good faith to Playtex's financial statements for any period which adjustments or restatements affect any of the financial data used to make the calculations with respect to such Restricted Payment or Permitted Investment.

  Limitation on Transactions with Affiliates

        Playtex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of Playtex (other than Playtex or a Restricted Subsidiary) (other than any transaction or series of related transactions with respect to the making of any Permitted Investment pursuant to the definition of "Permitted Investment" or any Restricted Payment permitted pursuant to the covenant described above under the caption "—Limitation on Restricted Payments") unless:

  (1)
  such transaction or series of related transactions is on terms that are no less favorable to Playtex or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's length dealings with an unrelated third-party; and

  (2)
  with respect to any transaction or series of related transactions involving aggregate consideration in excess of $5.0 million, Playtex delivers an officers' certificate to the trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Board of Directors;

provided that any transaction or series of related transactions otherwise permitted under this paragraph pursuant to which Playtex or any Restricted Subsidiary of Playtex shall receive or render value exceeding $25.0 million shall not be permitted unless, prior to the consummation of any such transaction or series of related transactions, Playtex shall have received an opinion, from an independent nationally recognized investment banking firm or firm experienced in the appraisal or similar review of similar types of transactions, that the financial terms of such transaction are fair to Playtex from a financial point of view.

        Notwithstanding the foregoing, the provisions of this covenant shall not apply to:

  (1)
  any transaction with an officer or member of the Board of Directors of Playtex entered into in the ordinary course of business (including, without limitation, the Playtex Products, Inc. Stock Option Plan and other employment, indemnification, compensation or employee benefit arrangements with any officer or member of the Board of Directors of Playtex);

  (2)
  transactions or agreements in existence on the date of the indenture (and extensions or amendments thereof on terms which are not materially less favorable to Playtex than the terms of any such transaction or agreement as in existence on the date of the indenture);

  (3)
  directors' fees;

  (4)
  employment agreements approved by the Board of Directors of Playtex;

  (5)
  loans to employees in the ordinary course of business plus up to $5.0 million of additional loans to employees in the aggregate at any one time outstanding;

  (6)
  any employee benefit plan available to employees of Playtex generally;

  (7)
  sales by Playtex of its products in the ordinary course of business on arm's-length terms; and

  (8)
  sales or issuances of Capital Stock (other than Redeemable Capital Stock) of Playtex to Affiliates of Playtex or its Restricted Subsidiaries; and

  (9)
  any merger, consolidation or reorganization of Playtex with an Affiliate, solely for the purposes of forming a holding company or reincorporating Playtex in a new jurisdiction.

  Limitation on Liens

        Playtex will not, and will not permit any Restricted Subsidiary to, create, incur, affirm or suffer to exist any Lien of any kind securing any Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of Playtex or any Restricted Subsidiary owned on the date of the indenture or acquired after the date of the indenture, or any income or profits therefrom, unless the notes are directly secured equally and ratably with (or prior to in the case of Subordinated Indebtedness) the obligation or liability secured by such Lien, except for (which are, collectively, referred to as "Permitted Liens"):

  (1)
  Liens on the Collateral securing the Note Obligations in accordance with the Security Documents;

  (2)
  Liens on the Credit Agreement First Lien Collateral securing the Credit Agreement Obligations in accordance with the Security Documents; provided that the aggregate principal amount of Indebtedness secured by the Liens permitted under this clause (2) and the Liens under clauses (4) and (5) shall not exceed the Additional First Lien Cap;

  (3)
  Liens on the Note First Lien Collateral securing the Credit Agreement Obligations in accordance with the Security Documents; provided that such Liens are subordinated to the Liens on the Note First Lien Collateral securing the Note Obligations;

  (4)
  Liens on assets of Playtex or any Guarantor securing Additional First Lien Debt; provided that the aggregate principal amount of Indebtedness secured by the Liens permitted under this clause (4) and the Liens under clauses (2) and (5) shall not exceed the Additional First Lien Cap;

  (5)
  Liens on assets of Playtex or any Guarantor securing Additional Second Lien Debt and other Additional Second Lien Obligations equally and ratably with the Liens securing the Note Obligations to be issued on the date of the indenture; provided that the aggregate principal amount of Indebtedness secured by the Liens permitted under this clause (5) and the Liens under clauses (2) and (4) shall not exceed the Additional First Lien Cap;

  (6)
  any Lien securing Acquired Indebtedness (and not created in connection with, or in contemplation of the related acquisition) in each case which Indebtedness is permitted under the provisions of "—Limitation on Indebtedness;" provided that any such Lien only extends to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition by Playtex or its Restricted Subsidiaries;

  (7)
  Liens securing obligations of Playtex or any Guarantor pursuant to Interest Rate Agreements;

  (8)
  in connection with a Change of Control, Liens on assets of Playtex or any Guarantor securing Credit Agreement Obligations, Additional First Lien Debt or Additional Second Lien Debt;

    provided that (a) the Liens may secure such Credit Agreement Obligations, Additional First Lien Debt or Additional Second Lien Debt only if on the date of the incurrence of such Credit Agreement Obligations, Additional First Lien Debt or Additional Second Lien Debt, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the Secured Leverage Ratio is not greater than 3.0 to 1.0 and (b) Playtex (or, the Surviving Entity if Playtex is not the continuing obligor under the indenture) could incur $1.00 of additional Indebtedness under the provisions of the covenant described above under the caption "—Limitations on Indebtedness" (other than Permitted Indebtedness);

  (9)
  Liens securing Indebtedness under clause (11) of the definition of "Permitted Indebtedness";

  (10)
  Liens existing on the date of the indenture securing obligations of Playtex or any of its Restricted Subsidiaries outstanding on the date of the indenture, other than Indebtedness under the Credit Agreement;

  (11)
  Liens in favor of Playtex or any Guarantor;

  (12)
  Liens to secure Indebtedness of Playtex or a Restricted Subsidiary outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens (including expenses and any applicable sales or other transfer taxes); provided, however, that (a) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any property other than such item of property or any improvements on such item, and (c) the Incurrence of such Indebtedness is otherwise permitted by the indenture;

  (13)
  Liens to secure Indebtedness to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, secured Indebtedness permitted under clause (12) of the definition of "Permitted Indebtedness" or Indebtedness secured by any Lien referred to in clauses (6), (8), (10), (12), (27), (28) and (29) in this definition so long as such Liens do not extend to any other property and the principal amount of such Indebtedness so secured does not exceed the principal amount of Indebtedness secured that is being extended, renewed, refinanced or refunded plus (a) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced or the amount of any premium reasonably determined by the obligor of such Indebtedness as necessary to accomplish such refinancing and (b) the amount of expenses of the obligor of such Indebtedness reasonably estimated to be incurred in connection with such refinancing;

  (14)
  Liens or deposits made to secure the performance of statutory or regulatory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of tenders, bids, trade contracts, government contracts, import duties, payment of rent, leases or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

  (15)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent, that are not yet subject to penalties or interest for non-payment or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

  (16)
  carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, suppliers' or other like Liens arising in the ordinary course of business and deposits made to obtain the release of such Liens and with respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor;

  (17)
  easements, rights-of-way, zoning ordinances and similar charges, restrictions, exceptions or other irregularities, reservations of, or rights of others for: licenses, sewers, electric lines, telegraph and telephone lines, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not materially interfere with the ordinary conduct of the business of Playtex or any of its Restricted Subsidiaries;

  (18)
  Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

  (19)
  leases or subleases granted in the ordinary course of business to third Persons not materially interfering with the ordinary course of business of Playtex or any of its Restricted Subsidiaries;

  (20)
  Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) or pledges or deposits made in the ordinary course of business, in connection with workers' compensation, unemployment insurance and other types of social security;

  (21)
  deposits made in the ordinary course of business to secure liability to insurance carriers;

  (22)
  any attachment, appeal or judgment Lien not constituting an Event of Default under clause (6) of the first paragraph of the section described below under the caption "—Events of Default and Remedies;"

  (23)
  Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

  (24)
  any interest or title of a lessor or lessee or sublessor or sublessee under any operating lease entered into by Playtex and its Restricted Subsidiaries in the ordinary course of business;

  (25)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by Playtex and its Restricted Subsidiaries in the ordinary course of business;

  (26)
  rights of set-off of as to deposit accounts or other funds maintained with a depository or other financial institution;

  (27)
  Liens on property subject to capital leases, industrial revenue bonds and Purchase Money Indebtedness to the extent the related Capital Lease Obligation or Indebtedness is permitted to be Incurred pursuant to clause (10) of the definition of "Permitted Indebtedness;"

  (28)
  Liens on property of a person existing at the time such person becomes a Restricted Subsidiary or is merged into or consolidated with Playtex or any Restricted Subsidiary of Playtex; provided that such Liens were not incurred in connection with, or in contemplation of, such transaction and such Liens do not extend to or cover any property other than such property, improvements thereon and any proceeds therefrom;

  (29)
  Liens on property existing at the time of acquisition thereof by Playtex or any Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and such Liens do not extend to or cover any property other than such property, additions and improvements thereon and any proceeds therefrom;

  (30)
  Liens securing reimbursement obligations with respect to letters of credit permitted under the covenant entitled "—Limitation on Indebtedness" which encumber only cash and marketable securities and documents and other property relating to such letters of credit and the products and proceeds thereof;

  (31)
  Liens on pledges of the capital stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary; and

  (32)
  Liens securing other Indebtedness having an aggregate principal amount not to exceed $20.0 million at any one time outstanding.

        Notwithstanding the foregoing, any security interest granted by Playtex or any Restricted Subsidiary to secure the notes created pursuant to the first paragraph of this covenant shall provide by its terms that such security interest shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness of Playtex or any Restricted Subsidiary described in the first paragraph of this covenant of their security interest (including any deemed release upon payment in full of all obligations under such Indebtedness or as a result of the satisfaction and discharge or legal or covenant defeasance of such Indebtedness) at a time when:

  (1)
  no other Additional Second Lien Debt and Subordinated Indebtedness of Playtex or any Restricted Subsidiary has been secured by such property or assets of Playtex or any such Restricted Subsidiary; or

  (2)
  the holders of all such other Additional Second Lien Debt and Subordinated Indebtedness which is secured by such property or assets of Playtex or any such Restricted Subsidiary also release their security interest in such property or assets (including any deemed release upon payment in full of all obligations under such Indebtedness or as a result of the satisfaction and discharge or legal or covenant defeasance of such Indebtedness).

  Limitation on Sale and Leaseback Transactions

        Playtex will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction that results in a Capital Lease Obligation; provided that Playtex or any Guarantor may enter into a sale and leaseback transaction that results in a Capital Lease Obligation if:

  (1)
  Playtex or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Capital Lease Obligations relating to such sale and leaseback transaction under the caption "—Limitation on Indebtedness" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "—Limitation on Liens;"

  (2)
  the gross cash proceeds and fair value of property received from that sale and leaseback transaction are at least equal to the Fair Market Value as determined in good faith by the Board of Directors of Playtex and set forth in an officers' certificate delivered to the trustee of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and Playtex applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

        Playtex will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distribution on its Capital Stock to Playtex or any other Restricted Subsidiary;

  (2)
  pay any Indebtedness owed to Playtex or any Restricted Subsidiary;

  (3)
  make any Investment in Playtex; or

  (4)
  transfer any of its properties or assets to Playtex or any Restricted Subsidiary, except:

  (a)
  any encumbrance or restriction pursuant to the Credit Agreement and any related security agreement in each case as in effect on the date of the indenture or any other agreement in effect on the date of the indenture or any agreement evidencing a refinancing of the Credit Agreement or containing terms no more restrictive than those in effect on the date of the indenture;

  (b)
  any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of Playtex on the date of the indenture, in existence at the time such Person becomes a Restricted Subsidiary of Playtex and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

  (c)
  customary provisions restricting assignment of contracts or subletting, licensing or assignment of any lease governing a leasehold interest of Playtex or any Restricted Subsidiary;

  (d)
  restrictions contained in any agreement relating to the sale of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary that are only applicable to the Restricted Subsidiary whose Capital Stock or assets are being sold;

  (e)
  any encumbrance or restriction contained in a working capital facility permitted to be incurred pursuant to clause (11) of the definition of "Permitted Indebtedness" provided that Playtex's chief financial officer determines in good faith that such restrictions will not materially adversely affect Playtex's ability to make payments of interest and principal on the notes when due; and

  (f)
  any encumbrance or restriction existing under any agreement that amends, restates, modifies, renews, refunds, replaces or refinances, in whole or in part, any of the encumbrances or restrictions described in the foregoing clauses (a) and (b), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Holders of the notes than those under or pursuant to the agreement evidencing the Indebtedness so amended, restated, modified, renewed, refunded, replaced or refinanced.

  No Amendment to Subordination Provisions

        Without the consent of the Holders of at least a majority in aggregate principal amount of the notes then outstanding, Playtex will not amend, modify or alter any agreement governing Subordinated Indebtedness in any way to:

  (1)
  alter the redemption provisions or the price or terms at which Playtex is required to offer to purchase any Subordinated Indebtedness; or

  (2)
  amend the subordination provisions of any agreement governing Subordinated Indebtedness,

to the extent that such alteration or amendment would be disadvantageous to the Holder of notes in any material respect.

  Provision of Financial Statements

        Whether or not Playtex is subject to Section 13(a) or 15(d) of the Exchange Act, Playtex will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which Playtex would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if Playtex were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which Playtex would have been required so to file such documents if Playtex were so subject. Playtex will also in any event within 15 days of each Required Filing Date:

  (1)
  transmit all such reports and other documents by mail to all Holders of notes, as their names and addresses appear in the security register, without cost to such Holders of notes;

  (2)
  file with the trustee copies of the annual reports, quarterly reports and other documents which Playtex would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Playtex was subject to such Sections; and

  (3)
  if filing such documents by Playtex with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective purchaser of notes at Playtex's cost.

  Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Playtex and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Limitation on Restricted Payments" or one or more of the clauses of the defined term Permitted Investments, as determined by Playtex. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

  Payments for Consent

        Playtex will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid and is paid to all Holders of the notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Consolidation, Merger, Sale of Assets

        The indenture provides that Playtex will not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of

Playtex and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

  (1)
  either:

  (a)
  Playtex will be the continuing corporation; or

  (b)
  the Person (if other than Playtex) formed by such consolidation or into which Playtex is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of Playtex and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") shall be a Person duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes by a supplemental indenture in a form reasonably satisfactory to the trustee, all the obligations of Playtex under the notes and the indenture, and executes appropriate security documents and the indenture and the security documents shall remain in full force and effect;

  (2)
  immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

  (3)
  except in the case of a merger with or into any Person solely for the purpose of changing Playtex's jurisdiction of incorporation or a merger whose sole purpose is to create a holding company whose only significant asset is the stock of Playtex, either:

  (a)
  immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), Playtex (or, the Surviving Entity if Playtex is not the continuing obligor under the indenture) could incur $1.00 of additional Indebtedness under the provisions of the covenant described above under the caption "—Certain Covenants—Limitations on Indebtedness" (other than Permitted Indebtedness); or

  (b)
  Playtex's pro forma Consolidated Fixed Charge Coverage Ratio after giving effect to such transaction (calculated as provided above) is equal to or higher than Playtex's actual Consolidated Fixed Charge Coverage Ratio for such four-quarter period;

  (4)
  Playtex or the Surviving Entity shall have delivered, or caused to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, lease or other transaction and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for relating to such transaction have been complied with.

        In the event of any transaction described in and complying with the conditions listed in the preceding paragraph in which Playtex is not the continuing Person, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, Playtex and Playtex will be discharged from all obligations and covenants under the indenture, the notes and the security documents.

        In addition, Playtex may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions to any other Person. This "Consolidation, Merger, Sale of Assets" covenant will not apply to the sale, assignment, transfer, conveyance or other disposition of assets or merger or consolidation between or among Playtex and any of its Restricted Subsidiaries.

Events of Default and Remedies

        An Event of Default will occur under the indenture if:

  (1)
  there shall be a default in the payment of any interest with respect to any note when it becomes due and payable, and such default shall continue for a period of 30 days;

  (2)
  there shall be a default in the payment of the principal of (or premium, if any, on) any note when and as the same shall become due and payable at maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

  (3)
  (a) there shall be a default in the performance, or breach, of any covenant or agreement of Playtex or any Guarantor under the indenture or the Note Security Documents (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clauses (1) or (2) above or in sub-clauses (b) or (c) of this clause (3)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, to Playtex by the trustee or to Playtex and the trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes;

  (b)
  there shall be a default in the performance or breach of the provisions described in "—Consolidation, Merger, Sale of Assets;" or

  (c)
  Playtex shall have failed to make or consummate a Change of Control Offer in accordance with the provisions described above under the caption "—Repurchase at the Option of Holders—Change of Control;"

  (4)
  one or more defaults shall have occurred under any agreements, indentures or instruments under which Playtex, any Guarantor or any Restricted Subsidiary then has outstanding Indebtedness in excess of $25.0 million in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

  (5)
  any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or Playtex not to be, in full force and effect, enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Guarantee;

  (6)
  one or more final judgments, orders or decrees for the payment of money in excess of $15.0 million, either individually or in the aggregate, shall be entered against Playtex or any Restricted Subsidiary or any of their respective properties and shall not be discharged and either (a) enforcement proceedings shall have been commenced upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

  (7)
  there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of Playtex, any Guarantor or any Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging Playtex, any Guarantor or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of Playtex, any Guarantor or any Material Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Playtex, any Guarantor or any Material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

  (8)
  (a) Playtex, any Guarantor or any Material Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

  (b)
  Playtex, any Guarantor or any Material Subsidiary consents to the entry of a decree or order for relief in respect of Playtex, such Guarantor or such Material Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

  (c)
  Playtex, any Guarantor or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

  (d)
  Playtex, any Guarantor or any Material Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Playtex, any Guarantor or such Material Subsidiary or of any substantial part of its property, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due; or

  (e)
  Playtex, any Guarantor or any Material Subsidiary takes any corporate action in furtherance of any such actions in this clause (8); or

  (9)
  unless all of the Collateral securing the Note Obligations shall have been released from the Liens thereon in accordance with the provisions of the Note Security Documents and the indenture, a breach by Playtex or any of its Restricted Subsidiaries of any material representation or warranty or agreement in the Note Security Documents, the repudiation by Playtex or any of its Restricted Subsidiaries of any of its obligations under the Note Security Documents or the unenforceability of the Note Security Documents against Playtex or any of its Subsidiaries for any reason, and in the event of a repudiation or unenforceability, such repudiation or unenforceability is not cured within 30 days after written notice to Playtex.

        If an Event of Default (other than as specified in clause (7) and (8) of the prior paragraph with respect to Playtex) shall occur and be continuing, the trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the notes due and payable immediately at their principal amount together with accrued and unpaid interest, if any, to the date the notes shall have become due and payable by a notice in writing to Playtex (and to the trustee if given by the Holders of the notes), and upon any such declaration such amount shall become immediately due and payable.

        If an Event of Default specified in clause (7) or (8) of the first paragraph under the caption "—Events of Default and Remedies" occurs with respect to Playtex and is continuing, then all the notes shall ipso facto become and be immediately due and payable, in an amount equal to the principal amount of the notes, together with accrued and unpaid interest, if any, to the date the notes become due and payable, without any declaration or other act on the part of the trustee or any Holder.

        After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the trustee, the Holders of a majority in aggregate principal amount of notes outstanding, by written notice to Playtex and the trustee, may rescind and annul such declaration and its consequences if:

  (1)
  Playtex has paid or deposited with the trustee a sum sufficient to pay:

  (a)
  all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel;

    (b)
    all overdue interest on all notes;

    (c)
    the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes; and

    (d)
    to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the notes; and

  (2)
  all Events of Default, other than the non-payment of principal of the notes which have become due solely by such declaration of acceleration, have been cured or waived.

        The Holders of not less than a majority in aggregate principal amount of the notes outstanding may on behalf of the Holders of all the notes waive any past defaults under the indenture and its consequences, except a default in the payment of the principal, interest, premium, if any, or interest on any Note, or in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the Holder of each note outstanding.

        Playtex is also required to notify the trustee within five business days of the occurrence of any Default.

        The Trust Indenture Act of 1939 contains limitations on the rights of the trustee, should it become a creditor of Playtex or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator or stockholder of Playtex or any Guarantor, as such, will have any liability for any obligations of Playtex or the Guarantors under the notes, the indenture, the security documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Defeasance and Covenant Defeasance

        Playtex may, at its option and at any time (provided that Playtex obtains all legal opinions and complies with all other requirements under the indenture), elect to have the obligations of Playtex and any Guarantor discharged with respect to the outstanding notes ("defeasance"). Such defeasance means that Playtex and any Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes, except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal, interest, premium, if any, on such notes when such payments are due;

  (2)
  Playtex's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee; and

  (4)
  the defeasance provisions of the indenture.

        In addition, Playtex may, at its option and at any time, elect to have the obligations of Playtex and any Guarantor released with respect to certain covenants (provided that Playtex's obligations to pay principal, interest, premium, if any, on the notes under the indenture shall remain in full force and effect as long as the notes are outstanding), that are described in the indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the notes. In the event covenant defeasance occurs, certain events (not including non-payment, enforceability of any Guarantee, bankruptcy and insolvency events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes.

        In order to exercise either defeasance or covenant defeasance:

  (1)
  Playtex must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in United States dollars, U.S. Government Obligations (as defined in the indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal, interest, premium on the outstanding notes on the Stated Maturity of such principal or installment of principal (or on any date on or after March 1, 2008 (such date being referred to as the "Defeasance Redemption Date"), if when exercising either defeasance or covenant defeasance, Playtex has delivered to the trustee an irrevocable notice to redeem all of the outstanding notes on the Defeasance Redemption Date);

  (2)
  in the case of defeasance, Playtex shall have delivered to the trustee an opinion of independent counsel in the United States stating that:

  (a)
  Playtex has received from, or there has been published by, the Internal Revenue Service a ruling; or

  (b)
  since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

  (3)
  in the case of covenant defeasance, Playtex shall have delivered to the trustee an opinion of independent counsel in the United States to the effect that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

  (5)
  such defeasance or covenant defeasance shall not cause the trustee for the notes to have a conflicting interest with respect to any securities of Playtex or any Guarantor;

  (6)
  such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the indenture or a breach or violation of any provision of any agreement relating to any Indebtedness;

  (7)
  Playtex shall have delivered to the trustee an officers' certificate stating that the deposit was not made by Playtex with the intent of preferring the Holders of the notes or any Guarantee over the other creditors of Playtex or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of Playtex, any Guarantor or others;

  (8)
  no event or condition shall exist that would prevent Playtex from making payments of the principal of, premium, if any, and interest on the notes on the date of such deposit; and

  (9)
  Playtex shall have delivered to the trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with.

        The Collateral will be released from the Lien securing the notes, as provided under the caption "—Security—Release of Liens Securing Note Obligations," upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Satisfaction and Discharge

        The indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

  (1)
  either:

  (a)
  all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment funds have been deposited in trust by Playtex and thereafter repaid to Playtex or discharged from such trust) have been delivered to the trustee for cancellation; or

  (b)
  all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their Stated Maturity within one year or (3) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the reasonable expense, of Playtex, and either Playtex or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust an amount sufficient to pay and discharge the entire indebtedness on the notes not theretofore delivered to the trustee for cancellation, including principal of, premium, if any, and accrued interest on such notes, at such Maturity, Stated Maturity or redemption date;

  (2)
  Playtex and the Guarantors have paid or caused to be paid all other sums payable under the indenture by Playtex and the Guarantors; and

  (3)
  Playtex has delivered to the trustee an officers' certificate and an opinion of counsel in the United States each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture under this section have been complied with, and that such satisfaction and discharge will not result in a breach or violation of, or constitute a Default under, the indenture or a breach or violation of any provision of any agreement relating to any Indebtedness.

        The Collateral will be released from the Lien securing the notes, as provided under the caption "—Security—Release of Liens Securing Note Obligations," upon a satisfaction and discharge in accordance with the provisions described above.

Modifications and Amendments

        Modifications and amendments of the indenture and the Note Security Documents may be made by Playtex, any Guarantor, if any, and the trustee with the consent of the Holders of greater than 50% of the aggregate outstanding principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding note affected thereby:

  (1)
  change the Stated Maturity of the principal of, or any installment of interest on, any note or waive a default in the payment of the principal or interest on any note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof;

  (2)
  reduce the percentage in principal amount of outstanding notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver;

  (3)
  modify any of the provisions relating to supplemental indentures requiring the consent of Holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of outstanding notes required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each note affected thereby; or

  (4)
  release any Collateral securing the Note Obligations except as specifically provided for in the Note Security Documents and the indenture.

        The Holders of greater than 50% in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the indenture.

        Without the consent of any Holder of the notes, Playtex, the Guarantors and the trustee may amend the indenture and the Note Security Documents:

  (1)
  to cure any ambiguity, omission, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of the Playtex's obligations to the Holders of the notes in the case of a merger or consolidation or sale of all or substantially all of the assets of Playtex by a successor to Playtex pursuant to "—Consolidation, Merger, Sale of Assets" or to provide for the assumption of any Guarantor's obligations under its Guarantee in the case of a merger or consolidation of the Guarantor pursuant to "—Consolidation, Merger, Sale of Assets;"

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of the notes or that does not materially adversely affect the legal rights hereunder of any Holder of the notes;

  (5)
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA;

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

  (7)
  to allow any Guarantor to execute a supplemental indenture and /or a guarantee with respect to the notes;

  (8)
  to add additional assets as Collateral or to release Collateral from the Liens securing Note Obligations as permitted or required by the Note Security Documents and the indenture; and

  (9)
  upon any amendment, waiver or consent to the Note Security Documents that requires the consent of the trustee as and to the extent set forth under "—Security" or "—Intercreditor Provisions Relating to Credit Agreement or Additional Lien Documents," as applicable.

Concerning the Trustee

        If the trustee becomes a creditor of Playtex or any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "2001 Refinancing Transactions" means:

  (1)
  entering into the receivables facility in May 2001;

  (2)
  entering into the credit agreement entered into in 2001 (the "Existing Credit Agreement");

  (3)
  the repayment of indebtedness made in 2001 with the proceeds of the Existing Credit Agreement, the receivables facility referred to above in clause (1), the 9 3/8% Senior Subordinated Notes due 2011 of Playtex and the related transactions;

  (4)
  the redemption of all the outstanding 8 7/8% Senior Notes due 2004 of Playtex and the related satisfaction and discharge of such Notes; and

  (5)
  the redemption of all the outstanding 9% Senior Subordinated Notes due 2003 of Playtex and the related satisfaction and discharge of such Notes.

        "Acquired Indebtedness" means Indebtedness of a Person:

  (1)
  existing at the time such Person becomes a Restricted Subsidiary; or

  (2)
  assumed in connection with the acquisition of assets from such Person,

in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary upon such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

        "Additional First Lien Cap" means, as of any date, an amount equal to the Indebtedness outstanding under and, without duplication, the aggregate Credit-Linked Deposits made pursuant to, the Credit Agreement and/or the Indebtedness outstanding under any other Credit Facility in an aggregate principal amount not to exceed the sum of the amount provided by clause (1) of the definition of Permitted Indebtedness, as of any date, plus the amount provided by clause (14) of the definition of Permitted Indebtedness. For purposes of this definition of Additional First Lien Cap, all letters of credit shall be valued at face amount, whether or not drawn.

        "Additional First Lien Debt" means Indebtedness under any Credit Facility (other than the Credit Agreement) that is secured by a Lien that was permitted to be incurred under clause (4) of the definition of "Permitted Liens."

        "Additional First Lien Documents" means any Credit Facility (other than the Credit Agreement) pursuant to which any Additional First Lien Debt is incurred and all other agreements governing, securing or relating to any Additional First Lien Obligations.

        "Additional First Lien Obligations" means the Additional First Lien Debt and all other Obligations in respect of Additional First Lien Debt.

        "Additional Lien Documents" means the Additional First Lien Documents and Additional Second Lien Documents.

        "Additional Second Lien Debt" means any other Indebtedness (including additional notes) that (a) is permitted to be incurred by the covenant described above under the caption "—Certain Covenants—Limitation on Indebtedness;" and (b) is permitted to be secured by Liens under clause (5) of the definition of Permitted Liens; provided, in the case of each issue or series of Indebtedness:

  (1)
  on or before the date on which such Indebtedness was incurred by Playtex, such Indebtedness is designated by Playtex, in an officers' certificate delivered to each Second Lien Debt Representative and the trustee on or before such date, as Additional Second Lien Debt for the purposes of the intercreditor provisions of the indenture;

  (2)
  such Indebtedness is governed by an indenture or other agreement that includes a Sharing Confirmation; and

  (3)
  all requirements set forth in the intercreditor provisions of the indenture as to the confirmation, grant or perfection of the Liens to secure such Indebtedness or Obligations in respect thereof are satisfied

(and the satisfaction of such requirements shall be conclusively established, for purposes of entitling the holders of such Indebtedness to share equally and ratably with the Holders of the notes and other holders of Additional Second Lien Debt in the benefits and proceeds of the Liens on the Collateral, if Playtex delivers to each Second Lien Debt Representative and the trustee a notice stating that such requirements and other provisions have been satisfied and that such Indebtedness is Additional Second Lien Debt).

        "Additional Second Lien Documents" means the agreements governing, securing or relating to any Additional Second Lien Obligations.

        "Additional Second Lien Obligations" means Additional Second Lien Debt and all other Obligations in respect thereof.

        "Affiliate" of any specified Persons means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of more than 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction but not the grant of a pledge or security interest) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

  (1)
  any Capital Stock of any Subsidiary held by Playtex or any Restricted Subsidiary;

  (2)
  all or substantially all of the properties and assets of any division or line of business of Playtex or any of its Restricted Subsidiaries; or

  (3)
  any other properties or assets (other than cash) of Playtex or any Restricted Subsidiary, other than in the ordinary course of business.

        For the purposes of this definition, the term "Asset Sale" shall not include:

  (1)
  any transfer of properties or assets that is governed by the provisions described above under the caption "—Consolidation, Merger, Sale of Assets,"

  (2)
  any transfer of properties or assets from any Restricted Subsidiary to Playtex in accordance with the terms of the indenture,

  (3)
  any transfer of properties or assets having a market value of less than $2.0 million (it being understood that if the market value of the properties or assets being transferred exceeds $2.0 million, the entire value and not just the portion in excess of $2.0 million, shall be deemed to have been the subject of an Asset Sale),

  (4)
  any transfer of properties or assets to any Restricted Subsidiary,

  (5)
  any transfer of properties or assets which are obsolete to Playtex's and its Restricted Subsidiaries' businesses,

  (6)
  any transfer of properties or assets from any Restricted Subsidiary to any other Restricted Subsidiary,

  (7)
  any Restricted Payment or Permitted Investment permitted by the terms of the indenture,

  (8)
  the granting of Liens not prohibited by the indenture,

  (9)
  the disposition of cash or Temporary Cash Investments,

  (10)
  sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of Playtex or its Restricted Subsidiaries to the extent such license or grant does not prohibit Playtex or any Restricted Subsidiary from using the intellectual property licensed, or require Playtex or any Restricted Subsidiary to pay any fees for any such use, or

  (11)
  assets sold pursuant to a Restructuring Sale if the proceeds of such sale are applied in accordance with the "—Optional Redemption" covenant.

        "Asset Sales Proceeds Account" means one or more deposit accounts established and maintained by and in the name of Playtex and under the control of the Credit Agreement Agent and the trustee in accordance with the intercreditor provisions of the indenture for the purpose of holding any Net Cash

Proceeds from the sale or other disposition of property or assets constituting Note First Lien Collateral in accordance with the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales."

        "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (2) the sum of all such principal payments.

        "Bankruptcy Law" means Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person," such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Capital Lease Obligation" of any Person means any obligations of such Person and its Restricted Subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

        "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

  (3)
  certificates of deposit or acceptances with a maturity of 190 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million;

  (4)
  commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of Playtex organized under the laws of any state of the United States or the District of Columbia and rated A-1 (or higher) according to S&P or P-1 (or higher) according to Moody's or at least an equivalent rating category of another nationally recognized securities rating agency;

  (5)
  any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500.0 million; and

  (6)
  repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition.

        "Change of Control" means the occurrence of any of the following events:

  (1)
  any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders or any of their Related Parties or a Permitted Group, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of Playtex;

  (2)
  Playtex consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges with or into Playtex, in any such event pursuant to a transaction in which the outstanding Voting Stock of Playtex is changed into or exchanged for cash, securities or other property, other than any such transaction:

  (a)
  where the outstanding Voting Stock of Playtex is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of Playtex); or

  (b)
  where no "person" or "group" other than Permitted Holders or any of their Related Parties or a Permitted Group Beneficially Owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation; or

  (3)
  Playtex is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "—Consolidation, Merger, Sale of Assets."

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Collateral" means all property upon which a Lien is at any time granted to secure any Secured Obligation or to secure any outstanding Additional Second Lien Debt or Additional First Lien Debt.

        "Collective First Liens" means (a) any Lien securing First Lien Obligations if and insofar as such Lien is attached to property constituting Credit Agreement First Lien Collateral and (b) any Lien securing Second Lien Obligations if and insofar as such Lien is attached to property constituting Note First Lien Collateral.

        "Collective Second Liens" means (a) any Lien securing First Lien Obligations if and insofar as such Lien is attached to property constituting Note First Lien Collateral and (b) any Lien securing Second Lien Obligations if and insofar as such Lien is attached to property constituting Credit Agreement First Lien Collateral.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the indenture such Commission is not existing and performing the duties now assigned to it under the Trust indenture Act, then the body performing such duties at such time.

        "Common Stock" means the common stock, par value $.01 per share, of Playtex.

        "Consolidated Assets" means with respect to Playtex, the total assets shown on the balance sheet of Playtex and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, as of the end of Playtex's latest full fiscal quarter.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-Cash Charges deducted in computing Consolidated Net Income (Loss) and the fees and expenses related to Playtex's strategic alternatives review announced in 2002, Playtex's operational reorganization begun in 2003 and Playtex's lawsuits against Procter & Gamble as described in this Prospectus, in each case, for such period, of such Person and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, for any Person for any period, the ratio of:

  (1)
  the sum of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-Cash Charges deducted in computing Consolidated Net Income (Loss) and the fees and expenses related to Playtex's strategic alternatives review announced in 2002, Playtex's operational reorganization begun in 2003 and Playtex's lawsuits against Procter & Gamble as described in this Prospectus, in each case, for such period, of such Person and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to

  (2)
  the sum of Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person and non-cash dividends paid on Redeemable Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) during such period, provided that:

  (a)
  in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness and (1) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (2) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying, at the option of such Person, either the fixed or floating rate; and

  (b)
  in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

        "Consolidated Income Tax Expense" means, for any period, as applied to any Person, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

        "Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person, the sum of:

  (1)
  the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, including, without limitation:

  (a)
  amortization of debt discount and other deferred financing costs (but excluding the write off and amortization of deferred financing costs in connection with the Refinancing Transactions and the 2001 Refinancing Transactions);

  (b)
  the net cost under interest rate contracts (including amortization of discounts);

  (c)
  the interest portion of any deferred payment obligation; and

  (d)
  accrued interest, plus

  (2)
  (a) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person during such period; and

  (b)
  all capitalized interest of such Person and its Restricted Subsidiaries,

in each case as determined in accordance with GAAP; provided that interest expense on the 15 1/2% Junior Subordinated Notes due 2003 shall be included in Consolidated Interest Expense only to the extent that such interest expense exceeds the amount of interest income that Playtex earns on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P.

        "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income (or loss), by excluding, without duplication:

  (1)
  all extraordinary gains and losses and all charges associated with the Refinancing Transactions or the 2001 Refinancing Transactions;

  (2)
  the portion of consolidated net income (or loss) of such Person and its Restricted Subsidiaries allocable to interests in Persons that are not Restricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries;

  (3)
  net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination;

  (4)
  aggregate net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business;

  (5)
  the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement (other than any restrictions permitted pursuant to clause (e) of the exceptions set forth in the covenant described under "—Limitation on Dividends and Other Payments Affecting Restricted Subsidiaries"), instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders;

  (6)
  all interest income earned by Playtex on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P. unless such interest income (a) exceeds the interest expense owed by Playtex to Playtex Apparel Partners, L.P. pursuant to the 15 1/2% Junior Subordinated Notes due 2003 and (b) is actually paid to Playtex in cash;

  (7)
  all interest expense owed by Playtex to Playtex Apparel Partners, L.P. on the 15 1/2% Junior Subordinated Notes due 2003 to the extent that such interest expense is offset by interest income on the 15% Debentures due 2003 of Playtex Apparel Partners, L.P.

  (8)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued at any time following the date of the indenture;

  (9)
  any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person.

  (10)
  non-cash compensation charges or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

  (11)
  any amortization or write-offs of debt issuance or deferred financing costs and premiums and prepayment penalties, in each case, to the extent attributable to the Indebtedness being refinanced or incurred in connection with the Refinancing Transactions or the 2001 Refinancing Transactions; and

  (12)
  the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for purposes of calculating Consolidated Net Income under the covenant described under "—Certain Covenants—Limitation on Restricted Payments," Consolidated Net Income shall also be adjusted, to the extent included in calculating consolidated net income (or loss), by excluding Consolidated Non-Cash Charges to the extent the Restricted Payment is used to repurchase, redeem, defease, retire, refinance, acquire for value or pay principal of Subordinated Indebtedness.

        "Consolidated Non-Cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

        "Core Collateral" shall mean any assets related to Playtex's tampon business.

        "Credit Agreement" means the Credit Agreement, dated as of the date of the indenture, among Playtex, the lenders thereto and General Electric Capital Corporation, as agent for the lenders and the credit parties party thereto from time to time, as further amended (including any amendment, restatement or restructuring thereof), supplemented, renewed, extended or otherwise modified, refunded, refinanced or replaced from time to time, including any agreement (and any related document or instrument) extending the maturity of, refunding, refinancing, increasing the amount available under or replacing such agreement or document (in whole or in part, and, without limitation, as to amount, terms, conditions, covenants and other provisions) or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders (including, without limitation, any agreements relating to debt securities or other forms of debt financing).

        "Credit Agreement Agent" means, at any time, the Person serving at such time as the "Agent" or "Administrative Agent" under the Credit Agreement or any other representative of the Lenders then most recently designated by Lenders holding a majority of aggregate loans and commitments.

        "Credit Agreement Obligations" means Indebtedness of Playtex and Guarantors in an aggregate outstanding principal amount not exceeding the Maximum Credit Agreement Indebtedness Amount outstanding under the Credit Agreement, guarantees of such Maximum Credit Agreement Indebtedness Amount by the Guarantors and other Obligations of any Guarantors, not constituting the principal of Indebtedness, under the Credit Agreement, together with Credit-Linked Deposits made pursuant to the Credit Agreement.

        "Credit Agreement First Lien Collateral" means (a) substantially all of Playtex's and each Guarantor's property and assets, other than Note First Lien Collateral, including, without limitation: inventory, accounts, equipment (excluding motor vehicles), fixtures, chattel paper, contract rights (other than contract rights constituting Note First Lien Collateral), documents, instruments, deposit accounts, cash and cash equivalents, investment property, general intangibles (excluding Note First Lien Collateral), supporting obligations, letter of credit rights, commercial tort claims and all other personal property and owned real property and all substitutions, accessions, products and proceeds from any or all of the foregoing at any time owned or acquired by Playtex or any other Guarantor, (b) all of the capital stock or other securities of Domestic Subsidiaries owned directly by Playtex or a Guarantor, and (c) 65% of the voting and 100% of the non-voting stock of Foreign Subsidiaries owned directly by Playtex or a Domestic Subsidiary.

        "Credit Agreement Security Documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, lock-box agreements or similar agreements to any of the foregoing or other grants or transfers for security executed and delivered by Playtex or any other Obligor creating (or purporting to create) a Lien upon the property owned or to be acquired by Playtex or such other Obligor in favor of the Administrative Agent for the benefit of the Lenders under the Credit Agreement and any other holder of Credit Agreement Obligations.

        "Credit Bid Rights" means, in respect of any order relating to a sale of assets in any Insolvency or Liquidation Proceeding, that:

  (1)
  such order grants the holders of Second Lien Obligations (individually and in any combination) or the holders of First Lien Obligations (individually and in any combination), as the case may be, the right to bid at the sale of such assets and the right to offset such holders' claims secured by Liens securing First Lien Obligations, in the case of the Holders of Second Lien Obligations, or Liens securing Second Lien Obligations, in the case of the holders of First Lien Obligations, upon such assets against the purchase price of such assets if:

  (a)
  the bid of such holders is the highest bid or otherwise determined by the court to be the best offer at the sale; and

  (b)
  the bid of such holders includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale to achieve the release, in whole, of all Liens securing First Lien Obligations or Second Lien Obligations or the Discharge of Credit Agreement Indebtedness, as the case may be, and to satisfy all liens entitled to priority over the Collective First Liens that attach to the proceeds of the sale, if such amount were applied on the date of the sale to the payment in cash of:

  (i)
  all unpaid First Lien Obligations or Second Lien Obligations (except Unasserted Contingent Obligations);

  (ii)
  all unpaid claims secured by any such liens entitled to priority over the Collective First Liens; and

  (iii)
  all claims and costs, including those incurred in connection with the sale by the Credit Agreement Agent, the trustee, any Second Lien Debt Representative, any First Lien Debt Representative, the holders of Second Lien, the holders of First Lien Obligations, as the case may be, required by such order to be paid from the proceeds of the sale in priority over the Note Obligations or Credit Agreement Obligations, as the case may be, whether or not the order requires or permits such amount to be so applied; and

  (2)
  such order allows the claims of the holders of First Lien Obligations or the holders of Second Lien Obligations, as the case may be, in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

        "Credit Facilities" means one or more debt facilities or instruments (including the Credit Agreement) with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including arrangements relating to the sale of debt securities or other forms of debt financing, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to investors) in whole or in part from time to time.

        "Credit-Linked Deposits" means the cash deposit made by the lenders under the Credit Agreement and held by the Credit Agreement Agent which shall be made to reimburse drawings on certain letters of credit issued under the Credit Agreement.

        "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

        "Deposit Account" shall have the meaning assigned to such term in the NYUCC.

        "Discharge of Credit Agreement Indebtedness" means termination of all commitments to extend credit under the Credit Agreement, payment in full in cash of the principal of and interest and premium (if any) on all Indebtedness outstanding under the Credit Agreement other than any undrawn letter of credit, discharge or cash collateralization (at 105% of the aggregate undrawn amount) of all letters of credit issued and outstanding under the Credit Agreement, and payment in full in cash of all other Credit Agreement Obligations (except Unasserted Contingent Obligations) that are unpaid at the time the Indebtedness outstanding under the Credit Agreement (other than any undrawn letter of credit) is paid in full in cash.

        "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

        "Domestic Subsidiary" means any Restricted Subsidiary of Playtex that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of Playtex.

        "equally and ratably" means, in reference to sharing of Liens or proceeds thereof as between the Holders of notes and the holders of Additional Second Lien Obligations with respect to each outstanding Series of Additional Second Lien Debt, that such Liens or proceeds:

  (1)
  shall be allocated and distributed first to the trustee for account of the Holders of notes and each Second Lien Debt Representative for each outstanding Series of Additional Second Lien Debt for account of the holders of such Series of Additional Second Lien Debt, ratably in proportion to the principal of and interest and premium (if any) outstanding on the notes and each outstanding Series of Additional Second Lien Debt when the allocation or distribution is made, and thereafter

  (2)
  shall be allocated and distributed (if any remain after payment in full of all of the principal of and interest and premium (if any) on all outstanding notes and Additional Second Lien Debt) to the trustee for account of the Holders of notes and each Second Lien Debt Representative for each outstanding series of Additional Second Lien Debt, for account of the Holders of notes and holders of any remaining Note Obligations and Additional Second Lien Obligations with respect to such outstanding notes and Series of Additional Second Lien Debt, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations and Additional Second Lien Obligations due and demanded (with written notice to the applicable Second Lien Debt Representative and the trustee) prior to the date such distribution is made.

        "Equity Offering" means any sale of Qualified Capital Stock of a Person (a) to the public pursuant to an effective registration statement under the Securities Act or (b) in a private placement pursuant to an exemption from the registration requirements of the Securities Act.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Foreign Subsidiaries" means, at any time, any Foreign Subsidiary that is (or is treated as) for United States federal income tax purposes either (1) a corporation or (2) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation.

        "Excluded Perfection Assets" means any property or assets (other than any Core Collateral) in which a security interest cannot be perfected by the filing of a financing statement under the UCC of the relevant jurisdiction or, in the case of Capital Stock, the possession of certificates representing such Capital Stock; provided that such property or assets shall not have a fair market value at any time exceeding $1.0 million (or, if such property or asset is a Deposit Account or Securities Account, $500,000) individually or $10.0 million in the aggregate and, to the extent that the fair market value of any such property or asset shall exceed $1.0 million (or, if such property or asset is a Deposit Account or Securities Account, $500,000) individually, such property or asset shall cease to be an Excluded Perfection Asset and, to the extent that the fair market value of such property or assets shall exceed $10.0 million in the aggregate at any time, such property or assets shall cease to be Excluded Perfection Assets to the extent of such excess fair market value.

        "First Lien Debt Representative" means in the case of any Additional First Lien Debt, the trustee, agent or representative of the holders of such Additional First Lien Debt and is appointed as a First Lien Debt Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Additional First Lien Debt.

        "First Lien Obligations" means Credit Agreement Obligations and Additional First Lien Obligations.

        "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

        "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of the indenture.

        "Guarantee" means the guarantee by any Guarantor of the Indenture Obligations.

        "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness that has been guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement:

  (1)
  to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness;

  (2)
  to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss;

  (3)
  to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered);

  (4)
  to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor; or

  (5)
  otherwise to assure a creditor against loss: provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

        "Guarantor" means any guarantor of the notes.

        "Indebtedness" means, with respect to any Person, without duplication:

  (1)
  all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;

  (2)
  all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

  (3)
  all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business;

  (4)
  all obligations under Interest Rate Agreements of such Person;

  (5)
  all Capital Lease Obligations of such Person;

  (6)
  all Indebtedness referred to in clauses (1) through (5) of the definition of "Indebtedness" of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness;

  (7)
  all Guaranteed Debt of such Person;

  (8)
  all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

  (9)
  any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Indebtedness of the types referred to in clauses (1) through (8) of this definition of "Indebtedness."

        For the purposes hereof, the maximum fixed repurchase price of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value to be determined in good faith by the Board of Directors of such Person.

        "Indenture Obligations" means the obligations of Playtex under the indenture or under the, notes to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the indenture, the notes and the performance of all other obligations to the trustee and the Holders under the indenture and the notes, according to the terms thereof. If any Indebtedness has been satisfied or discharged or defeased (either by defeasance or covenant defeasance), then such Indebtedness shall not be deemed to be outstanding for the purposes of the indenture.

        "Insolvency or Liquidation Proceeding" means:

  (1)
  any case commenced by or against Playtex or any other Obligor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Playtex or any other Obligor, any receivership or assignment for the benefit of creditors relating to Playtex or any other Obligor or any similar case or proceeding relative to Playtex or any other Obligor or its creditors, as such, in each case whether or not voluntary;

  (2)
  any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Playtex or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

  (3)
  any other proceeding of any type or nature in which substantially all claims of creditors of Playtex or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

        "Inventory" means all "inventory" as such term is defined in the NYUCC.

        "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions, interest rate protection agreements (including, without limitation, interest rate swaps (whether from fixed to floating or from floating to fixed), caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

        "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures, limited liability company interests or other securities issued or owned by, any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

        "Lenders" means, at any time, the parties to the Credit Agreement then holding (or committed to provide) loans, letters of credit, Credit-Linked Deposits or other extensions of credit that constitute (or when provided will constitute) Credit Agreement Obligations outstanding under the Credit Agreement.

        "Lien" means with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law including any conditional sale or other title retention agreement, and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Marketing Corporation" means Playtex Marketing Corporation, a Delaware corporation.

        "Material Subsidiary" means each Restricted Subsidiary of Playtex which:

  (1)
  for the most recent fiscal year of Playtex accounted for more than 10% of the consolidated revenues of Playtex and its Restricted Subsidiaries; or

  (2)
  at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the Consolidated Assets of Playtex and its Restricted Subsidiaries, all as shown on Playtex's consolidated financial statements for such fiscal year. In addition, Marketing Corporation shall be deemed to be a "Material Subsidiary."

  "Maximum Credit Agreement Indebtedness Amount" means $225.0 million.

  "Net Cash Proceeds" means:

  (1)
  with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock, or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to Playtex or any Restricted Subsidiary) net of:

    (a)
    brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

    (b)
    provisions for all taxes payable as a result of such Asset Sale;

    (c)
    payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale;

    (d)
    amounts required to be paid to any Person (other than Playtex or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

    (e)
    appropriate amounts to be provided by Playtex or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Playtex or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the trustee; and

  (2)
  with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under the caption "—Certain Covenants—Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to Playtex or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Note Documents" means the indenture, the notes, the Guarantees and the Note Security Documents.

        "Note Obligations" means the notes, the Guarantees and all other Obligations of any Obligor under the Note Documents.

        "Note First Lien Collateral" means registered and unregistered U.S. and foreign patents, trademarks, copyrights, applications therefor and licenses with respect thereto and trade names, trade secrets, service marks and know-how, manufacturing processes and formulas, wherever located, now owned or at any time hereafter acquired by Playtex or any of the Guarantors, the Asset Sales Proceeds Account and proceeds and products from any of the foregoing, other than Credit Agreement First Lien Collateral and, solely with respect to Note First Lien Collateral securing Note Obligations and Additional Second Lien Obligations, Excluded Note Assets.

        "Note Security Documents" means one or more security agreements, pledge agreement, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by Playtex or any other Obligor creating (or purporting to create) a Lien upon the property owned or to be acquired by Playtex or such other Obligor in favor of the trustee for the benefit of the Holders of the notes, the Guarantees and any other Obligations in respect of the Note Obligations.

        "NYUCC" means the New York Uniform Commercial Code as in effect on the date of the indenture.

        "Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawings have been made thereon), interest, (including any interest accruing at the then applicable rate provided in any applicable Additional First Lien Document, Additional Second Lien Document or Security Document after the maturity of the Indebtedness thereunder and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Additional First Lien Document, Additional Second Lien Document or Security Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Obligor" means Playtex and Person (if any) that at any time guarantees or provides collateral security or credit support for any Secured Obligations.

        "Permitted Group" means any group of investors that is deemed to be a "person" (as that term is used in Section 13(d)(3) of the Exchange Act) and that includes any of the Permitted Holders described in clause (i) of the definition of "Permitted Holders;" provided that no single Person (other than the Permitted Holders and their Related Parties) Beneficially Owns more than 50% of the outstanding Voting Stock of Playtex.

        "Permitted Holders" means (i) HWH Capital Partners, L.P., HWH Valentine Partners, L.P., HWH Surplus Valentine Partners, L.P. or Haas Wheat & Partners Incorporated and any of their respective Affiliates; (ii) any officer or other member of management employed by Playtex or any Subsidiary as of the date of the indenture; (iii) BLUM Capital Partners, Richard C. Blum & Associates, Inc., and RCBA GP, L.L.C.; (iv) Stinson Capital Partners, L.P., Stinson Capital Partners II, L.P., Stinson Capital Partners III, BK Capital Partners IV, L.P., RCBA-Playtex, L.P. and RCBA Strategic Partners, L.P., in each case, for so long as BLUM Capital Partners serves as the general partner of such partnership; (v) The Carpenters Pension Trust for Southern California, The Common Fund for its Multi-Strategy and Value Opportunity Funds, The United Brotherhood of Carpenters Pension Plan, and Stinson Capital Fund (Cayman), Ltd., in each case, for so long as BLUM Capital Partners has voting and investment discretion over such investment advisory account; (vi) Robert B. Haas, Douglas D. Wheat and Richard C. Blum; (vii) family members or relatives of the persons described in clauses (i), (ii), (iii), (iv) and (vi); (viii) any trusts created for the benefit of the persons described in clauses (i), (ii), (iii), (iv), (vi) and (vii); (ix) in the event of the death or incompetence of an individual described in clauses (i), (ii), (iii), (iv), (vi) or (vii), such person's estate, executor, administrator, committee or other personal representatives or beneficiaries; and (x) upon a distribution by a partnership described in clause (i), (iii) or (iv) of all or any of the stock of Playtex, the limited partners of such partnership.

        "Permitted Indebtedness" means the following:

  (1)
  Indebtedness of Playtex or any Guarantor under one or more Credit Facilities in an aggregate principal amount under this clause (1) at any one time outstanding not to exceed $175.0 million less the amount applied to repay term loans under Credit Facilities since the date of the indenture with the Net Cash Proceeds of Asset Sales and less any commitment reductions with respect to revolving loans under Credit Facilities since the date of the indenture as a result of repayments with the Net Cash Proceeds of Asset Sales;

  (2)
  guarantees or co-issuances by Playtex or any Guarantor of any Indebtedness otherwise permitted to be incurred by the indenture;

  (3)
  Indebtedness of Playtex pursuant to the notes to be issued on the date of the indenture and the Exchange Notes to be issued pursuant to the registration rights agreement and Indebtedness of any Guarantor pursuant to a Guarantee of any such notes;

  (4)
  Indebtedness of Playtex or any Restricted Subsidiary outstanding on the date of the indenture;

  (5)
  Indebtedness:

  (a)
  of Playtex owing to a Restricted Subsidiary; or

  (b)
  of a Restricted Subsidiary owing to Playtex or another Restricted Subsidiary;

provided that any such Indebtedness of Playtex owing to a Restricted Subsidiary, is subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of Playtex's obligations under the notes. Notwithstanding the foregoing, any disposition, pledge or transfer of any such Indebtedness to a Person (other than Playtex or a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (5) and any transaction pursuant to which any Restricted Subsidiary, which has Indebtedness owing to Playtex or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by Playtex or such other Restricted Subsidiary that is not permitted by this clause (5);

  (6)
  obligations of Playtex or any Restricted Subsidiary pursuant to Interest Rate Agreements in respect of Indebtedness of Playtex or any of its Restricted Subsidiaries, which obligations do not exceed the aggregate principal amount of such Indebtedness;

  (7)
  trade and standby letters of credit, performance, bid and surety bonds, completion guarantees, bankers' acceptances and short-term overdraft facilities issued for the account of Playtex or any Restricted Subsidiary of Playtex in the ordinary course of its business (excluding letters of credit described in clauses (8) and (9) below);

  (8)
  letters of credit of up to $15.0 million in the aggregate at any time outstanding issued for the account of Playtex or any Restricted Subsidiary of Playtex for any purpose other than in the ordinary course of business;

  (9)
  letters of credit issued for the account of Playtex or any of its Restricted Subsidiaries in support of workers compensation claims, self-insurance obligations and in support of Indebtedness under industrial revenue bonds, to the extent that such obligations or such Indebtedness are recorded on the balance sheet of Playtex or any of its Restricted Subsidiaries;

  (10)
  Capital Lease Obligations, industrial revenue bonds and Purchase Money Obligations of Playtex or any Restricted Subsidiary, not to exceed $25.0 million in the aggregate at any time outstanding (and any refinancings thereof);

  (11)
  Indebtedness of Playtex or any Restricted Subsidiary that is not a Domestic Subsidiary incurred to fund the working capital requirements of that Subsidiary in an amount not to exceed $25.0 million in the aggregate at any time outstanding;

  (12)
  any renewals, extensions, substitutions, refundings, refinancing or replacements (collectively, a "refinancing") of any Acquired Indebtedness, Indebtedness incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test in the covenant described under the caption "—Certain Covenants—Limitation on Indebtedness" or pursuant to clauses (3) or (4) of this definition of "Permitted Indebtedness," including any successive refinancings so long as

  (a)
  such refinancing does not increase the aggregate principal amount of Indebtedness represented thereby plus:

  (1)
  the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by Playtex as necessary to accomplish such refinancing, and

      (2)
      the amount of the expenses of Playtex reasonably estimated to be incurred in connection with such refinancing, and

    (b)
    in the case of Additional Second Lien Debt or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

  (13)
  Indebtedness consisting of indemnification, adjustment of purchase price, earn-out or similar obligations, in each case incurred in connection with the acquisition or disposition of any assets, including Capital Stock or divisions or lines of business, of the Company or any Restricted Subsidiary; and

  (14)
  Indebtedness of Playtex or any Restricted Subsidiary in addition to that described in clauses (1) through (13) of this definition of "Permitted Indebtedness" in an aggregate principal amount outstanding at any given time not to exceed $50.0 million, which amount, notwithstanding the provisions of clause (1) hereof, may be incurred under the Credit Agreement.

        In the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above, or would be permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the covenant described above under the caption "—Certain Covenants—Limitation on Indebtedness," Playtex will be permitted to classify such item of Indebtedness, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this definition and the covenant described under the caption "—Certain Covenants—Limitation on Indebtedness." Indebtedness under the Credit Agreement outstanding on the date on which notes are first issued and authenticated under the indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of this definition.

        "Permitted Investment" means:

  (1)
  Investments in Playtex or in any Restricted Subsidiary or Investments by Playtex or any Restricted Subsidiary in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Playtex or any Restricted Subsidiary,

  (2)
  Investments in the notes;

  (3)
  Indebtedness owing to Playtex or a Restricted Subsidiary described under clause (5) of the definition of "Permitted Indebtedness;"

  (4)
  Temporary Cash Investments;

  (5)
  Investments acquired by Playtex or any Restricted Subsidiary in connection with an Asset Sale permitted under the covenant described under the caption "—Repurchase at the Option of Holders—Asset Sales." to the extent such Investments are non-cash consideration as permitted under such covenant;

  (6)
  Investments in existence on the date of the indenture;

  (7)
  receivables owing to Playtex or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Playtex or any such Restricted Subsidiary deems reasonable under the circumstances;

  (8)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (9)
  loans or advances to employees made in the ordinary course of business of Playtex or such Restricted Subsidiary not to exceed $2.5 million at any one time outstanding;

  (10)
  stock obligations, or securities received in settlement of debts created in the ordinary course of business and owing to Playtex or any Restricted Subsidiary or in satisfaction of judgments;

  (11)
  any Person where such Investment was acquired by Playtex or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by Playtex or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by Playtex or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (12)
  any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by Playtex or any Restricted Subsidiary; and

  (13)
  in addition to the Investments described in clauses (1) through (12) of this definition of "Permitted Investments," Investments in any Unrestricted Subsidiary or in any joint venture or other entity in an amount not to exceed $35.0 million in the aggregate at any one time outstanding (with each such Investment being valued as of the date made and without regard to subsequent changes in value).

        "Permitted Prior Liens" means (a) Liens described in clauses (1), (2), (3), (4) and (7) of the definition of Permitted Liens and (b) Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the security interests created by the Security Documents.

        "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

        "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

        "Proceeds" means "proceeds" as such term is defined in the NYUCC.

        "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of Playtex or its Restricted Subsidiaries, and any additions and accessions thereto, which are purchased by Playtex or any Restricted Subsidiary at any time after the notes are issued; provided that:

  (1)
  the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom;

  (2)
  at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness; and

(3)	(a)	the aggregate outstanding principal amount of indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to Playtex or any Restricted Subsidiary of the assets subject thereto (including expenses and any applicable sales or other transfer taxes); or
    (b)
    the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

        "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

        "Rating Agencies" means, at any time, Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and any successor to each such corporation's business of rating securities, which is then providing a rating for the notes.

        "Rating Agency Confirmation" means, with respect to any proposed Change of Control, that both of the Rating Agencies which are then providing a rating for the notes shall have unconditionally confirmed in writing that the contemplated Change of Control will not result in a downgrade, withdrawal or qualification of the then current rating given to the notes by such Rating Agency; provided, that the notes will not be rated below BB or Ba2 (or any equivalent or successor ratings), as applicable, by such Rating Agency.

        "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof; provided, however, that any Capital Stock that would not constitute Redeemable Capital Stock but for the provisions thereof giving the holders the right to require such Person to redeem or repurchase such Capital Stock upon the occurrence of an asset sale or change of control shall not be deemed to be Redeemable Capital Stock.

        "Refinancing Transactions" means:

  (1)
  entering into the Credit Agreement and the application of the proceeds therefrom; and

  (2)
  the issuance of the notes and the application of the proceeds therefrom.

        "Related Party" means:

  (1)
  any controlling stockholder, 50% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a 50% or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1); or

  (3)
  any corporation or other entity owned by the former stockholders of Playtex that is created solely for the purpose of creating a holding company whose only significant asset is 100% of the Capital Stock of Playtex.

        "Required Lenders" means, at any time in respect of any action or matter, (a) holders of the principal amount of the Indebtedness (or commitments) under the Credit Agreement then outstanding whose consent to such action or matter is required pursuant to the terms of the Credit Agreement in order to bind all holders of such Indebtedness (or commitments) to such action or matter or (b) the Credit Agreement Agent acting upon the authorization or consent of the holders referred to in clause (a).

        "Responsible Officer," when used with respect to the trustee, means any officer within the Corporate Trust Administration of the trustee (or any successor group of the trustee) or any other officer of the trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Restructuring Sale" means a sale of any assets (excluding those related to Playtex's tampon business) sold as part of Playtex's strategic review as described in the prospectus which yields Net Cash Proceeds of at least $25.0 million.

        "Sale of Note First Lien Collateral" means any Asset Sale involving a sale or other disposition of Note First Lien Collateral.

        "Second Lien Debt Representative" means in the case of any other Series of Additional Second Lien Debt, the trustee, agent or representative of the holders of such Series of Additional Second Lien Debt who maintains the transfer register for such Series of Additional Second Lien Debt and is appointed as a Second Lien Debt Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Additional Second Lien Debt.

        "Second Lien Obligations" means Note Obligations and Additional Second Lien Obligations.

        "Secured Debt" means the notes, Indebtedness outstanding under the Credit Agreement, Additional First Lien Debt and Additional Second Lien Debt.

        "Secured Leverage Ratio" means, on any date, the ratio of:

  (1)
  the aggregate principal amount of Secured Debt outstanding on such date (and, for this purpose, letters of credit will be deemed to have a principal amount equal to the maximum potential liability of Playtex and its Restricted Subsidiaries thereunder) to

  (2)
  the aggregate amount of Playtex's Consolidated Cash Flow for the most recent four-quarter period for which financial information is available.

        In addition, for purposes of calculating the Secured Leverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations or acquisitions of assets, or any Person or any of its Restricted Subsidiaries acquired by merger, consolidation or the acquisition of all or substantially all of its assets by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date on which the event for which the calculation of the Secured Leverage Ratio is made (the "Leverage Calculation Date") will be given pro forma effect (including acquisition-related cost savings that have been realized or that Playtex's chief financial officer reasonably believes will be realized) as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Leverage Calculation Date, will be excluded;

  (3)
  any Person that is a Restricted Subsidiary on the Leverage Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (4)
  any Person that is not a Restricted Subsidiary on the Leverage Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (5)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Leverage Calculation Date had been the applicable rate for the entire period (taking into account any Interest Rate Agreements applicable to such Indebtedness if such Interest Rate Agreements has a remaining term as at the Calculation Date in excess of 12 months).

        "Secured Obligations" means the Note Obligations, the Credit Agreement Obligations, Additional Second Lien Obligations and Additional First Lien Obligations.

        "Securities Account" shall have the meaning assigned to such term in the NYUCC.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Documents" means the Note Security Documents and the Credit Agreement Security Documents.

        "security documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by Playtex or any other Obligor creating (or purporting to create) a Lien upon Collateral, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

        "Series of Additional Second Lien Debt" means each issue or series of Additional Second Lien Debt for which a single transfer register is maintained.

        "Sharing Confirmation" means, as to any Series of Additional Second Lien Debt, the written agreement of the holders of such Series of Second Lien Debt, as set forth in the indenture or agreement governing such Series of Additional Second Lien Debt, for the enforceable benefit of all Holders of notes and each other existing and future Series of Additional Second Lien Debt and the trustee and each existing and future Second Lien Debt Representative, that all Additional Second Lien Obligations shall be and are secured equally and ratably by all Liens at any time granted by Playtex or any other Obligor to secure any Obligations in respect of such Series of Additional Second Lien Debt, whether or not upon property otherwise constituting Collateral, that all such Liens shall be enforceable by the trustee for the benefit of the Holders of the notes and all holders of Additional Second Lien Obligations equally and ratably, and that the holders of Obligations in respect of such Series of Additional Second Lien Debt are bound by the intercreditor provisions in the indenture relating to the order of application of proceeds from enforcement of the Liens upon the Collateral, and consent to and direct the trustee to perform its obligations under the intercreditor provisions in the indenture.

        "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

        "Subordinated Indebtedness" means Indebtedness of Playtex subordinated in right of payment to the notes.

        "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by Playtex or by one or more other Subsidiaries, or by Playtex and one or more other Subsidiaries.

        "Temporary Cash Investments" means:

  (1)
  any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America;

  (2)
  any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, the trustee or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500.0 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-l" (or higher) according to Moody's Investors Service Inc. ("Moody's") or any successor rating agency or "A-l" (or higher) according to Standard & Poor's Ratings Group ("S&P") or any successor rating agency;

  (3)
  commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-l" (or higher) according to S&P; and

  (4)
  any money market deposit accounts issued or offered by the trustee or a domestic commercial bank having capital and surplus in excess of $500.0 million.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

        "UCC" means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction as in effect on the date of the indenture.

        "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (except for (i) the principal of or premiums (if any) on, and fees relating to, any Indebtedness and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under letters of credit) in respect of which no claim or demand for payment has been made (or, in the case of Obligations for indemnification, no notice of indemnification has been issued by the indemnitee) at such time.

        "Unrestricted Subsidiary" means any Subsidiary that would but for this definition of "Unrestricted Subsidiary" be a Restricted Subsidiary as to which all of the following conditions apply:

  (1)
  neither Playtex nor any of its other Restricted Subsidiaries provides credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) other than Permitted Investments and Restricted Payments permitted by the Indenture;

  (2)
  such Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness;

  (3)
  neither Playtex nor any of its Restricted Subsidiaries has made an Investment in such Subsidiary unless such Investment was permitted by the provisions described under "—Certain Covenants—Limitation on Restricted Payments;" and

  (4)
  the Board of Directors of Playtex, as provided below, shall have designated such Subsidiary (including any newly formed or acquired Subsidiary) to be an Unrestricted Subsidiary; provided that after giving effect to such designation, such Unrestricted Subsidiary does not own, directly or indirectly, any Capital Stock of any other Restricted Subsidiary. Any such designation by the Board of Directors of Playtex shall be evidenced to the trustee by filing with the trustee a board resolution giving effect to such designation and an officers' certificate certifying that such designation complies with the foregoing conditions.

        The Board of Directors of Playtex may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that:

  (1)
  immediately after giving pro forma effect to such designation, (a) Playtex could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the restrictions under "—Certain Covenants—Limitation on Indebtedness" or (b) the Consolidated Fixed Charge Coverage Ratio for Playtex and its Restricted Subsidiaries would be no less than that of Playtex and its Restricted Subsidiaries immediately before giving effect to such designation;

  (2)
  all Indebtedness of such Unrestricted Subsidiary shall be deemed to be incurred on the date such Unrestricted Subsidiary becomes a Restricted Subsidiary; and

  (3)
  the redesignation would not cause an Event of Default.

        Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of the indenture.

        "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary:

  (1)
  as to which neither Playtex nor any Restricted Subsidiary is directly or indirectly liable (by virtue of Playtex or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to such Indebtedness) except to the extent of any Permitted Investment and Restricted Payments permitted by the Indenture;

  (2)
  which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of Playtex or any Restricted Subsidiary to declare, a default on such Indebtedness of Playtex or any Restricted Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity other than under the terms of any Indebtedness existing on the date of the indenture; and

  (3)
  as to which lenders have been notified in writing that they will not have any recourse to the assets of Playtex or the stock or assets of any of its Restricted Subsidiaries, except to the extent of any Permitted Investment and Restricted Payments permitted by the Indenture.

        "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation or other entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

BOOK-ENTRY, DELIVERY AND FORM

        Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000. Notes will be issued at the closing of the exchange offer only in exchange for initial notes.

        The exchange notes initially will be represented by one or more notes in registered, global form without interest coupons (the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Playtex takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC has advised Playtex that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised Playtex that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream")) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Playtex and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Playtex, the trustee nor any agent of Playtex or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised Playtex that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Playtex. Neither Playtex nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and Playtex and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised Playtex that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Playtex, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes if:

  (1)
  DTC (a) notifies Playtex that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Playtex fails to appoint a successor depositary;

  (2)
  Playtex, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing a Default or Event of Default with respect to the notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

Same Day Settlement and Payment

        Playtex will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. Playtex will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in PORTAL and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. Playtex expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Playtex that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes certain United States federal income tax consequences to the exchange of initial notes in accordance with the exchange offer, and of the ownership and disposition of the exchange notes by U.S. and Non-U.S. holders, each as defined below. In the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, our special U.S. tax counsel, subject to the exceptions, assumptions and qualifications set forth below, the discussion accurately reflects the material U.S. federal income tax consequences to U.S. and Non-U.S. holders of the consummation of the exchange offer and the ownership and disposition of the exchange notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, existing and proposed Treasury Regulations, and interpretations of the foregoing, all as of the date hereof. All of the foregoing authorities are subject to change (possibly with retroactive effect) and any such change may result in United States federal income tax consequences to a holder that are materially different from those described below. The United States Internal Revenue Service ("IRS") may not take a similar view of the consequences described below.

        The following discussion does not purport to be a full description of all United States federal income tax considerations that may be relevant to a holder in light of such holder's particular circumstances and only addresses holders who hold notes as capital assets within the meaning of Section 1221 of the Code. Furthermore, this discussion does not address the United States federal income tax considerations applicable to holders subject to special rules, such as certain financial institutions, tax-exempt entities, real estate investment trusts, regulated investment companies, insurance companies, partnerships or other pass-through entities, persons who have ceased to be United States citizens or to be taxed as resident aliens, dealers in securities or currencies, persons holding notes in connection with a hedging transaction, "straddle," conversion transaction or a synthetic security or other integrated transaction and holders whose "functional currency" is not the United States dollar. In addition, except as otherwise indicated, this discussion does not include any description of any alternative minimum tax consequences, or estate and gift tax consequences, or the tax laws of any state, local or foreign government that may be applicable to the notes.

        As used in this prospectus, a "U.S. holder" means a beneficial owner of a note who is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any of its political subdivisions;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if either (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        As used in this summary, the term "Non-U.S. holder" means a beneficial owner of a note who is not a U.S. holder.

        If a partnership, or other entity taxable as a partnership for United States federal income tax purposes, holds a note, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Prospective purchasers of notes that are partnerships or who would hold the notes through a partnership or similar pass-through entity should consult their tax advisors regarding the United States federal income tax consequences to them of holding notes.

        Prospective investors should consult their tax advisors with regard to the application of United States federal tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Exchange Offer

        The exchange of an initial note for an exchange note pursuant to the Registration Rights Agreement will not constitute a taxable exchange for United States federal income tax purposes. In such case, a holder will not recognize any gain or loss upon the receipt of an exchange note pursuant to the Registration Rights Agreement. A holder's holding period for an exchange note should include the holding period for the initial note exchanged pursuant to the Registration Rights Agreement and the holder's initial basis in an exchange note should be the same as the adjusted basis of such holder in the initial note at the time of the exchange. The United States federal income tax consequences of holding and disposing of an exchange note generally should be the same as the United States federal income tax consequences of holding and disposing of an initial note.

U.S. Holders

  Payments of Interest

        We have determined that the exchange notes should be treated as "contingent payment debt instruments" under applicable Treasury Regulations. This is because we have the right to redeem exchange notes under certain circumstances for payment of additional amounts in excess of stated interest or principal in the case of a Change of Control or Restructuring Sale (see "Description of the Notes—Optional Redemption") and we could not conclude under applicable Treasury Regulations that the potential payment of such amounts was "remote" or "incidental" at the time of issuance of the initial notes. There is limited guidance in this area, however, and it is possible the IRS could treat the exchange notes in a different manner, in which case the timing and the amount of interest accruals and other tax consequences may differ significantly from that described below.

        Under the contingent payment debt regulations, a U.S. holder will be required to accrue interest income on the notes on a constant yield basis at an assumed yield determined at the time of issuance of the notes (the "comparable yield"), regardless of its method of accounting for U.S. federal income tax purposes. Accordingly, U.S. holders generally will be required to recognize interest income with respect to the exchange notes on a constant yield basis, subject to certain adjustments if actual payments differ from those projected on the projected payment schedule (described below). Such interest income determined under the projected payment schedule is treated as "original issue discount" for United States federal income tax purposes.

        Solely for purposes of determining the amount of interest income that a U.S. holder will be required to accrue, we are required to construct a "projected payment schedule" in respect of the exchange notes representing a series of payments the amount and timing of which would produce a yield to maturity on the exchange notes equal to the comparable yield. The projected payment schedule will include each noncontingent payment and an estimate of the amount and timing of each contingent payment on the exchange notes determined as of the issue date. The comparable yield for the exchange notes is based on the yield at which we would have issued a fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to those of the initial notes as of the issue date of the initial notes. We have determined the comparable yield to be 8%, compounded semi-annually. Under Treasury Regulations, the precise manner of calculating the comparable yield and projected payment schedule is not entirely clear. The IRS may not respect the projected payment schedule including the comparable yield set forth therein, in which case a U.S. holder could be required for any particular taxable year to include a greater or lesser amount of interest in income. U.S. holders that wish to obtain the projected payment schedule may do so by contacting 300 Nyala Farms Road, Westport,

Connecticut 06880, telephone number (203) 341-4000. For United States federal income tax purposes, a U.S. holder is required under the contingent payment debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of an exchange note, unless such U.S. holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the IRS.

        Neither the comparable yield nor the projected payment schedule constitutes a projection or representation by us regarding the actual amount that will be paid on the notes.

        Based on the comparable yield and the issue price of the exchange notes, a U.S. holder of an exchange note (regardless of its accounting method) will be required to accrue interest as the sum of the daily portions of interest on the exchange notes for each day in the taxable year on which the U.S. holder holds the exchange note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any payments on the exchange notes (as set forth below). The issue price of the exchange notes is the first price at which a substantial amount of the initial notes was sold to the public, excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers (the "issue price").

        The daily portions of interest in respect of an exchange note are determined by allocating to each day in an accrual period the ratable portion of interest on the exchange note that accrues in the accrual period. The amount of interest on an exchange note that accrues in an accrual period is the product of the comparable yield on the note and the adjusted issue price of the note at the beginning of such accrual period. The adjusted issue price of an exchange note at the beginning of the first accrual period will equal its issue price and for any accrual periods thereafter will be (x) the sum of the issue price of such note and any interest previously accrued thereon (disregarding any positive or negative adjustments described below) minus (y) the amount of any projected payments on the exchange notes for previous accrual periods. To the extent that a payment made in respect of the exchange notes is consistent with the projected payment schedule, the receipt of any such payment will not be subject to U.S. federal income taxation but rather will first be treated as paid in respect of accrued but unpaid original issue discount and thereafter as repayment of principal.

        In addition to the interest accrual discussed above, a U.S. holder will be required to recognize as additional interest income equal to the amount of the excess of actual payments over projected payments (a "net positive adjustment") on an exchange note for a taxable year. If a U.S. holder receives actual payments that are less than the projected payments on an exchange note for a taxable year, the U.S. holder will incur a "net negative adjustment" equal to the amount of such difference. This negative adjustment will (i) first reduce the amount of interest in respect of the exchange note that a U.S. holder would otherwise be required to include in the taxable year, and (ii) to the extent of any excess after application of clause (i), give rise to an ordinary loss to the extent of the U.S. holder's interest income on the exchange notes previously included in income during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (i) and (ii) will be carried forward to offset future interest income in respect of the exchange notes or to reduce the amount realized on a sale, exchange, or other disposition of the exchange notes.

        Because we have determined that the comparable rate is the same as the stated interest rate on the exchange notes, we expect that the application of the rules described above will mean that the amount of a holder's interest income inclusions should not materially differ from the inclusions that would result if the exchange notes were not subject to the contingent payment debt regulations, and we intend to take a position consistent with the foregoing for all relevant tax reporting purposes. However, the rules governing contingent payment debt instruments are complex and there can be no assurance that the IRS will agree with this result.

        In the case of a holder whose tax basis in the exchange notes differs from the adjusted issue price of the exchange notes (e.g., a holder who purchased notes for cash at a price different than the adjusted issue price of the notes at the time of purchase), applicable Treasury Regulations require that, in addition to including interest income on the exchange notes under the method prescribed above, such a holder reasonably allocate such difference to daily portions of interest and/or projected payments over the remaining term of the exchange notes. Each allocated amount will generally be accounted for as a positive adjustment (in the case of a holder whose basis is less than the exchange notes' adjusted issue price) or a negative adjustment (in the case of a holder whose basis is greater than the exchange notes' adjusted issue price) on the day on which the related interest accrual or payment falls in the same manner as differences between actual payments of contingent interest on the exchange notes and the projected amounts of those payments (as described above). Any holder whose tax basis in the exchange notes differs from their adjusted issue price should consult its tax advisor as to the proper allocation of such difference and the effect thereof on the holder's accruals of interest on the exchange notes and the realization of gain or loss on a subsequent sale or other disposition of the exchange notes (including the characterization for United States federal income tax purposes of such gain or loss).

        In certain circumstances other than those described above (see "Description of the Notes—Optional Redemption"; and "—Repurchase at the Option of Holders"), we may be obligated to pay a holder additional amounts in excess of stated interest or principal on the exchange notes. According to Treasury Regulations, the possibility that any such payments in excess of stated interest or principal will be made will not affect the amount of interest income to be currently recognized by a holder if there is only a remote chance as of the date the initial notes were issued that any of the circumstances that would give rise to the payment of such additional amounts (considered individually and in the aggregate) will occur, or if the potential of any such payments as of the date the initial notes were issued is incidental (considered individually or in the aggregate). Under Treasury Regulations, a payment amount is considered incidental for these purposes if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. Because we believed the likelihood that we would be obligated to make any such payments was remote or, in the case of certain payments, such as the Change of Control Payment, the potential amount of such payments was incidental, as of the date of issuance of the initial notes, we do not intend to treat the potential payment of any such amounts as part of the yield to maturity of any exchange notes. In the event such a contingency occurs, it would affect the amount and timing of the income that a holder must recognize. Our determination that these contingencies are remote or incidental is binding on a holder unless such holder discloses a contrary position in the manner required by applicable Treasury Regulations. However, there is very limited guidance on these issues. Further, our determination is not binding on the IRS and if the IRS were to challenge this determination, a holder might be required to include such amount as ordinary interest income to the extent that such it creates or increases a "net positive adjustment" under the contingent payment debt regulations as described above. U.S. holders of exchange notes should consult their own tax advisors as to the treatment of these payments for United States federal income tax purposes.

  Sale, Exchange or Disposition of the Notes

        Upon the sale, exchange or other disposition of an exchange note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized, reduced by any negative adjustment carryforward as described above, and such U.S. holder's adjusted tax basis in the exchange note. A U.S. holder's adjusted tax basis in an exchange note will generally be equal to the U.S. holder's purchase price for the exchange note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any positive or negative adjustments to interest accruals described above) and decreased by the amount of any projected payments previously scheduled to be made on the exchange note to the U.S. holder (without regard to the amount paid) and increased or decreased by the amount of any positive or negative adjustment, respectively that the U.S. holder is required to make if such U.S. holder purchased the exchange note at a price other than its adjusted issue price. A U.S. holder generally will treat any gain as interest income and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary loss, and the balance as capital loss. In the event there are no contingent payments remaining on the exchange note, such gain or loss will instead generally be treated as capital gain or loss. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        In general, information reporting requirements will apply to certain payments of principal of, and interest on, an exchange note, and the proceeds of disposition of an exchange note before maturity, to U.S. holders other than certain exempt recipients such as corporations. In general, backup withholding at the then applicable rate (currently at a rate of 28%) will be applicable to a U.S. holder that is not an exempt recipient, such as a corporation, if such U.S. holder:

  •
  fails to provide a correct taxpayer identification number (which, for an individual, would generally be his or her social security number),

  •
  fails to report interest income in full,

  •
  fails to certify that the holder is exempt from withholding, or

  •
  otherwise fails to comply with applicable requirements of the backup withholding rules.

        Any amount withheld from payment to a holder under the backup withholding rules will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided the required information is furnished to the IRS. U.S. holders of exchange notes should consult their tax advisors regarding the application of backup withholding in their particular situation, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Non-U.S. Holders

        The rules governing United States federal income taxation of Non-U.S. holders are complex. Non-U.S. holders should consult with their own tax advisors to determine the effect of federal, state, local and foreign income tax laws, as well as treaties, with regard to an investment in the exchange notes, including any reporting requirements.

  Payments of Interest

        Subject to the discussion below concerning backup withholding, payments of interest on the exchange notes by us or our paying agent to a Non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax, if:

  •
  the Non-U.S. holder does not own, actually or constructively, for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of our voting stock;

  •
  the Non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to us through stock ownership under applicable rules of the Code;

  •
  the Non-U.S. holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

  •
  the certification requirement, as described below, has been fulfilled with respect to the beneficial owner.

        The certification requirement referred to above will be fulfilled if either (A) the Non-U.S. holder provides to us or our paying agent an IRS Form W-8BEN (or successor form), signed under penalties of perjury, that includes such holder's name and address and a certification as to its Non-U.S. status, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business holds the exchange note on behalf of the beneficial owner and provides a statement to us or our paying agent, signed under penalties of perjury, in which the organization, bank or financial institution certifies that it has received an IRS Form W-8BEN (or successor form) from the Non-U.S. holder or from another financial institution acting on behalf of such holder and furnishes us or our paying agent with a copy thereof and otherwise complies with the applicable IRS requirements. Other methods might be available to satisfy the certification requirements described above, depending on the circumstances applicable to the Non-U.S. holder.

        The gross amount of payments of interest that do not qualify for the exception from withholding described above (the "portfolio interest exemption") will be subject to United States withholding tax at a rate of 30% unless (A) the Non-U.S. holder provides a properly completed IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under an applicable tax treaty, or (B) such interest is effectively connected with the conduct of a United States trade or business by such Non-U.S. holder and such holder provides a properly completed IRS Form W-8ECI (or successor form).

        If a Non-U.S. holder is engaged in a trade or business in the United States and if interest on the exchange note or gain realized on the disposition of the exchange note is effectively connected with the conduct of such trade or business, the Non-U.S. holder generally will be subject to regular United States federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder, unless an applicable treaty provides otherwise. In addition, if the Non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax at a rate of 30% on its earnings and profits for the taxable year, subject to certain adjustments, unless reduced or eliminated by an applicable tax treaty. Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the Non-U.S. holder satisfies the certification requirements described above.

  Sale, Exchange or Disposition of the Notes

        Subject to the discussion below concerning backup withholding, a Non-U.S. holder of an exchange note generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other taxable disposition of such note unless:

  •
  such holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition, and certain other conditions are met;

  •
  such gain represents accrued but unpaid interest not previously included in income (or amounts taken into account as interest according to the rules described under "U.S. Holders—Sale, Exchange or Disposition of the Notes"), in which case the rules regarding interest would apply; or

  •
  such gain is effectively connected with the conduct by such Non-U.S. holder of a trade or business in the U.S.

  Federal Estate Tax

        An exchange note held (or treated as held) by an individual who is a Non-U.S. holder at the time of his or her death will not be subject to United States federal estate tax, provided the interest on the exchange note is exempt from withholding of United States federal income tax under the "portfolio interest exemption" described above (without regard to the certification requirement) and income on such note was not United States trade or business income. If you are an individual, you should consult with your tax advisor regarding the possible application of the United States federal estate tax to your particular circumstances, including the effect of any applicable treaty.

  Information Reporting and Backup Withholding

        Unless certain exceptions apply, we must report annually to the IRS and to each Non-U.S. holder any interest paid to the Non-U.S. holder. Copies of these information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which the Non-U.S. holder resides.

        Under current United States federal income tax law, backup withholding tax will not apply to payments of interest by us or our paying agent on an exchange note if the certifications described above under "Non-U.S. Holders—Payments of Interest" are received, provided that we or our paying agent, as the case may be, do not have actual knowledge or reason to know that the payee is a U.S. person.

        Payments on the sale, exchange or other disposition of an exchange note made to or through a foreign office of a foreign broker generally will not be subject to backup withholding or information reporting. However, if such broker is for United States federal income tax purposes:

  •
  a U.S. person,

  •
  a controlled foreign corporation,

  •
  a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, or

  •
  a foreign partnership with certain connections to the United States,

then information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that such broker is required to report if the broker has actual knowledge or reason to know that the payee is a

U.S. person. Payments to or through the U.S. office of a broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person or otherwise establishes an exemption.

        Backup withholding is not an additional tax: any amounts withheld from a payment to a Non-U.S. holder under the backup withholding rules will be allowed as a credit against such holder's U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

        The foregoing discussion is for general information only and is not tax advice. Accordingly, you should consult your tax advisor as to the particular tax consequences to you of purchasing, holding and disposing of the notes, including the applicability and effect of any state, local, or non-U.S. tax laws and any tax treaty and any recent or prospective changes in any applicable tax laws or treaties.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for initial notes acquired by such broker-dealer as a result of market making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales, offers to resell or other transfers of the exchange notes received by it in connection with the exchange offer. Accordingly, each such broker-dealer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of this exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                        , 2004, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Issuers have agreed to pay all of their expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York has passed upon the validity of the exchange notes and related guarantees.

EXPERTS

        The consolidated financial statements and schedule of Playtex Products, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002, and for the twelve month periods ended December 27, 2003, December 28, 2002 and December 29, 2001, have been included herein and incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, included and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 145, "Rescission of Statement No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections."

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file reports, proxy statements and other information with the Commission. We have also filed with the Commission a registration statement on Form S-4 to register the exchange notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and the exchange notes offered in this prospectus, you should refer to the registration statement and its exhibits. You may read and copy any document we file with the Commission at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, the Commission maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the Commission. The address of this web site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus incorporates by reference important business and financial information about Playtex Products, Inc. that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and later information that Playtex Products, Inc. files with the Commission will automatically update and supersede this information. Any statement modified or superseded by subsequently filed materials shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the preceding, the information in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference. Playtex Products, Inc. incorporates by reference the documents listed below (excluding any portions of such documents that have been "furnished" but not "filed"):

  •
  Playtex Products, Inc. Annual Report on Form 10-K for the fiscal year ended December 27, 2003;

  •
  Playtex Products, Inc. Current Reports on Form 8-K filed on January 8, 2004, February 5, 2004 and February 19, 2004; and

  •
  All other documents filed by Playtex Products, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering.

        You should rely only on the information contained in this document or that information to which Playtex Products, Inc. has referred you. Playtex Products, Inc. has not authorized anyone to provide you with any additional information.

        The documents incorporated by reference into this prospectus are available from Playtex Products, Inc. upon request. These documents are also available on our website at www.playtexproductsinc.com. Playtex Products, Inc. will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Playtex Products, Inc.
Chief Financial Officer
300 Nyala Farms Road
Westport, Connecticut 06880
(203) 341-4000

Except as provided above, no other information, including, but not limited to, information on the web sites of Playtex Products, Inc., is incorporated by reference into this prospectus.

        You should only rely on information contained in this prospectus and incorporated by reference in it.

INDEX TO FINANCIAL STATEMENTS

PLAYTEX PRODUCTS, INC. ANNUAL FINANCIAL STATEMENTS

Report of KPMG LLP	F-2
Consolidated Statements of Earnings for the twelve months ended December 27, 2003, December 28, 2002 and December 29, 2001	F-3
Consolidated Balance Sheets as of December 27, 2003 and December 28, 2002	F-4
Consolidated Statements of Stockholders' Equity and Comprehensive Earnings for the twelve months ended December 27, 2003, December 28, 2002 and December 29, 2001	F-5
Consolidated Statements of Cash Flows for the twelve months ended December 27, 2003, December 28, 2002 and December 29, 2001	F-6
Notes to Consolidated Financial Statements	F-7

See accompanying notes to consolidated financial statements.

PLAYTEX PRODUCTS, INC.
INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Playtex Products, Inc.:

        We have audited the accompanying consolidated balance sheets of Playtex Products, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002, and the related consolidated statements of earnings, stockholders' equity and comprehensive earnings, and cash flows for the twelve month periods ended December 27, 2003, December 28, 2002 and December 29, 2001, included on pages F-3 through F-47 in the Company's 2003 Annual Report on Form 10-K. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule, included on page 30 in the Company's 2003 Annual Report on Form 10-K. These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Playtex Products, Inc. and subsidiaries as of December 27, 2003 and December 28, 2002, and the results of their operations and their cash flows for the twelve month periods ended December 27, 2003, December 28, 2002, and December 29, 2001, in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        As disclosed in Note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of December 30, 2001 and Statement of Financial Accounting Standards No. 145, "Rescission of Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections," as of December 29, 2002.

/S/ KPMG LLP

Stamford, Connecticut
February 19, 2004

See accompanying notes to consolidated financial statements.

PLAYTEX PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(In thousands, except per share data)

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Net sales	$657,721	$719,087	$723,518
Cost of sales	317,301	328,433	333,807

Gross profit	340,420	390,654	389,711

Operating expenses:
Selling, general and administrative	249,810	240,620	233,660
Restructuring and asset impairment	3,873	7,599	—
Amortization of intangibles	903	928	22,060

Total operating expenses	254,586	249,147	255,720

Operating earnings	85,834	141,507	133,991
Interest expense, including related party interest expense of $11,644 for 2003 and $12,150 for 2002 and 2001, net of related party interest income of $11,502 for 2003 and $12,003 for 2002 and 2001	55,038	59,543	75,861
Expenses related to retirement of debt	—	5,882	32,165
Other expenses	1,975	2,653	2,103

Earnings before income taxes and cumulative effect of change in accounting principle	28,821	73,429	23,862
Income taxes	10,589	12,102	12,317

Earnings before cumulative effect of change in accounting principle	18,232	61,327	11,545
Cumulative effect of change in accounting principle, net of $7,141 tax benefit	—	(12,423)	—

Net earnings	$18,232	$48,904	$11,545

Earnings per share—Basic:
Earnings before cumulative effect of change in accounting principle	$0.30	$1.00	$0.19
Cumulative effect of change in accounting principle	—	(0.20)	—

Earnings per share—Basic	$0.30	$0.80	$0.19

Earnings per share—Diluted:
Earnings before cumulative effect of change in accounting principle	$0.30	$0.98	$0.19
Cumulative effect of change in accounting principle	—	(0.19)	—

Earnings per share—Diluted	$0.30	$0.79	$0.19

Weighted average common shares and equivalent common shares outstanding:
Basic	61,216	61,148	61,007
Diluted	61,227	63,948	61,115

See accompanying notes to consolidated financial statements.

PLAYTEX PRODUCTS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 27, 2003	December 28, 2002
Assets
Current assets:
Cash and cash equivalents	$27,453	$31,605
Receivables, less allowance for doubtful accounts	23,478	27,735
Retained interest in receivables	64,633	59,774
Inventories	78,413	85,160
Due from related party	—	80,017
Deferred income taxes, net	8,994	8,130
Income taxes receivable	3,826	—
Other current assets	8,370	7,782

Total current assets	215,167	300,203
Net property, plant and equipment	125,425	121,199
Intangible assets, net:
Goodwill	494,307	494,307
Trademarks, patents and other	138,271	139,174
Deferred financing costs	13,109	13,592
Other noncurrent assets	7,019	9,712

Total assets	$993,298	$1,078,187

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$39,306	$47,088
Accrued expenses	53,242	54,217
Due to related party	—	78,386
Income taxes payable	4,169	1,086
Current maturities of long-term debt	4,500	4,500

Total current liabilities	101,217	185,277
Long-term debt	788,750	823,250
Other noncurrent liabilities	16,404	14,526
Deferred income taxes, net	59,139	49,601

Total liabilities	965,510	1,072,654

Stockholders' equity:
Common stock, $0.01 par value, authorized 100,000,000 shares, issued and outstanding 61,215,856 shares at December 27, 2003 and at December 28, 2002	612	612
Additional paid-in capital	526,233	526,233
Retained earnings (accumulated deficit)	(498,539)	(516,771)
Accumulated other comprehensive earnings (loss)	(518)	(4,541)

Total stockholders' equity	27,788	5,533

Total liabilities and stockholders' equity	$993,298	$1,078,187

See accompanying notes to consolidated financial statements.

PLAYTEX PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
AND COMPREHENSIVE EARNINGS
(In thousands)

	Common Shares Outstanding	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Earnings (Loss)	Total
Balance, December 30, 2000	60,971	$609	$523,706	$(577,220)	$(3,158)	$(56,063)
Net earnings	—	—	—	11,545	—	11,545
Foreign currency translation adjustment	—	—	—	—	(731)	(731)

Comprehensive earnings						10,814
Stock issued to employees exercising stock options	73	1	678	—	—	679

Balance, December 29, 2001	61,044	610	524,384	(565,675)	(3,889)	(44,570)
Net earnings	—	—	—	48,904	—	48,904
Foreign currency translation adjustment	—	—	—	—	111	111
Minimum pension liability adjustment	—	—	—	—	(763)	(763)

Comprehensive earnings						48,252
Stock issued to employees exercising stock options	172	2	1,849	—	—	1,851

Balance, December 28, 2002	61,216	612	526,233	(516,771)	(4,541)	5,533
Net earnings	—	—	—	18,232	—	18,232
Foreign currency translation adjustment	—	—	—	—	4,075	4,075
Minimum pension liability adjustment	—	—	—	—	(52)	(52)

Comprehensive earnings						22,255

Balance, December 27, 2003	61,216	$612	$526,233	$(498,539)	$(518)	$27,788

See accompanying notes to consolidated financial statements.

PLAYTEX PRODUCTS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Cash flows from operations:
Net earnings	$18,232	$48,904	$11,545
Non-cash items included in net earnings:
Cumulative effect of change in accounting principle, net of tax benefit	—	12,423	—
Asset impairment charge	—	4,222	—
Expenses related to retirement of debt	—	5,882	32,165
Amortization of intangibles	903	928	22,060
Amortization of deferred financing costs	2,107	2,138	2,923
Depreciation	14,102	14,011	13,140
Deferred income taxes	8,748	2,342	12,902
Prepaid pension asset and postretirement benefits	4,815	1,959	(669)
Other, net	671	477	238
Changes in working capital items, net of effects of business acquisitions:
Decrease (increase) in receivables and retained interests	759	(3,609)	46,955
Decrease (increase) in inventories	8,176	(2,940)	2,795
(Increase) in other current assets	(512)	(986)	(1,390)
(Increase) in taxes receivable	(3,826)	—	—
(Decrease) increase in accounts payable	(7,744)	3,331	(7,563)
Increase (decrease) in income taxes payable	2,917	(977)	(2,529)
(Decrease) in accrued expenses and other liabilities	(2,189)	(10,308)	(5,178)

Net cash flows from operations	47,159	77,797	127,394
Cash flows used for investing activities:
Purchases of property, plant and equipment	(18,564)	(16,445)	(19,950)
Intangible assets acquired	—	(975)	(500)

Net cash flows used for investing activities	(18,564)	(17,420)	(20,450)
Cash flows (used for) provided by financing activities:
Net (repayments) borrowings under revolving credit facilities	—	(17,000)	17,000
Long-term debt borrowings	—	450,000	850,000
Long-term debt repayments	(34,500)	(494,050)	(909,763)
Payment of debt extinguishment fees and related expenses	—	—	(21,177)
Payment of financing costs	(1,624)	(3,681)	(19,500)
Proceeds from net settlement of related party notes	1,631	—	—
Issuance of shares of common stock	—	1,851	679

Net cash flows used for financing activities	(34,493)	(62,880)	(82,761)
Effect of exchange rate changes on cash	1,746	102	(459)

(Decrease) increase in cash and cash equivalents	(4,152)	(2,401)	23,724
Cash and cash equivalents at beginning of period	31,605	34,006	10,282

Cash and cash equivalents at end of period	$27,453	$31,605	$34,006

Supplemental disclosures of cash flow information
Cash paid during the periods for:
Interest	$53,148	$55,939	$77,773
Income taxes, net of refunds	$2,472	$10,527	$1,926

See accompanying notes to consolidated financial statements.

PLAYTEX PRODUCTS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

        Description of Business—We are a leading manufacturer and marketer of a diversified portfolio of well-recognized branded consumer and personal products. Our brand name recognition, consumer-focused product innovation, acquisition strategy and well-established distribution channels have enabled us to maintain a leading market position in attractive product categories. Our lines of business include Infant Care, Feminine Care, Sun Care and Household and Personal Grooming products.

        Principles of Consolidation—Our consolidated financial statements include the accounts of Playtex Products, Inc. and all of our subsidiaries ("Playtex Products, Inc."). All significant intercompany balances have been eliminated.

        Revenue Recognition—We derive revenue from the sale of consumer products. In accordance with SEC Staff Accounting Bulletin No. 104, "Revenue Recognition," revenue is recognized when the following conditions are met: a purchase order submitted by a customer has been received; the selling price is fixed or determinable; products have been shipped and title transferred; and there is reasonable assurance of collectibility. Amounts invoiced to customers, net of returns, are included in determining net sales. Estimated shipping and handling costs are considered in establishing product prices billed to customers.

        Our practice is not to accept returned goods unless authorized by management of the sales organization. Returns result primarily from damage and shipping discrepancies. We accrue for damaged product and shipping discrepancies, and thus reduce net sales, based on historical experience related to these type of returns. We allow customers to return Sun Care products that have not been sold by the end of the sun care season, which is normal practice in the sun care industry. We record sales at the time the products are shipped and title transfers. The terms of these sales vary but, in all instances, the following conditions are met: the sales arrangement is evidenced by purchase orders submitted by customers; the selling price is fixed or determinable; product has been shipped and title transferred; there is an obligation to pay at a specified date or dates without any additional conditions or actions required by us; and collectibility is reasonably assured. Simultaneously with the time of the shipment, we reduce sales and cost of sales, and reserve amounts on our consolidated balance sheet for anticipated returns based upon an estimated return level, in accordance with accounting principles generally accepted in the United States ("GAAP"). Customers are required to pay for the Sun Care product purchased during the season under the required terms. We offer a variety of extended terms options, due to the seasonal nature of sun care, for qualified customers. In all cases, these extended terms require substantial cash payments prior to or during the summer sun care season. We generally receive returns of our Sun Care products from September through March following the summer sun care season.

        We routinely commit to customer trade promotions and consumer coupon programs that require us to estimate and accrue the ultimate costs of such programs. Customer trade promotions include introductory marketing funds (slotting fees), cooperative marketing programs, shelf price reductions on our products, advantageous end of aisle or in-store displays, graphics, and other trade promotion activities conducted by the customer. We accrue a liability at the end of each period for the estimated expenses incurred, but unpaid, for these programs. Costs of trade promotions and consumer coupons are recorded as a reduction of net sales.

        Cost of Sales—Our cost of sales represents the costs directly related to the manufacture and distribution of our products. These costs primarily include: raw materials and packaging, contract packer fees, freight, direct labor and operating costs for our manufacturing facilities, and manufacturing-related expenses including salary, bonuses and benefit costs.

        Selling, General and Administrative ("SG&A")—SG&A expense primarily includes: the cost of media, advertising and other marketing costs; selling expenses; warehousing and product handling costs; research and development expenses; and other administrative costs.

        Research and Development—Research and development costs are expensed as incurred and amounted to $16.3 million in fiscal 2003, $15.2 million in fiscal 2002 and $13.9 million in fiscal 2001. These costs are included in SG&A.

        Advertising and Promotion Expenditures—Costs associated with advertising and promotion are expensed as incurred. Media advertising production costs are expensed the first time the advertising takes place. Our advertising and promotion expenditures were $85.3 million in fiscal 2003, $83.3 million in fiscal 2002 and $82.8 million in fiscal 2001. These costs are included in SG&A.

        Cash and cash equivalents—Cash equivalents are short-term, highly liquid investments with original maturities of 90 days or less.

        Inventories—Inventories are stated at the lower of cost (first-in, first-out basis) or market. Inventory costs include material, labor and manufacturing overhead.

        Property, Plant and Equipment—Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is determined on the straight-line method over the estimated useful life of the respective asset. Our estimated useful life for significant fixed asset classes is as follows:

•	land improvements range from 15 to 40 years,	•	machinery and equipment range from 4 to 20 years, and
•	building and improvements range from 20 to 40 years,	•	furniture and fixtures range from 5 to 10 years.
•	computer hardware and software 3 to 4 years,

        Capitalized Software Costs—We follow the accounting guidance for capitalized software costs as specified in Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." We capitalize significant costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, and consultants incurred in developing internal-use computer software once final selection of the software is made. Costs incurred prior to the final selection of software and costs not qualifying for capitalization are charged to expense.

        Intangible Assets—Effective December 30, 2001, the beginning of our 2002 fiscal year, we adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting. It also specifies the types of acquired intangible assets that are required to be recognized and reported separate from goodwill. SFAS No. 142 requires that goodwill and certain intangibles with indefinite lives no longer be amortized, but instead be tested for impairment at least annually. We recorded a charge upon adoption of SFAS No. 142 of $12.4 million, net of $7.1 million in tax benefits, in the first quarter of 2002, reported as a cumulative effect of change in accounting principle (see Note 2). We conducted the required annual impairment review during the second quarter of 2003 and 2002 and did not identify any goodwill or intangible asset impairment.

        Long-Lived Assets—We review long-lived assets, including fixed assets and intangible assets with definitive lives, such as patents, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. We follow the guidance provided by SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Amortization of patents is expected to be approximately $0.9 million in 2004 and $0.8 million a year in fiscal 2005 through fiscal 2008.

        Deferred Financing Costs—Expenses incurred to issue long-term debt have been capitalized and are being amortized on a straight line basis, which approximates the effective yield method, over the life of the related debt agreements and are included as a component of interest expense in the consolidated statements of earnings. These deferred costs, net of accumulated amortization, amounted to $13.1 million at December 27, 2003 and $13.6 million at December 28, 2002.

        Income Taxes—Deferred tax assets and liabilities are provided using the asset and liability method for temporary differences between financial and tax reporting bases using the enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that we expect to recover.

        Foreign Currency Translation—Assets and liabilities of our foreign subsidiaries are translated into U.S. dollars at period-end exchange rates. Revenues and expenses are translated at average exchange rates during the period. Net foreign currency translation gains or losses are shown as a component of accumulated other comprehensive earnings (loss).

        Interest Rate Protection Agreements—We selectively enter into interest rate protection agreements to reduce our financial risk associated with changing interest rates. We have used two types of interest rate protection agreements in the past:

•	Swaps, which are derivative financial instruments that involve trading of variable rate for fixed rate interest payments, and
•	Caps, which are derivative financial contracts that limit interest expense in the event interest rates rise above a predetermined rate.

In accordance with SFAS No. 133, we record derivatives as assets or liabilities on our consolidated balance sheet. We do not utilize derivative financial instruments for trading or other speculative purposes. At December 27, 2003 and December 28, 2002, we were not a party to any interest rate protection agreements or other derivatives.

        Fiscal Year—Our fiscal year end is on the last Saturday in December nearest to December 31 and, as a result, a fifty-third week is added every 6 or 7 years. Fiscal 2003, 2002 and 2001 were fifty-two week years. Fiscal 2000 was our most recent fifty-three week year.

        Use of Estimates—The preparation of financial statements in accordance with GAAP requires us to make estimates and assumptions. These estimates and assumptions affect:

  •
  the reported amounts and timing of revenue and expenses,

  •
  the reported amounts and classification of assets and liabilities, and

  •
  the disclosure of contingent assets and liabilities.

These estimates include management's judgment related to the collectibility of accounts receivable, sales returns reserves, pension and postretirement obligations, promotional accruals, useful lives and impairments of goodwill, intangible assets and long-lived assets. Actual results could vary from our estimates and assumptions.

        Reclassifications—Certain prior year amounts have been reclassified to conform to our current year presentation.

        Stock-Based Compensation—We account for stock-based compensation (see Note 13) in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure." As permitted by SFAS No. 123 and SFAS No. 148, we follow the intrinsic value approach of Accounting Principles Board Opinion No. 25 ("APB No. 25"), and Financial Accounting Standards Board ("FASB") Interpretation No. 44, "Accounting for Certain Transactions Involving Stock-Based Compensation, an Interpretation of APB No. 25" issued for determining compensation expense related to the issuance of stock options. Accordingly, no compensation expense related to our stock options is reflected in our statements of earnings as stock options granted under the stock option plan and had an exercise price equal to or greater than the market value on the underlying common stock on the date of grant.

        The following table illustrates the pro forma effect of stock-based compensation on net earnings and earnings per share as if we had applied the fair value recognition provisions of SFAS No. 123:

	Twelve Months Ended
(In thousands, except per share data)	December 27, 2003	December 28, 2002	December 29, 2001
Net earnings:
As reported	$18,232	$48,904	$11,545
Deduct: Total stock-based employee compensation expense determined under the fair value method for stock option awards, net of related tax effect	(3,207)	(3,772)	(4,670)

Pro forma—Basic	15,025	45,132	6,875
Add: Interest on Convertible Notes, net of related tax effect	—	1,780	—

Pro forma—Diluted	$15,025	$46,912	$6,875

Earnings per share:
As reported
Basic	$0.30	$0.80	$0.19
Diluted	$0.30	$0.79	$0.19
Pro forma
Basic	$0.25	$0.74	$0.11
Diluted	$0.25	$0.73	$0.11
Weighted average common shares and common equivalent shares outstanding:
Basic	61,216	61,148	61,007
Diluted	61,227	63,948	61,115

        The fair value of stock options used to compute the pro forma net earnings disclosure is the estimated fair value on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

•	weighted average risk-free interest rates of 3.63%, 4.60%, and 5.54% for fiscal 2003, 2002, and 2001, respectively;
•	no dividend yield;
•	expected option life of 8 years before exercise or cancellation for fiscal 2003 and 2002 and 7 years for fiscal 2001; and
•	volatility of 41% for fiscal 2003 and 35% for fiscal 2002 and 2001.

2. Impact of New Accounting Pronouncements

        In May 2000, the Emerging Issues Task Force ("EITF") of the FASB reached a consensus on EITF No. 00-14, "Accounting for Certain Sales Incentives." In April 2001, the EITF of the FASB reached a consensus on EITF No. 00-25, "Vendor Income Statement Characterization of Consideration from a Vendor to a Reseller." In November of 2001, both of these EITFs were codified in with related issues into EITF No. 01-9, "Accounting for Consideration Given By a Vendor To a Customer (Including a Reseller of the Vendor's Products)." We adopted the requirements of EITF No. 01-9 effective December 30, 2001, the start of our fiscal year 2002. EITF No. 01-9 addresses the recognition, measurement, and income statement classification for certain advertising, promotional and cooperative spending activities. As a result of the adoption of EITF No. 01-9, we reclassified certain previously reported in SG&A to offset net sales to conform to our current year presentation. These reclassifications reduced both our net sales and SG&A by equal and offsetting amounts and had no impact on our reported operating earnings, net income, or earnings per share. In 2001, the reclass between net sales and SG&A for this EITF was $106.5 million.

        Effective December 30, 2001, the beginning of our 2002 fiscal year, we adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," which changed our accounting for goodwill and other intangible assets with indefinite lives from an amortization method to an impairment only approach. In accordance with the requirements of SFAS No. 142, we tested the goodwill attributable to each of our reporting units for impairment as of December 30, 2001 and determined that none of our goodwill was impaired. Also, in accordance with the requirements of SFAS No. 142, we tested each of our trademarks for impairment by comparing the fair value of each trademark to its carrying value at December 30, 2001. Fair value was estimated using the relief from royalty method (a discounted cash flow methodology). Based on these impairment tests, we recorded a charge, reported as a cumulative effect of change in accounting principle, of $19.6 million ($12.4 million, or $0.19 per diluted share, net of tax benefits) in the first quarter of 2002. This charge reduced the trademark carrying value of certain non-core brands, primarily Chubs and Diaparene, to their estimated fair value. We are required to test our goodwill and trademarks for impairment, based on the methodologies as outlined in SFAS No. 142, on an annual basis and more frequently if events or circumstances indicate a likelihood of impairment. We performed the required annual goodwill and intangibles impairment testing during the second quarter of 2003 and 2002 and no impairments of goodwill or trademark balances were required. Patents will continue to be tested for impairment under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets."

        Had we accounted for goodwill and other intangible assets under the non-amortization provisions of SFAS No. 142 in fiscal 2001, our net earnings and earnings per share on a pro forma basis would have been as follows (in thousands, except per share amounts):

Twelve Months Ended December 29, 2001
Net earnings:
Reported net earnings	$11,545
Add back goodwill and trademark amortization expense, net of tax	18,084

Adjusted net earnings	$29,629

Earnings per share—Basic and Diluted:
Reported earnings per share	$0.19
Impact of goodwill and trademark amortization expense, net of tax	0.29

Adjusted earnings per share	$0.48

        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." We adopted this statement effective December 29, 2002, the first day of fiscal 2003. This statement updates, clarifies and simplifies existing accounting pronouncements and requires that gains and losses on extinguishments of debt be classified as income or loss from continuing operations rather than as extraordinary items as previously required under the old accounting rules. Any gain or loss on extinguishment of debt previously classified as an extraordinary item in prior periods, that does not meet the criteria of APB No. 30 for such classification, has been reclassified to conform to the provisions of SFAS No. 145. We recorded a pretax extraordinary loss during the second quarter of 2002 of $5.9 million associated with the write-off of unamortized deferred financing costs relating to the retirement of our Term A Loan and Term B Loan (see Note 8). In accordance with SFAS No. 145, we have reclassified the $5.9 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $2.2 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

        In May 2001, we recorded an extraordinary loss of $19.3 million, net of income tax benefits of $12.8 million, as a result of the refinancing of our senior indebtedness (see Note 8). In accordance with SFAS No. 145, we have reclassified the $32.2 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $12.8 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 will spread out the reporting of expenses related to restructurings initiated after 2002, because commitment to a plan to exit an activity or dispose of long-lived assets will no longer be enough to record a liability for the anticipated costs. Instead, companies will record exit and disposal costs when they are "incurred" and can be measured at fair value, and they will subsequently adjust the recorded liability for changes in estimated cash flows. The provisions of SFAS No. 146 are effective for exit and disposal activities that are initiated after December 31, 2002. During 2003, we adopted SFAS No. 146 and our 2003 restructuring charges are being accounted for under the provisions of SFAS No. 146.

        Effective June 29, 2003, we adopted SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivatives and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard had no impact on our consolidated financial statements.

        In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This standard requires that certain financial instruments embodying an obligation to transfer assets or issue equity securities be classified as liabilities. It is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective July 1, 2003. This standard had no impact on our consolidated financial statements.

        In January 2003, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires a company to consolidate a variable interest entity (VIE), as defined, when the company will absorb a majority of the VIE's expected losses, receive a majority of the VIE's expected residual returns, or both. FIN 46 also requires consolidation of existing, non-controlled affiliates if the VIE is unable to finance its operations without investor support, or where the other investors do not have exposure to the significant risks and rewards of ownership. FIN 46 applies immediately to a VIE created or acquired after January 31, 2003. For a VIE created before February 1, 2003, FIN 46 applies in the first fiscal year or interim period beginning after December 15, 2003. In December 2003, the FASB issued FIN 46 (Revised December 2003), which superseded FIN 46 and FASB Staff Position ("FSP") No. 46-6. This interpretation delays the effective date for VIEs created prior to February 1, 2003 and is effective for public companies for periods ending after March 15, 2004. This interpretation had no impact on our consolidated financial statements.

        In December 2003, the FASB issued SFAS No. 132 R, "Employer's Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 R requires new annual disclosures about the types of plan assets, investment strategy, measurement date, plan obligations, and cash flows as well as the components of the net periodic benefit cost recognized in interim periods. The new annual disclosure requirements apply to fiscal years ending after December 15, 2003, except for the disclosure of expected future benefit payments, which must be disclosed for fiscal years ending after June 15, 2004. Interim period disclosures are generally effective for interim periods beginning after December 15, 2003. We have included the disclosures required by SFAS No. 132 R in our consolidated financial statements for the year ended December 27, 2003 (see Note 16).

        In January 2004, the FASB issued an FSP on SFAS No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("the Act")." The Act was signed into law on December 8, 2003 and expanded Medicare to include prescription drugs. We sponsor retiree medical programs and we expect that this legislation will eventually reduce our costs for some of these programs. We await further guidance from various governmental and regulatory agencies concerning the requirements that must be met to obtain these cost reductions. Based on the uncertainties related to the appropriate accounting methodology for this event, we have elected to defer financial recognition of this legislation until the FASB issues final guidance. This FSP permits a sponsor of a postretirement health care plan that provides a prescription drug benefit to make a one-time election to defer accounting for the effects of the Act until final guidance is issued. As a result, our measurement of the postretirement benefit obligation and net periodic postretirement benefit expense as of and for the year ended December 27, 2003 does not reflect the effect of the Act. The final guidance may require us to change previously reported information.

3. Restructuring and Asset Impairment

        In the fourth quarter of 2003, with the assistance of an outside operations consultant, we launched a comprehensive program of operational improvements to increase effectiveness and profitability. As part of this program we incurred $3.9 million in restructuring charges, primarily for severance costs for employee terminations and costs associated with a voluntary early retirement program. The total number of positions impacted by the restructuring will be approximately 120, most of which are in manufacturing operations and supporting functions. In addition, we incurred $0.7 million in other related expenses, which are included in SG&A. We expect the remaining $2.5 million of restructuring liabilities at December 27, 2003 will be paid in cash in 2004. In 2002, we recorded a pretax restructuring and asset impairment charge of $7.6 million as a result of our decision to close our Watervliet, New York plastic molding facility. The write-off of assets associated with the closure of the facility was $4.2 million and severance and other exit costs related to the termination of employees were estimated at $3.4 million. As of December 27, 2003, we spent $3.6 million related to severance and other exit costs since we announced the closure. The closure of the plant was complete as of December 27, 2003. The Watervliet facility manufactured component parts primarily for our infant feeding category and employed approximately 160 people at the time of the announcement.

        The following tables summarize the restructuring activities beginning in fiscal 2002 (in thousands):

				Utilized, Net
	Balance at December 29, 2001	Charge to Earnings 2002	Adjustments and Changes to Estimates			Balance at December 28, 2002
				Cash	Non-Cash
Asset write-downs	$—	$4,222	$—	$—	$(3,873)	$349
Severance and related expenses	—	2,011	—	(1,141)	—	870
Accelerated pension obligations	—	400	—	(320)	—	80
Excess purchase commitments	—	108	—	(57)	—	51
Other exit costs	—	858	—	(44)	—	814

Total	$—	$7,599	$—	$(1,562)	$(3,873)	$2,164

				Utilized, Net
	Balance at December 28, 2002	Charge to Earnings 2003	Adjustments and Changes to Estimates			Balance at December 27, 2003
				Cash	Non-Cash
Asset write-downs	$349	$—	$(349)	$—	$—	$—
Severance and related expenses	870	2,650	391	(1,433)	—	2,478
Accelerated pension obligations	80	1,223	(80)	—	(1,223)	—
Excess purchase commitments	51	—	(33)	(18)	—	—
Other exit costs	814	—	71	(885)	—	—

Total	$2,164	$3,873	$—	$(2,336)	$(1,223)	$2,478

4. Accumulated Other Comprehensive Earnings (Loss)

        The accumulated balances for each classification of comprehensive earnings (loss) are as follows (in thousands):

	Foreign Currency Translation Adjustment	Minimum Pension Liability Adjustment	Accumulated Other Comprehensive Earnings (Loss)
Balance, December 30, 2000	$(3,158)	$—	$(3,158)
Change in period	(731)	—	(731)

Balance, December 29, 2001	(3,889)	—	(3,889)
Change in period	111	(763)	(652)

Balance, December 28, 2002	(3,778)	(763)	(4,541)
Change in period	4,075	(52)	4,023

Balance, December 27, 2003	$297	$(815)	$(518)

5. Business Segments and Geographic Area Information

Business Segments

        We are organized in three divisions, which are categorized as business segments in accordance with GAAP, as follows:

•	Personal Products Division;
•	Consumer Products Division; and
•	International/Corporate Sales Division.

        Our Personal Products Division includes Infant Care and Feminine Care products sold in the United States primarily to mass merchandisers, supermarkets and drug classes of trade. The Infant Care product category includes the following brands:

•	Playtex disposable nurser system, cups and reusable hard bottles,
•	Wet Ones pre-moistened towelettes,
•	Diaper Genie diaper disposal system,
•	Baby Magic infant toiletries,
•	Mr. Bubble children's bubble bath,
•	Baby Magic baby wipes, and
•	Binky pacifiers.

The Feminine Care product category includes a wide range of plastic and flushable applicator tampons, as well as complementary products, and are marketed under such brand names as:

Tampons
•	Playtex Gentle Glide,
•	Playtex Portables,
•	Playtex Slimfits, and
•	Playtex Beyond.
Complementary Products
•	Playtex Personal Cleansing Cloths for use in feminine hygiene, and
•	Playtex Heat Therapy patch to alleviate discomfort associated with menstrual pain.

        Our Consumer Products Division includes a number of leading and well-recognized brands sold in the United States primarily to mass merchandisers, supermarkets and drug classes of trade. The Consumer Products Division includes the following brands:

•	Banana Boat Sun Care products,
•	Woolite rug and upholstery cleaning products,
•	Playtex Gloves,
•	Ogilvie at-home permanents,
•	Binaca breath spray and drops,
•	Tussy deodorant,
•	Dentax oral care products, and
•	Tek toothbrushes.

        Our International/Corporate Sales Division includes:

•	Sales to specialty classes of trade in the United States, including: warehouse clubs, military, convenience stores, specialty stores and telemarketing,
•	export sales,
•	sales in Puerto Rico,
•	results from our Canadian and Australian subsidiaries,
•	sales of private label tampons.

        The International/Corporate Sales Division sells the same products as are available to our U.S. customers.

        We evaluate division performance based on their product contribution excluding general corporate allocations. Product contribution is defined as gross profit less advertising and sales promotion expenses. All other operating expenses are managed at a corporate level and are not used by us to evaluate division results. We do not segregate assets, amortization, capital expenditures, or interest income and interest expense at the divisional level.

	Twelve Months Ended
	December 27, 2003		December 28, 2002		December 29, 2001
(In thousands)	Net Sales	Product Contribution	Net Sales	Product Contribution	Net Sales	Product Contribution
Personal Products	$378,333	$154,335	$422,184	$196,850	$421,831	$192,301
Consumer Products	155,677	46,463	159,820	49,152	171,917	57,047
International/Corporate Sales	123,711	54,754	137,083	61,974	129,770	58,457
Unallocated charges	—	(458)	—	(642)	—	(926)

Total consolidated	$657,721	255,094	$719,087	307,334	$723,518	306,879

Reconciliation to operating earnings:
Selling, distribution, research and administrative		164,484		157,300		150,828
Restructuring and asset impairment		3,873		7,599		—
Amortization of intangibles		903		928		22,060

Operating earnings		$85,834		$141,507		$133,991

The amount of depreciation allocated to the divisions is as follows (in thousands):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Personal Products	$7,702	$7,655	$7,165
Consumer Products	1,661	1,642	1,601
International/Corporate Sales	983	974	1,006

Depreciation included in product contribution	10,346	10,271	9,772
Depreciation not allocated to divisions	3,756	3,740	3,368

Consolidated depreciation	$14,102	$14,011	$13,140

Geographic Area Information

        Net sales and product contribution represents sales to unaffiliated customers only. Intergeographic sales are minimal and are not disclosed separately. Net sales and product contribution within the U.S. includes all 50 states and its territories. Corporate charges that are not allocated to divisions (see preceding table) are included in product contribution for the U.S. International net sales and product contribution represents business activity outside of the U.S. and its territories (in thousands):

	Twelve Months Ended
	December 27, 2003		December 28, 2002		December 29, 2001
	Net Sales	Product Contribution	Net Sales	Product Contribution	Net Sales	Product Contribution
United States	$594,750	$230,382	$663,659	$287,238	$667,830	$287,272
International(1)	62,971	24,712	55,428	20,096	55,688	19,607

Total	$657,721	$255,094	$719,087	$307,334	$723,518	$306,879

Identifiable assets by geographic area represent those assets that are used in our operations in each area (in thousands):

Identifiable Assets	December 27, 2003	December 28, 2002
United States	$960,266	$1,053,007
International(1)	33,032	25,180

Total	$993,298	$1,078,187

(1)
The vast majority of our International totals are related to our Canadian subsidiary.

6. Balance Sheet Components

        The components of certain balance sheet accounts are as follows (in thousands):

	December 27, 2003	December 28, 2002
Cash and cash equivalents	$19,502	$23,105
Cash—lock box(1)	7,951	8,500

Total	$27,453	$31,605

Receivables	$23,887	$28,707
Less allowance for doubtful accounts	(409)	(972)

Net	$23,478	$27,735

Inventories:
Raw materials	$15,076	$18,780
Work in process	1,884	2,125
Finished goods	61,453	64,255

Total	$78,413	$85,160

Net property, plant and equipment:
Land	$2,376	$2,376
Buildings	42,852	41,147
Machinery, equipment and information technology	195,917	181,747

	241,145	225,270
Less accumulated depreciation	(115,720)	(104,071)

Net	$125,425	$121,199

Goodwill	$667,151	$667,151
Less accumulated amortization	(172,844)	(172,844)

Net	$494,307	$494,307

Trademarks	$151,680	$151,680
Less accumulated amortization	(19,442)	(19,442)

Net	$132,238	$132,238

Patents and other	$11,620	$11,620
Less accumulated amortization	(5,587)	(4,684)

Net	$6,033	$6,936

Deferred financing costs	$17,930	$16,306
Less accumulated amortization	(4,821)	(2,714)

Net	$13,109	$13,592

Accrued expenses:
Advertising and sales promotion	$17,423	$16,665
Employee compensation and benefits	12,284	15,769
Interest	7,645	7,864
Sun Care returns reserve	5,961	4,119
Insurance	496	1,501
Other	9,433	8,299

Total	$53,242	$54,217

(1)
Cash held in lock box pending weekly settlement procedure for our receivables facility (see Note 9).

7. Due from Related Party

        On December 15, 2003 the net proceeds from the settlement of the 15% debentures due from Apparel were received. Our business is unrelated to the business of Apparel, which was spun-off from us in 1988 in a reorganization of the Company. Two of our former directors and senior executive officers are general partners of the investor group (the "Apparel Partnership"), which controlled Apparel until it was later sold. Playtex Investment Corp., one of our wholly-owned subsidiaries, was the holder of 15% debentures issued by the Apparel Partnership due December 15, 2003. We received interest income in cash on the debentures and consequently interest expense on the 15 1/2% Junior Subordinated Notes (see Note 11) is shown net of interest income from the 15% debentures in our consolidated financial statements.

8.    Long-Term Debt

	December 27, 2003	December 28, 2002
Long-term debt consists of the following (in thousands):
Variable rate indebtedness:
Term C Loan	$443,250	$447,750
Fixed rate indebtedness:
9 3/8% Senior Subordinated Notes due 2011	350,000	350,000
6% Convertible Subordinated Notes due 2004	—	30,000

	793,250	827,750
Less current maturities	(4,500)	(4,500)

Total long-term debt	$788,750	$823,250

2004 Refinancing

        Subsequent to the balance sheet date, on February 19, 2004, we completed a refinancing (the "2004 Refinancing Transaction") of our then outstanding credit facility ("Senior Debt") and receivables facility (see Note 22 for a more detailed description of this transaction). As part of the 2004 Refinancing Transaction we issued:

  •
  $460.0 million principal amount of 8% Senior Secured Notes due 2011 (the "8% Notes"), and

  •
  a five-year $150.0 million variable rate credit facility (the "New Credit Facility"), comprised of:

  •
  a $7.5 million Term Loan (the "New Term Loan"), and

  •
  a $142.5 million Revolving Credit Facility (the "New Revolver").

        The net proceeds from the 2004 Refinancing Transaction and the borrowings under the New Credit Facility were used to repay and/or terminate commitments under our senior debt and our receivables facility (see Note 9).

        Also on February 19, 2004, we repurchased on the open market $10.0 million of principal of our 9 3/8% Senior Subordinated Notes due 2011 (see Note 22).

Debt Structure at December 27, 2003 and December 28, 2002

        On May 22, 2001, we completed a refinancing of our senior indebtedness (the "2001 Refinancing Transaction"). As part of the 2001 Refinancing Transaction we issued:

  •
  $350.0 million principal amount of 9 3/8% Senior Subordinated Notes due June 1, 2011 (the "9 3/8% Notes") and

  •
  a senior secured credit facility (the "Credit Facility" or "Senior Debt"), at that time, consisting of:

  •
  a six-year $100.0 million Term A Loan, subsequently repaid on May 29, 2002,

  •
  an eight-year $400.0 million Term B Loan, subsequently repaid on May 29, 2002, and

  •
  a six-year $125.0 million Revolving Credit Facility.

        In addition, on May 22, 2001, we entered into a receivables purchase agreement (the "Receivables Facility") with a third party through a wholly-owned consolidated special purpose bankruptcy remote subsidiary of ours, Playtex A/R LLC. The net proceeds from the 2001 Refinancing Transaction and the Receivables Facility were used to pay-off all of our then outstanding indebtedness, except for the then outstanding 6% Convertible Subordinated Notes (the "6% Convertible Notes").

        On May 29, 2002, we amended our then outstanding Credit Facility and issued a $450.0 million Term C Loan and, together with $21.8 million of cash, we repaid in full our outstanding obligations under our then outstanding Term A Loan and Term B Loan, which collectively totaled $471.8 million.

        On June 26, 2003, we amended our then outstanding Credit Facility. This second amendment provided for revised and more stringent financial covenants and increased the interest rate margin on our Term C Loan and Revolving Credit Facility. Under the revised terms, pricing for London Inter-Bank Offer Rate ("LIBOR") based loans was increased and a Senior Debt Leverage Ratio, as defined in the amended credit agreement, was added. Additionally, pricing for LIBOR-based loans increased by 125 basis points to LIBOR plus 350 basis points for the Term C Loan and 100 basis points to LIBOR plus 400 basis points for the Revolving Credit Facility. The second amendment required that we affirm our compliance with our Senior Debt Leverage Ratio prior to initiating any borrowing requests. Compliance was based on the most recent quarterly compliance certificate filed with the banks, as adjusted to reflect proposed new Senior Debt balances. As a result of the second amendment, we incurred fees of approximately $1.6 million which we capitalized as deferred financing fees and were being amortized using the effective yield method as additional interest over the remaining term of the Credit Facility.

Fixed Rate Indebtedness

        Our fixed rate indebtedness at December 27, 2003 of $350.0 million consists solely of our 9 3/8% Notes. We pay interest on the 9 3/8% Notes semi-annually on June 1 and December 1 of each year. At any time prior to June 1, 2004, we may redeem up to 35% of the principal amount of the 9 3/8% Notes with the proceeds of one or more equity offerings at a redemption price of 109.375% of the principal amount, plus accrued and unpaid interest to the redemption date. We do not have the option to redeem the 9 3/8% Notes from June 1, 2004 through May 31, 2006. At our option, we may redeem the notes on or after June 1, 2006 at the redemption prices (expressed as a percentage of principal amount) listed below plus accrued and unpaid interest to the redemption date:

Year	Percentage
2006	104.688
2007	103.125
2008	101.563
2009 and thereafter	100.000

        At December 28, 2002, in addition to the $350.0 million of 9 3/8% Notes, we had $30.0 million of 6% Convertible Notes outstanding. On April 24, 2003, we redeemed $20.0 million principal amount of our 6% Convertible Notes. On September 19, 2003, we redeemed the remaining $10.0 million principal amount of our 6% Convertible Notes.

Variable Rate Indebtedness

        Our variable rate indebtedness of $443.3 million and $447.8 million at December 27, 2003 and December 28, 2002, respectively, was comprised entirely of our then outstanding Term C Loan. The rates of interest we paid under the Term C Loan and Revolving Credit Facility varied over time depending on short-term interest rates. We also paid fees on our Revolving Credit Facility commitments, which varied depending on our credit rating, which amounts were expensed as incurred.

        We periodically use financial instruments, such as derivatives, to manage the impact of interest rate changes on our variable rate debt. At December 27, 2003, we were not a party to any derivative or other type of financial instrument that hedged the impact of interest rate changes on our variable rate debt. As a result of the 2004 Refinancing Transaction, our debt portfolio and interest rate profile has changed substantially. As previously presented, our indebtedness at December 27, 2003 was comprised of $350.0 million of 9 3/8% Notes and $443.3 million of variable rate indebtedness at a weighted average interest rate of 4.73%. Had the 2004 Refinancing Transaction occurred at December 27, 2003, we estimate our debt would have consisted of $460.0 million of 8% Notes, $350.0 million of 9 3/8% Notes and approximately $18.0 million of variable rate indebtedness under the New Credit Facility. As such, under our new borrowing structure, we estimate that our total weighted average interest rate at December 27, 2003 would have increased by approximately 1.7 percentage points. Further, a one percentage point change in our variable interest rate would not have had a material impact on our consolidated interest expense due to the reduction in variable rate indebtedness.

        The rates of interest we have paid in the past, and will continue to pay in the future, on our variable rate debt are, at our option, a function of various alternative short term borrowing rates, such as the Prime Rate or LIBOR.

  •
  Our weighted average variable interest rate for fiscal 2003 was 4.25% compared to 4.50% in fiscal 2002 and 6.85% in fiscal 2001.

  •
  At December 27, 2003, our variable interest rate was 4.73% compared to 4.04% at
      December 28, 2002. This increase was the result of the increase in pricing associated with the second amendment, as previously discussed.

        At December 27, 2003, we were in breach of one of our financial covenant ratios under our then outstanding Credit Facility. In conjunction with the 2004 Refinancing Transaction, which closed on February 19, 2004, we completed a refinancing of the outstanding borrowings under the Credit Facility of $443.3 million and, therefore, have presented this debt amount, exclusive of the current portion, as long-term in the accompanying consolidated balance sheet at December 27, 2003.

        Our then outstanding Credit Facility also included limitations and restrictions on our:

  •
  indebtedness and liens,

  •
  major acquisitions or mergers,

  •
  capital expenditures and asset sales,

  •
  certain dividends and other distributions,

  •
  the application of excess cash flow, and

  •
  prepayment and modification of all
      indebtedness or equity capitalization.

The 9 3/8% Notes also contain certain restrictions and requirements. Under the terms of each of these agreements, payment of cash dividends on our common stock is restricted. Certain of our wholly-owned subsidiaries are guarantors of the 9 3/8% Notes.

        After giving effect to the 2004 Refinancing Transaction, we do not have any required principal repayments during the next five years and the entire outstanding debt at December 27, 2003 is due subsequent to 2008.

        In the event that we had excess cash flow, as defined in our then outstanding Credit Facility, we were required, within 90 days of each year-end, to make mandatory debt repayments on our Term C Loan equal to the amount of the excess cash flow, as defined. At the end of fiscal 2002, we determined that we had excess cash flow as defined in our Credit Facility and we deposited, in March of 2003, $19.1 million into the excess cash flow account. This $19.1 million, along with $0.9 million of additional cash, was used to redeem $20.0 million of our 6% Convertible Notes on April 24, 2003, as allowed under our Credit Facility. We do not have an excess cash flow calculation for our New Credit Facility.

9.    Receivables Facility

        On May 22, 2001, we entered into the Receivables Facility through a wholly-owned subsidiary of ours, Playtex A/R LLC. Through the Receivables Facility, we sold on a continuous basis to Playtex A/R LLC substantially all of our domestic customers' trade invoices that we generated. Playtex A/R LLC sold to a third-party commercial paper conduit (the "Conduit") an undivided fractional ownership interest in these trade accounts receivable. The Conduit issued short-term commercial paper to finance the purchase of the undivided fractional interest in the receivables. The total funding available to us on a revolving basis under the Receivables Facility was up to $100.0 million, depending primarily on: the amount of receivables generated by us and sold to Playtex A/R LLC, the rate of collection on those receivables, and other characteristics of the receivables pool which affected their eligibility. Our retained interest in receivables represents our subordinated fractional undivided interest in receivables sold to Playtex A/R LLC and the net unamortized deferred financing costs incurred by Playtex A/R LLC.

        Our Receivables Facility was extended through February 2004, at which time it was terminated as part of the 2004 Refinancing Transaction (see Note 22). At the time of termination, the wholly-owned subsidiary of ours, Playtex A/R LLC, was merged into Playtex Products, Inc.

        At December 27, 2003, Playtex A/R LLC had approximately $85.7 million of receivables, of which $21.0 million of undivided fractional interest therein was sold to the Conduit. Since the beginning of fiscal 2003, we sold in aggregate approximately $588.6 million of accounts receivable to Playtex A/R LLC and we have received from Playtex A/R LLC approximately $583.7 million of cash.

        We sold receivables at a discount, which we included in other expenses in the consolidated statements of earnings. This discount, which was $1.9 million in 2003 and $2.7 million in 2002, reflected the estimated fees required by the Conduit to purchase a fractional undivided interest in the receivables. The fees were based on the payment characteristics of the receivables, most notably their average life, interest rates in the commercial paper market and historical credit losses. Also included in other expenses is the impact of the amortization of deferred financing costs incurred by Playtex A/R LLC to establish the Receivables Facility. As a result of the termination of the Receivables Facility in February 2004, we wrote off approximately $0.1 million in unamortized deferred financing fees.

        We accounted for the sale of accounts receivable to Playtex A/R LLC and related transactions with the Conduit in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." At the time the receivables were sold, the balances were removed from our balance sheet. Playtex A/R LLC paid fees on the value of the undivided interest of the receivables sold to the Conduit equal to the 30 day LIBOR rate, which was reset weekly. In addition, under the terms of the December 2003 renewal of the Receivables Facility, Playtex A/R LLC paid a 0.75% per annum fee on the utilized portion of the Receivables Facility and a 1.00% per annum liquidity fee on the entire committed amount of the Receivables Facility. Because of the short-term nature, generally less than 60 days, of our trade accounts receivable sold to Playtex A/R LLC and the historically low credit risk associated with these receivables, the carrying value of our retained interest in receivables approximated the fair value.

10.    Expenses Related to Retirement of Debt

        We recorded a pretax loss during fiscal 2002 of $5.9 million associated with the write-off of unamortized deferred financing costs relating to the retirement of our then outstanding Term A Loan and Term B Loan (see Note 8). In accordance with SFAS No. 145, we have reclassified the $5.9 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $2.2 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

        We recorded a pretax loss during fiscal 2001 of $32.2 million as a result of the 2001 Refinancing Transaction (see Note 8). This extraordinary loss included call premiums on our retired fixed rate indebtedness, the write-off of unamortized deferred financing costs, fees for two interest rate swap agreements related to our prior credit facility and duplicative net interest expense during the period between extinguishment and redemption of the fixed rate indebtedness. In accordance with SFAS No. 145, we have reclassified the $32.2 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $12.8 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

11.    Due to Related Party

        At December 28, 2002, due to related party consisted of 15 1/2% Junior Subordinated Notes issued by us and held by the Apparel Partnership, which amount, was settled at the maturity of the Notes on

December 15, 2003. We received interest income in cash on the 15% debentures (see Note 7) and consequently interest expense on the 15 1/2% Junior Subordinated Notes is shown net of interest income from the 15% debentures in our consolidated financial statements.

12.    Income Taxes

        The provision for income taxes is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred income tax assets and liabilities are calculated for differences between the financial statement and tax bases of assets and liabilities. These differences will result in taxable or deductible amounts in the future. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts we expect to realize.

        Earnings before income taxes and cumulative effect of change in accounting principle are as follows (in thousands):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
U.S.	$23,568	$71,097	$21,554
Foreign	5,253	2,332	2,308

Total	$28,821	$73,429	$23,862

        Our provisions for income taxes are as follows (in thousands):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Current:
Federal	$(1,481)	$11,114	$(459)
State and local	1,195	621	(1,049)
Foreign	2,127	(1,975)	923

	1,841	9,760	(585)
Deferred:
Federal	9,352	1,412	11,871
State and local	(586)	631	1,003
Foreign	(18)	299	28

	8,748	2,342	12,902

Total	$10,589	$12,102	$12,317

        In 2002, the U.S. Treasury issued new regulations that replaced the loss disallowance rules applicable to the sale of stock of a subsidiary member of a consolidated tax group. These regulations permit us to utilize a previously disallowed $135.1 million tax capital loss that resulted from the sale of Playtex Beauty Care, Inc. during fiscal 1999. Accordingly, we recorded a tax benefit of $14.3 million in 2002 in anticipation of utilizing a portion of the tax capital loss to offset a capital gain related to the deferred capital gain associated with the 1988 spin-off of the Apparel business. This was utilized on

December 15, 2003 in conjunction with the retirement of the Related Party Notes (see Notes 7 and 11). The remaining capital loss carryover of $95.1 million will expire on December 25, 2004, if not utilized. The remaining tax benefit associated with the capital loss carryforward has been reduced by a valuation allowance of $34.8 million, as we do not currently expect to realize it.

        Also in 2002, we recorded an extraordinary loss of $3.7 million, net of $2.2 million of tax benefits, associated with the write-off of the unamortized deferred financing costs relating to our Term A Loan and Term B Loan (see Notes 8 and 10). In accordance with SFAS No. 145, we have reclassified the $5.9 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $2.2 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

        In 2001, we recorded an extraordinary loss of $19.3 million, net of $12.8 million of tax benefits, as a result of the 2001 Refinancing Transaction (see Notes 8 and 10). In accordance with SFAS No. 145, we have reclassified the $32.2 million pretax loss from extraordinary loss to earnings from continuing operations. In addition, we reduced income tax expense by $12.8 million to reclassify the tax benefit of this transaction in accordance with the new accounting standard.

        Taxable and deductible temporary differences and tax credit carryforwards which give rise to our deferred tax assets and liabilities at December 27, 2003 and December 28, 2002 are as follows (in thousands):

	December 27, 2003	December 28, 2002
Deferred tax assets:
Capital loss carryover	$34,750	$49,020
Allowances and reserves not currently deductible	10,152	8,135
Postretirement benefits reserve	6,461	5,479
Net operating loss carryforwards	641	1,521
Other	1,926	1,265

Subtotal	53,930	65,420
Less: valuation allowance	(34,750)	(34,722)

Total	$19,180	$30,698

Deferred tax liabilities:
Property, plant and equipment	$31,179	$27,830
Trademarks	31,213	23,600
Deferred gain on sale of business	—	14,298
Undistributed earnings of foreign subsidiary	5,765	4,490
Other	1,168	1,951

Total	$69,325	$72,169

        We have available net operating loss carryforwards ("NOLs") of $1.6 million at December 27, 2003 that expire in years 2009 through 2012. These NOLs relate primarily to operations of Banana Boat Holdings and Carewell Industries, Inc. prior to our acquisition of them. We can utilize these NOLs, with certain limitations, on our federal, state and local tax returns. We expect to utilize these NOLs prior to their expiration. The current benefit realized from these NOLs was $1.0 million for each of the last three fiscal years.

        Our tax provision before cumulative effect of change in accounting principle differed from the amount computed using the federal statutory rate of 35% as follows (in thousands):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Expected federal income tax at statutory rates	$10,087	$25,701	$8,351
Deferred tax expense for undistributed foreign earnings	1,050	1,975	—
State and local income taxes	396	813	(893)
Amortization of intangible assets	—	—	4,496
Benefit of capital loss carryover	—	(14,298)	—
Benefit of favorable foreign tax audit	—	(2,275)	—
Other, net	(944)	186	363

Total tax provision	$10,589	$12,102	$12,317

13.    Stock-Based Compensation

        We established a long-term incentive plan under which awards of stock options are granted. Options granted under the plan must:

  •
  have an exercise price equal to or greater than the price of the stock on the date of grant; and

  •
  have an expiration date no more than ten years from the grant date.

        Except for formula grants to certain non-employee directors, which vest over a five-year period, options vest over a period determined by the Compensation and Stock Option Committee. We have 2,542,950 shares available to grant as options and 9,968,966 shares authorized but unissued under the plan at December 27, 2003.

        The following table summarizes our stock option activity over the past three fiscal years:

	2003		2002		2001
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	6,846,681	$11.34	6,356,330	$11.17	5,191,129	$11.59
Granted	856,500	7.60	840,000	12.38	1,517,000	9.90
Exercised	—	—	(171,657)	9.57	(73,300)	8.73
Forfeited	(277,165)	11.33	(177,992)	12.16	(278,499)	12.59

Outstanding at end of year	7,426,016	10.91	6,846,681	11.34	6,356,330	11.17

Options exercisable at year-end	5,653,724	11.34	4,602,593	11.51	3,689,976	11.57
Weighted-average fair value of options granted during the year		$4.32		$6.08		$4.75

        The following table summarizes information about our stock options outstanding at December 27, 2003:

	Options Outstanding			Options Exercisable
	Shares	Weighted Average Remaining Contractual Life	Weighted Average Exercise Prices	Shares	Weighted Average Exercise Prices
Range of Exercise Prices
$6.80 to 8.00	1,149,261	7.12	$7.6834	337,261	$7.8750
$8.00 to 9.75	1,055,097	5.72	9.3994	855,106	9.3602
$9.75 to 10.00	935,000	1.80	9.8830	917,200	9.8838
$10.00 to 10.75	1,110,664	6.93	10.2882	864,739	10.3333
$10.75 to 12.40	948,160	6.44	10.9345	936,160	10.9291
$12.40 to 14.00	947,834	7.15	12.6501	463,258	12.9118
$14.00 to 15.00	812,000	4.74	14.7321	812,000	14.7321
$15.00 to 15.50	468,000	5.39	15.5000	468,000	15.5000

$6.80 to 15.50	7,426,016	5.77	10.9061	5,653,724	11.3359

14.    Earnings Per Share

        The following table explains how our basic and diluted Earnings Per Share ("EPS") were calculated for the last three fiscal years (in thousands, except per share data):

	Twelve Months Ended
	December 27, 2003	December 28, 2002	December 29, 2001
Numerator:
Earnings before cumulative effect of change in accounting principle—as reported	$18,232	$61,327	$11,545
Effect of Dilutive Securities:
Adjustment for interest on Convertible Notes, net of tax	—	1,780	—

Earnings before cumulative effect of change in accounting principle adjusted for assumed dilutive conversion	18,232	63,107	11,545
Cumulative effect of change in accounting principle, net of tax benefits	—	(12,423)	—

Net earnings—Diluted	$18,232	$50,684	$11,545

Denominator:
Weighted average common shares outstanding—Basic	61,216	61,148	61,007
Effect of Dilutive Securities:
Adjustment for dilutive effect of stock options	11	341	108
Adjustment for dilutive effect of Convertible Notes	—	2,459	—

Weighted average common shares outstanding—Diluted	61,227	63,948	61,115

Earnings per share—Basic:
Earnings before cumulative effect of change in accounting principle	$0.30	$1.00	$0.19
Cumulative effect of change in accounting principle, net of tax benefits	—	(0.20)	—

Net earnings	$0.30	$0.80	$0.19

Earnings per share—Diluted:
Earnings before cumulative effect of change in accounting principle	$0.30	$0.98	$0.19
Cumulative effect of change in accounting principle, net of tax benefits	—	(0.19)	—

Net earnings	$0.30	$0.79	$0.19

        Basic EPS excludes all potentially dilutive securities. Basic EPS is computed by dividing net earnings by the weighted average number of common shares outstanding for the period. Diluted EPS includes all dilutive securities. Potentially dilutive securities include stock options granted to our employees and shares that may have been exchanged for the 6% Convertible Notes, if determined to be dilutive. Diluted EPS is computed by dividing net earnings, adjusted by the if-converted method for convertible securities, by the weighted average number of common shares outstanding for the period plus the number of additional common shares that would have been outstanding if the dilutive securities were issued. In the event the dilutive securities are anti-dilutive on earnings before cumulative effect of change in accounting principle (have the affect of increasing EPS), the impact of the dilutive securities is not included in the computation.

15.    Leases

        Our leases are primarily for buildings, manufacturing equipment, automobiles and information technology equipment. Future minimum payments under non-cancelable operating leases, with initial terms exceeding one year, for fiscal years ending after December 27, 2003 are as follows: $10.5 million in 2004, $6.1 million in 2005, $4.0 million in 2006, $1.6 million in 2007, $0.8 million in 2008 and $3.9 million in later years.

        Rent expense for operating leases amounted to $13.8 million, $13.1 million and $12.4 million for fiscal 2003, 2002 and 2001, respectively.

16. Pension and Other Postretirement Benefits

        Defined Benefit Pension Plans—Substantially all of our U.S. hourly and most of our Canadian employees participate in company-sponsored pension plans. At December 27, 2003, approximately 1,400 participants were covered by these plans and approximately 380 of them were receiving benefits.

        Changes in pension benefits, which are retroactive to previous service of employees, and gains and losses on pension assets, that occur because actual experience differs from assumptions, are amortized over the estimated average future service period of employees. Actuarial assumptions for the plans include:

  •
  expected long-term rate of return on plan assets of 8.75% at December 27, 2003 and at
      December 28, 2002,

  •
  discount rate of 6.25% at December 27, 2003 and 6.75% at December 28, 2002 used in calculating the projected benefit obligation, and

  •
  the rate of average future increases in compensation levels at December 27, 2003 was 3.00% for fiscal 2004 and 4.00% thereafter.

        Net pension expense (benefit) for fiscal 2003, 2002 and 2001 is included in SG&A in the consolidated statements of earnings and includes the following components (in thousands):

	Twelve Months Ended
Net Pension Expense	December 27, 2003	December 28, 2002	December 29, 2001
Service cost—benefits earned during the period	$1,383	$1,264	$1,244
Interest cost on projected benefit obligation	2,958	2,809	2,744
Expected return on plan assets	(3,713)	(4,358)	(5,237)
Special termination benefits	1,223	—	—
Amortization of prior service cost	—	55	81
Amortization of unrecognized net gain	426	(7)	(567)
Loss due to curtailments	—	320	—
Amortization of transition gain	35	29	28

Net pension expense (benefit)	$2,312	$112	$(1,707)

        Reconciliations of the change in benefit obligation, change in plan assets, and the funded status of the plans for fiscal 2003 and 2002 are as follows (in thousands):

Change in Benefit Obligation	December 27, 2003	December 28, 2002
Benefit obligation at beginning of year	$44,380	$41,155
Service cost	1,383	1,264
Interest cost	2,958	2,809
Actuarial loss	2,798	978
Benefits paid	(2,220)	(1,806)
Special termination benefits	1,223	(70)
Foreign currency exchange rate changes	918	50

Benefit obligation at end of year	$51,440	$44,380

Change in Plan Assets
Fair value of plan assets at beginning of year	$43,047	$50,858
Actual return on plan assets	8,701	(6,055)
Benefits paid	(2,220)	(1,806)
Employer contributions	83	—
Foreign currency exchange rate changes	693	50

Fair value of plan assets at end of year	$50,304	$43,047

Reconciliation of the Funded Status
Funded status	$(1,136)	$(1,333)
Unrecognized transition asset	420	379
Unrecognized prior service cost	—	3
Unrecognized actuarial loss	7,341	9,677

Prepaid benefit cost	$6,625	$8,726

        The accumulated benefit obligation for all defined benefit pension plans at December 27, 2003 was $47.9 million and was $40.8 million at December 28, 2002.

        The pension plans assets are invested primarily in equity and fixed income mutual funds, marketable equity securities, insurance contracts, and cash and cash equivalents. The weighted average asset allocations at December 27, 2003 and December 28, 2002, by asset category, were as follows:

		Plan Asset Allocation at:
Asset Category	Target Allocation	December 27, 2003	December 28, 2002
Equity	70%	69%	62%
Debt securities	30%	31%	38%

Total	100%	100%	100%

        Postretirement Benefits Other than Pensions—We provide postretirement health care and life insurance benefits to certain U.S. retirees. These plans require employees to share in the costs. Practically all of the U.S. personnel would become eligible for these postretirement health care and life insurance benefits if they were to retire from the Company.

        In January 2004, the FASB issued an FSP on SFAS No. 106-1, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 ("the Act")." The Act was signed into law on December 8, 2003 and expanded Medicare to include prescription drugs. As a sponsor of retiree medical programs, we expect that this legislation will eventually reduce our costs for some of these programs. We await further guidance from various governmental and regulatory agencies concerning the requirements that must be met to obtain these cost reductions. Based on the uncertainties related to the appropriate accounting methodology for this event, we have elected to defer financial recognition of this legislation until the FASB issues final guidance. This FSP permits a sponsor of a postretirement health care plan that provides a prescription drug benefit to make a one-time election to defer accounting for the effects of the Act until final guidance is issued. As a result, our measurement of the postretirement benefit obligation and net periodic postretirement benefit expense as of and for the year ended December 27, 2003 does not reflect the effect of the Act. The final guidance may require us to change previously reported information.

        The components of the net periodic postretirement benefit expense, which is included in operating earnings in the consolidated statements of earnings for fiscal 2003, 2002, and 2001, are as follows (in thousands):

	Twelve Months Ended
Net Periodic Postretirement Benefit Expense	December 27, 2003	December 28, 2002	December 29, 2001
Service cost—benefits earned during the period	$1,076	$792	$580
Interest cost on accumulated benefit obligation	1,731	1,358	1,129
Amortization of prior service cost	(94)	(94)	(95)
Gain due to curtailment	(358)	—	—
Recognized actuarial loss	728	403	269

Net periodic postretirement benefit expense	$3,083	$2,459	$1,883

        Reconciliations of the change in benefit obligation, change in plan assets, and the funded status of the plans for fiscal 2003 and 2002 are as follows (in thousands):

Change in Benefit Obligation	December 27, 2003	December 28, 2002
Benefit obligation at beginning of year	$23,055	$17,000
Service cost	1,076	792
Interest cost	1,731	1,358
Employee contributions	381	311
Amendments(1)	(13,147)	—
Actuarial loss	5,295	4,714
Benefits paid	(934)	(1,120)

Benefit obligation at end of year	$17,457	$23,055

Change in Plan Assets
Fair value of plan assets at beginning of year	$—	$—
Employer contributions	553	809
Employee contributions	381	311
Benefits paid	(934)	(1,120)

Fair value of plan assets at end of year	$—	$—

Reconciliation of the Funded Status
Funded status	$(17,457)	$(23,055)
Unrecognized prior service gain	(13,407)	(712)
Unrecognized actuarial loss	14,589	10,022

Net amount accrued at year-end	$(16,275)	$(13,745)

        The main objectives of the plans are to: maintain the purchasing power of the current assets and all future contributions, to have the ability to pay all benefits and expense obligations when due, to achieve a "funding cushion," to maximize return within prudent levels of risk, and to control the cost of administering the plan and managing investments. The investment horizon is greater than five years and the plan's strategic asset allocation is based on a long-term perspective.

        In selecting the expected long-term rate of return on assets assumption, we considered the average rate of earnings on the funds invested or to be invested to provide for the benefits of these plans. This included considering the trust's asset allocation and the expected returns likely to be earned over the life of the plans.

        The assumed health care cost trend rate and discount rate were 9.00% and 6.25% in 2003, respectively, compared to 9.00% and 6.75% in 2002, respectively. The assumed health care cost trend rate is anticipated to trend down until the final trend rate of 5.00% is reached in 2011. A one

(1)
Our postretirement welfare plan was amended and the implementation impact was booked in the fourth quarter of 2003. Changes were made to the eligibility requirement for benefits and a maximum was established for employer provided benefits. These changes were put in place to control costs.

percentage point increase in the assumed health care cost trend rate increases the sum of the service and interest cost components of the fiscal 2003 net periodic postretirement benefit expense by 20%, and the accumulated postretirement benefit obligation as of December 27, 2003 by less than 1%. A one percentage point decrease in the assumed health care cost trend rate decreases the sum of the service and interest cost components of the fiscal 2003 net periodic postretirement benefit expense by 16%, and the accumulated postretirement benefit obligation as of December 27, 2003 by less than 1%.

        We expect to contribute approximately $0.2 million to our Canadian pension plan during the next fiscal year beginning on December 28, 2003 and ending on December 25, 2004. In addition, we expect to pay an estimated $0.6 million to fund the current year cost of our postretirement benefit plans for our retirees.

        Defined Contribution Benefit Plans—We also provide four defined contribution plans covering various employee groups, two of which have non-contributory features. The amounts charged to earnings for the defined contribution plans totaled $7.1 million, $6.7 million and $5.8 million for our last three fiscal years ended 2003, 2002, and 2001, respectively.

17. Business and Credit Concentrations

        Most of our customers are dispersed throughout the United States and Canada. Two customers accounted for more than 10% of our consolidated net sales in fiscal 2003. Our largest customer accounted for approximately 27% of our consolidated net sales in 2003, 25% in 2002 and 23% in 2001. Our second largest customer accounted for approximately 11% of our consolidated net sales in 2003, 9% in 2002 and 8% in 2001. Outstanding trade accounts receivable, including balances sold to Playtex A/R LLC, related to transactions with our largest customer were $23.3 million at December 27, 2003 and $25.1 million at December 28, 2002. Outstanding trade accounts receivable, including balances sold to Playtex A/R LLC, related to transactions with our customers ranked second through tenth in net sales, ranged from $12.7 million to $1.5 million at December 27, 2003 and ranged from $8.6 million to $2.9 million at December 28, 2002. Sales to these customers were made primarily from our two largest business segments.

18. Disclosure about the Fair Value of Financial Instruments

        Cash, Receivables, Retained Interest in Receivables, and Accounts Payable—The carrying amounts approximate fair value because of the short-term nature of these instruments.

        Variable Rate Debt—The carrying amounts approximate fair value because the rate of interest on borrowings under the credit agreement is, at our option, a function of various alternative short-term borrowing rates.

        Long-term Debt and Other Financial Instruments—The fair value of the following financial instruments was estimated at December 27, 2003 and December 28, 2002 as follows (in thousands):

	December 27, 2003		December 28, 2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
9 3/8% Senior Subordinated Notes due 2011(1)	$350,000	$350,000	$350,000	$381,500
6% Convertible Subordinated Notes due 2004(2)	—	—	30,000	31,060
15% Notes due from Playtex Apparel Partners, L.P.(3)	—	—	80,017	80,017
15 1/2% Subordinated Notes due to Playtex Apparel Partners, L.P.(3)	—	—	78,386	78,386
Other noncurrent assets(4)	7,019	6,978	9,712	9,659
Noncurrent liabilities(4)	16,404	16,400	14,526	14,503

(1)
The estimated fair value was based on quotes provided by independent securities dealers.
(2)
The estimated fair value was based on the net present value of the interest and principal payments.
(3)
The estimated fair values were based on the amount of future cash flows associated with these instruments, discounted using an appropriate interest rate.
(4)
The estimated fair values were based on a combination of actual cost associated with recent purchases or the amount of future cash flows discounted using our borrowing rate for similar instruments.

19. Quarterly Data (Unaudited)

        The following is a summary of our quarterly results of operations and market price data for our common stock for fiscal 2003 and 2002 (in thousands, except share and stock price data):

Fiscal 2003	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$180,933	$180,029	$150,051	$146,708
Gross profit	96,750	93,243	78,004	72,423
Operating earnings	31,803	21,267	19,617	13,147
Net earnings (loss)	11,403	4,654	3,134	(959)
Earnings per share(1):
Basic	$0.19	$0.08	$0.05	$(0.02)
Diluted	$0.19	$0.08	$0.05	$(0.02)
Stock market price, at closing:
High	$9.90	$8.93	$7.15	$7.95
Low	$7.51	$5.55	$5.82	$5.81
Fiscal 2002	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$196,751	$201,552	$161,567	$159,217
Gross profit	111,040	113,841	85,495	80,278
Operating earnings	39,481	48,467	28,760	24,799
Earnings before cumulative effect of change in accounting principle	28,540	16,738	8,886	7,163
Net earnings	16,117	16,738	8,886	7,163
Earnings before cumulative effect of change in accounting principle(1):
Basic	$0.47	$0.27	$0.15	$0.12
Diluted	$0.45	$0.27	$0.14	$0.12
Earnings per share(1):
Basic	$0.26	$0.27	$0.15	$0.12
Diluted	$0.26	$0.27	$0.14	$0.12
Stock market price, at closing:
High	$11.14	$14.25	$13.04	$11.00
Low	$9.60	$10.50	$8.48	$6.95

(1)
Earnings per share data are computed independently for each of the periods presented. As a result, the sum of the earnings per share amounts for the quarters may not equal the total for the year.

20. Condensed Consolidating Financial Information

9 3/8% Senior Subordinated Notes due 2011 and 8% Senior Secured Notes due 2011 (issued on February 19, 2004)

        The 9 3/8% Notes and the 8% Notes are guaranteed by the following wholly-owned subsidiaries (the "Guarantors"):

  •
  Playtex Sales & Services, Inc. ("PSSI"). PSSI provides sales solicitation, management and administrative services to us and our U.S. affiliates.

  •
  Playtex Manufacturing, Inc. ("PMI"). PMI is a contract manufacturer and contract research and development services provider for us and our U.S. affiliates.

  •
  Playtex Investment Corp. ("PIC"). PIC is an investment holding company, which held the Apparel debentures (see Note 7).

  •
  Playtex International Corp. ("PINTL"). PINTL is the sole shareholder of Playtex Limited, a manufacturer and distributor of Playtex products in Canada.

  •
  TH Marketing Corp. ("THMC"). THMC is the sole shareholder of Playtex Foreign Sales Corporation.

  •
  SmileTote, Inc. ("STI"). STI owns certain intangible assets associated with our infant feeding business.

  •
  Sun Pharmaceuticals Corp. ("Sun"). Sun owns the Banana Boat trade name and certain other intangible assets associated with the Banana Boat business. Sun distributes its products outside the U.S. and Puerto Rico and to certain U.S. distributors, excluding the Company.

  •
  Personal Care Group, Inc. ("PCG"). PCG is the owner of various personal care related intangible assets.

  •
  Personal Care Holdings, Inc. ("PCH"). PCH is the sole shareholder of PCG.

  •
  Carewell Industries, Inc. ("Carewell"). Carewell is the owner of certain dental care related intangible assets.

        The Guarantors are joint and several guarantors of the 9 3/8% Notes and the 8% Notes. Such guarantees are irrevocable, full and unconditional. The guarantees are senior subordinated obligations and are subordinated to all senior obligations including guarantees of our obligations under the New Credit Facility.

        The following wholly-owned subsidiaries are non guarantors of the 9 3/8% Notes and our 8% Notes:

  •
  Playtex Limited. Playtex Limited is our Canadian subsidiary,

  •
  Playtex Foreign Sales Corporation ("PFSC"). PFSC is an inactive foreign sales corporation,

  •
  Playtex Products (Australia) Pty Ltd. ("PPI Aust"). PPI Aust is a distributor of personal care products in Australia and New Zealand, and

  •
  Playtex Enterprise Risk Management Ltd. ("PERM"). PERM is a captive insurance company.

        The following information, presents our condensed consolidating financial position as of December 27, 2003 and December 28, 2002 and our condensed consolidating statements of earnings and cash flows for each of our last three fiscal years 2003, 2002, and 2001. The presentation is made based on:

•	the Company on a consolidated basis,	•	the combined guarantors, and
•	the parent company only,	•	the combined non-guarantors.

Condensed Consolidating Balance Sheet
as of December 27, 2003
(In thousands)

	Consolidated	Eliminations	Parent Company	Guarantors	Non- Guarantors
Assets
Current assets	$215,167	$9	$105,851	$79,569	$29,738
Investment in subsidiaries	—	(445,359)	425,241	20,118	—
Intercompany receivable	—	(127,594)	—	127,594	—
Net property, plant and equipment	125,425	—	101	124,670	654
Intangible assets	632,578	—	440,460	192,118	—
Other noncurrent assets	20,128	(555)	19,653	1,030	—

Total assets	$993,298	$(573,499)	$991,306	$545,099	$30,392

Liabilities and Stockholders' Equity
Current liabilities	$101,217	$(546)	$86,711	$8,619	$6,433
Intercompany payable	—	(127,594)	52,708	72,120	2,766
Long-term debt	788,750	—	788,750	—	—
Other noncurrent liabilities	75,543	—	35,349	40,825	(631)

Total liabilities	965,510	(128,140)	963,518	121,564	8,568
Stockholders' equity	27,788	(445,359)	27,788	423,535	21,824

Total liabilities and stockholders' equity	$993,298	$(573,499)	$991,306	$545,099	$30,392

Condensed Consolidating Balance Sheet
as of December 28, 2002
(In thousands)

	Consolidated	Eliminations	Parent Company	Guarantors	Non- Guarantors
Assets
Current assets	$300,203	$(492)	$111,207	$167,852	$21,636
Investment in subsidiaries	—	(486,087)	472,329	13,758	—
Intercompany receivable	—	(113,943)	—	113,943	—
Net property, plant and equipment	121,199	—	129	120,481	589
Intangible assets	633,481	—	440,529	192,952	—
Other noncurrent assets	23,304	—	22,108	1,196	—

Total assets	$1,078,187	$(600,522)	$1,046,302	$610,182	$22,225

Liabilities and Stockholders' Equity
Current liabilities	$185,277	$(492)	$174,514	$7,258	$3,997
Intercompany payable	—	(113,943)	28,014	81,812	4,117
Long-term debt	823,250	—	823,250	—	—
Other noncurrent liabilities	64,127	—	14,991	49,508	(372)

Total liabilities	1,072,654	(114,435)	1,040,769	138,578	7,742
Stockholders' equity	5,533	(486,087)	5,533	471,604	14,483

Total liabilities and stockholders' equity	$1,078,187	$(600,522)	$1,046,302	$610,182	$22,225

Condensed Consolidating Statement of Earnings
For the Twelve Months Ended December 27, 2003
(In thousands)

	Consolidated	Eliminations	Parent Company	Guarantors	Non- Guarantors
Net revenues	$657,721	$(414,405)	$620,255	$403,758	$48,113
Cost of sales	317,301	(307,471)	303,008	294,111	27,653

Gross profit	340,420	(106,934)	317,247	109,647	20,460

Operating expenses:
Selling, general and administrative	249,810	(106,934)	261,283	81,211	14,250
Restructuring and asset impairment	3,873	—	75	3,798	—
Amortization of intangibles	903	—	70	833	—

Total operating expenses	254,586	(106,934)	261,428	85,842	14,250

Operating earnings	85,834	—	55,819	23,805	6,210
Interest expense, net	55,038	—	66,647	(11,502)	(107)
Other expense	1,975	—	1,894	—	81
Equity in net earnings of subsidiaries	—	29,273	(25,942)	(3,331)	—

Earnings before income taxes	28,821	(29,273)	13,220	38,638	6,236
Income taxes	10,589	—	(5,012)	13,680	1,921

Net earnings	$18,232	$(29,273)	$18,232	$24,958	$4,315

Condensed Consolidating Statement of Earnings
For the Twelve Months Ended December 28, 2002
(In thousands)

	Consolidated	Eliminations	Parent Company	Guarantors	Non- Guarantors
Net revenues	$719,087	$(432,759)	$685,595	$425,728	$40,523
Cost of sales	328,433	(323,783)	318,956	307,459	25,801

Gross profit	390,654	(108,976)	366,639	118,269	14,722

Operating expenses:
Selling, general and administrative	240,620	(108,976)	255,582	82,074	11,940
Restructuring and asset impairment	7,599	—	3,799	3,800	—
Amortization of intangibles	928	—	95	833	—

Total operating expenses	249,147	(108,976)	259,476	86,707	11,940

Operating earnings	141,507	—	107,163	31,562	2,782
Interest expense, net	59,543	—	71,620	(12,003)	(74)
Expenses related to retirement of debt	5,882	—	5,882	—	—
Other expense	2,653	—	2,653	—	—
Equity in net earnings of subsidiaries	—	17,249	(15,821)	(1,428)	—

Earnings before income taxes	73,429	(17,249)	42,829	44,993	2,856
Income taxes	12,102	—	(6,075)	17,274	903

Earnings before change in accounting principle	61,327	(17,249)	48,904	27,719	1,953

Cumulative effect of change in accounting principle	(12,423)	—	—	(12,423)	—

Net earnings	$48,904	$(17,249)	$48,904	$15,296	$1,953

Condensed Consolidating Statement of Earnings
For the Twelve Months Ended December 29, 2001
(In thousands)

	Consolidated	Eliminations	Parent Company	Guarantors	Non- Guarantors
Net revenues	$723,518	$(424,978)	$688,819	$419,503	$40,174
Cost of sales	333,807	(291,635)	292,836	307,894	24,712

Gross profit	389,711	(133,343)	395,983	111,609	15,462

Operating expenses:
Selling, general and administrative	233,660	(133,343)	276,924	77,526	12,553
Amortization of intangibles	22,060	—	15,447	6,613	—

Total operating expenses	255,720	(133,343)	292,371	84,139	12,553

Operating earnings	133,991	—	103,612	27,470	2,909
Interest expense, net	75,861	—	88,134	(12,003)	(270)
Expenses related to retirement of debt	32,165	—	32,165	—	—
Other expense	2,103	—	2,103	—	—
Equity in net earnings of subsidiaries	—	28,171	(26,022)	(2,149)	—

Earnings before income taxes	23,862	(28,171)	7,232	41,622	3,179
Income taxes	12,317	—	(4,313)	15,600	1,030

Net earnings	$11,545	$(28,171)	$11,545	$26,022	$2,149

Condensed Consolidating Statement of Cash Flows
For the Twelve Months Ended December 27, 2003
(In thousands)

	Consolidated	Eliminations	Parent Company	Guarantors	Non- Guarantors
Net earnings	$18,232	$(29,273)	$18,232	$24,958	$4,315
Non-cash items included in earnings:
Amortization of intangibles	903	—	70	833	—
Amortization of deferred financing costs	2,107	—	2,107	—	—
Depreciation	14,102	—	16	13,859	227
Deferred taxes	8,748	—	19,180	(10,247)	(185)
Other, net	5,486	29,273	(17,534)	(6,116)	(137)
(Decrease) increase in net working capital	(2,419)	—	(13,014)	10,692	(97)
Increase in amounts due to Parent	—	—	24,660	(23,309)	(1,351)

Net cash flows from operations	47,159	—	33,717	10,670	2,772
Cash flows used for investing activities:
Purchases of property, plant and equipment	(18,564)	—	(106)	(18,259)	(199)

Net cash flows used for investing activities	(18,564)	—	(106)	(18,259)	(199)
Cash flows used for financing activities:
Long-term debt repayments	(34,500)	—	(34,500)	—	—
Payment of financing costs	(1,624)	—	(1,624)	—	—
Maturity of due to/due from related party	1,631	—	(78,886)	80,517	—
Receipt (payment) of dividends	—	—	72,928	(72,928)	—

Net cash flows used for financing activities	(34,493)	—	(42,082)	7,589	—
Effect of exchange rate changes on cash	1,746	—	—	—	1,746

(Decrease) increase in cash and cash equivalents	(4,152)	—	(8,471)	—	4,319
Cash and cash equivalents at beginning of period	31,605	8	21,812	1	9,784

Cash and cash equivalents at end of period	$27,453	$8	$13,341	$1	$14,103

Condensed Consolidating Statement of Cash Flows
For the Twelve Months Ended December 28, 2002
(In thousands)

	Consolidated	Eliminations	Parent Company	Guarantors	Non- Guarantors
Net earnings	$48,904	$(17,249)	$48,904	$15,296	$1,953
Non-cash items included in earnings:
Cumulative effect of change in accounting principle, net of tax	12,423	—	—	12,423	—
Asset impairment charge	4,222	—	2,111	2,111	—
Expenses related to retirement of debt	5,882	—	5,882	—	—
Amortization of intangibles	928	—	95	833	—
Amortization of deferred financing costs	2,138	—	2,138	—	—
Depreciation	14,011	—	13	13,735	263
Deferred taxes	2,342	—	(4,902)	7,203	41
Other, net	2,436	17,249	(13,388)	(1,428)	3
(Decrease) increase in net working capital	(15,489)	—	(18,927)	4,573	(1,135)
Increase in amounts due to Parent	—	—	27,534	(29,914)	2,380

Net cash flows from operations	77,797	—	49,460	24,832	3,505
Cash flows used for investing activities:
Purchases of property, plant and equipment	(16,445)	—	(54)	(16,237)	(154)
Intangible assets acquired, net	(975)	200	(225)	(950)	—

Net cash flows used for investing activities	(17,420)	200	(279)	(17,187)	(154)
Cash flows used for financing activities:
Net borrowings under working capital credit facilities	(17,000)	—	(17,000)	—	—
Long-term debt borrowings	450,000	—	450,000	—	—
Long-term debt repayments	(494,050)	—	(494,050)	—	—
Payment of financing costs	(3,681)	—	(3,681)	—	—
Issuance of shares of common stock, net	1,851	(200)	1,851	—	200
Receipt (payment) of dividends	—	—	8,813	(7,645)	(1,168)

Net cash flows used for financing activities	(62,880)	(200)	(54,067)	(7,645)	(968)
Effect of exchange rate changes on cash	102	—	—	—	102

(Decrease) increase in cash and cash equivalents	(2,401)	—	(4,886)	—	2,485
Cash and cash equivalents at beginning of period	34,006	8	26,698	1	7,299

Cash and cash equivalents at end of period	$31,605	$8	$21,812	$1	$9,784

Condensed Consolidating Statement of Cash Flows
For the Twelve Months Ended December 29, 2001
(In thousands)

	Consolidated	Eliminations	Parent Company	Guarantors	Non- Guarantors
Net earnings	$11,545	$(28,171)	$11,545	$26,022	$2,149
Non-cash items included in earnings:
Expenses related to retirement of debt	32,165	—	32,165	—	—
Amortization of intangibles	22,060	—	15,447	6,613	—
Amortization of deferred financing costs	2,923	—	2,923	—	—
Depreciation	13,140	—	32	12,720	388
Deferred taxes	12,902	—	5,780	7,150	(28)
Other, net	(431)	28,171	(26,453)	(2,149)	—
Increase (decrease) in net working capital	33,090	—	31,828	2,494	(1,232)
Increase in amounts due to Parent	—	—	23,437	(24,869)	1,432

Net cash flows from operations	127,394	—	96,704	27,981	2,709
Cash flows used for investing activities:
Purchases of property, plant and equipment	(19,950)	—	—	(19,836)	(114)
Intangible assets acquired, net	(500)	—	—	(500)	—

Net cash flows used for investing activities	(20,450)	—	—	(20,336)	(114)
Cash flows used for financing activities:
Net borrowings under working capital credit facilities	17,000	—	17,000	—	—
Long-term debt borrowings	850,000	—	850,000	—	—
Long-term debt repayments	(909,763)	—	(909,763)	—	—
Payment of debt extinguishment fees	(21,177)	—	(21,177)	—	—
Payment of financing costs	(19,500)	—	(19,500)	—	—
Issuance of shares of common stock, net	679	—	679	—	—
Receipt (payment) of dividends	—	—	8,365	(7,645)	(720)

Net cash flows used for financing activities	(82,761)	—	(74,396)	(7,645)	(720)
Effect of exchange rate changes on cash	(459)	—	—	—	(459)

Increase in cash and cash equivalents	23,724	—	22,308	—	1,416
Cash and cash equivalents at beginning of period	10,282	8	4,390	1	5,883

Cash and cash equivalents at end of period	$34,006	$8	$26,698	$1	$7,299

21. Contingent Liabilities

        In our opinion, there are no claims, commitments, guarantees or litigation pending to which we or any of our subsidiaries is a party which would have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

22. Subsequent Event

        On February 19, 2004, we completed a refinancing of our Senior Debt and Receivables Facility (the "2004 Refinancing Transaction"). As part of the 2004 Refinancing Transaction, we issued:

  •
  $460.0 million of 8% Notes with accrued interest on the notes payable on March 1 and September 1 of each year, commencing on September 1, 2004. We may redeem some or all of the notes at any time on or after March 1, 2008 at the redemption prices set forth in the 8% Notes indenture. We may redeem up to 35% of the aggregate principal amount of the notes on or prior to March 1, 2007 with the net proceeds from certain equity offerings and certain asset sales. We may redeem some or all of the notes prior to March 1, 2007 upon the occurrence of a change of control at the redemption prices established in the indenture. The 8% Notes are secured by a first lien on our intellectual property, and by a second lien on substantially all of our personal property and material owned real property, other than our intellectual property, owned by us and the Guarantors, as previously defined in Note 20.

  •
  A New Credit Facility, with a syndicate of banks, as lenders, and General Electric Capital Corporation acting as agent. Our New Credit Facility consists of: (1) a $7.5 million New Term Loan and (2) a $142.5 million New Revolver. The amount available under the New Revolver is subject to various borrowing base limitations. These borrowing base limitations are determined based on a calculation of eligible receivables, eligible inventory and eligible equipment, as defined in the credit agreement. The New Revolver is secured by a first lien on substantially all of our personal property and material owned real property, other than our intellectual property, and by a second lien on our intellectual property owned by us and the Guarantors, as previously defined in Note 20.

        The New Revolver and the New Term Loan have a term of five years. Pricing is LIBOR plus 400 basis points for the New Term Loan and LIBOR plus 250 basis points for the New Revolver.

        The net proceeds from the issuance of the 8% Notes and the borrowings under the New Credit Facility were used to repay and/or terminate commitments under our then outstanding Senior Debt (see Note 8) and to terminate the Receivables Facility (see Note 9). As a result of the 2004 Refinancing Transaction, we expect to pay an estimated $12.2 million in fees and expenses, which will be deferred and amortized over the term of the related indebtedness. Additionally, in February 2004, we wrote off approximately $6.4 million in unamortized deferred financing fees associated with the 2001 Refinancing Transaction and related amendments.

        Also on February 19, 2004, we repurchased on the open market $10.0 million of principal of our 9 3/8% Notes. Additionally, we wrote off approximately $0.2 million in unamortized deferred financing fees associated with these notes.

        Our New Credit Facility contains various restrictions and limitations that may impact us. These restrictions and limitations relate to:

  •
  limitations on indebtedness,
  •
  contingent obligations,
  •
  liens,
  •
  capital expenditures,
  •
  mergers and acquisitions,
  •
  asset sales, dividends and distributions,
  •
  redemption or repurchase of equity
      interests,

  •
  subordinated debt payments and
      modifications,
  •
  loans and investments,
  •
  transactions with affiliates,
  •
  changes of control,
  •
  payment of consulting and management
      fees, and
  •
  compliance with laws and regulations.

        Our New Credit Facility and our 8% Notes also grants rights of inspection, access to management, the submission of certain financial reports, and requires us to make prepayments with the proceeds generated by us or the Guarantors resulting from the disposition of assets, the receipt of condemnation settlements and insurance settlements from casualty losses and from the sale of equity securities.

Playtex Products, Inc.

Exchange Offer For Its $460,000,000
8% Senior Secured Notes Due 2011

Prospectus
, 2004

        No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Playtex Products, Inc. since the date of this prospectus. We will update the information contained in this prospectus to the extent required by law during such time as this prospectus is required to be in use. Until                , 2004, broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        Broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law (the "DGCL") grants a Delaware corporation the power to indemnify any director, officer, employee or agent against reasonable expenses (including attorneys' fees) incurred by him in connection with any proceeding brought by or on behalf of the corporation and against judgments, fines, settlements and reasonable expenses (including attorneys' fees) incurred by him in connection with any other proceeding, if (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Except as ordered by a court, however, no indemnification is to be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation.

        Section 8 of our restated certificate of incorporation and Section 13.1 of our by-laws provide that we shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a"proceeding") by reason of the fact that he, or a person for whom he is the legal representative, or was a director or officer of the corporation or is or was serving at the written request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney's fees) reasonably incurred by such person; provided, however, that we shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our board of directors.

        Section 102 of the DGCL permits the limitation of directors' personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the DGCL, which relate to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

        Section 7 of our restated certificate of incorporation limits the personal liability of our directors to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the DGCL.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

        We maintain directors' and officers' liability insurance for our officers and directors.

        The charter or similar documents of the guarantors listed as registrants under this registration statement contain similar provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
4.1	Indenture, dated as of February 19, 2004, among Playtex Products, Inc., the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee.
4.2	Security Agreement, dated as of February 19, 2004, among Playtex Products, Inc., the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee.
4.3
Restricted Account Agreement, dated as of February 19, 2004, among Playtex Products, Inc., Wells Fargo Bank Minnesota, National Association, as trustee, and Wells Fargo Bank, N.A., and acknowledged by the Guarantors party thereto.
4.4
Pledge Agreement, dated as of February 19, 2004, among Playtex Products, Inc., Personal Care Holdings, Inc., Personal Care Group, Inc., Playtex International Corp. and TH Marketing Corp. in favor of Wells Fargo Bank Minnesota, National Association, as trustee.
4.5
Open-End Second Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixtures Filing, dated as of February 19, 2004, made by Playtex Manufacturing, Inc. in favor of Wells Fargo Bank Minnesota, National Association, as trustee, relating to the properties located in the City of Streetsboro, County of Portage, State of Ohio.
4.6
Open-End Second Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixtures Filing, dated as of February 19, 2004, made by Playtex Manufacturing, Inc. in favor of Wells Fargo Bank Minnesota, National Association, as trustee, relating to the property located in the City of Sidney, County of Shelby, State of Ohio.
4.7
Second Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixtures Filing, dated as of February 19, 2004, made by Playtex Manufacturing, Inc. in favor of Wells Fargo Bank Minnesota, National Association, as trustee, relating to the properties located in the City of Dover, Kent County, State of Delaware.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the Exchange Notes.
8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
12.1	Statement of Computation of Ratios of Earnings of Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
24	Powers of Attorney (included on signature pages of this Part II).
25	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A. to act as trustee under the Indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.

ITEM 22. UNDERTAKINGS.

        (a)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (b)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on April 30, 2004.

PLAYTEX PRODUCTS, INC.
By:	/s/ MICHAEL R. GALLAGHER Name: Michael R. Gallagher Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ DOUGLAS D. WHEAT Douglas D. Wheat	Chairman and Director	April 30, 2004
/s/ MICHAEL R. GALLAGHER Michael R. Gallagher	Chief Executive Officer (Principal Executive Officer) and Director	April 30, 2004
/s/ GLENN A. FORBES Glenn A. Forbes	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 30, 2004
Richard C. Blum	Director	, 2004
/s/ MICHAEL R. EISENSON Michael R. Eisenson	Director	April 30, 2004
Robert B. Haas	Director	, 2004
/s/ R. JEFFREY HARRIS R. Jeffrey Harris	Director	April 30, 2004
C. Ann Merrifield	Director	, 2004
/s/ SUSAN R. NOWAKOWSKI Susan R. Nowakowski	Director	April 30, 2004
/s/ TODD D. ROBICHAUX Todd D. Robichaux	Director	April 30, 2004
John C. Walker	Director	, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on                , 2004.

SUN PHARMACEUTICALS CORP.
By:	/s/ MICHAEL R. GALLAGHER Name: Michael R. Gallagher Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL R. GALLAGHER Michael R. Gallagher	Chief Executive Officer (Principal Executive Officer) and Director	April 30, 2004
/s/ GLENN A. FORBES Glenn A. Forbes	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 30, 2004
Kevin M. Dunn	Director	, 2004
/s/ DOUGLAS D. WHEAT Douglas D. Wheat	Director	April 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on April 30, 2004.

PLAYTEX MANUFACTURING, INC. PLAYTEX SALES & SERVICES, INC.
By:	/s/ MICHAEL R. GALLAGHER Name: Michael R. Gallagher Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL R. GALLAGHER Michael R. Gallagher	Chief Executive Officer (Principal Executive Officer) and Director	April 30, 2004
/s/ GLENN A. FORBES Glenn A. Forbes	Executive Vice President And Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 30, 2004
/s/ DOUGLAS D. WHEAT Douglas D. Wheat	Director	April 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on April 30, 2004.

CAREWELL INDUSTRIES, INC. PERSONAL CARE GROUP, INC. PERSONAL CARE HOLDINGS, INC. SMILE-TOTE, INC. THE MARKETING CORP.
By:	/s/ MICHAEL R. GALLAGHER Name: Michael R. Gallagher Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL R. GALLAGHER Michael R. Gallagher	Chief Executive Officer (Principal Executive Officer) and Director	April 30, 2004
/s/ GLENN A. FORBES Glenn A. Forbes	Executive Vice President And Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 30, 2004
Robert B. Haas	Director	, 2004
/s/ DOUGLAS D. WHEAT Douglas D. Wheat	Director	April 30, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westport, State of Connecticut, on April 30, 2004.

PLAYTEX INVESTMENT CORP. PLAYTEX INTERNATIONAL CORP.
By:	/s/ MICHAEL R. GALLAGHER Name: Michael R. Gallagher Title: Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Michael R. Gallagher or Glenn A. Forbes or either of them his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agent, proxy and attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL R. GALLAGHER Michael R. Gallagher	Chief Executive Officer (Principal Executive Officer) and Director	April 30, 2004
/s/ GLENN A. FORBES Glenn A. Forbes	Executive Vice President And Chief Financial Officer (Principal Financial and Accounting Officer) and Director	April 30, 2004
Robert B. Haas	Director	, 2004
James S. Cook	Director	April 30, 2004
/s/ DOUGLAS D. WHEAT Douglas D. Wheat	Director	April 30, 2004

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of February 19, 2004, among Playtex Products, Inc., the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee
4.2	Security Agreement, dated as of February 19, 2004, among Playtex Products, Inc., the Guarantors party thereto and Wells Fargo Bank Minnesota, National Association, as trustee
4.3
Restricted Account Agreement, dated as of February 19, 2004, among Playtex Products, Inc., Wells Fargo Bank Minnesota, National Association, as trustee, and Wells Fargo Bank, N.A., and acknowledged by the Guarantors party thereto.
4.4
Pledge Agreement, dated as of February 19, 2004, among Playtex Products, Inc., Personal Care Holdings, Inc., Personal Care Group, Inc., Playtex International Corp. and TH Marketing Corp. in favor of Wells Fargo Bank Minnesota, National Association, as trustee
4.5
Open-End Second Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixtures Filing, dated as of February 19, 2004, made by Playtex Manufacturing, Inc. in favor of Wells Fargo Bank Minnesota, National Association, as trustee, relating to the properties located in the City of Streetsboro, County of Portage, State of Ohio.
4.6
Open-End Second Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixtures Filing, dated as of February 19, 2004, made by Playtex Manufacturing, Inc. in favor of Wells Fargo Bank Minnesota, National Association, as trustee, relating to the property located in the City of Sidney, County of Shelby, State of Ohio.
4.7
Second Mortgage, Security Agreement, Assignment of Leases and Rents, Financing Statement and Fixtures Filing, dated as of February 19, 2004, made by Playtex Manufacturing, Inc. in favor of Wells Fargo Bank Minnesota, National Association, as trustee, relating to the properties located in the City of Dover, Kent County, State of Delaware.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to validity of the Exchange Notes.
8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to certain tax matters.
12.1	Statement of Computation of Ratios of Earnings of Fixed Charges.
23.1	Consent of KPMG LLP
23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibits 5.1 and 8.1 to this Registration Statement).
24	Powers of Attorney (included on signature pages of this Part II).
25	Form T-1 Statement of Eligibility of Wells Fargo Bank, N.A. to act as trustee under the Indenture.
99.1	Form of Letter of Transmittal.
99.2	Form of Notice of Guaranteed Delivery.

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TABLE OF ADDITIONAL REGISTRANTS
TABLE OF CONTENTS
FORWARD-LOOKING STATEMENTS
TRADEMARKS
INDUSTRY DATA
PROSPECTUS SUMMARY
The Company
Competitive Strengths
Business Strategy
Recent Developments
Summary Of The Exchange Offer
Summary Terms of the Exchange Notes
Risk Factors
Information About the Company
SUMMARY HISTORICAL CONSOLIDATED AND OTHER FINANCIAL DATA
RISK FACTORS
Risks Relating to our Business
Risks Relating to Our Indebtedness
Risks Relating to the Exchange Notes
Risks Related to the Exchange Offer
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
PLAYTEX PRODUCTS, INC. PART I—FINANCIAL INFORMATION MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
DESCRIPTION OF OTHER INDEBTEDNESS
THE EXCHANGE OFFER
DESCRIPTION OF THE NOTES
BOOK-ENTRY, DELIVERY AND FORM
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
INDEX TO FINANCIAL STATEMENTS
PLAYTEX PRODUCTS, INC. INDEPENDENT AUDITORS' REPORT
PLAYTEX PRODUCTS, INC. CONSOLIDATED STATEMENTS OF EARNINGS (In thousands, except per share data)
PLAYTEX PRODUCTS, INC. CONSOLIDATED BALANCE SHEETS (In thousands, except share data)
PLAYTEX PRODUCTS, INC. CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE EARNINGS (In thousands)
PLAYTEX PRODUCTS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)
PLAYTEX PRODUCTS, INC. NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Part II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX